    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1998


                                                     REGISTRATION NO. 333-58819.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              INTRACEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                             2834                            04-2980325
                                                                       (I.R.S. EMPLOYER IDENTIFICATION
     (STATE OF INCORPORATION)         (PRIMARY STANDARD INDUSTRIAL                 NUMBER)
                                      CLASSIFICATION CODE NUMBER)


                       2005 NW SAMMAMISH ROAD, SUITE 107
                           ISSAQUAH, WASHINGTON 98027
                                 (425) 392-2992
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               SIMON R. MCKENZIE
                            CHIEF EXECUTIVE OFFICER
                              INTRACEL CORPORATION
                       2005 NW SAMMAMISH ROAD, SUITE 107
                           ISSAQUAH, WASHINGTON 98027
                                 (425) 392-2992
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

             JOSEPH W. BARTLETT, ESQ.                              ALAN L. JAKIMO, ESQ.
             ALLEN L. WEINGARTEN, ESQ.                               BROWN & WOOD LLP
              MORRISON & FOERSTER LLP                             ONE WORLD TRADE CENTER
            1290 AVENUE OF THE AMERICAS                          NEW YORK, NEW YORK 10048
             NEW YORK, NEW YORK 10104                                 (212) 839-5300
                  (212) 468-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES              PROPOSED MAXIMUM AGGREGATE
TO BE REGISTERED                                    OFFERING PRICE(1)          AMOUNT OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------

Common Stock, $.0001 par value..............           $57,500,000                     $16,963(2)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------


(1) Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of calculating the registration fee.


(2) Previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 16, 1998

PROSPECTUS
            , 1998

                                           SHARES

                              INTRACEL CORPORATION

                                  COMMON STOCK

     All of the shares of common stock offered hereby are being sold by Intracel Corporation ("Intracel" or the "Company"). Prior to this offering, there has been no public market for the common stock of the Company. It is currently
estimated that the initial public offering price will be between $     and
$     per share. See "Underwriting" for information relating to the factors considered in determining the initial public offering price.

     Application has been made to have the common stock approved for quotation on the Nasdaq National Market under the symbol "ICEL."

                            ------------------------

THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------
                                         PRICE                UNDERWRITING              PROCEEDS
                                         TO THE              DISCOUNTS AND               TO THE
                                         PUBLIC              COMMISSIONS(1)            COMPANY(2)
-------------------------------------------------------------------------------------------------------
Per Share......................            $                       $                       $
Total(3).......................            $                       $                       $
-------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for indemnification arrangements with the Underwriters.

(2) Before deducting expenses estimated at $          , which will be paid by
    the Company.


(3) The Company and Michael G. Hanna, Ph.D., the Chairman of the Board and Chief Scientific Officer of the Company (the "Selling Stockholder"), have granted
    to the Underwriters a 30-day option to purchase up to      and
    additional shares, respectively, at the Price to the Public less Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions, Proceeds to the Company, and
    proceeds to the Selling Stockholder will be $     , $     , $     , and
    $     , respectively. See "Underwriting."


     The shares of common stock are being offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of share certificates will be made in New York, New York on or about
                    , 1998.


DONALDSON, LUFKIN & JENRETTE



                                           NATIONSBANC MONTGOMERY SECURITIES LLC

                        [PICTURE OF COMPANY FACILITIES]

     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING STABILIZING, THE PURCHASE OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------


     ZYMMUNE(R) is a registered United States trademark of the Company. ASI(BCL), HumaRAD(16.88), HumaRAD(88BV59), Apo-Tek Lp(a) and Accu-D(x) are trademarks of the Company. Other trademarks used herein belong to various other parties. As used herein, "OncoVAX(CL)" means OncoVAX(CL)(R), "HumaSPECT" means HumaSPECT, and "ZYMMUNE" means ZYMMUNE(R).

                            ------------------------

     All references to Stage I, Stage II, Stage III and Stage IV colon cancer set forth herein refer to different stages of the disease based upon the status of a patient's tumor nodes and metastases.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus, including "Risk Factors" and the consolidated financial statements and notes thereto. Unless otherwise indicated, all information in this Prospectus assumes (i) no exercise of the Underwriters' over-allotment option, or currently outstanding stock options, granted by the Company and (ii) the conversion of all shares of the Company's Series A, A-1, A-3, B-1 and B-2 preferred stock into shares of common stock effective upon the closing of this offering (the "Preferred Stock Conversion"). All references to the "Company" or "Intracel" herein include Intracel Corporation, its predecessor Massachusetts corporation and their respective subsidiaries. Unless otherwise indicated, all references to years refer to the fiscal years of the Company ending December 31.


                                  THE COMPANY

     Intracel is an integrated biopharmaceutical company focused on the development and commercialization of cancer vaccines and immunotherapeutic and diagnostic products for cancers and infectious diseases. Based upon the results of Phase III clinical trials, the Company is preparing a Biologics License Application ("BLA") for its OncoVAX(CL) cancer vaccine for the post-surgical treatment of Stage II colon cancer, the most common form of colon cancer. The Company is also planning to initiate Phase III clinical trials for OncoVAX(CL) in combination with chemotherapy for Stage III colon cancer, has initiated Phase III clinical trials for its proprietary formulation of keyhole limpet hemocyanin ("KLH") for the treatment of refractory bladder cancer, and is planning to initiate a Phase II/III clinical trial for its ASI(BCL) vaccine for the treatment of low-grade B-cell lymphoma. In addition, the Company markets a portfolio of in vitro diagnostic products and is introducing a number of new diagnostic products for detecting and monitoring various cancers, AIDS and heart disease.


     The Company believes that OncoVAX(CL) is the first vaccine to demonstrate efficacy for the post-surgical treatment of Stage II colon cancer, and has recently announced the results of a ten-year Phase III clinical trial for OncoVAX(CL) conducted at University Hospital, Vrije Universiteit, Amsterdam (the "Amsterdam" trial). This randomized, multi-centered 254-patient clinical trial was the third in a series of clinical trials of OncoVAX(CL) conducted in the United States and Europe. The series included a Phase III clinical trial conducted by the Eastern Cooperative Oncology Group (the "ECOG" trial) and a Phase II/III clinical trial conducted by Dr. Herbert C. Hoover, Jr. (the "Hoover" trial). In the Amsterdam trial, which added a fourth booster vaccination to the regimen, the Company believes that OncoVAX(CL) demonstrated a 61% reduction in the rate of recurrences and a 50% improvement in the survival rate for patients with Stage II colon cancer when compared to surgery alone. The Company believes that the results of the Amsterdam trial are supported by positive trends shown in the ECOG and Hoover trials. Stage II colon cancer accounts for approximately 120,000 of the more than 200,000 new cases of colon cancer diagnosed in the United States and Europe each year. There is currently no product approved by the United States Food and Drug Administration (the "FDA") for patients with Stage II colon cancer, and surgery is the principal means of treatment. The Company plans to file a BLA for OncoVAX(CL) with the FDA in late 1998 and is presently seeking the necessary regulatory and reimbursement approvals in certain countries in Europe. If the FDA does not consider the trials discussed above as relevant or supporting to the efficacy of OncoVAX(CL), the FDA may require additional clinical trials of OncoVAX(CL) prior to or after the FDA's approval of the product.



     OncoVAX(CL) is a multivalent vaccine produced from a patient's own surgically removed tumor. The tumor is collected immediately after surgery and delivered to one of the Company's OncoVAX treatment centers ("OncoVAX Centers") for manufacture and subsequent administration of the vaccine. Each OncoVAX Center has been designed to treat up to 2,000 patients per year. The Company plans to establish OncoVAX Centers at or near hospitals with established surgery practices, serving areas characterized by high population density and high incidence of colon cancer. Each OncoVAX Center will require less than 3,000 square feet and will employ a staff of production technicians and a supervising physician. Facilities for the first OncoVAX Center in the United States have been established at Lehigh Valley Hospital in Allentown, Pennsylvania, and the terms of the Company's ownership in, and operation of, the center are being developed pursuant to a letter of intent with Lehigh Valley Hospital. A second OncoVAX Center in the United States is being established at the Company's therapeutic manufacturing facility in Rockville, Maryland. The first

OncoVAX Center in Europe is being established at University Hospital, Vrije Universiteit, Amsterdam. The Company plans to establish more than 25 OncoVAX Centers in the United States and more than 15 OncoVAX Centers in Europe. Each OncoVAX Center will cost approximately $1.0 to $3.0 million dollars to build. The Company expects revenues from operating OncoVAX Centers to offset the cost of new centers.



     The Company plans to leverage its OncoVAX Centers to perform expedited clinical trials and to launch other products, such as its in vivo imaging agent, HumaSPECT, and its B-cell lymphoma vaccine ASI(BCL). The Company has filed an amendment to the Investigational New Drug application ("IND") for OncoVAX(CL) with the FDA to commence a Phase III clinical trial for the use of OncoVAX(CL) in combination with chemotherapy for the treatment of Stage III colon cancer. The Company believes that this combination therapy will be more effective in the treatment of Stage III colon cancer than either OncoVAX(CL) or chemotherapy administered alone. The Company is currently in discussions with the FDA regarding the commencement of the Phase III clinical trial for this combination therapy. No assurance can be given that the Company will be given clearance to commence this Phase III clinical trial in a timely manner, if at all.



     As a complementary product for OncoVAX(CL), the Company has developed HumaSPECT, a totally human antibody labeled with a radioisotope, to monitor recurrence and metastatic spread of colon cancer. In a Phase III clinical trial completed in 1996, the Company believes that HumaSPECT demonstrated significant advantages over CT scans, the current standard for detecting recurrence and metastatic spread of colon cancer. Based on these results, the Company has filed a BLA in the United States and a Marketing Authorization Application ("MAA") in Europe for HumaSPECT. The FDA has completed its initial review of the Company's BLA submitted for HumaSPECT and the manufacturing facility for this product, and is now reviewing the Company's responses to the FDA's initial round of questions as well as the Company's responses to the FDA inspection of the manufacturing facility. There can be no assurance that the Company will obtain FDA approval to market HumaSPECT in the United States in a timely manner, if at all. With respect to the MAA, the Company was notified on September 25, 1998 that the European Commission has decided to grant marketing authorization for HumaSPECT.


     The Company has initiated a Phase III clinical trial for KLH for the treatment of refractory bladder cancer. In Phase II clinical trials, the Company believes that KLH demonstrated significantly less toxicity than the leading FDA-approved product for the treatment of bladder cancer. The Company has entered into a strategic partnership with Mentor Corporation ("Mentor"), a leading urology company, under which Mentor has been funding research and development, is required to make milestone payments to the Company and will market KLH worldwide. Mentor also markets Accu-D(x), the Company's rapid bladder cancer test.

     The Company plans to file an amendment to the IND for its ASI(BCL)vaccine with the FDA to commence a Phase II/III clinical trial for such vaccine in the first half of 1999. ASI(BCL) is designed to prevent recurrence of low-grade non-Hodgkin's B-cell lymphoma, the most common type of B-cell lymphoma, in patients who have achieved remission through chemotherapy and/or immunotherapy. ASI(BCL), like OncoVAX(CL), is an autologous vaccine and is produced using a unique antigen derived from a patient's own cancerous cells. The Company believes that a Phase I clinical trial has demonstrated that ASI(BCL) can stimulate a specific immune response and is associated with improved clinical outcomes.


     The Company has substantial expertise in the development and manufacturing of totally human antibodies. In April 1998, the Company commenced enrollment in its Phase I clinical trial for its totally human antibody HumaRAD(16.88) for the treatment of head and neck cancer and plans to submit an IND with the FDA to commence a Phase I clinical trial of a related product, HumaRAD(88BV59) for the treatment of ovarian cancer, in the first half of 1999. In addition, the Company is developing several antibody products to treat life-threatening infectious diseases.



     Through its wholly owned subsidiary, Bartels, Inc. ("Bartels"), the Company also markets a portfolio of innovative in vitro diagnostic products for the confirmation of viral and bacterial diseases. The Company markets these diagnostic products domestically to approximately 1,500 hospitals and clinical laboratories through its internal sales force. Internationally, the Company relies upon third-party distributors to market its diagnostic products. In 16 foreign countries, the Company is marketing a one-minute test for HIV/AIDS based on its proprietary INSTI technology. In addition, the Company is introducing a number of new diagnostic products, including its Apo-Tek Lp(a) test kit to monitor an important indicator of heart disease, its Accu-D(x) test to monitor the recurrence of bladder cancer and its ZYMMUNE test to monitor CD4/CD8 levels in patients with HIV/AIDS.



     The Company's technology foundation in cancer vaccines and human antibodies is supported by a clinical trial group with expertise in designing and implementing complex clinical trials and by state-of-the-art manufacturing facilities capable of producing commercial quantities of its therapeutic, diagnostic and prognostic products. To conduct research, development, manufacturing and marketing of its products, the Company employs over 230 people in multiple facilities, including its corporate headquarters in Issaquah, Washington, a therapeutic product facility located in Rockville, Maryland and diagnostic product facilities in Issaquah, Washington and Richmond, British Columbia, Canada.

                                  THE OFFERING

Common Stock Offered by the Company..........  shares
Common Stock to be Outstanding After the
  Offering...................................  shares(1)
Use of Proceeds..............................  To support the establishment and early operation of OncoVAX Centers, to repay
                                               existing indebtedness, and the balance for
                                               the Company's other research and development
                                               programs, to conduct clinical trials for the
                                               Company's cancer and infectious disease
                                               products and for working capital and other
                                               general corporate purposes. The Company may
                                               also use a portion of the net proceeds to
                                               acquire technologies or products com-
                                               plementary to its business. See "Use of
                                               Proceeds."
Proposed Nasdaq National Market Symbol.......  ICEL

---------------

(1) The foregoing computations exclude: (i) 3,285,228 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 1998, at a weighted-average exercise price of $1.81 per share; (ii) 1,204,103 shares of common stock issuable upon exercise of warrants expected to remain outstanding after this offering, at a weighted-average exercise price of $5.64 per share; and (iii) 1,625,000 shares of common stock issuable upon exercise of warrants granted in conjunction with the refinancing of various short-term and long-term debt which occurred subsequent to June 30, 1998, but before the date of this Prospectus, which are exercisable at an exercise price per share equal to the price to the public per share set forth on the cover page of this Prospectus, unless a registered public offering of the Company's common stock is not consummated on or prior to December 31, 1998, in which case all 1,625,000 shares are exercisable at $10.00 per share.


                                  RISK FACTORS


     This offering involves a high degree of risk. See "Risk Factors."

                             SUMMARY FINANCIAL DATA

     The following Summary Consolidated Financial and Operating Data of the Company is qualified by reference to and should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto which are included elsewhere in this Prospectus.


                                                        SIX MONTHS       YEAR ENDED        PRO FORMA        SIX MONTHS ENDED
                               YEAR ENDED JUNE 30          ENDED         DECEMBER 31      YEAR ENDED            JUNE 30,
                            -------------------------   DECEMBER 31   -----------------   DECEMBER 31   -------------------------
                             1993     1994     1995        1995        1996      1997       1997(1)        1997         1998(2)
                            ------   ------   -------   -----------   -------   -------   -----------   -----------   -----------
                                                                                          (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
  Revenue.................  $1,776   $1,618   $ 1,566     $ 2,426     $14,718   $13,452    $ 21,341       $ 7,073      $  9,816
  Cost of revenue.........     533      449       824       1,779       7,433     9,493      16,109         4,478         6,852
  Selling, general and
    administrative........     962      801     1,580       2,593       5,740     8,478      12,922         3,602         8,025
  Research and
    development...........     785    1,078     1,174       1,118       1,043       556       8,633           340         5,465
  Acquired research and
    development...........                                  2,100                                                        37,718
  Amortization of cost in
    excess of net assets
    acquired..............                                    151         908       908         993           454           496
  Reorganization
    expense...............                                                917
                            ------   ------   -------     -------     -------   -------    --------       -------      --------
    Total operating
      expense.............   2,280    2,328     3,578       7,741      16,041    19,435      38,657         8,874        58,556
                            ------   ------   -------     -------     -------   -------    --------       -------      --------
  Loss from operations....    (504)    (710)   (2,012)     (5,315)     (1,323)   (5,983)    (17,316)       (1,801)      (48,740)
  Interest income
    (expense), net........      47       22        68        (135)     (2,179)   (2,496)     (3,334)       (1,210)       (1,780)
  Gain on pension
    curtailment...........                                                                                                  800
  Loss on sale-leaseback
    transaction...........                                                                     (335)
                            ------   ------   -------     -------     -------   -------    --------       -------      --------
  Loss before
    extraordinary item....    (457)    (688)   (1,944)     (5,450)     (3,502)   (8,479)    (20,985)       (3,011)      (49,720)
  Extraordinary gain on
    early extinguishment
    of debt...............                                  1,367
                            ------   ------   -------     -------     -------   -------    --------       -------      --------
    Net loss..............  $ (457)  $ (688)  $(1,944)    $(4,083)    $(3,502)  $(8,479)   $(20,985)      $(3,011)     $(49,720)
                            ======   ======   =======     =======     =======   =======    ========       =======      ========



                                                                               JUNE 30, 1998
                                                              ------------------------------------------------
                                                                                                PRO FORMA
                                                                ACTUAL      PRO FORMA (3)   AS ADJUSTED(3)(4)
                                                              -----------   -------------   ------------------
                                                              (UNAUDITED)    (UNAUDITED)       (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................   $    725       $ 10,547           $ 52,885
  Working capital (deficit).................................     (5,709)         4,113             47,316
  Total assets..............................................     42,772         52,594             94,932
  Long-term debt, non-convertible, including current
    portion.................................................     33,595         42,826             37,826
  Long-term debt, convertible, including current portion....        233         10,620             10,387
  Redeemable, convertible preferred stock...................     20,692         20,692
  Accumulated deficit.......................................    (70,429)       (70,429)           (70,429)
  Total stockholders' equity (deficit)......................    (24,224)       (29,100)            39,795


---------------

(1) Gives effect to the acquisition of PerImmune Holdings, Inc. and Subsidiary ("PerImmune Holdings") as if it had occurred on January 1, 1997. See "Pro Forma Consolidated Financial Information."

(2) Represents the Company as consolidated with PerImmune Holdings.


(3) Gives effect to the refinancing of various short-term and long-term debt which occurred subsequent to June 30, 1998, but before the date of this Prospectus but excludes the effect of 1,625,000 shares of common stock issuable upon exercise of warrants granted in connection with this refinancing and which are expected to remain outstanding after this offering, at an exercise price per share equal to the price to the public per share set forth on the cover page of this Prospectus, unless a registered public offering of the Company's common stock is not consummated on or prior to December 31, 1998, in which case 1,625,000 are exercisable at $10.00 per share. $6.0 million of the cash and cash equivalents is maintained in a segregated bank account from which the Company is permitted to obtain funds upon request to the lender. See Note 14 to the Company's consolidated financial statements contained elsewhere in this Prospectus.



(4) Adjusted to reflect (i) the Preferred Stock Conversion, (ii) the exercise of warrants for the purchase of 502,066 shares of common stock at a weighted-average price of $4.66 per share upon consummation of this offering, (iii) the automatic conversion of certain notes payable into 54,648 shares of common stock, upon consummation of this offering and (iv) the sale of common stock offered hereby with an assumed total net proceeds of $45,000,000 and the repayment of $5,000,000 of indebtedness.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Prospectus. The following risk factors should be considered carefully in addition to the other information in this Prospectus before purchasing the shares of common stock offered hereby.

DEPENDENCE ON ONCOVAX(CL)


     The Company's future growth and profitability will depend on its ability to introduce and market OncoVAX(CL) and establish OncoVAX Centers. There can be no assurance that the Company will be able to obtain necessary regulatory approvals for OncoVAX(CL) in a timely manner, if at all. The failure of the Company to introduce and market OncoVAX(CL) and establish OncoVAX Centers in a timely manner would have a material adverse effect on the Company's business, financial condition and results of operations.



     The Company believes that the results of the Amsterdam, ECOG and Hoover trials of OncoVAX(CL) will provide sufficient evidence to support the approval by the FDA of the Company's BLA for OncoVAX(CL) being prepared for submission. If the FDA does not consider the ECOG and Hoover trials as relevant or supporting to the efficacy of OncoVAX(CL), there can be no assurance that the FDA will consider the Amsterdam trial alone as a sufficient basis for approval. Given the May 1998 FDA Guidance Document entitled "Providing Clinical Evidence of Effectiveness of Human Drug and Biological Products," which discusses the use and limitations of a single clinical trial to form the basis for approval of a BLA, and the views the FDA has expressed on this subject with respect to OncoVAX(CL) combined with chemotherapy for the treatment of Stage III colon cancer discussed below, there can be no assurance that the FDA will not require additional clinical trials of OncoVAX(CL) prior to FDA acceptance of the Company's BLA for filing or, ultimately, for approval.



     The Company may elect to seek approval of OncoVAX(CL) under the accelerated approval provisions of the Food and Drug Administration Modernization Act of 1997 (the "FDA Modernization Act"). The accelerated approval regulations apply to products used in the treatment of serious or life-threatening illnesses that appear to provide meaningful therapeutic benefits over existing treatments. These regulations permit approval of such products before clinical research is completed based on the product's effect on a clinical endpoint or surrogate endpoint. When a product is approved under the accelerated approval regulations, the sponsor may be required to conduct additional adequate and well-controlled studies to verify that the effect on the surrogate endpoint correlates with improved clinical outcome or to otherwise verify the clinical benefit. In the event such postmarketing studies do not verify the drug's anticipated clinical benefit, or if there is other evidence that the drug product is not shown to be safe and effective, expedited withdrawal procedures permit the FDA, after a hearing, to remove a product from the market. Significant uncertainty exists as to the extent to which these accelerated approval regulations will result in accelerated review and approval. Furthermore, the FDA has not made available comprehensive guidelines with respect to these regulations and retains considerable discretion to determine eligibility for accelerated review and approval. Accordingly, the FDA could employ such discretion to deny eligibility of OncoVAX(CL) as a candidate for accelerated review or to require additional clinical trials or other information before approving OncoVAX(CL). A determination that OncoVAX(CL) is not eligible for accelerated review and delays and additional expenses associated with generating a response to any such request for additional trials could have a material adverse effect on the Company's business, financial condition and results of operations. See
"-- Government Regulation; No Assurance of Regulatory Approvals" and
"Business -- Government Regulation."


     Even if OncoVAX(CL) is approved for marketing by the FDA and other regulatory authorities, there can be no assurance that it will be commercially successful or that the Company will be successful in establishing and operating OncoVAX Centers and manufacturing OncoVAX(CL) on a commercial scale at a cost that will enable the Company to realize a profit. If OncoVAX(CL) is approved, its commercialization through the Company's OncoVAX Centers would be substantially different from the manner in which most anti-cancer treatments, including chemotherapeutics, are now manufactured and distributed. Despite the results of the clinical trials of

OncoVAX(CL) and the absence of any therapeutic products currently approved by the FDA for post-surgical treatment of Stage II colon cancer, there can be no assurance that oncologists and other physicians will refer patients for treatment with OncoVAX(CL). Market acceptance also could be affected by the availability of third-party reimbursement. Failure of OncoVAX(CL) to achieve significant market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. See
"-- Uncertainty Related to Health Care Reform and Third Party Reimbursement" and "Business -- Competition."



     On May 26 and July 24, 1998, the FDA's Center for Biologics Evaluation and Research ("CBER") advised the Company in writing that its proposed Phase III clinical trial relating to the use of OncoVAX(CL) in combination with chemotherapy for the treatment of Stage III colon cancer had been placed on clinical hold and, therefore, may not begin until certain manufacturing information is provided to CBER. The Company has responded to CBER's requests. The Company believes that upon evaluation of this information, CBER will remove the clinical hold and allow the clinical trial to begin by the fourth quarter of 1998. CBER also asked questions regarding the study to determine whether it would constitute a "pivotal" Phase III trial sufficient to support approval. In addition, the FDA questioned whether a single pivotal study would be sufficient to approve a product for this indication and requested further information on this issue. The Company intends to provide all requested information. There can be no assurance at this time that the FDA will allow the study to commence or will consider this clinical trial to be sufficient to support approval.



HISTORY OF OPERATING LOSSES; ANTICIPATED FUTURE LOSSES



     The Company has experienced significant losses since inception. The Company's net losses were $21.0 million for the year ended December 31, 1997 (on a pro-forma basis after giving effect to the acquisition of PerImmune Holdings as if it had occurred on January 1, 1997) and $3.5 million, $8.5 million and $49.7 million for the years ended December 31, 1996, 1997 and the six months ended June 30, 1998, respectively. The loss for the six months ended June 30, 1998 includes a one-time expense of $37.7 million related to the acquired in-process research and development in connection with the Company's acquisition of PerImmune Holdings on January 2, 1998. As of June 30, 1998, the Company's accumulated deficit was approximately $70.4 million. The Company expects to incur significant additional operating losses primarily in connection with the establishment and operation of its OncoVAX Centers, ongoing and expanded research and development and expanded and later stage clinical trials. The Company expects that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial. Most of the Company's product candidates are in development in preclinical studies and clinical trials and have not generated product revenues. To achieve and sustain profitable operations, the Company, alone or with others, must develop successfully, obtain regulatory approval for, manufacture, introduce, market and sell its products. The time frame necessary to achieve market success is long and uncertain. There can be no assurance that the Company will ever generate sufficient product revenues to become profitable or to sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Consolidated Financial Information."



SUBSTANTIAL LEVERAGE



     Following the consummation of the offering of common stock pursuant to this Prospectus, the Company will have indebtedness that is substantial in relation to its stockholders' equity, as well as interest and debt service requirements that are significant compared to its income and cash flow from operations. Such indebtedness is secured by substantially all of the Company's assets. At June 30, 1998, the Company's total indebtedness was approximately $33.8 million.



     The degree to which the Company is leveraged could have important consequences to holders of the common stock, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired, (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its debt and its other indebtedness, thereby reducing funds available to the Company for other purposes, (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants, (iv) certain of the Company's long-term indebtedness is secured by substantially all the assets of the Company and (v) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. See "Business -- 1998 Debt Refinancings."



     The Company's ability to pay interest on its long-term indebtedness and satisfy its other obligations will depend on its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. Although the Company believes it will be able to pay its obligations as they come due, there can be no assurance that the Company will generate earnings in any future period sufficient to cover its fixed charges. In the absence of adequate operating results and cash flows, the Company may be required to adopt alternative strategies that include reducing or delaying capital expenditures, disposing of material assets or operations, refinancing its indebtedness or seeking additional equity capital to meet its debt service obligations. Certain of the Company's long-term debt instruments contain covenants that restrict the Company's ability to take certain of the foregoing actions, including selling assets and using proceeds therefrom. There can be no assurance as to the timing of such actions, the ability of the Company to consummate such actions under its existing financial agreements or the proceeds that the Company could realize therefrom, and there can be no assurance that any such refinancing would be feasible at the time or that such proceeds would be adequate to meet the obligations then due.


DEVELOPMENT, INTRODUCTION AND MARKETING OF NEW PRODUCTS


     The Company's future growth and profitability will depend, in part, on its ability to develop, introduce and market new products based on its proprietary technologies. Many of the Company's products are currently under development, either in preclinical testing or clinical trials. Other products are planned for future development. The time period required for such development is extensive and highly uncertain and such development requires substantial expense. The new products developed by the Company may prove to be ineffective or unreliable. They may be difficult to manufacture in a cost-effective manner, may fail to receive necessary regulatory clearances, may not achieve market acceptance or may encounter other unanticipated difficulties. The failure of the Company to develop, introduce and market new products in a timely manner, if at all, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business."


UNCERTAINTIES ASSOCIATED WITH CLINICAL TRIALS


     The Company has conducted and plans to continue to undertake extensive and costly clinical trials to assess the safety and efficacy of its product candidates. Such trials are often subject to setbacks and delays. The rate of completion of the Company's clinical trials is dependent upon, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the nature of the Company's clinical trial protocols, existence of competing protocols, size of the patient population, proximity of patients to clinical sites and eligibility criteria for the study. Delays in patient enrollment will result in increased expenses and delays, which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company cannot assure that patients enrolled in the Company's clinical trials will respond to the Company's product candidates. Failure to comply with FDA regulations applicable to clinical trials could result in delay, suspension or cancellation of such trials (e.g., clinical hold) and/or refusal by the FDA to accept the results of such trials. In addition, the FDA may suspend clinical trials at any time if it concludes that the participants in such trials are being exposed to unacceptable risks. Thus, there can be no assurance that any clinical trials will be completed successfully within any specific time period, if at all, with respect to any of the Company's product candidates. Furthermore, there can be no assurance that human clinical trials will show any current or future product candidate to be safe and effective or that data derived therefrom will be suitable for submission to the FDA or will support the Company's submission of a BLA, Product License Application ("PLA") or New Drug Application ("NDA"). See "-- Dependence on OncoVAX(CL)" for a description of certain issues relating to the clinical trials of OncoVAX(CL), "Business -- Therapeutic Products -- OncoVAX(CL) for the treatment of colon cancer" for a description of certain issues relating to the Company's BLA for HumaSPECT and "Business -- Government Regulation."

GOVERNMENT REGULATION: NO ASSURANCE OF REGULATORY APPROVALS


     All new drugs, biologics and diagnostic products, including the Company's products under development, are subject to extensive and rigorous government regulation in the United States and elsewhere. The requirements imposed by regulators of pharmaceuticals and medical devices vary from country to country. In the United States, regulation is administered by the federal government, principally the FDA under the Federal Food, Drug and Cosmetic Act (the "FDC Act") and other laws including, in the case of biologics, the Public Health Service Act (the "PHS Act"), and by state and local governments. Such regulations govern, among other things, the development, testing, manufacture, labeling, storage, premarket approval, advertising, promotion, sales and distribution of such products and post-approval monitoring of safety and efficacy.


     In the European Union, the European Medicines Evaluation Agency ("EMEA") is responsible for administering a centralized assessment procedure for European Union-wide authorizations valid in Britain, France, Germany, Italy, Spain and Greece ("Member States") for medicinal products of significant therapeutic interest or comprising a significant innovation.


     In addition, regulatory approval of prices is required in most countries other than the United States. For example, regulators in certain European countries condition their approval of a pharmaceutical product on the agreement of the seller not to sell the product for more than a certain price in their respective countries. In some cases, the price established in any of these countries may serve as a benchmark in the other countries. As such, the price approved in connection with the first approval obtained in any of these European countries may serve as the maximum price that may be approved in the other European countries. Also, a price approved in one of these European countries that is lower than the price previously approved in the other European countries may require a reduction in the prices in those other European countries. In such an event, there can be no assurance that the resulting prices would be sufficient to generate an acceptable return on the Company's investment in its products.


     The regulatory process, which includes preclinical studies and clinical trials of each potential product, is lengthy, expensive and uncertain. Prior to commercial sale in the United States, most new drugs, biologics and diagnostic products, including the Company's products under development, must be approved by the FDA. Securing FDA marketing approvals often requires the submission of extensive preclinical and clinical data and supporting information to the FDA. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of unforeseen problems following initial marketing. Moreover, regulatory approvals for products such as new drugs, biologics and diagnostic products, even if granted, may require that the labeling for such products include significant limitations on the uses for which such products may be marketed. There can be no assurance that the Company will be able to obtain necessary regulatory approvals in a timely manner, if at all, for any of its product candidates, and delays in receipt or failures to receive such approvals or failures to comply with existing or future regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations.


     Failure to comply with applicable FDA and other regulatory requirements can result in sanctions being imposed on the Company or the manufacturers of its products, including warning letters, fines, product recalls or seizures, injunctions, refusals to permit products to be imported into or exported out of the United States, refusals of the FDA to grant premarket approval of drugs, biologics or devices, refusals of the FDA to allow the Company to enter into government supply contracts, withdrawals of previously approved marketing applications and criminal prosecutions.


     The pharmaceutical legislation of the European Union requires any person seeking to market a medicinal product for human use to obtain approval of an MAA. While procedures for approval of MAAs have been harmonized within the European Union through directives for implementation into the domestic law of each Member State and by regulations having direct effect, the specific approvals and the time required for approval varies from country to country and may, in some instances, involve additional testing. Drugs which fall within the definition of "high technology medicines" under the Annex to Council Regulation 2809/93 undergo the centralized approval system under which the Committee for Proprietary Medicinal Products ("CPMP") is obliged to give an opinion as to whether a marketing authorization has been granted within 210 days (although the "clock" may be stopped if further information is required).

     Manufacturers of drugs, biologics and devices also are required to comply with the FDA current Good Manufacturing Practice ("cGMP") regulations or similar foreign regulations, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Manufacturing facilities are subject to inspection by the FDA and other government regulators, including unannounced inspection in their own and other jurisdictions. Certain material manufacturing changes to approved drugs, biologics and diagnostic products also are subject to FDA and foreign regulatory review and approval. There can be no assurance that the Company or its suppliers will be able to comply with the applicable cGMP regulations and other FDA or other post-approval regulatory requirements such as adverse event reporting. Failure to comply with the post-approval regulatory requirements can lead to product withdrawal and/or other regulatory action by the FDA. Such failure could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Governmental Regulation."


     In addition to regulation by the FDA, the Nuclear Regulatory Commission (the "NRC") and some individual states (referred to as "Agreement States") also regulate companies that possess radioactive material and those that manufacture, prepare or transfer radioactive drugs for commercial distribution. Agreement States typically regulate in a manner similar to the NRC. The Company's incorporation of radioactive materials in its labeled products, HumaSPECT, HumaRAD(16.88) and HumaRAD(88BV59), will subject it to these NRC requirements. To comply, the Company must apply for and maintain appropriate licenses and comply with reporting, recordkeeping and other regulatory requirements. The Company's failure to comply with the regulatory requirements could subject it to enforcement actions including civil penalties and orders to modify, suspend, or revoke its licenses. With a suspended or revoked license, the Company would need to cease and desist from possessing the radioactive material necessary for producing its products and from distributing its products.



GOVERNMENT REGULATION; FRAUD AND ABUSE, FACILITY LICENSURE AND CORPORATE
PRACTICE



     The Company has established, or may establish in the future, various financial relationships with potential purchasers of the Company's products and with sources of referral, including hospitals, clinical laboratories and physicians. In addition, the Company provides coding advice to customers and, operating through its OncoVAX Centers, expects to seek reimbursement for its products and services from patients and/or third-party payers (including Medicare, Medicaid and private health insurers). Consequently, the Company is subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback laws, physician self-referral laws and false claims laws. Anti-kickback laws make it illegal to solicit, offer, receive, or pay any remuneration in exchange for, or to induce, the referral of business. Physician self-referral laws restrict the ability of a physician to refer patients to entities with which the physician has a financial relationship. False claims laws prohibit anyone from knowingly and willfully presenting, or causing to be presented, claims for payment that contain false or fraudulent information. Violations of these laws are punishable by criminal and/or civil sanctions and may render the Company ineligible for reimbursement for its products and services. Although the Company intends to operate in compliance with these laws, because of the broad scope of some of these laws, there can be no assurance that one or more of the Company's practices will not be challenged by governmental authorities under certain of these laws, that the Company will not be required to alter its practices as a result or that the occurrence of one or more of these events will not have a material adverse effect on the Company's business. See "Business -- Government Regulation."



     The Company's OncoVAX Centers will be subject to state laws regulating the licensure and operation of healthcare facilities and clinics where patients receive treatment. The structure and operation of the OncoVAX Centers and each OncoVAX Center's relationship to supervising physicians and other healthcare professionals also must comply with laws existing in some states that prohibit the corporate practice of professions. These laws vary from state to state and are enforced by the courts and regulatory authorities with broad discretion. The Company intends to structure and operate its OncoVAX Centers in compliance with these laws, but a failure to meet these requirements could have a material adverse effect on the Company's ability to market OncoVAX(CL) and this, in turn, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

     The Company's operations to date have consumed substantial and increasing amounts of cash. The Company's negative cash flow from operations is expected to continue and to accelerate in the foreseeable future. The development of the Company's technology and potential products, including the establishment of OncoVAX Centers in the United States and Europe, will continue to require a commitment of substantial funds. The Company expects that its existing capital resources, including the net proceeds of the Offering and interest thereon, will be adequate to satisfy the requirements of its current and planned operations until the end of 1999. However, the rate at which the Company expends its resources is variable, may be accelerated and will depend on many factors, including the scope and results of preclinical studies and clinical trials, continued progress of the Company's research and development of product candidates, the cost, timing and outcome of regulatory approvals, the expenses of establishing a sales and marketing force, the cost of establishing and operating OncoVAX Centers, the cost of manufacturing, the cost involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, the acquisition of technology licenses, the status of competitive products and the availability of other financing.

     The Company may need to raise substantial additional capital to fund its operations and may seek such additional funding through public or private equity or debt financings, as well as through collaborative arrangements. There can be no assurance that such additional funding will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, substantial equity dilution to stockholders may result. If adequate funds are not available, the Company may be required to delay, reduce the scope of, or eliminate one or more of its research and development programs, curtail its operations or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or products that the Company would otherwise seek to develop or commercialize on its own. See "Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE UPON PROPRIETARY TECHNOLOGY; UNCERTAINTY OF INTELLECTUAL PROPERTY RIGHTS

     Extensive research has been conducted in the cancer vaccine and monoclonal antibody fields by pharmaceutical and biotechnology companies and other organizations and a substantial number of patents in these fields have been issued to other pharmaceutical and biotechnology companies. In addition, competitors may have applications for additional patents pending and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. Patent applications are maintained in secrecy for a period after filing and, in the United States, patent applications are confidential until the patent is issued. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries and the filing of related patent applications. The Company may not be aware of all of the patents potentially adverse to the Company's interests that may have been issued to other companies, research or academic institutions, or others. No assurance can be given that such patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Company's technology, products or processes. To date, no consistent policy has emerged regarding the breadth of claims allowable in pharmaceutical and biotechnology patents.


     The Company is aware of various patents that have been issued to others that pertain to a portion of the Company's prospective business. There can be no assurance that other patents do not exist in the United States or in other countries or that patents will not be issued to third parties that contain preclusive or conflicting claims with respect to OncoVAX(CL) or any of the Company's other product candidates or programs. Commercialization of cancer vaccines and monoclonal antibody-based products may require licensing and/or cross-licensing of one or more patents with other organizations in the field. There can be no assurance that the licenses that might be required for the Company's processes or products would be available on commercially acceptable terms, if at all.


     The Company's breach of an existing license or failure to obtain a license to technology required to commercialize its product candidates may have a material adverse effect on the Company's business, financial condition and results of operations. Litigation, which could result in substantial costs to the Company, may also be necessary to enforce any patents issued to the Company or to determine the scope and validity of third-party proprietary rights. If competitors of the Company prepare and file patent applications in the United States that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties and require the Company to license disputed rights from third parties or to cease using such technology.


     Patents issued and patent applications filed internationally relating to biologics are numerous and there can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products or processes used or proposed to be used by the Company. Many non-United States jurisdictions allow oppositions by third parties to granted patents and/or issued patents. The Company may have to participate in opposition proceedings in non-United States jurisdictions to prevent a third party from obtaining a patent that may be adverse to the Company's interests. Also, the Company may have to defend against a third party's opposition to a patent granted and/or issued to the Company. There can be no assurance that the Company will be successful in an opposition proceeding, and participation in such a proceeding could result in substantial cost to the Company whether or not the eventual outcome is favorable to the Company. Moreover, there is certain subject matter which is patentable in the United States and not generally patentable outside of the United States and this may limit the protection the Company can obtain on some of its inventions outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and/or other issues may prevent the Company from obtaining patent protection outside of the United States, which could have a material adverse effect on the Company's business, financial condition and results of operations. See
"Business -- Patents and Other Intellectual Property."


     The Company also relies on trade secrets and trademarks to protect its technology, especially where patent protection is not believed to be appropriate or obtainable. The Company protects its proprietary technology and processes, in part, by confidentiality agreements with its key employees, consultants, medical advisory board members, collaborators and contractors. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and trademarks or those of its collaborators or contractors will not otherwise become known or be discovered independently by competitors. All of the Company's material patents, including those which relate to the Company's OncoVAX(CL), HumaSPECT and the Company's HumaRAD products, have been pledged to secure certain of the Company's existing debt obligations. See "Business -- 1998 Debt Refinancings."


HIGHLY COMPETITIVE INDUSTRY; RISK OF TECHNOLOGICAL OBSOLESCENCE


     The pharmaceutical and biotechnology industries are intensely competitive. Many of the product candidates being developed by the Company, if approved, would compete with existing drugs, therapies and diagnostic products and with new drugs, therapies and diagnostic products under development, including, in the case of cancer treatments, angiogenesis inhibitors, gene therapy, advanced hormonal replacement therapy and new chemotherapeutics. There are many pharmaceutical companies, diagnostic companies, biotechnology companies, public and private universities and research organizations actively engaged in research and development of products for the treatment of people with cancer. Many of these organizations have financial, technical, manufacturing and marketing resources greater than those of the Company. Several of them may have developed or are developing therapies or diagnostic products that could be used for treatment or diagnosis of the same diseases targeted by the Company. If a competing company were to develop or acquire rights to a safer or more efficacious treatment of or diagnostic products for the same diseases targeted by the Company, or one which offers significantly lower costs of treatment or diagnosis, the Company's business, financial condition and results of operations could be materially adversely affected.


     The Company believes that its product development programs will be subject to significant competition from companies utilizing alternative technologies as well as to increasing competition from companies that develop and apply technologies similar to the Company's technologies. Other companies may succeed in developing products earlier than the Company, obtaining approvals for such products from the FDA more rapidly than the Company or developing products that are safer or more effective than those under development or proposed to be developed by the Company. There can be no assurance that research and development by others will not render the Company's technology or product candidates obsolete or non-competitive or result in treatments superior to any therapy developed by the Company, or that any therapy developed by the Company will be preferred to any existing or newly developed technologies. See "Business -- Competition."

DEPENDENCE ON MANAGEMENT AND OTHER KEY PERSONNEL

     The Company is dependent upon a limited number of key management and technical personnel. The loss of the services of one or more of such key employees could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company's success will be dependent upon its ability to attract and retain additional highly qualified personnel. The Company faces intense competition in its recruiting activities, and there can be no assurance that the Company will be able to attract and/or retain qualified personnel. See "Management."

EXPOSURE TO PRODUCT LIABILITY

     The manufacture and sale of human therapeutic and diagnostic products involve an inherent risk of product liability claims and associated adverse publicity. The Company has only limited commercial product liability insurance. There can be no assurance that the Company will be able to maintain existing insurance or obtain additional product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims brought against the Company in excess of its insurance coverage, if any, or a product recall could have a material adverse effect upon the Company's business, financial condition and results of operations.


UNCERTAINTY RELATED TO THIRD-PARTY REIMBURSEMENT


     Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Initiatives to reform health care financing continue to be dominated by cost-containment efforts. The Company anticipates that Congress, state legislatures and the private sector will continue to review and assess controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the increased use of capitated managed care contractors by government payors, price controls on pharmaceuticals and other fundamental changes to the health care delivery system. Any such proposed or actual changes could affect the Company's ultimate profitability or could cause the Company to limit or eliminate spending on development projects. In anticipation of the impending demographic shifts brought about by the "baby boom" generation, legislative debate concerning potential reform to Medicare, the government's health financing program for persons over age 65, is expected to continue, and market forces are expected to drive reductions in health care costs. The Company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reforms may have on its business.


     In the United States and foreign markets, sales of the Company's proposed products will depend in part upon the availability of reimbursement from third-party payors, such as government health administration authorities, managed care providers, private health insurers and other organizations. The Company has very limited experience obtaining coverage and reimbursement for its products in the United States. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. OncoVAX(CL), as potentially the first vaccine to treat colon cancer approved for marketing by government regulators, faces particular uncertainties due to the absence of a comparable, approved therapy to serve as a model for pricing and reimbursement decisions.

     As an autologous product that will not generally be sold through traditional commercial channels, OncoVAX(CL) may present unique coverage and payment issues for Medicare. Because the Company's plans concerning the production, distribution and administration of OncoVAX(CL) do not precisely fit the models established for drug coverage and payment by Medicare, the Company cannot predict whether Medicare will cover and pay for the biologic under its established rules for drugs and biologics. Failure to obtain coverage and adequate reimbursement could have a material adverse effect on the Company's ability to market OncoVAX(CL). With respect to private payors, there can be no assurance that the Company's product candidates will be considered cost effective or that adequate third-party reimbursement will be available to enable the Company to maintain price levels sufficient to realize an appropriate return on its investment in product development. If adequate coverage and reimbursement rates are not provided by the government and third-party payors for the Company's products, the market acceptance of these products could be adversely affected, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Reimbursement."


RADIOACTIVE AND OTHER HAZARDOUS MATERIALS

     The manufacturing and administration of the Company's HumaRAD products and HumaSPECT require the handling, use and disposal of (90)Yttrium and Technetium Tc 99m, respectively, each a radioactive isotope. These activities must comply with various state and federal regulations. Violations of these regulations could delay significantly completion of clinical trials and commercialization of these products.

     The Company expects to continue using hazardous chemicals and radioactive compounds in its ongoing research activities. Although the Company believes that safety procedures for handling and disposing of such materials will comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. The Company could be held liable for any damages that result from such an accident, contamination or injury from the handling and disposal of these materials, as well as for unexpected remedial costs and penalties that may result from any violation of applicable regulations, which could result in a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company may incur substantial costs to comply with environmental regulations. See "Business -- Radioactive and Other Hazardous Materials."

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND FOREIGN CURRENCY FLUCTUATIONS

     The Company's international operations are anticipated to comprise a substantial percentage of the Company's net revenue in the future and, accordingly, the Company will be subject to risks associated with international operations. Such risks include managing a multinational organization, fluctuations in currency exchange rates, the burden of complying with international laws and other regulatory and product certification requirements and changes in such laws and requirements, tariffs and other trade barriers, import and export controls, restrictions on the repatriation of funds, inflationary conditions, staffing, employment and severance issues, political and economic instability and longer payment cycles in certain countries. The inability to effectively manage these and other risks could adversely affect the Company's business, financial condition and results of operations.

TAX LOSS CARRYFORWARDS

     The Company's net operating loss carryforwards ("NOLs") expire through the year 2012. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLs is limited after an ownership change, as defined in
Section 382, to an annual amount equal to the value of the corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term exempt tax rate. Each of the Company and PerImmune Holdings has experienced an ownership change, and is limited in its use of its prior NOLs. In the event the Company or PerImmune Holdings achieves profitable operations, these limitations would have the effect of increasing the Company's consolidated tax liability and reducing net income and available cash reserves. See Note 8 to the consolidated financial statements of the Company and Note 13 to the consolidated financial statements of PerImmune Holdings.

CONTROL BY OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS


     Following consummation of this offering, directors, executive officers and
principal stockholders of the Company will beneficially own approximately      %
of the outstanding shares of the Company's common stock. Accordingly, these stockholders, individually and as a group, may be able to control the Company and direct its affairs and business, including any determination with respect to a change in control of the Company, future issuances of common stock or other securities by the Company, declaration of dividends on the common stock and the election of directors. See "Principal and Selling Stockholders."


FUTURE MERGERS AND ACQUISITIONS

     The Company may acquire complementary businesses, products or technologies in the future although the Company has no pending agreements or commitments. No assurance can be given that the Company will not incur problems in integrating any future acquisition and there can be no assurance that any future acquisition will result in the Company's becoming profitable or, if the Company achieves profitability, that such profitability will be sustainable. Furthermore, there can be no assurance that the Company will realize value from any such acquisition which equals or exceeds the consideration paid. Any such problem could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, future acquisitions by the Company may result in dilutive issuances of equity securities, the incurrence of additional debt, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on the Company's business, financial condition and results of operations.

ABSENCE OF PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE


     Prior to this offering, there has been no public market for the common stock and there is no assurance that an active market will develop or be sustained after this offering. The initial public offering price will be determined through negotiations among the Company and the Underwriters and may bear no relationship to the price at which the common stock will trade upon consummation of this offering. The securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market prices of the common stock of many publicly held biotechnology and pharmaceutical companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products by the Company or its competitors, release of reports by securities analysts, developments or disputes concerning patents or proprietary rights, regulatory developments, changes in regulatory or medical reimbursement policies, economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant and adverse impact on the market price of the common stock. See "Underwriting."


POTENTIAL ADVERSE IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE


     All of the shares of common stock to be sold in this offering will be freely tradable, except for shares purchased by or issued to any "affiliate" of the Company (within the meaning of the Securities Act). The remaining shares of
common stock, representing approximately      % of the outstanding common stock
upon consummation of this offering, will be deemed "restricted securities" under the Securities Act, and, as such, will be subject to restrictions on the timing, manner and volume of sales of such shares. Certain holders of those shares will have the right to request the registration of their shares under the Securities Act following the completion of a period of one year, in the case of directors and executive officers, and a period of 180 days, in the case of certain other stockholders, after the date of this Prospectus, which, upon the effectiveness of such registration, would permit the free transferability of such shares. In addition, the Company intends to file a registration statement on Form S-8 for the shares held pursuant to its stock option plans, which may make these shares freely tradeable. See "Shares Eligible for Future Sale."


     The Company, its executive officers and directors and certain of its current stockholders have agreed that, subject to certain limited exceptions, for a period of one year, in the case of directors and executive officers, and a period of 180 days, in the case of such other stockholders, after the date of this Prospectus, without the prior written consent of the Underwriters, they will not, directly or indirectly, offer to sell, sell or otherwise dispose of any shares of common stock. See "Underwriting."

     No predictions can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale, will have on the market price for common stock prevailing from time to time. The sale of a substantial number of shares held by existing stockholders, whether pursuant to a subsequent public offering or otherwise, or the perception that such sales could occur, could adversely affect the market price of the common stock and could materially impair the Company's future ability to raise capital through an offering of equity securities.

DILUTION

     Purchasers of the shares of common stock offered hereby will experience
immediate dilution of $     per share in net tangible book value (deficit) per
share after deducting the underwriting discounts and estimated offering expenses. Such investors will experience additional dilution upon the exercise of outstanding options. See "Dilution."

ADVERSE IMPACT OF POSSIBLE ISSUANCES OF PREFERRED STOCK;
  ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

     The Board of Directors has authority to issue up to 5,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could affect adversely the voting power of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Additionally, the issuance of preferred stock and certain provisions in the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the common stock at a premium over the market price of the common stock and may affect adversely the market price of and the voting and other rights of the holders of the common stock.

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems and software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

     Management has initiated a program to prepare the Company's computer systems and other electronic applications for the year 2000 (the "Year 2000 Program"). Through the Year 2000 Program, management is currently reviewing the Company's computer systems and other electronic applications in order to identify potential Year 2000 problems. Based upon preliminary results of the Year 2000 Program, management anticipates that the Company's Year 2000 compliance expenses will not be material and that the Company's Year 2000 Program will be completed before January 1, 2000. The Company's failure to successfully complete its Year 2000 Program could have a material adverse effect on the Company's business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS


     This Prospectus contains forward-looking statements, which may be deemed to include the Company's plans to commercialize OncoVAX(CL) and other product candidates, conduct clinical trials with respect to OncoVAX(CL) and other product candidates, seek regulatory approvals, open OncoVAX Centers, expand its sales and marketing capability, use OncoVAX Centers to conduct clinical trials, evaluate additional product candidates for subsequent clinical and commercial development and apply the proceeds of this offering. In addition, this Prospectus states the Company's belief that the net proceeds of this offering and interest thereon will be adequate to satisfy the requirements of its current and planned operations through the end of 1999. Actual results could differ materially from those projected in any forward-looking statements for a variety of reasons, including those detailed above in this "Risk Factors" section or elsewhere in this Prospectus.

                                  THE COMPANY

     The Company is an integrated biopharmaceutical company focused on the development and commercialization of cancer vaccines and of immunotherapeutic and diagnostic products for cancers and infectious diseases. Since its formation in 1987, the Company has grown in part as a result of various strategic mergers and acquisitions.


     On January 2, 1998, the Company acquired in a tax-free merger (the "Merger") all of the capital stock of PerImmune Holdings, which conducts operations through PerImmune, Inc., its wholly owned subsidiary ("PerImmune"). PerImmune's core research and development expertise in cancer and infectious diseases complements those previously developed by the Company. The Company's expanded resources and greater management depth resulting from the Merger have increased the Company's ability to offer a broader spectrum of diagnostic, prognostic and immunotherapeutic products targeted at cancer and infectious diseases. In particular, the addition of PerImmune's large clinical development group has augmented development of the Company's therapeutic products and the Company's sales and marketing organization has enabled the direct launch of many of PerImmune's diagnostic products. PerImmune Holdings was incorporated in 1996 by the management of PerImmune to acquire all of the common stock of PerImmune from Organon Teknika Corporation, an indirect wholly owned subsidiary of Akzo Nobel, NV ("Organon Teknika").


     In November 1995, the Company entered into a Stock Purchase Agreement with Dade International, Inc. ("Dade") by which the Company acquired all of the common stock of Bartels held by Dade. This acquisition provided the Company with entry into the diagnostic products retail market.


     The Company has historically used significant amounts of debt to finance its operations. In 1998, the Company completed a comprehensive refinancing of its outstanding debt securities. See "Business -- 1998 Debt Refinancings."


     The Company was incorporated under the laws of Massachusetts in 1987 and reincorporated under the laws of Delaware in 1997. The Company's principal executive offices are located at 2005 NW Sammamish Road, Suite 107, Issaquah, Washington 98027 and its telephone number is (425) 392-2992.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of the                shares
of common stock offered hereby, after deducting underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately
$45.0 million ($       million if the over-allotment option granted by the
Company to the Underwriters is exercised in full) based upon an assumed initial
public offering price of $     per share.



     The Company anticipates that such net proceeds, together with its other available cash and cash equivalents, will be used as follows: (i) approximately $25.0 million to support the establishment and early operation of OncoVAX Centers; (ii) $5.0 million to repay existing indebtedness bearing interest at a rate of 12% per annum due when the Company receives the proceeds of this offering; (iii) approximately $5.0 million for the Company's other research and development programs and to conduct clinical trials for the Company's cancer and infectious disease products and (iv) the balance for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds to acquire technologies or products complementary to its business, although no material expenditures in connection with any such acquisitions are anticipated as of the date of this Prospectus. Pending application as described above, the Company intends to invest the net proceeds from this offering in short-term investment-grade, interest-bearing instruments.



     The amounts and timing of the Company's actual expenditures for the purposes described above will depend upon a number of factors, including: the scope and results of preclinical studies and clinical trials; continued progress of the Company's research and development of product candidates; the cost, timing and outcome of regulatory approvals; the adequacy of manufacturing and other facilities; the expenses of expanding the Company's sales and marketing force; the cost involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; the acquisition of technology licenses; the status of competitive products and the availability of other financing. The Company will require substantial additional funds to conduct its operations in the future, and there can be no assurance that such funding will be available on acceptable terms, if at all. The Company expects that its existing capital resources, including the net proceeds of this offering and interest thereon, will be adequate to satisfy the requirements of its current and planned operations until the end of 1999. The occurrence of certain unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this Prospectus.


                                DIVIDEND POLICY

     The Company has never paid a cash dividend on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION


     The following table sets forth at June 30, 1998: (a) the actual capitalization of the Company; (b) the pro forma capitalization of the Company, giving effect to the refinancing of various short-term and long-term debt which occurred subsequent to June 30, 1998, but before the date of this Prospectus and
(c) the pro forma capitalization as adjusted to reflect: (i) the Preferred Stock Conversion, the probable exercise of certain warrants and the automatic conversion of certain outstanding notes payable into common stock, each upon the consummation of this offering and (ii) the receipt of the estimated net proceeds
from the sale of the                shares of common stock offered hereby at an
assumed initial public offering price of $     per share and after deducting the
underwriting discounts and commissions and offering expenses payable by the Company. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of the Company and notes thereto appearing elsewhere in this Prospectus.



                                                                           JUNE 30, 1998
                                                              ---------------------------------------
                                                                             PRO        PRO FORMA AS
                                                               ACTUAL      FORMA(1)    ADJUSTED(1)(2)
                                                              --------    ----------   --------------
                                                                       (DOLLAR IN THOUSANDS)
Cash and cash equivalents...................................  $    725    $   10,547    $     52,885
                                                              ========    ==========    ============
Long-term debt, non-convertible, including current
  portion...................................................  $ 33,595    $   42,826    $     37,826
Long-term debt, convertible, including current portion(3)...       233        10,620          10,387
Redeemable and convertible preferred stock, $0.0001 par
  value; 5,000,000 shares authorized; of which 1,780,220
  shares have been authorized for issue in five series
  subject to mandatory redemption, of which 1,459,530 shares are issued and outstanding, actual and pro forma; none pro
  forma as adjusted(4)......................................    20,692        20,692
Stockholder's equity (deficit):
  Series A-2 preferred stock, $0.0001 par value; 155,000
     shares authorized; 47,030 shares issued and
     outstanding, actual; none pro forma and pro forma as
     adjusted...............................................
  Common stock, $0.0001 par value; 25,000,000 shares
     authorized; 11,025,768 shares issued and outstanding,
     actual and pro forma;           shares issued and
     outstanding, pro forma
     as adjusted(5).........................................         1             1               2
  Additional paid-in capital................................    46,204        41,328         110,222
  Accumulated deficit.......................................   (70,429)      (70,429)        (70,429)
                                                              --------    ----------    ------------
          Total stockholders' equity (deficit)..............   (24,224)      (29,100)         39,795
                                                              --------    ----------    ------------
          Total capitalization..............................  $ 30,296    $   45,038    $     88,008
                                                              ========    ==========    ============



---------------





(1) Gives effect to the refinancing of various short-term and long-term debt which occurred subsequent to June 30, 1998, but before the date of this Prospectus. $6.0 million of the cash and cash equivalents is maintained in a segregated bank account from which the Company is permitted to obtain funds upon request to the lender. See Note 14 to the Company's consolidated financial statements contained elsewhere in this Prospectus.



(2) Adjusted to reflect the Preferred Stock Conversion, the exercise of certain warrants and the automatic conversion of certain outstanding notes payable into common stock, each upon the consummation of this offering, and the sale of common stock offered hereby and the repayment of $5,000,000 of indebtedness.



(3) Actual includes $232,500 in short-term notes payable which will automatically be converted into 54,648 shares of common stock upon consummation of this offering and pro forma also includes approximately $10,387,000 in notes payable which may be converted at the payee's option into common stock calculated by the sum of the then outstanding principal amount and all accrued interest divided by the price to the public per share set forth on the cover page of this Prospectus.



(4) On an actual and pro forma basis, includes Series A, 730,000 shares authorized, 627,977 shares issued and outstanding; Series A-1, 850,000 shares authorized, 677,443 shares issued and outstanding; Series A-3, 200,000 shares authorized, 153,890 shares issued and outstanding; Series B-1, 100 shares authorized, issued and outstanding; and Series B-2, 120 shares authorized, issued and outstanding. None of such shares will be outstanding on a pro forma as adjusted basis.



(5) The foregoing computations exclude: (i) 3,285,228 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 1998, at a weighted-average exercise price of $1.81 per share; (ii) 1,204,103 shares of common stock issuable upon exercise of warrants expected to remain outstanding after this offering, at a weighted-average exercise price of $5.64 per share; and (iii) 1,625,000 shares of common stock issuable upon exercise of warrants granted in conjunction with the refinancing of various short-term and long-term debt which occurred subsequent to June 30, 1998, but before the date of this Prospectus, which are exercisable at an exercise price per share equal to the price to the public per share set forth on the cover page of this Prospectus, unless a registered public offering of the Company's common stock is not consummated on or prior to December 31, 1998, in which case all 1,625,000 shares are exercisable at $10.00 per share.

                                    DILUTION


     The pro forma net tangible book value (deficit) of the Company as of June
30, 1998, was $(          ), or $(     ) per share of common stock. Pro forma
net tangible book value (deficit) per share represents the Company's total tangible assets less total liabilities and Series A-2 preferred stock, divided
by           shares of common stock outstanding (after reflecting the Preferred
Stock Conversion, the conversion of notes into        shares of common stock,
which notes automatically convert upon consummation of this offering, and the
exercise of warrants to purchase        shares of common stock, which warrants
automatically expire ten days after consummation of this offering). Without taking into account any other changes in the net tangible book value after June
30, 1998, other than to give effect to the sale of                shares of
common stock by the Company in this offering (at the initial price and after deducting the underwriting discounts and commissions and estimated offering expenses) and the application of the estimated proceeds thereof, the pro forma net tangible book value (deficit) of the Company as of June 30, 1998, would have
been $          , or $     per share. This amount represents an immediate
improvement in net tangible book value (deficit) of $     per share to existing
stockholders and immediate dilution in pro forma net tangible book value
(deficit) of $          attributable to new investors purchasing common stock in
this offering. Dilution per share to new investors represents the difference between the pro forma net tangible book deficit per share of common stock immediately upon consummation of this offering and the amount per share paid by purchasers of common stock of the Company in this offering. The following table illustrates this per share dilution as of June 30, 1998:



Initial public offering price per share.....................           $
                                                                       ---------
  Pro forma net tangible book value (deficit) per share at
     June 30, 1998..........................................
  Improvement per share attributable to new investors.......
                                                              ------
Pro forma net tangible book value (deficit) per share after
  this offering.............................................
                                                                       ---------
Dilution per share to new investors.........................           $
                                                                       =========

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited consolidated pro forma statement of operations (the "Pro Forma Consolidated Financial Information") gives pro forma effect to the completion of the Merger of PerImmune Holdings on January 2, 1998, after giving effect to the pro forma adjustments described in the accompanying notes as if the Merger had occurred on January 1, 1997. The Pro Forma Consolidated Financial Information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of each of the Company and PerImmune Holdings.

     The Pro Forma Consolidated Financial Information is provided for illustrative purposes only and does not purport to represent what the actual results of operations of the Company would have been had the Merger occurred on the date assumed, nor is it necessarily indicative of the Company's future operating results. The following table enumerates the unaudited pro forma consolidated statement of operations.

                                                             YEAR ENDED DECEMBER 31, 1997
                                                -------------------------------------------------------
                                                              ACQUIRED     PRO FORMA        PRO FORMA
                                                 COMPANY      BUSINESS    ADJUSTMENTS      CONSOLIDATED
                                                ----------    --------    -----------      ------------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue
  Product.....................................  $   13,452    $  2,111                      $   15,563
  Contract....................................                   5,778                           5,778
                                                ----------    --------      -------         ----------
    Total revenue.............................      13,452       7,889                          21,341
Cost of revenue
  Product.....................................       9,493       1,600                          11,093
  Contract....................................                   5,016                           5,016
                                                ----------    --------      -------         ----------
    Total cost of revenue.....................       9,493       6,616                          16,109
Selling, general and administrative...........       8,478       2,849      $ 1,595(1)          12,922
Research and development......................         556       8,077                           8,633
Amortization of cost in excess of net assets
  acquired....................................         908                       85(1)             993
                                                ----------    --------      -------         ----------
     Total operating expense..................      19,435      17,542        1,680             38,657
                                                ----------    --------      -------         ----------
     Loss from operations.....................      (5,983)     (9,653)      (1,680)           (17,316)
Interest income (expense), net................      (2,496)       (838)                         (3,334)
Loss on sale-leaseback transaction............                    (335)                           (335)
                                                ----------    --------      -------         ----------
     Net loss.................................      (8,479)    (10,826)      (1,680)           (20,985)
Preferred stock dividends/accretion...........      (1,261)        (32)          32(2)          (1,261)
                                                ----------    --------      -------         ----------
     Net loss used in calculating loss per
       share..................................  $   (9,740)   $(10,858)     $(1,648)        $  (22,246)
                                                ==========    ========      =======         ==========
Historical net loss per share.................  $    (2.39)
                                                ==========
Pro forma net loss per share..................                                              $    (2.33)
                                                                                            ==========
Shares used in calculating per share data.....   4,073,398                                   9,552,052
                                                ==========                                  ==========

---------------

(1) Represents the pro forma effects of amortization expenses recognized on intangible assets on which a portion of the purchase price was allocated in conjunction with the Merger. The allocation of the purchase price, the amortization periods of the intangible assets and the annual amortization expense to be recognized on those assets are as follows (dollars in thousands):



                                                               PURCHASE     AMORTIZATION       ANNUAL
                                                                PRICE          PERIOD       AMORTIZATION
                                                              ALLOCATION      (YEARS)         EXPENSE
                                                              ----------    ------------    ------------
Working capital (deficit) acquired..........................   $  (145)
Other long-term assets......................................     5,436
Workforce in progress.......................................       144            3            $   48
Product technology..........................................     6,861           10               686
Patents.....................................................     8,608           10               861
Cost in excess of net assets acquired.......................       849           10                85
Acquired in-process research and development................    37,718
                                                               -------                         ------
                                                               $59,471                         $1,680
                                                               =======                         ======



(2) Represents the pro forma effect of the Merger. The acquired business' Series A and Series B redeemable and convertible preferred stock was exchanged for Intracel Series B-1 and Series B-2 preferred stock. Accordingly, the acquired business' preferred stock dividends/accretion is eliminated.

                            SELECTED FINANCIAL DATA

                SELECTED FINANCIAL DATA FOR INTRACEL CORPORATION


     The selected financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation," the consolidated financial statements of the Company and the notes thereto included elsewhere in this Prospectus. The statement of operations data for the years ended June 30, 1993 and June 30, 1994 and the balance sheet data at June 30, 1993, June 30, 1994, June 30, 1995 and December 31, 1995 are derived from the financial statements of the Company not included in this Prospectus. The statement of operations data for the year ended June 30, 1995, the six months ended December 31, 1995 and the year ended December 31, 1996 and the balance sheet data as of December 31, 1996 are derived from the consolidated financial statements of the Company included elsewhere in this Prospectus and have been audited by Ernst & Young LLP, independent auditors. The financial statement data as of and for the year ended December 31, 1997 is derived from the financial statements of the Company included elsewhere in this Prospectus and has been audited by PricewaterhouseCoopers LLP, independent accountants. The pro forma financial data for the year ended December 31, 1997 and the financial data as of and for the periods ended June 30, 1997 and 1998 are unaudited but have been prepared on a basis consistent with the audited consolidated financial statements of the Company and the notes thereto and included all adjustments (constituting only normal recurring adjustments), which the Company considered necessary for a fair presentation of the information. The results of operation for the six months ended June 30, 1998 are not necessarily indicative of results to be expected for the year or for any future periods.


                                                                          SIX MONTHS        YEAR ENDED
                                                 YEAR ENDED JUNE 30          ENDED          DECEMBER 31
                                             --------------------------   DECEMBER 31   -------------------
                                              1993     1994      1995       1995(2)       1996       1997
                                             ------   -------   -------   -----------   --------   --------

                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue
    Product................................  $1,776   $ 1,618   $ 1,566     $ 2,426     $ 14,718   $ 13,452
    Contract...............................
                                             ------   -------   -------     -------     --------   --------
      Total revenue........................   1,776     1,618     1,566       2,426       14,718     13,452
                                             ------   -------   -------     -------     --------   --------
  Cost of revenue
    Product................................     533       449       824       1,779        7,433      9,493
    Contract...............................
                                             ------   -------   -------     -------     --------   --------
      Total cost of revenue................     533       449       824       1,779        7,433      9,493
  Selling, general and administrative......     962       801     1,580       2,593        5,740      8,478
  Research and development.................     785     1,078     1,174       1,118        1,043        556
  Acquired research and development........                                   2,100
  Amortization of costs in excess of net
    assets acquired........................                                     151          908        908
  Reorganization expense...................                                                  917
                                             ------   -------   -------     -------     --------   --------
      Total operating expense..............   2,280     2,328     3,578       7,741       16,041     19,435
                                             ------   -------   -------     -------     --------   --------
    Loss from operations...................    (504)     (710)   (2,012)     (5,315)      (1,323)    (5,983)
  Interest income (expense), net...........      47        22        68        (135)      (2,179)    (2,496)
  Gain on pension curtailment..............
  Loss on sale-leaseback transaction.......
                                             ------   -------   -------     -------     --------   --------
    Loss before extraordinary item.........    (457)     (688)   (1,944)     (5,450)      (3,502)    (8,479)
  Extraordinary gain on early
    extinguishment of debt.................                                   1,367
                                             ------   -------   -------     -------     --------   --------
    Net loss...............................    (457)     (688)   (1,944)     (4,083)      (3,502)    (8,479)
  Preferred stock dividends................                        (211)       (266)        (790)    (1,261)
                                             ------   -------   -------     -------     --------   --------
    Net loss used in calculating loss per
      share................................  $ (457)  $  (688)  $(2,155)    $(4,349)    $ (4,292)  $ (9,740)
                                             ======   =======   =======     =======     ========   ========
    Net loss basic and diluted per
      share(3).............................  $(0.12)  $ (0.17)  $ (0.54)    $ (1.12)    $  (1.10)  $  (2.39)
                                             ======   =======   =======     =======     ========   ========
  Shares used in computing net loss per
    share..................................   3,915     3,947     3,963       3,886        3,895      4,073
                                             ======   =======   =======     =======     ========   ========
BALANCE SHEET DATA:
  Cash and cash equivalents................  $  648   $   421   $ 2,370     $ 4,072     $  3,145   $  1,975
  Working capital (deficit)................   1,072       569     2,273       1,986        2,226       (401)
  Total assets.............................   1,912     1,632     3,728      25,646       27,355     28,042
  Long-term debt, including current
    portion................................     102       281       193      18,047       22,557     19,672
  Redeemable, convertible preferred
    stock..................................                       3,961       9,578       10,367     11,222
  Accumulated deficit......................    (537)   (1,226)   (3,381)     (7,730)     (12,021)   (20,708)
  Total stockholders' equity (deficit).....   1,422       834    (1,314)     (5,624)      (9,717)    (9,306)

                                              PRO FORMA        SIX MONTHS ENDED
                                             YEAR ENDED            JUNE 30,
                                             DECEMBER 31   -------------------------
                                               1997(1)        1997         1998(2)
                                             -----------   -----------   -----------
                                             (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Revenue
    Product................................   $ 15,563      $  7,073      $  7,744
    Contract...............................      5,778                       2,072
                                              --------      --------      --------
      Total revenue........................     21,341         7,073         9,816
                                              --------      --------      --------
  Cost of revenue
    Product................................     11,093         4,478         5,223
    Contract...............................      5,016                       1,629
                                              --------      --------      --------
      Total cost of revenue................     16,109         4,478         6,852
  Selling, general and administrative......     12,922         3,602         8,025
  Research and development.................      8,633           340         5,465
  Acquired research and development........                                 37,718
  Amortization of costs in excess of net
    assets acquired........................        993           454           496
  Reorganization expense...................
                                              --------      --------      --------
      Total operating expense..............     38,657         8,874        58,556
                                              --------      --------      --------
    Loss from operations...................    (17,316)       (1,801)      (48,740)
  Interest income (expense), net...........     (3,334)       (1,210)       (1,780)
  Gain on pension curtailment..............                                    800
  Loss on sale-leaseback transaction.......       (335)
                                              --------      --------      --------
    Loss before extraordinary item.........    (20,985)       (3,011)      (49,720)
  Extraordinary gain on early
    extinguishment of debt.................
                                              --------      --------      --------
    Net loss...............................    (20,985)       (3,011)      (49,720)
  Preferred stock dividends................     (1,261)         (537)       (1,317)
                                              --------      --------      --------
    Net loss used in calculating loss per
      share................................   $(22,246)     $ (3,548)     $(51,037)
                                              ========      ========      ========
    Net loss basic and diluted per
      share(3).............................   $  (2.33)     $  (0.91)     $  (4.70)
                                              ========      ========      ========
  Shares used in computing net loss per
    share..................................      9,552         3,908        10,863
                                              ========      ========      ========
BALANCE SHEET DATA:
  Cash and cash equivalents................                 $    697      $    725
  Working capital (deficit)................                    2,586        (5,709)
  Total assets.............................                   24,176        42,772
  Long-term debt, including current
    portion................................                   20,078        33,828
  Redeemable, convertible preferred
    stock..................................                   10,786        20,692
  Accumulated deficit......................                  (15,240)      (70,429)
  Total stockholders' equity (deficit).....                   (9,073)      (24,224)


---------------
(1) Gives effect to the acquisition of PerImmune Holdings as if it had occurred on January 1, 1997. See "Pro Forma Consolidated Financial Information."


(2) The six months ended December 31, 1995 and the subsequent periods include the operations of Bartels, which was acquired by the Company in November 1995. The 1998 results include the operations of PerImmune Holdings, which the Company acquired in January 1998. See Note 11 to the Company's consolidated financial statements.



(3) See Note 2 to the Company's consolidated financial statements contained elsewhere in this Prospectus for an explanation of earnings per share calculations.

    SELECTED FINANCIAL DATA FOR PERIMMUNE HOLDINGS AND PREDECESSOR COMPANIES



     The selected financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements of PerImmune Holdings and the notes thereto included elsewhere in this Prospectus. The balance sheet data as of December 31, 1993 and the statement of operations data for the year then ended and for the year ended December 31, 1994 are derived from the financial statements of OT Biotechnology Research Institute ("BRI"), a predecessor company to PerImmune which operated as a division of Organon Teknika, an indirect wholly owned subsidiary of Akzo Nobel, NV. Such financial statements are not included in this Prospectus but have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The balance sheet data as of December 31, 1994 and 1995 are derived from the financial statements of PerImmune, which was incorporated as a wholly owned subsidiary of Organon Teknika in December 1994 (BRI and PerImmune, collectively, are referred to as the "Predecessor Companies"). Such financial statements are not included in this Prospectus but have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The statement of operations data for the year ended December 31, 1995 is derived from the statement of operations of PerImmune, which is included elsewhere in this Prospectus and which was audited by KPMG Peat Marwick LLP, independent certified public accountants. The balance sheet data as of August 2, 1996 have been derived from the unaudited financial statements of PerImmune and have been prepared on a basis consistent with the audited financial statements of PerImmune and the notes thereto and include all adjustments (constituting only normal recurring adjustments) necessary for a fair presentation of the information. The statement of operations data for the period ended August 2, 1996 is derived from the financial statements of PerImmune included elsewhere in this Prospectus and has been audited by KPMG Peat Marwick LLP, independent certified public accountants. The balance sheet data as of December 31, 1996 and the statement of operations data for the period then ended were derived from the consolidated financial statements of PerImmune Holdings included elsewhere in this Prospectus and have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The balance sheet data as of December 31, 1997 and the statement of operations data for the year then ended are derived from the consolidated financial statements of PerImmune Holdings included elsewhere in this Prospectus, and have been audited by PricewaterhouseCoopers LLP, independent accountants.



                                                                     PREDECESSOR COMPANIES (1)             PERIMMUNE HOLDINGS
                                                              ---------------------------------------   -------------------------
                                                                                            JANUARY 1    AUGUST 3
                                                                YEAR ENDED DECEMBER 31       THROUGH      THROUGH     YEAR ENDED
                                                              ---------------------------   AUGUST 2    DECEMBER 31   DECEMBER 31
                                                               1993      1994      1995       1996         1996          1997
                                                              -------   -------   -------   ---------   -----------   -----------
                                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue:
    Government contracts....................................  $ 3,947   $ 6,005   $ 6,578    $ 3,420      $ 2,751      $  1,869
    Commercial and affiliate contracts......................   11,099    10,483    11,313      7,176        1,106         3,909
    Product sales...........................................      821     1,247     1,407      1,632          594         2,111
                                                              -------   -------   -------    -------      -------      --------
        Total revenue.......................................   15,867    17,735    19,298     12,228        4,451         7,889
                                                              -------   -------   -------    -------      -------      --------
Operating expenses:
  Cost of contracts and sales:
    Government contracts....................................    3,469     5,173     5,779      3,375        1,968         1,585
    Commercial and affiliate contracts......................    9,996     9,796    10,189      6,299          886         3,431
    Product sales...........................................      609       822     1,124      1,102          325         1,600
                                                              -------   -------   -------    -------      -------      --------
        Total cost of contracts and sales...................   14,074    15,791    17,092     10,776        3,179         6,616
  Selling, general and administrative.......................    1,034     1,264     1,283        740          708         2,241
  Research and development..................................      467       239       360        189        4,683         8,077
  Other.....................................................                 50        29         14           10           608
                                                              -------   -------   -------    -------      -------      --------
        Total operating expenses............................   15,575    17,344    18,764     11,719        8,580        17,542
                                                              -------   -------   -------    -------      -------      --------
        Income (loss) from operations.......................      292       391       534        509       (4,129)       (9,653)
Interest (expense), net.....................................                                                 (446)         (837)
Loss on sale-leaseback transaction..........................                                                               (335)
                                                              -------   -------   -------    -------      -------      --------
        Income (loss) before income taxes...................      292       391       534        509       (4,575)      (10,825)
Provision for income taxes..................................     (111)     (285)     (356)       (68)
                                                              -------   -------   -------    -------      -------      --------
        Net income (loss)...................................  $   181   $   106   $   178    $   441      $(4,575)     $(10,825)
                                                              =======   =======   =======    =======      =======      ========
BALANCE SHEET DATA:                                                                       (UNAUDITED)
Cash and cash equivalents...................................  $     2   $     2   $     2    $   193      $ 2,424      $  2,504
Working capital (deficit)...................................    3,123     3,244     3,014        (18)      (3,835)       (8,871)
Total assets................................................    7,506    12,694    12,829     12,650       13,624         8,030
Long-term debt, including current portion...................                                               14,835        10,393
Redeemable, convertible preferred stock.....................                                                              9,786
Retained earnings (accumulated deficit).....................                          178        619       (5,485)      (16,310)
Total stockholders' equity (deficit)........................    5,844    10,242    10,521      9,161       (5,485)      (16,027)



---------------


(1) Effective August 3, 1996, 100% of PerImmune's common stock was acquired by PerImmune Holdings from Organon Teknika in exchange for a $9,234,935 note payable. Prior to the acquisition, the Predecessor Companies performed certain research and development activities for, and were reimbursed by, Organon Teknika and other affiliates under contractual agreements. The revenue and cost related to those activities prior to the acquisition were presented as part of "Revenue -- Commercial and affiliate contracts" and "Cost of contacts and sales -- Commercial and affiliate contracts" in the above selected financial data. Subsequent to the acquisition by PerImmune Holdings, costs incurred in research and development activities were presented as "Research and development" expenses as those activities were primarily performed for PerImmune's own benefit and were not reimbursed.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations may contain forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this Prospectus. This discussion and analysis should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

OVERVIEW

     The Company is an integrated biopharmaceutical company operating in one business segment, focused on the development and commercialization of cancer vaccines and of immunotherapeutic and diagnostic products for cancers and infectious diseases. The Company is applying its extensive expertise in immunology and its clinical, regulatory, manufacturing and marketing experience to develop a portfolio of innovative therapeutic, prognostic and diagnostic products.


     On January 2, 1998, the Company acquired all of the capital stock of PerImmune Holdings. With the consummation of the Merger, PerImmune Holdings became a subsidiary of Intracel. Management's Discussion and Analysis of Financial Condition and Results of Operations for each of Intracel and PerImmune Holdings for 1997, 1996 and 1995 will be presented, as appropriate, on a separate basis. The results of operations for the six-month period ended June 30, 1998 and forward-looking liquidity and capital resources will be discussed on a consolidated basis.


INTRACEL -- RESULTS OF OPERATIONS


     SIX MONTHS ENDED JUNE 30, 1998 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 1997



     Revenues increased $2.7 million, or 38.0%, to $9.8 million as compared to $7.1 million for the six months ended June 30, 1998 and 1997, respectively. Product revenues generated by the Company's portfolio of diagnostic products, which are used for the confirmation of viral and bacterial diseases, increased by $0.6 million, or 8.6%, to $7.7 million as compared to $7.1 million for the six months ended June 30, 1997. This increase is primarily the result of $1.4 million of product revenues arising from the acquisition of PerImmune Holdings offset by a decline of $0.8 million of product revenues as compared to the six months ended June 30, 1997. This decline is due to eroding sales prices of certain of the Company's product lines due to increased competition, the loss of a distribution right to a high sales volume product and the Company's decision at the end of 1997 to move its manufacturing for the INSTI product to Canada, which came on line in March 1998. Contract revenues for the six months ended June 30, 1998 were $2.1 million, all attributable to the acquisition of PerImmune Holdings.



     Cost of revenues increased $2.4 million, or 53.3%, to $6.9 million as compared to $4.5 million for the six months ended June 30, 1998 and 1997, respectively. This increase was primarily comprised of $1.6 million for cost of contract revenue and $1.2 million of cost of product revenues wholly attributable to the acquisition of PerImmune Holdings offset by a slight decline in cost of product revenues for the six months ended June 30, 1998 as compared to the six months ended June 30, 1997.



     Selling, general and administrative expenses increased $4.4 million, or 122.2%, to $8.0 million as compared to $3.6 million for the six months ended June 30, 1998 and 1997, respectively. This increase is primarily comprised of $1.8 million of expenses associated with the hiring of additional personnel, primarily resulting from the Company's continued expansion of its internal marketing and sales organization, $1.2 million of related expenses attributable to the acquisition of PerImmune Holdings and $0.8 million of amortization expense pertaining to assets acquired from PerImmune Holdings.



     Research and development expense increased $5.2 million, or 1,733.3%, to $5.5 million as compared to $0.3 million for the six months ended June 30, 1998 and 1997, respectively. $5.3 million of this increase is attributable to the acquisition of PerImmune Holdings.

     Interest expense increased by $0.6 million, or 50%, to $1.8 million as compared to $1.2 million for the six months ended June 30, 1998 and 1997, respectively. This increase is primarily attributable to the debt acquired in the PerImmune Holdings acquisition.



     A gain of $0.8 million was recognized in association with the curtailment of the PerImmune Holdings pension plan.



     1997 COMPARED TO 1996



     Diagnostics revenue decreased $1.2 million, or 8.2%, to $13.5 million in 1997 as compared to $14.7 million for the twelve months ended December 31, 1996. The Company believed the decline was in part related to the ineffectiveness of a third-party distributor agreement. In response, the Company decided to establish its own internal marketing and sales organization and terminated such agreement during 1997. During 1997, the Company's INSTI product for HIV/AIDS testing was introduced to international markets at a price designed to facilitate market penetration. This pricing strategy resulted in an increase of revenues from $0.1 million to $0.5 million.



     Cost of product sales increased $2.1 million, or 28.4%, to $9.5 million in 1997. The increase was partly attributable to a $1.1 million charge for excess and obsolete inventory used for research-related product sales. The remaining $1.0 million increase was due primarily to cost of product sales for INSTI products exceeding product revenues for INSTI products by $0.8 million.



     Selling, general and administrative expenses increased by $2.8 million, or 49.1%, to $8.5 million. The increase was due to several factors. The Company established its own internal marketing and sales organization in 1997. In addition, the Company formed a regulatory department to provide quality control in compliance with regulatory requirements to support Bartel's lines of production and newly emerging products such as INSTI and ZYMMUNE. The Company also incurred costs in connection with the Company's merger and acquisition program, which included the Merger on January 2, 1998. A lease for a fully developed diagnostic manufacturing facility was acquired in September 1996 with associated costs included for all in 1997.



     Research and development expenses decreased $0.4 million, or 40.0%, to $0.6 million in 1997 as a result of reduced payments under a specific contract. Reorganization expense of $0.9 million was incurred in 1996, in connection with the Company's relocation from Cambridge, Massachusetts to Issaquah, Washington.



     Interest expense increased $0.3 million, or 13.6%, to $2.5 million in 1997 primarily related to interest rate increases associated with certain debt instruments.


     SIX MONTHS ENDED DECEMBER 31, 1995

     Due to a change in the Company's fiscal year end from June 30 to December 31 during 1995, all information in the following paragraphs under this section applies to the six months ended December 31, 1995.

     Product sales for the six months ended December 31, 1995 were $2.4 million, primarily comprised of $1.8 million from diagnostic product sales generated by Bartels from the date of its acquisition.


     For the six-month period ended December 31, 1995, cost of product sales was $1.8 million, primarily comprised of $1.2 million pertaining to Bartels cost of product sales. Selling, general and administrative expenses for the six months ended December 31, 1995 totaled $2.6 million.



     Research and development expenses of $1.1 million for the six-month period ended December 31, 1995 were associated with a specific contract. An additional $2.1 million was expensed in the six months ended December 31, 1995 for acquired in-process research and development associated with the acquisition of Bartels.


     The Company recognized an extraordinary gain for the six months ended December 31, 1995 of $1.4 million, pertaining to the Company's early retirement of debt.

     TWELVE MONTHS ENDED JUNE 30, 1995

     Net revenues of $1.6 million for the year ended June 30, 1995 were comprised of sales of proteins and antibodies for use in diagnostic and research applications.


     Cost of sales of $0.8 million consisted of the cost to manufacture the various proteins and antibodies for the year ended June 30, 1995. Selling, general and administrative expenses were $1.6 million for the year ended June 30, 1995.


     Research and development expenses of $1.2 million for the year ended June 30, 1995 were associated with a specific contract.

INTRACEL -- LIQUIDITY


     The Company's operating activities used $2.5 million in 1997 resulting from the net loss of $2.9 million (adjusted for non-cash items) offset by a $0.4 million reduction in investment in working capital. Investing activities used $4.2 million of which $2.0 million represented the deposit in escrow of restricted cash associated with a debt issue. Additionally, $1.4 million was invested in the purchase of property and equipment and $0.8 million was invested or advanced to Bartels Prognostics, Inc., an unconsolidated subsidiary in which the Company has a minority interest ("Bartels Prognostics"). Net cash from financing activities of $5.5 million was primarily comprised of $1.7 million from the sale of preferred stock and $6.0 million net from the sale of common stock and the exercise of warrants and options, offset by $2.3 million of payments on long-term debt net of proceeds of new issuances and associated costs.


PERIMMUNE HOLDINGS -- RESULTS OF OPERATIONS

     PerImmune Holdings' operations are conducted in one business segment which applies biotechnology and other life sciences technologies to develop and provide products and services. PerImmune Holdings groups these activities into three operating activities: Government Contracts, Commercial Contracts and Product Sales.

     PerImmune Holdings' operations began on August 3, 1996 with its acquisition of PerImmune from Organon Teknika, an indirect wholly owned subsidiary of Akzo Nobel, NV, in a leveraged buyout. Therefore, all comparisons are for the full year of 1997 as compared to approximately five months of 1996.

     TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED WITH THE FIVE MONTHS ENDED DECEMBER 31, 1996


     Revenues increased $3.4 million, or 75.6%, to $7.9 million in the 1997 period. Government contracts revenues decreased $0.9 million, or 32.1%, to $1.9 million. This decrease was the result of several contracts which ended during the United States government fiscal year, October 1996 to September 1997, with only one of those contracts being renewed, at a much lower dollar value than in prior years. Management decided to de-emphasize the government contract business and instead focus on future products and services. Commercial contract revenues increased by $2.8 million, or 254.5%, to $3.9 million in the 1997 period. This increase was due to the start of a research and development contract with Baxter Healthcare Corporation ("Baxter") and the difference in the length of the two reporting periods. Product sales increased by $1.5 million, or 250.0%, to $2.1 million in the 1997 period due entirely to the difference in the length of the two reporting periods. There was also a decrease of $0.3 million in 1997 sales due to the completion of research and development for PerImmune's previous parent in 1996.



     Gross profit was approximately the same for both years. Government contract gross profits declined from 28.5% of sales to 15.2% of sales due to the start-up of new contracts and additional costs not expected on contracts completed. Commercial contract gross profits declined from 19.9% of sales in the 1996 period to 12.2% in the 1997 period of sales due to non-billable overruns on various fixed price research and development contracts. Product sales gross profits decreased from 45.3% in the 1996 period to 24.2% in 1997 of sales due to start-up and validation expenses related to products that received marketing clearance from the FDA in late 1997.



     Selling, general administrative expense increased by $1.5 million in the 1997 period, or 214.3%, due to the change in reporting periods and the initial payment of over $0.3 million in connection with marketing studies prior to the launch of the HumaSPECT product line. Previously, PerImmune's former parent had paid marketing costs for this product line.



     Research and development costs increased $3.4 million, or 72.3%, in 1997 due to the change in reporting periods, introduction of several clinical trials and filing of applications for approval with the FDA, offset by lower research and development activity as PerImmune Holdings placed more emphasis on its largest projects while eliminating others. Other expense increased by $0.6 million due in part to facility costs that in the past had been allocated to government contracts that were completed in 1996.



     Interest expense increased by $0.6 million, or 150.0%, to $1.0 million in 1997, due to the change in reporting periods. Interest income of $0.2 million in 1997 was due to the earnings on excess cash received from the sale-leaseback of PerImmune's corporate headquarters building in January 1997, which also resulted in a $0.3 million loss.


PERIMMUNE HOLDINGS -- LIQUIDITY


     PerImmune Holdings' operating activities used $8.5 million in 1997 resulting from the net loss of $9.9 million (adjusted for non-cash items) offset by a $1.4 million in reduction in investment in working capital. Investing activities generated $3.6 million of which $5.1 million related to the purchase and sale-leaseback transaction referred to above and leaseback improvements offset by capital expenditures of $0.3 million and $1.2 million paid to an investment bank. Net cash from financing activities of $5.0 million included $9.8 million from issuance of convertible preferred stock, $0.3 million from issuance of common stock and $0.9 million from issuance of notes payable offset by $5.6 million in payment of notes payable and $0.4 million of increase in restricted cash.


CONSOLIDATED LIQUIDITY AND CAPITAL RESOURCES

     As stated earlier, the future liquidity and capital resources of the Company will be discussed on a post-Merger consolidated basis.


     The Company's operating activities used $6.7 million for the six months ended June 30, 1998, resulting from the net loss of $9.1 million (adjusted for non-cash items) offset by a $2.4 million reduction in investment in working capital. Investing activities for the six months ended June 30, 1998 provided $3.6 million, of which $2.5 million represented cash acquired in conjunction with the Merger, $2.0 million represented the release of restricted cash in escrow, offset by $0.4 million associated with the increase in other assets acquired in conjunction with the Merger and $0.4 million used for the acquisition of property and equipment. Financing activities for the six months ended June 30, 1998 provided $1.8 million primarily from the issuance of new debt of $8.7 million, net of issuance costs, offset by payments of a long-term obligation and under a line of credit in the aggregate amount of $6.6 million.



     During the first quarter of 1998, the Company announced the results of a ten-year Phase III clinical trial for OncoVAX(CL), which the Company believes is the first vaccine to demonstrate efficacy for the post-surgical treatment of Stage II colon cancer. The Company plans to begin treatment of patients using the OncoVAX(CL) vaccine by establishing OncoVAX Centers in Europe and the United States. Over 40 OncoVax Centers are expected to be established in the next several years. The Company expects capital expenditures to increase over the next several years as the OncoVAX Centers are established. Currently, the Company is investigating various options for funding the OncoVAX Center capital expenditures which are estimated to require an investment of less than $1.5 million per site. This may include, but is not limited to, capital equipment vendor financing, lease lines, and strategic alliances with the hospitals associated with the OncoVAX Centers. Currently the Company has no material commitments for such capital expenditures. In addition to the capital expenditures required for each OncoVAX Center, working capital requirements of the Company will increase in association with the build-up of patient receivables as each OncoVAX Center becomes operational.



     As of June 30, 1998, the Company's accumulated deficit was approximately $70.4 million. Included in the accumulated deficit is a one-time expense of $37.7 million which was incurred in the first quarter of 1998 related to acquired in-process research and development consisting of six projects which were undergoing continuing development and/or clinical trials as they approached approval by the FDA. As each of these projects was in development at the date of the Merger with PerImmune, technological feasibility for the projects was not established. The research projects acquired were all specifically designed to address specific indications with focused therapies, which may or may not lead to the development of "platform technologies," having alternative future uses outside of the contemplated indications. If the Company continues to pursue such "platform technologies," the aggregate expenditures to facilitate the completion of these projects for the remainder of 1998, 1999, 2000, 2001 and 2002 are estimated to be $1.5 million, $3.5 million, $3.6 million, $3.7 million and $2.7 million, respectively.



     At June 30, 1998, the Company had a working capital deficit of approximately $5.9 million with approximately $0.7 million in cash and cash equivalents as its principal source of liquidity. Subsequent to June 30, 1998, the Company received approximately $1.3 million in milestone payments under various contracts and agreements which PerImmune had entered into prior to the Merger. As all of PerImmune's contracts and commitments survived the Merger, the Company is now responsible for honoring the terms and conditions of these agreements. The Company considers all such contracts and agreements to be of a normal, recurring nature and consistent with the operational functions of the Company. The material contracts are discussed in further detail in the notes to the financial statements of PerImmune Holdings, Inc. and Subsidiary and elsewhere in this Prospectus.



     During 1997, the Company received certain amendments and waivers to a debt agreement and its covenants. These amendments and waivers were retroactive to January 1, 1997 and remained in effect until June 30, 1998. The amendments and waivers became effective upon the consummation of the Merger. On April 1, 1998, the Company repaid all amounts outstanding under the debt agreement associated with the amendments and waivers.



     Subsequent to June 30, 1998, the Company obtained additional financing of approximately $42.0 million through the issuance of equity securities and additional debt instruments. Of this amount, approximately $27.3 million was used for the retirement of existing debt or to redeem outstanding shares of preferred stock, approximately $4.9 million was deposited into an escrow account which is equivalent to four scheduled interest payments on the new debt agreement, $6.0 million was deposited into a segregated bank account from which the Company is permitted to obtain funds upon request to the lender, with the balance applied to meeting the working capital needs of the Company. The Company's current material indebtedness consists of a 12% Guaranteed Senior Secured Primary Note due August 25, 2003 in the aggregate original principal amount of $35.0 million and a 12% Guaranteed Senior Secured Escrow Note due August 25, 2003 in the aggregate original principal amount of $6.0 million. See further discussion of the outstanding indebtedness of the Company as set forth under "Business -- 1998 Debt Refinancings" and elsewhere in this Prospectus.



     The Company believes that its sources of liquidity, together with net proceeds from its private placements and borrowings, as well as the proceeds from this offering will be sufficient to satisfy its funding needs for operations through the end of 1999. Since June 30, 1995, the Company has incurred negative cash flow from operations and does not expect to generate positive cash flow to fund its operations for the next few years. This estimate of the period for which the Company expects its available sources of liquidity to be sufficient to meet its capital requirements is a forward-looking statement that involves risks and uncertainties. There can be no assurance that the Company will be able to meet its capital requirements for this period as a result of certain factors set forth under "Risk Factors -- Future Capital
Requirements: Uncertainty of Additional Funding" and elsewhere in this Prospectus. In the event the Company's capital requirements are greater than estimated, the Company may need to raise additional capital to fund its research and development and to expand its sales and marketing efforts to support the commercialization of its products under development. The Company's future liquidity and capital funding requirements will depend on numerous factors, including the extent to which the Company's products under development are successfully developed and gain market acceptance, the timing of regulatory actions regarding the Company's products under development, the costs and timing of expansion of sales, marketing and manufacturing activities, procurement and enforcement of patents important to the Company's business and results of clinical trials, regulatory approvals and competition. There can be no assurance that additional capital will be available on terms acceptable to the Company, if at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may include restrictive covenants. If adequate funds are not available, the Company may be required to curtail certain Company operations or to obtain funds through entering into collaborative agreements or other arrangements on unfavorable terms. The failure by the Company to raise capital on acceptable terms when needed could have a material adverse effect on the Company's business, financial condition or results of operations.



     The Company may incur additional operating losses over the next few years in connection with the establishment and operation of its OncoVAX Centers. Historically, such losses have been principally the result of the various costs associated with the Company's research and development programs and pre-clinical and clinical activities. The Company expects that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial. To date the Company's revenues have primarily resulted from product sales of diagnostic test kits. The Company's ability to achieve a consistent, profitable level of operations is dependent in large part upon continued product research and development, obtaining regulatory approvals for its existing identified products and successfully manufacturing and marketing such products.


YEAR 2000 COMPLIANCE

     Management has initiated the Year 2000 Program to prepare the Company's computer systems and other electronic applications for the year 2000. Through the Year 2000 Program, management is currently reviewing the Company's computer systems and other electronic applications in order to identify potential Year 2000 problems. Based upon preliminary results of the Year 2000 Program, management anticipates that the Company's Year 2000 compliance expenses will not be material and that the Company's Year 2000 Program will be completed before January 1, 2000. The Company's failure to successfully complete its Year 2000 Program could have a material adverse effect on the Company's business, financial condition and results of operations.

                                    BUSINESS

GENERAL


     Intracel is an integrated biopharmaceutical company focused on the development and commercialization of cancer vaccines and immunotherapeutic and diagnostic products for cancers and infectious diseases. Based upon the results of Phase III clinical trials, the Company is preparing a BLA for its OncoVAX(CL) cancer vaccine for the post-surgical treatment of Stage II colon cancer, the most common form of colon cancer. The Company is also planning to initiate Phase III clinical trials for OncoVAX(CL) in combination with chemotherapy for Stage III colon cancer, has initiated Phase III clinical trials for KLH for the treatment of refractory bladder cancer, and is planning to initiate a Phase II/III clinical trial for its ASI(BCL) vaccine for the treatment of low-grade B-cell lymphoma. In addition, the Company markets a portfolio of in vitro diagnostic products and is introducing a number of new diagnostic products for detecting and monitoring various cancers, AIDS and heart disease.



     The Company believes that OncoVAX(CL) is the first vaccine to demonstrate efficacy for the post-surgical treatment of Stage II colon cancer, and has recently announced the results of the ten-year Phase III Amsterdam trial. This randomized, multi-centered 254-patient clinical trial was the third in a series of clinical trials of OncoVAX(CL) conducted in the United States and Europe. The series included the Phase III ECOG trial and the Phase II/III Hoover trial. In the Amsterdam trial, which added a fourth booster vaccination to the regimen, the Company believes that OncoVAX(CL) demonstrated a 61% reduction in the rate of recurrences and a 50% improvement in the survival rate for patients with Stage II colon cancer when compared to surgery alone. The Company believes that the results of the Amsterdam trial are supported by positive trends shown in the ECOG and Hoover trials. Stage II colon cancer accounts for approximately 120,000 of the more than 200,000 new cases of colon cancer diagnosed in the United States and Europe each year. There is currently no product approved by the FDA for patients with Stage II colon cancer, and surgery is the principal means of treatment. The Company plans to file a BLA for OncoVAX(CL) with the FDA in late 1998 and is presently seeking the necessary regulatory and reimbursement approvals in certain countries in Europe. If the FDA does not consider the trials discussed above as relevant or supporting to the efficacy of OncoVAX(CL), the FDA may require additional clinical trials of OncoVAX(CL) prior to or after the FDA's approval of the product.



     OncoVAX(CL) is a multivalent vaccine produced from a patient's own surgically removed tumor. The tumor is collected immediately after surgery and delivered to one of the Company's OncoVAX Centers for manufacture and subsequent administration of the vaccine. Each OncoVAX Center has been designed to treat up to 2,000 patients per year. The Company plans to establish OncoVAX Centers at or near hospitals with established surgery practices, serving areas characterized by high population density and high incidence of colon cancer. Each OncoVAX Center will require less than 3,000 square feet and will employ a staff of production technicians and a supervising physician. Facilities for the first OncoVAX Center in the United States have been established at Lehigh Valley Hospital in Allentown, Pennsylvania, and the terms of the Company's ownership in, and operation of, the center are being developed pursuant to a letter of intent with Lehigh Valley Hospital. A second OncoVAX Center in the United States is being established at the Company's therapeutic manufacturing facility in Rockville, Maryland. The first OncoVAX Center in Europe is being established at University Hospital, Vrije Universiteit, Amsterdam. The Company plans to establish more than 25 OncoVAX Centers in the United States and more than 15 OncoVAX Centers in Europe. Each OncoVAX Center will cost approximately $1.0 to $3.0 million dollars to build. The Company expects revenues from operating OncoVAX Centers to offset the cost of new centers.



     The Company plans to leverage its OncoVAX Centers to perform expedited clinical trials and to launch other products, such as its in vivo imaging agent, HumaSPECT, and its B-cell lymphoma vaccine ASI(BCL). The Company has filed an amendment to the IND for OncoVAX(CL) with the FDA to commence a Phase III clinical trial for the use of OncoVAX(CL) in combination with chemotherapy for the treatment of Stage III colon cancer. The Company believes that this combination therapy will be more effective in the treatment of Stage III colon cancer than either OncoVAX(CL) or chemotherapy administered alone. The Company is currently in discussions with the FDA regarding the commencement of the Phase III clinical trial for this combination therapy. No assurance can be given that the Company will be given clearance to commence this Phase III clinical trial in a timely manner, if at all.


     As a complementary product for OncoVAX(CL), the Company has developed HumaSPECT, a totally human antibody labeled with a radioisotope, to monitor recurrence and metastatic spread of colon cancer. In a Phase III clinical trial completed in 1996, the Company believes that HumaSPECT demonstrated significant advantages over CT scans, the current standard for detecting recurrence and metastatic spread of colon cancer. Based on these results, the Company has filed a BLA in the United States and an MAA in Europe for HumaSPECT. The FDA has completed its initial review of the Company's BLA submitted for HumaSPECT and the manufacturing facility for this product, and is now reviewing the Company's responses to the FDA's initial round of questions as well as the Company's responses to the FDA inspection of the manufacturing facility. There can be no assurance that the Company will obtain FDA approval to market HumaSPECT in the United States in a timely manner, if at all. With respect to the MAA, the Company was notified on September 25, 1998 that the European Commission has decided to grant marketing authorization for HumaSPECT.


     The Company has initiated a Phase III clinical trial for KLH for the treatment of refractory bladder cancer. In Phase II clinical trials, the Company believes that KLH demonstrated significantly less toxicity than the leading FDA-approved product for the treatment of bladder cancer. The Company has entered into a strategic partnership with Mentor, a leading urology company, under which Mentor has been funding research and development, is required to make milestone payments to the Company and will market KLH worldwide. Mentor also markets Accu-D(x), the Company's rapid bladder cancer test.

     The Company plans to file an amendment to the IND for its ASI(BCL)vaccine with the FDA to commence a Phase II/III clinical trial for such vaccine in the first half of 1999. ASI(BCL) is designed to prevent recurrence of low-grade non-Hodgkin's B-cell lymphoma, the most common type of B-cell lymphoma, in patients who have achieved remission through chemotherapy and/or immunotherapy. ASI(BCL), like OncoVAX(CL), is an autologous vaccine and is produced using a unique antigen derived from a patient's own cancerous cells. The Company believes that a Phase I clinical trial has demonstrated that ASI(BCL) can stimulate a specific immune response and is associated with improved clinical outcomes.


     The Company has substantial expertise in the development and manufacturing of totally human antibodies. In April 1998, the Company commenced enrollment in its Phase I clinical trial for its totally human antibody HumaRAD(16.88) for the treatment of head and neck cancer and plans to submit an IND with the FDA to commence a Phase I clinical trial of a related product, HumaRAD(88BV59) for the treatment of ovarian cancer, in the first half of 1999. In addition, the Company is developing several antibody products to treat life-threatening infectious diseases.



     Through Bartels, the Company also markets a portfolio of innovative in vitro diagnostic products for the confirmation of viral and bacterial diseases. The Company markets these diagnostic products domestically to approximately 1,500 hospitals and clinical laboratories through its internal sales force. Internationally, the Company relies upon third-party distributors to market its diagnostic products. In 16 foreign countries, the Company is marketing a one-minute test for HIV/AIDS based on its proprietary INSTI technology. In addition, the Company is introducing a number of new diagnostic products, including its Apo-Tek Lp(a) test kit to monitor an important indicator of heart disease, its Accu-D(x) test to monitor the recurrence of bladder cancer and its ZYMMUNE test to monitor CD4/CD8 levels in patients with HIV/AIDS.



     The Company's technology foundation in cancer vaccines and human antibodies is supported by a clinical trial group with expertise in designing and implementing complex clinical trials and by state-of-the-art manufacturing facilities capable of producing commercial quantities of its therapeutic, diagnostic and prognostic products. To conduct research, development, manufacturing and marketing of its products, the Company employs over 230 people in multiple facilities, including its corporate headquarters in Issaquah, Washington, a therapeutic product facility located in Rockville, Maryland and diagnostic product facilities in Issaquah, Washington and Richmond, British Columbia, Canada.

BACKGROUND INFORMATION

  Overview

     Cancer is a family of more than one hundred different diseases which can be categorized into two broad groups: (i) solid tumors, like colon, breast, prostate and lung cancer and (ii) hematologic, or blood-borne, cancers like B-cell lymphoma and leukemia. Both groups are generally characterized by a breakdown of the cellular mechanisms that ordinarily regulate cell growth and cell death in healthy tissues.

     Cancers develop from normal cells in the body. When a cell ceases to act according to its pre-programmed function, it may become malignant and grow uncontrollably. In solid tumors, malignant cells disrupt the normal function of the tissues in which they are growing and can also spread to other tissues in the body or "metastasize." This disruption in vital organs, such as the lungs or the liver, frequently leads to death. Blood-borne cancers primarily affect blood cells and the immune system. Death from blood-borne cancers is usually caused by infection and/or vital organ failure.

     Despite a substantial investment in cancer research and development during the past several decades, the overall incidence of cancer is now higher than it was 30 years ago. According to the World Health Organization, cancer kills six million people per annum worldwide. The American Cancer Society estimates that, in the United States, the incidence of new cancer cases in 1998 will be approximately 1.2 million and that over 560,000 people will die from cancer. In addition, according to the American Cancer Society, over 35% of all Americans, or 85 million people, now living will eventually contract some form of cancer.

     According to statistics published by the American Cancer Society which are based on estimates from the National Cancer Institute, approximately 35% of all new cancer cases and approximately 24% of cancer deaths in the United States in 1998 will be attributable to colorectal, breast, ovarian, bladder and head and neck cancer. The diagnosis and treatment of these cancers and B-cell lymphoma are the subject of current development efforts by the Company. The following table details the new cases, deaths and direct treatment expenditures for selected cancers in the United States:

  NEW CASES, DEATHS AND ANNUAL EXPENDITURES FOR SELECTED CANCERS IN THE UNITED
                                     STATES

---------------------------------------------------------------------------------
                                                            ANNUAL
                                                        EXPENDITURES(2)
           TYPE              NEW CASES(1)   DEATHS(1)    (IN MILLIONS)
---------------------------------------------------------------------------------
  Lung                         171,500       160,100        $5,060
---------------------------------------------------------------------------------
  Colorectal                   131,600        56,500         6,465
---------------------------------------------------------------------------------
  Breast                       180,300        43,900         6,599
---------------------------------------------------------------------------------
  Prostate                     184,500        39,200         4,610
---------------------------------------------------------------------------------
  Ovarian                       25,400        14,500           906
---------------------------------------------------------------------------------
  Bladder                       54,400        12,500         2,172
---------------------------------------------------------------------------------
  Head and neck                 30,300         8,000           N/A
---------------------------------------------------------------------------------
  Non-Hodgkin's lymphoma(3)     55,400        24,900           N/A
---------------------------------------------------------------------------------

---------------
(1) Source: American Cancer Society's Cancer Facts and Figures, 1998.

(2) Includes all direct treatment expenses but excludes all indirect and actual morbidity costs. Source: Brown M.L., Fintor L.; "The Economic Burden of Cancer," Cancer Prevention and Control, New York, Marcel Dekker, 1995.


(3) Includes B-cell lymphoma, which accounts for a vast majority of new cases and deaths.

  Current Cancer Treatments

     The three most common methods of treating patients with cancer are surgery, chemotherapy and radiation. Surgery is primarily performed to remove solid tumors that are accessible to the surgeon and can be effective if the cancer has not yet metastasized. Frequently, however, the surgeon cannot remove all of the cancerous cells associated with the solid tumor. This results in the need for post-surgical "adjuvant" treatment methods, such as chemotherapy or radiation, to kill or limit growth of remaining cancerous cells and to prevent recurrence of the cancer.

     Chemotherapy, which typically involves the intravenous administration of cytotoxic drugs designed to destroy cancerous cells, is used for the treatment of both solid tumors and blood-borne malignancies. Chemotherapeutic drugs generally interfere with cell division and are therefore more toxic to rapidly dividing cancer cells. Since cancer cells can often survive the effect of a single drug, several different drugs are usually given in a combination therapy designed to target overlapping mechanisms of cellular metabolism and to overwhelm the ability of cancer cells to develop drug resistance. Nevertheless, partial and even complete remissions achieved by chemotherapy are often not permanent, because the treatment does not kill all the cancer cells, and the cancer resumes its progression within a few months or years of treatment. Chemotherapy is often re-administered to relapsed patients whose response typically becomes shorter with each successive treatment as resistance increases. Eventually, most patients become "refractory" to chemotherapy, meaning that the length of their response, if any, to treatment is so brief as to conclude that further chemotherapy regimes would be of little or no benefit.

     Chemotherapeutic drugs are not sufficiently specific to cancer cells to avoid affecting normal cells, especially those that are growing rapidly. As a result, patients often experience debilitating side effects such as nausea, vomiting, hair loss, anemia and fatigue, as well as life-threatening side effects such as immune system suppression. These side effects can limit the effectiveness of therapy because the clinician must avoid exceeding the maximum dose of drug that the patient can tolerate. Since dosages must be limited to avoid unacceptable side effects, it may not be possible to administer sufficiently high doses of chemotherapeutic drugs to overcome the natural ability of cancer cells to become resistant.


     Radiation is employed to irradiate a solid tumor and surrounding tissues and is a first-line therapy for inoperable tumors, but side effects are a limiting factor in treatment. Radiation accomplishes its purpose by killing cancer cells through a process called ionization. Some cells die immediately after radiation because of the direct effect, though most die because the radiation damages the chromosomes and DNA thereby limiting cell division. Radiation is used frequently in conjunction with surgery either to reduce the tumor mass prior to surgery or to destroy any tumor cells that may remain at the tumor site after surgery. However, radiation therapy cannot assure that all tumor cells will be destroyed and has very limited utility for treating widespread metastatic disease.


  Mechanisms of Immunity


     The immune system is composed of specialized cells that recognize, destroy and eliminate disease-causing foreign substances or cancer cells. There are two generally recognized components of immunity, cellular immunity and humoral immunity. Cellular immunity is effected by T lymphocytes ("T-cells"), natural killer cells, macrophages, and polymorphonuclear leukocytes. T-cells recognize and can be directly toxic to viruses, bacteria, parasites and cancer cells. T-cells also secrete cytokines which recruit and activate other immune cells, such as macrophages, natural killer cells and polymorphonuclear leukocytes, to the site of infection or tumor, where these cells engulf, or secrete cytotoxic substances that kill, the foreign substances, infectious agents or cancer cells. T-cells also direct the development of humoral immunity. Humoral immunity is effected by antibodies produced by B lymphocytes ("B-cells"). Antibodies are proteins produced in response to foreign substances called "antigens." Antibodies have a region that binds specifically to the antigen and a region that binds other immune cells such as macrophages and natural killer cells. The region that binds other immune cells is only recognized by these cells when the antibody is bound to the antigen. Thus, the antibody specifically directs the elimination of the antigen from the body. In persons with healthy immune systems, cancerous cells are recognized as antigens and eliminated through a process called immune surveillance. In patients with cancer, the immune surveillance process often fails, thus allowing cancerous cells to evade elimination by the immune system and develop into tumors and lymphomas. It is believed, however, that the immune system's ability to fight cancer can be enhanced through various immunotherapeutic approaches.

  Emerging Immunotherapeutic Cancer Treatments

     Scientific progress in defining key aspects of the molecular biology and immunology of cancer in recent years has yielded a number of promising new treatment approaches, which potentially overcome some of the major drawbacks of current treatment modalities. The Company believes that one of the most promising approaches for the development of cancer treatments is immunotherapy. The four principal immunotherapeutic or cancer vaccine approaches are described in the following table and include: (i) Active Specific Immunotherapy, (ii) Active Non-Specific Immunotherapy, (iii) Antibody-Based Immunotherapy and (iv) Adoptive Immunotherapy. The Company is developing products which utilize one or more of the first three of these approaches.
                          IMMUNOTHERAPEUTIC APPROACHES

-------------------------------------------------------------------------------------
TYPE OF IMMUNOTHERAPY                            DESCRIPTION
-------------------------------------------------------------------------------------
  Active Specific        Activation of anti-tumor immunity using antigenic tumor
                         cells, cell lysates, or extracted/synthetic tumor antigens.
-------------------------------------------------------------------------------------
  Active Non-Specific    Activation of anti-tumor immunity and other nonspecific
                         effector cells using microbial or chemical immunomodulators.
-------------------------------------------------------------------------------------
  Antibody-Based         Transfer of antibodies or antisera, providing indirect
                         enhancement to immunity.
-------------------------------------------------------------------------------------
  Adoptive               Transfer of immunological cells from one patient to another.

     Active Specific Immunotherapy involves the stimulation of a patient's immune system by using a patient's own cancer cells or extracted or synthetic tumor associated antigens. Cancer vaccines based upon active specific immunotherapy are typically mixed with a non-specific adjuvant whose role is to stimulate the immune system's response to the vaccine. By isolating cells or antigenic components from the tumor, mixing them with an adjuvant, and reintroducing this mixture back into the individual, the immune system may be induced to develop a response capable of destroying tumor cells. Active specific immunotherapy treatments are generally being developed as an adjuvant to surgery. Adjuvant therapy is necessary because surgery often fails to remove all primary or metastatic cancer cells. Active specific immunotherapy may offer the means by which an individual's immune system can be activated throughout the body to search out and destroy these residual cancer cells. The Company's active specific immunotherapeutic products include OncoVAX(CL) for the treatment of colon cancer and ASI(BCL) for the treatment of B-cell lymphoma.

     Active Non-Specific Immunotherapy involves the stimulation of a patient's immune system by using non-specific microbial or chemical immunomodulators, such as Bacillus Calmette-Guerin ("BCG"), the only FDA-approved immunomodulator for the treatment of bladder cancer. The mechanisms by which these non-specific immunomodulators enhance the immune response to antigens are poorly understood but are thought to involve the inducement of a local inflammatory reaction. This reaction results in the recruitment and activation of antigen presenting cells, the production of cytokines and the recruitment of effector T-cells and B-cells to the site of the antigen. Some of these non-specific agents have also been shown to be effective as immunogenic carriers and adjuvants. The Company's active non-specific immunotherapeutic products include KLH for the treatment of refractory bladder cancer.

     Antibody-Based Immunotherapy involves the use of anti-cancer monoclonal antibodies as stand-alone therapeutics to augment a patient's immune system or as targeting mechanisms for the administration of radiation or chemotherapy. While monoclonal antibodies have been shown to be effective in binding to cancer cells, problems associated with their specificity, immunogenicity and variable binding properties have to date resulted in a limited number of useful applications for even the most effective monoclonal antibodies when used alone. Research has increasingly moved towards using monoclonal antibodies as vehicles for targeting the administration of radiation or chemotherapy to the immediate vicinity of malignant cells. The Company's antibody-based immunotherapeutic products include HumaRAD(16.88) and HumaRAD(88BV59), totally human antibodies labeled with (90)Yttrium for the intratumoral treatment of head and neck cancer and of ovarian cancer, respectively.

     Adoptive Immunotherapy involves the transfer of immunological cells with anti-cancer properties from one patient into another in the hope that these cells either directly or indirectly produce anti-cancer effects on growing tumors. Although significant advances have been made, the available data remains inconclusive. At present, the Company is not active in this field.

THERAPEUTIC PRODUCTS

     The Company has accumulated and developed proprietary technology and expertise in several different approaches to the development of cancer vaccines and immunotherapeutics. The diversity of the Company's product and technology portfolio reflects the Company's belief that different approaches are required for different cancers. The following table sets forth the Company's leading therapeutic and in vivo monitoring products, classifies each according to its immunotherapeutic approach, specifies the cancer indication treated or monitored by each and summarizes the regulatory status of each:


---------------------------------------------------------------------------------------------------------
                                          THERAPEUTIC PRODUCTS
---------------------------------------------------------------------------------------------------------
                            IMMUNOTHERAPEUTIC/                                   CLINICAL TRIAL STATUS/
        PRODUCT             DIAGNOSTIC APPROACH            INDICATION            EXPECTED MILESTONES(1)
---------------------------------------------------------------------------------------------------------
OncoVAX(CL)              Active Specific            Stage II colon cancer      Phase III complete, BLA
                         Immunotherapy                                         filing expected in late
                                                                               1998. Launch in Europe
                                                                               expected in first half of
                                                                               1999 subject to opinions
                                                                               on national regulatory
                                                                               status.(2)


---------------------------------------------------------------------------------------------------------
OncoVAX(CL) plus         Active Specific            Stage III colon cancer     Amendment to IND filed for
  chemotherapy           Immunotherapy plus                                    Phase III.(3)
                         chemotherapy


---------------------------------------------------------------------------------------------------------
HumaSPECT                Antibody-Based Diagnosis   Monitoring of colon        BLA submitted in the
                                                    cancer                     United States.(4)
                                                                               Marketing authorization
                                                                               granted in Europe.


---------------------------------------------------------------------------------------------------------
KLH                      Active Non-Specific        Refractory bladder cancer  Phase III initiated.
                         Immunotherapy


---------------------------------------------------------------------------------------------------------
ASI(BCL)                 Active Specific            B-cell lymphoma            Phase II/III amendment to
                         Immunotherapy                                         IND planned for submission
                                                                               in 1999.


---------------------------------------------------------------------------------------------------------
HumaRAD(16.88)           Antibody-Based Diagnosis   Head and neck cancer       Phase I enrollment
                                                                               commenced.


---------------------------------------------------------------------------------------------------------
HumaRAD(88BV59)          Antibody-Based Diagnosis   Ovarian cancer             Phase I IND planned for
                                                                               submission in 1999.


---------------------------------------------------------------------------------------------------------
HumaSPECT                Antibody-Based Diagnosis   Ovarian cancer             Phase II completed.


---------------------------------------------------------------------------------------------------------
MONOGENE(INT)            Antibody-Based Gene        HIV                        Phase I IND planned for
                         Therapy                                               submission in 1999.


---------------------------------------------------------------------------------------------------------


---------------

(1) See "Risk Factors -- Government Regulation: No Assurance of Regulatory Approvals" and "-- Government Regulation."


(2) See "Risk Factors -- Dependence on OncoVAX(CL)" for a description of certain issues relating to the proposed BLA filing.

(3) See "Risk Factors -- Dependence on OncoVAX(CL)" for a description of certain issues relating to the status of this IND amendment.

(4) See "Business -- Therapeutic Products -- OncoVAX(CL) for the treatment of colon cancer" for a description of certain issues relating to the Company's BLA for HumaSPECT.

  OncoVAX(CL) for the treatment of colon cancer

     The American Cancer Society estimates that approximately 95,600 Americans will be diagnosed with colon cancer in 1998 and approximately 47,700 will die from colon cancer in 1998, ranking second only to lung cancer as a cause of death from cancer. According to Facts and Figures in the European Community
(1993), colon cancer afflicts over 120,000 people annually in Europe, with deaths from colon cancer estimated at over 79,000 per year. Colon cancer is generally classified into four categories or stages according to the status of the tumor nodes and metastasis. In Stage I colon cancer, the tumor has not penetrated the bowel wall and surgery is curative in more than 90% of the cases. In Stage II colon cancer, penetration of the bowel wall has occurred but regional lymph nodes are negative and surgery is curative for approximately 70% of these patients. Approximately two-thirds of patients with colon cancer present with Stage II disease. In Stage III colon cancer, the tumor has spread to the lymph nodes and the cure rate is moderate to poor depending on the extent of lymph node involvement. In Stage IV colon cancer, the cancer has spread to other vital organs in the body and is fatal in the vast majority of cases. Generally, patients that recur present with advanced colon cancer and the prognosis for these patients is very poor.

     Except for surgery, there is no medically accepted treatment for either Stage I or Stage II colon cancer and trials using adjuvant chemotherapy have not clearly demonstrated any patient benefit. For Stage III colon cancer, a combination of the chemotherapeutic drugs 5-fluorouracil ("5-FU") and levamisole or leucovorin is the treatment of choice in the United States and in Europe. The Company estimates that between 20% and 30% of patients fail to complete their course of chemotherapy because of adverse reactions.

     OncoVAX(CL) is an active specific immunotherapeutic for the post-surgical treatment of patients diagnosed with Stage II colon cancer. OncoVAX(CL) is prepared for each patient using the patient's own surgically removed tumor. After receipt at an OncoVAX Center, the tumor is enzymatically treated to separate the tumor cells and these cells are frozen awaiting preparation of the vaccine. The vaccine consists of a regimen of four inoculations administered over a period of six months. When a patient presents approximately four to five weeks after surgery for the first inoculation and one week later for the second inoculation, a portion of the tumor cells is thawed, irradiated to neutralize tumorigenic potential and combined with a proprietary formulation of BCG that serves as an immunogenic enhancer. The third inoculation (given one week after the second inoculation) and the final booster inoculation (given six months after the initial inoculation) are prepared the same way but without the addition of BCG.


     In the Amsterdam trial, OncoVAX(CL) was tested in the prospectively randomized, multi-center Phase III clinical trial. A total of 254 patients were randomized postoperatively to receive either OncoVAX(CL) or no further treatment after eligibility was established. Eligible patients included patients with confirmed Stage II or Stage III disease whose primary tumors had an adequate number of cells to allow for the production of OncoVAX(CL). Twelve hospitals within a four-hour radius of University Hospital screened potential candidates for the protocol. The potential candidate's colon resection was performed at one of the twelve sites, and the tumor specimen was transported to University Hospital's vaccine production laboratory for processing.


     The Company believes that the Amsterdam trial demonstrated that, at a median follow-up period of 5.4 years after treatment, OncoVAX(CL) significantly reduces the rate of tumor recurrences by 44% in patients with Stage II and III colon cancer. In Stage II patients, OncoVAX(CL) had the greatest impact with a statistically significant 61% reduction in the rate of recurrences along with proportional increases in overall survival.

     The Company believes that, in addition to its efficacy, OncoVAX(CL) has demonstrated an extremely favorable safety profile. Over a 15-year period, more than 700 people have received either a three- or four-shot regimen of OncoVAX(CL) with no significant side effects reported. The Company believes that the results of the Amsterdam trial confirmed positive trends seen in the ECOG and Hoover trials that tested OncoVAX(CL) administered in regimens of three inoculations without a six-month booster inoculation.

     The Company is now preparing a BLA for OncoVAX(CL) for submission to the FDA in late 1998. The Company is also seeking the necessary registrations and reimbursement approvals in certain countries in Europe.

     To commercialize OncoVAX(CL), the Company is planning to establish OncoVAX Centers at or near hospitals with established surgery practices. OncoVAX Centers have been designed to treat up to 2,000 patients per year. Each OncoVAX Center will require less than 3,000 square feet and contain all the equipment, facilities and personnel necessary to manufacture, store and administer OncoVAX(CL). The first centers in the United States are planned for areas characterized by high population density and high incidence of colon cancer. In each OncoVAX Center, the Company will employ a staff of production technicians and a supervising physician. Each OncoVAX Center will be responsible for collecting tumors from regional colorectal surgeons. The Company estimates that most OncoVAX Centers can be established and put into operation for an investment of less that $1.5 million per site. Facilities for the first OncoVAX Center in the United States have been established at Lehigh Valley Hospital in Allentown, Pennsylvania, and the terms of the Company's ownership in, and operation of, the facilities are being developed pursuant to a letter of intent with Lehigh Valley Hospital. A second OncoVAX Center in the United States is being established at the Company's therapeutic manufacturing facility in Rockville, Maryland. The first OncoVAX Center in Europe is being established at University Hospital, Vrije Universiteit, Amsterdam. The Company plans to establish more than 25 OncoVAX Centers in the United States and more than 15 OncoVAX Centers in Europe.



     Herbert C. Hoover, Jr., M.D., the Chairman of the Department of Surgery at Lehigh Valley Hospital, has been appointed as Medical Director of the Company. See "-- Medical Advisory Board." In this capacity, Dr. Hoover has agreed to spend 25% of his professional time to continue to assist the Company in setting up OncoVAX Centers. The Company has agreed to pay to Lehigh Valley Hospital the sum of $125,000 per annum, which amount will be offset by Lehigh Valley Hospital against the salary that the hospital pays to Dr. Hoover. It is anticipated that Dr. Hoover's time commitment to the Company will increase with the progressive implementation of the Company's OncoVAX(CL) program and that the salary offset will be renegotiated to appropriately reflect his growing time commitment. Intracel has agreed to grant to Dr. Hoover options to purchase up to 200,000 shares of the Company's common stock with an exercise price to be determined. 25% of such options will be fully vested upon grant and 25% of such options will vest on the first, second and third anniversaries of such grant. In addition, the Company has agreed to grant to Dr. Hoover an additional 100,000 options at such time as the OncoVAX Center at Lehigh Valley Hospital is open and treating the first patients. It is anticipated that further stock options will be granted to Dr. Hoover in connection with the achievement of additional milestones to be determined in the future. Dr. Hoover currently is the holder of 300,000 shares of the Company's common stock.


     The Company plans to leverage its OncoVAX Centers to perform expedited clinical trials and to launch other products, such as its in vivo imaging agent HumaSPECT for monitoring recurrence of colon cancer and ASI(BCL) for prevention of recurrence of disease in B-cell lymphoma. In the immediate term, the Company plans to use the OncoVAX Centers to conduct a Phase III clinical trial for OncoVAX(CL) in combination with chemotherapy to treat Stage III colon cancer patients. See "Risk Factors -- Dependence on OncoVAX(CL)" for the status of the Company's clinical trial for such product.


     The Company plans to market OncoVAX(CL) in conjunction with HumaSPECT, which has been designed to detect recurrence of colorectal cancer. HumaSPECT is a totally human antibody that is labeled with a radioisotope and then injected into a patient to detect recurrent or metastatic spread of colon cancer. Because HumaSPECT utilizes a human antibody (rather than a non-human antibody that can elicit an adverse reaction by the patient's own immune system), it can be repeatedly infused. A multi-center Phase III clinical trial was completed for HumaSPECT in 1996. In this trial, HumaSPECT demonstrated to be as accurate as CT scans in detecting recurrence of colorectal cancer and significantly superior to CT scans in determining whether a recurrence is inoperable. The Company has since submitted a BLA to the FDA and recently received marketing authorization for HumaSPECT in Europe. The Company believes, with the European Commission's approval, that HumaSPECT is the first totally human antibody approved for use in humans. HumaSPECT is also being evaluated in clinical trials for its efficacy in detecting recurrent lung, ovarian and prostate cancer. The Company plans to recommend HumaSPECT to patients vaccinated with OncoVAX(CL) to monitor recurrence and metastatic spread during the three-year period following vaccination. HumaSPECT can be administered and the results interpreted at an OncoVAX Center, with the results sent to a patient's oncologist or physician for further action, if required.

     On November 5, 1997, the FDA advised the Company in writing that its BLA for HumaSPECT was not approvable at that time. The letter raised questions regarding clinical and manufacturing process issues and questions related to the FDA's inspection of the manufacturing facility itself. The Company submitted responses to the issues raised in the FDA letter via letters dated April 10, May 19 and 29, and July 15 and 24, 1998. The Company believes it has fully responded to all issues raised by the FDA. Once a company fully responds to the FDA, the agency has six months to either approve the BLA or issue a "complete action" letter setting forth specific deficiencies, if any, and the actions necessary to receive approval. There can be no assurance, however, that upon review of these submissions that the FDA ultimately will approve the BLA for HumaSPECT.


  KLH for the treatment of bladder cancer

     The American Cancer Society estimates that there will be 54,400 new cases of bladder cancer in the United States in 1998. Bladder cancer is the fourth most prevalent malignant disease among male patients and the eighth among female patients. The Company estimates that approximately 350,000 people in the United States currently have had or are living with bladder cancer. Patients diagnosed with bladder cancer present with superficial tumors of which approximately 80% are papillary and the remaining 20% are carcinoma in situ ("CIS"). Superficial papillary tumors respond well to endoscopic surgery and post-surgical adjuvant therapy, but recurrence at the same or another site in the bladder is relatively common. CIS has particularly invasive and lethal potential and is not amenable to surgical resection. Intravesicular therapy, using chemotherapy and/or BCG, is used to treat endoscopically unresectable bladder cancer lesions. It is also used after surgery as adjuvant therapy designed to prevent recurrences.

     The Company is developing an active, non-specific immunotherapeutic approach for the treatment of bladder cancer using a proprietary formulation of keyhole limpet hemocyanin. Keyhole limpet hemocyanin is a potent immune stimulator that induces a non-specific inflammatory response in the bladder. However, a tumor-specific phenomenon may be involved as it has been recognized that keyhole limpet hemocyanin shares an antigen in common with bladder cancer cells. The Company believes that keyhole limpet hemocyanin has a significantly more favorable toxicity profile than BCG therapy and chemotherapy. Keyhole limpet hemocyanin is also being used by the Company and others as an immunogenic enhancer for products based upon active specific immunotherapy.

     The Company has completed a Phase I/II dose escalation study on KLH for superficial bladder cancer and CIS of the bladder. KLH was administered as a treatment for those bladder cancer patients that did not respond to treatment with BCG or chemotherapy. Data from the Phase I/II study indicates that, of the 25% of all bladder cancer patients who fail to respond to BCG or other forms of treatment, KLH has a greater than 50% complete response rate. Based upon these results, the Company has commenced a Phase III clinical trial to evaluate the efficacy of KLH for the treatment of refractory bladder cancer.

     The Company has entered into a strategic partnership agreement for the marketing and distribution of KLH with Mentor. Under the terms of the agreement, the Company will receive additional funding for research and development, milestone payments and 30% of the net sales of the product.

  ASI(BCL) for the treatment of B-cell Lymphoma

     The American Cancer Society estimates that approximately 55,400 cases of non-Hodgkin's lymphoma will be diagnosed in the United States in 1998. As with other cell types in the body, the B-cells and T-cells of the immune system may become malignant and grow as systemic tumors such as lymphomas. B-cell non-Hodgkin's lymphomas are one such group of cancers of the immune system and currently afflict approximately 250,000 people in the United States alone. B-cell non-Hodgkin's lymphomas are diverse with respect to both diagnosis and treatment and are generally classified as low-grade, intermediate or high grade. The Company estimates that approximately half of the 250,000 patients afflicted with non-Hodgkin's lymphoma in the United States have low-grade or follicular lymphoma and approximately 18,000 of these have been diagnosed within the previous 12 months. Treatment alternatives for lymphoma patients include chemother-apy, radiation and Rituxan(R), which is currently indicated for use in refractory, low-grade, CD20 positive B-cell non-Hodgkin's lymphoma.


     In conjunction with researchers at Stanford University, the Company has been developing ASI(BCL), an active specific immunotherapeutic product for the treatment of B-cell lymphoma, as an adjuvant therapy to chemotherapy and antibody-based immunotherapy. The approach is based upon the observation that each clone of B-cells expresses on the cell surface an antibody unique to that clone. Each patient's B-cell lymphoma may be characterized by the unique portion of the antibody molecule, the idiotype, expressed on the surface of that patient's tumor cells and this idiotype constitutes a patient-specific, tumor-specific antigen. By stimulating an immune response against this idiotype, the Company believes that ASI(BCL) may be able to prevent the continuous pattern of tumor relapse in B-cell lymphoma patients completing remission therapy.


     Results from a Phase I study indicated that when B-cell lymphoma patients were immunized during remission, 71% (15 out of 21) developed an immune response to ASI(BCL). Of these responding patients, 87% (13 out of 15) remained in a state of remission for a median duration of 7.9 years. An additional Phase I activity study has been ongoing since 1995 for which the Company has prepared 31 vaccines, of which 27 have now been administered. Based upon results obtained to date, the Company is preparing to file an amendment to its existing IND to commence a Phase II/III clinical trial of ASI(BCL) in the United States in the first half of 1999.


  HumaRAD

     The Company is developing HumaRAD(16.88) and HumaRAD(88BV59), radiolabeled human monoclonal antibodies for the treatment of head and neck cancer and of ovarian cancer, respectively. Focal head and neck cancer grows locally and usually metastasizes to the regional lymph nodes rather than to distant sites. This compartmentalization provides an opportunity for intratumoral injection of a radiolabeled monoclonal antibody. The American Cancer Society estimates that 30,300 people in the United States will develop head and neck cancer in 1998 and that approximately 8,000 people will die in 1998 from the disease. Surgery and radiation are the only currently available treatments for head and neck cancer and are often disfiguring. Like head and neck cancer, ovarian cancer is a relatively localized disease. The American Cancer Society estimates that, in 1998, there will be 25,400 cases of newly diagnosed ovarian cancer in the United States and that approximately 14,500 people will die in 1998 from the disease. Approximately 70% of patients with ovarian cancer are diagnosed with advanced disease. The introduction of platinum combination chemotherapy and taxol has greatly improved medium-term survival, but long-term survival rates remain low. The prognosis is particularly poor for patients with recurrent or progressive disease.

     The Company's HumaRAD products utilize radioimmunotherapy ("RIT"), a form of targeted radiation therapy, by having a human monoclonal antibody carry a therapeutic dose of radiation, in this case (90)Yttrium, to tumor cells. By targeting "compartmentalized" tumors with intratumoral injections of a human monoclonal antibody, the Company believes its HumaRAD products may overcome systemic toxicity and the antigenicity of non-human antibodies, two of the major problems previously encountered with RIT in the treatment of solid tumors.

     The Company has developed extensive expertise in the RIT field. The Company's HumaRAD human monoclonal antibodies bind with a variety of tumor types in vivo and have been shown to be specific for tumor localization in patients with colorectal, breast, ovarian and head and neck cancer. One of the most important advantages seen with these HumaRAD products is their lack of immunogenicity in patients. This is in contrast to a single administration of a mouse monoclonal antibody from which the majority of patients develop a human anti-mouse response precluding further or frequent treatment with the mouse antibody. The administration of HumaRAD, even following multiple infusions, does not elicit a human anti-human response. This is important because multiple infusions are necessary to deliver a therapeutic dose of radiation.

     The Company, by using intratumoral injections of HumaRAD(16.88) in patients with head and neck cancer, has been able to demonstrate that it can deliver therapeutic doses of radiation to the primary tumor and metastatic lymph nodes. In ovarian cancer, where the whole peritoneal cavity is at risk and the majority of patients present with advanced disease, the Company is evaluating the intraperitioneal administration of

HumaRAD(88BV59) in patients who have minimal residual disease following surgery and chemotherapy. The Company has commenced enrollment of its Phase I clinical trial of HumaRAD(16.88) for the treatment of head and neck cancer and plans to submit an IND with the FDA to commence a Phase I clinical trial of HumaRAD(88BV59) for the treatment of ovarian cancer in the first half of 1999.

  Other products


     The successful development of HumaSPECT and the Company's HumaRAD products has enabled the Company to extend its human antibody program to the development of products to treat several serious infectious diseases in North America and Europe. The principal targets of this program are life-threatening infectious diseases, including nosocomial, or hospital-borne, infections and HIV/AIDS.



     The Company is developing human monoclonal antibodies for three different types of bacteria: staphylococcus epidermidis, enterococcus faecalis and enterococcus faecium. Some of this work was initiated pursuant to an agreement with Baxter which terminated in March 1998. Baxter may have some residual licensing rights to products developed during the course of this contract. Staphylococcus epidermis is a major cause of infections of premature infants in hospitals. Enterococcus faecalis and enterococcus faecium are major causes of serious infections in immunocompromised patients. The seriousness of enterococcus infection, particularly faecium, is exacerbated by the increasing prevalence of resistance to antibiotics, including vancomycin. The Company plans to file an IND to commence Phase I clinical trials of one or more of these antibodies in the first half of 1999.


     The Company has also been developing its MONOGENE(INT) antibody-based gene therapy product for the treatment of patients with HIV/AIDS. MONOGENE(INT) involves the introduction of an antibody gene into key immune cells of the body. The antibody gene allows the immune cells to produce an antibody fragment which binds to the critical integrase protein and which, in extensive preclinical testing, has been shown to strongly inhibit HIV infection. The Company believes that this gene therapy approach is less toxic and less likely to result in viral resistance than certain other therapies. The Company is currently focused on manufacturing clinical grade quantities of MONOGENE(INT) necessary for use in conducting a Phase I clinical trial.

DIAGNOSTIC PRODUCTS

     In addition to its therapeutic products portfolio, the Company also develops, manufactures and markets a portfolio of in vitro diagnostic products. The Company's diagnostic business unit has been expanded through acquisition and internal development to include the following products:


-------------------------------------------------------------------------------------------------
                                       DIAGNOSTIC PRODUCTS
-------------------------------------------------------------------------------------------------
            PRODUCT                   DIAGNOSTIC USES                     STATUS(1)
-------------------------------------------------------------------------------------------------
 Confirmatory diagnostic          Viruses and bacteria      Being marketed.
   products
-------------------------------------------------------------------------------------------------
 INSTI HIV-1/2                    HIV                       Registered or approved in 16
                                                            countries.
-------------------------------------------------------------------------------------------------
 Chemotrax(BR)                    Breast cancer             Pre-market approval ("PMA")
                                                            application approved.
-------------------------------------------------------------------------------------------------
 ZYMMUNE CD4/CD8                  HIV                       501(k) cleared. Being marketed.
-------------------------------------------------------------------------------------------------
 Accu-D(x)                        Bladder cancer            501(k) cleared. Being marketed by
                                                            Mentor.
-------------------------------------------------------------------------------------------------
 Apo-Tek Lp(a)                    Cardiovascular disease    501(k) cleared. Being marketed by
                                                            Sigma Diagnostics, Inc. ("Sigma").
-------------------------------------------------------------------------------------------------


(1) See "-- Government Regulation -- Device Regulation."

  Confirmatory diagnostic products

     With the exception of pathogens which have a major effect on the blood supply, such as HIV and hepatitis, a significant volume of virology and bacteriology testing in the United States and elsewhere continues to employ standard cell culture techniques. Depending on the pathogen suspected and the organs involved, a fecal, sputum or blood sample is taken from the patient and sent to a hospital or clinical laboratory in a plastic transport containing a liquid preservative. The laboratory incubates the patient sample with a cell-line selected for its ability to produce the suspected pathogen. After a standard incubation period, the cells are then exposed to antibodies that recognize the virus or bacterium for which the test has been designed. These antibodies are coupled with dyes or enzymes so laboratory technicians can observe whether the virus or bacterium is present.


     Through Bartels, the Company manufactures and/or markets a comprehensive family of products required for every step of this process and is widely regarded as one of the leading suppliers in the field. The product portfolio includes 31 transports, 50 cell-lines, more than 60 antibodies and 66 enzyme-linked immuno-assay ("ELISA") tests. The Company also supplies instrumentation required to read the results of its ELISA tests. In accordance with standard industry practice, these instruments are generally furnished to customers at a charge that is based, in part, upon customer purchase volume.



  INSTI HIV-1/2



     After several international clinical trials, the Company is currently launching a rapid test for detection of HIV-1 and HIV-2. The INSTI HIV-1/2 test takes approximately one minute to run, is easy to perform and interpret and is as sensitive and specific as most instrument-based tests which take more than an hour or more and many steps to perform. The product has been registered/approved in India, Thailand, Chile, Russia, Pakistan, South Africa, Venezuela, Costa Rica, Panama, Colombia, Jordan, Belize, Haiti, the Dominican Republic, Surinam and Turkey. The Company has not sought and does not anticipate seeking approval of this product for marketing in the United States. INSTI HIV-1/2 is the first product utilizing the Company's INSTI platform technology that provides a fast and accurate antibody detection system for serum, plasma and whole blood samples. In addition to speed and accuracy, the INSTI format has been designed for high-volume, low-cost production. The product is being manufactured at the Company's facility in Richmond, British Columbia, Canada.


  Chemotrax(BR)


     Until recently, there has been no FDA-approved test to determine the sensitivity of solid tumors to the range of chemotherapeutic agents available to treat these tumors. In 1996, after a four-year PMA application process, Bartels Prognostics (a company, unrelated to Bartels, in which Intracel has a minority financial interest) received FDA approval to market Chemotrax(BR), a chemotherapeutic sensitivity test to be used in conjunction with the treatment of breast cancer. Clinical trials demonstrated that Chemotrax(BR) accurately measured breast tumor cell sensitivity to 5-FU, a type of chemotherapy widely used to treat breast and other cancers, and that assay results correlated closely to patient clinical responses to 5-FU. Bartels Prognostics has received FDA approval of an investigational device exemption ("IDE") for the testing of four other chemotherapeutic agents and intends to supplement the IDE to obtain FDA approval to those two other chemotherapeutic agents so that a panel of standard chemotherapies can be evaluated for each breast cancer patient. The clinical trials have not yet commenced. The Company has exclusive rights to market Chemotrax(BR).


  ZYMMUNE CD4/CD8

     The Company is launching ZYMMUNE CD4/CD8, a product to determine the number of CD4 and CD8 immune cells in the body. CD4/CD8 counts are an important marker for staging and treating HIV-infected individuals and implementing therapeutic intervention. The demand for CD4/CD8 testing is expected to grow as patients on the new triple therapy regimes live longer and require extended monitoring. The standard methodology used to determine the level of these immune cells has been a combination of flow cytometry and hematology. ZYMMUNE CD4/CD8 is a simpler, less costly alternative to the flow cytometer and provides results in less than 35 minutes. The ZYMMUNE CD4/CD8 testing system received final FDA clearance in November 1995 and is now in expanded field trials.


  Accu-D(x)


     The Company has developed Accu-D(x), a point-of-care in vitro diagnostic test for the detection of recurrent bladder cancer. Accu-D(x) is a urine-based test which can be performed in a physician's office in about seven minutes. The Company estimates that the market potential for Accu-D(x) in the United States includes approximately 350,000 persons previously diagnosed with bladder cancer. Accu-D(x) was cleared for marketing by the FDA in April 1997. The Company has also entered into an agreement with Mentor for the marketing and distribution of Accu-D(x), pursuant to which product sales began in early 1998. Under the terms of the agreement, the Company receives 50% of the net sales of the product.


  Apo-Tek Lp(a)

     In November 1997, the Company received FDA clearance to market its Apo-Tek Lp(a) test kit which detects Lipoprotein(a) ("Lp(a)"), a single independent risk factor for astherosclerotic cardiovascular disease. The Company estimates that over 57 million Americans have one or more types of cardiovascular disease. The Company's Apo-Tek Lp(a) test can be used with human serum or plasma to detect and accurately quantify Lp(a) levels and shows no cross reactivity with plasminogen or other plasma components. The Company currently has a distribution agreement with Sigma in connection with Apo-Tek Lp(a), pursuant to which product sales began in early 1998.

MANUFACTURING


     The Company manufactures its therapeutic products in Rockville, Maryland in a facility of approximately 120,000 square feet. The Rockville, Maryland facility contains facilities for production of human monoclonal antibodies, gene therapy and production of vaccines from antisera as well as extensive research and development facilities. The Company manufactures all of its FDA-cleared diagnostic products in two registered facilities totaling approximately 54,000 square feet in Issaquah, Washington. The Company's INSTI HIV-1/2 product is manufactured in a facility of approximately 7,000 square feet in Richmond, British Columbia, Canada. Facilities for the first OncoVAX Center in the United States have been established at Lehigh Valley Hospital in Allentown, Pennsylvania, and the terms of the Company's ownership in, and operation of, the center are being developed pursuant to a letter of intent with Lehigh Valley Hospital. A second OncoVAX Center in the United States is being established at the Company's therapeutic manufacturing facility in Rockville, Maryland. The first OncoVAX Center in Europe is being established at University Hospital, Vrije Universiteit, Amsterdam, The Netherlands. The Company is planning to establish more than 40 OncoVAX Centers in the United States and Europe to manufacture and administer OncoVAX(CL). All of the Company's facilities are leased. Upon establishment of the OncoVAX Centers, the Company believes that its facilities will be adequate for the foreseeable future.


MARKETING AND SALES


     The Company markets and sells its diagnostic products in the United States through its own direct sales force, which consists of 17 employees. Outside the United States, the Company utilizes local distributors for the sale of its diagnostic products. The Company has appointed Sigma and Mentor as exclusive world-wide distributors for Apo-Tek Lp(a) and of Accu-D(x), respectively.


     The Company plans to market and sell OncoVAX(CL) and HumaSPECT through OncoVAX Centers to be established in the United States and Europe. The Company anticipates that OncoVAX Centers will be supported by account representatives with both sales and service responsibilities with centralized marketing support located in Rockville, Maryland. The Company has appointed Mentor as exclusive world-wide distributor for KLH, but has not appointed distributors for any of its other therapeutic products.

RESEARCH AND DEVELOPMENT



     The Company employs approximately 25 people in research and development, 16 of whom hold advanced degrees in chemistry and molecular biology. Their research and development efforts range from generic cancer vaccines to gene therapy for HIV/AIDS. For the six months ended December 31, 1995, the year ended December 31, 1996 and the year ended December 31, 1997, the Company (on a pro-forma basis after giving effect to the Merger as if it had occurred on January 1, 1997) spent $1.1 million, $1.0 million and $8.6 million, respectively, on research and development.


REIMBURSEMENT


     The ability of the Company to successfully commercialize its products depends, in part, on coverage and reimbursement of such products by third-party payers, such as government health care programs (including Medicare and Medicaid), indemnity insurers, and managed care organizations. In the past several years there have been numerous initiatives on the federal and state government levels for comprehensive or incremental reforms affecting the payment for health care services and products, including a number of proposals that would significantly limit reimbursement under the Medicare and Medicaid programs. The Company anticipates that federal and state governments will continue to review and assess health care delivery systems and payment methodologies. There can be no assurance that adequate third-party coverage and reimbursement will be available for the Company's products. If adequate coverage and reimbursement are not provided by government and other third-party payers for uses of the Company's products, the market acceptance of these products could be adversely affected.



     In the United States, almost all people over age 65 have primary health care coverage through the federal Medicare program administered by the Health Care Financing Administration ("HCFA"). The strong correlation between the incidence of cancer and age means that HCFA's decisions concerning coverage and payment for OncoVAX(CL) by Medicare will be financially significant to the Company. As an autologous product that will not generally be sold through traditional commercial channels, OncoVAX(CL) may present unique coverage and payment issues for Medicare. Currently, once approved by the FDA, Medicare covers medically necessary biologics administered as part of or incident to a physician's service when furnished to beneficiaries in settings such as physicians' offices or clinics. Under federal law, HCFA pays physicians the lesser of their actual charge for the drug or 95% of the commercially published price of the drug. The Company plans to work to ensure that HCFA addresses and resolves any unique OncoVAX(CL) issues under its existing policies that generally provide Medicare coverage and payment for FDA-approved drugs.



     Medicare's decision concerning coverage and reimbursement of OncoVAX(CL) also may be useful in assuring private coverage and payment. Adults under age 65 who have insurance coverage are likely to have employer sponsored or work-related health plans, which are increasingly likely to involve some element of managed care with policies similar to those of Medicare. Because coverage and payment issues for private insurance coverage are heavily dependent on the provisions in the insurance contract, the Company is planning to work closely with payors and patients to obtain coverage and payment for OncoVAX(CL).


GOVERNMENT REGULATION


     The testing, manufacturing, labeling, advertising, promotion, export and marketing, among other things, of the Company's therapeutic and diagnostic products are subject to extensive regulation by governmental authorities in the United States and other countries. Therapeutic and diagnostic products that are administered to patients are regulated as drugs or biologic drugs, while diagnostic products that are used on blood and tissue samples taken from patients are regulated as devices. In Europe, in vitro diagnostic devices will be subject to a Directive, to be adopted in 1999, which will create a harmonized regime for such products. For the purposes of European Community law, OncoVAX(CL) is neither a medical device or medicinal product and therefore is unharmonized. Regulatory requirements are accordingly to be determined on a national basis. In certain Member States, OncoVAX(CL) would be unregulated.

  Drug Regulation

     Non-biological drugs and biological drugs are generally subject to some of the same laws and regulations. Ultimately, however, they are approved under different regulatory frameworks, with non-biological drugs being approved under the FDC Act through an NDA and biological drugs being approved under the PHS Act by a BLA. Among other things, the FDA Modernization Act clarifies that biological products are subject to the same requirements as non-biological products under the FDC Act, except that a biological product licensed under the PHS Act is not required to have an NDA. Thus, as a biologic, OncoVAX(CL) is subject to IND regulations prior to approval and will be regulated as both a biologic and a drug once it has an approved BLA. Traditionally, a company seeking FDA approval to market a biological drug (in contrast to a non-biological drug) was required to file and obtain approval of a PLA and an Establishment License Application ("ELA") with the FDA pursuant to the PHS Act before commercial marketing of the product could begin. The FDA Modernization Act repealed the statutory requirement for an ELA for a biological product. Instead, a single BLA covering both the product and the facility in which the product is manufactured is now required. As of February 19, 1998, the effective date of the FDA Modernization Act, approval of applications filed under the old system will result in the issuance of a BLA for the product. No refiling or other action on the part of the applicant will be required to implement this conversion to a single license. At the present time, the Company believes that OncoVAX(CL) and other immunotherapeutics that it may develop will be regulated by the FDA as biologics.

     The steps required before a drug or biologic may be approved for marketing in the United States generally include (i) preclinical laboratory tests and animal tests, (ii) the submission to the FDA of an IND application for human clinical testing, which must become effective before human clinical trials may commence, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product, (iv) in the case of a biologic, the submission to the FDA of a BLA, or in the case of a drug, an NDA, (v) FDA review of the BLA or NDA and (vi) satisfactory completion of an FDA inspection of the manufacturing facilities at which the product is made to assess compliance with cGMPs. The testing and approval process requires substantial time, effort and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all.

     Preclinical studies include laboratory evaluation of the product, as well as animal studies to assess the safety and potential efficacy of the product. The results of the preclinical studies, together with manufacturing information and analytical data, are submitted to the FDA as part of the IND. The IND automatically will become effective thirty days after receipt by the FDA unless the FDA, before that time, raises concerns or questions about the conduct of the trials as outlined in the IND and places the trial on clinical hold. In such case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can proceed. There can be no assurance that submission of an IND will result in FDA authorization to commence clinical trials. Moreover, once trials have commenced, the FDA may stop the trials, or particular types of trials, by placing a "clinical hold" on such trials because of concerns about, for example, the safety of the product being tested or the adequacy of the trial design. Such holds can cause substantial delay and in some cases may require abandonment of a product or a particular trial.

     Clinical trials involve the administration of the investigational products to healthy volunteers or patients under the supervision of a qualified principal investigator consistent with an informed consent. Further, each clinical trial must be reviewed and approved by an independent Institutional Review Board ("IRB") at each institution at which the study will be conducted. The IRB will consider, among other things, ethical factors, the safety of human subjects and the possible liability of the institution.

     Clinical trials typically are conducted in three sequential phases, but the phases may overlap. In Phase I, the initial introduction of the drug into human subjects, the drug is usually tested for safety (adverse effects), dosage tolerance, absorption, metabolism, distribution, excretion and pharmacodynamics. Phase II clinical trials usually involve studies in a limited patient population to (i) evaluate the efficacy of the drug for specific, targeted indications,
(ii) determine dosage tolerance and optimal dosage and (iii) identify possible adverse effects and safety risks. Phase III clinical trials generally further evaluate clinical efficacy and test further for safety within an expanded patient population and at multiple clinical sites. Phase IV clinical trials are conducted after approval to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of drugs approved under accelerated approval regulations. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase IV clinical trial requirement. These clinical trials are often referred to as "Phase III/IV post-approval clinical trials." Failure to promptly conduct Phase IV clinical trials could result in withdrawal of approval for products approved under accelerated approval regulations.

     In the case of products for severe or life-threatening diseases, the initial clinical trials are sometimes done in patients rather than in healthy volunteers. Since these patients are afflicted already with the target disease, it is possible that such clinical trials may provide evidence of efficacy traditionally obtained in Phase II clinical trials. These trials are referred to frequently as Phase I/II trials. There can be no assurance that Phase I, Phase II or Phase III testing will be completed successfully within any specific time period, if at all, with respect to any of the Company's product candidates. Furthermore, the FDA may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

     The results of the preclinical studies and clinical trials, together with detailed information on the manufacture and composition of the product, are submitted to the FDA in the form of a BLA or NDA requesting approval to market the product. Before approving a BLA or NDA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facility is in cGMP compliance. The FDA may delay approval of a BLA or NDA if applicable regulatory criteria are not satisfied, require additional testing or information, and/or require postmarketing testing and surveillance to monitor safety or efficacy of a product. There can be no assurance that FDA approval of any BLA or NDA submitted by the Company will be granted on a timely basis, if at all. Also, if regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which such product may be marketed. Any FDA approvals that may be granted will be subject to continual review, and newly discovered or developed safety or efficacy data may result in withdrawal of products from marketing. Moreover, if and when such approval is obtained, the marketing and manufacture of the Company's products would remain subject to extensive regulatory requirements administered by the FDA and other regulatory bodies, including compliance with cGMPs and adverse event reporting requirements. Failure to comply with these regulatory requirements could, among other things, result in product seizures, recalls, fines, injunctions, suspensions, or withdrawals of regulatory approvals, operating restrictions and criminal prosecutions.

     The FDA Modernization Act establishes a new statutory program for the approval of fast track drugs, including biological products. The fast track program is designed to facilitate the development and expedite the approval of therapies that are intended to treat serious or life-threatening conditions, such as cancer and AIDS, and that demonstrate the potential to address unmet medical needs for such conditions. Under the new fast track program, a request for designation may be submitted concurrently with, or any time after, the submission of an application for an IND. If a product meets the statutory criteria, the Secretary is required to designate it as a fast track drug within 60 days of the request for designation. An application for a fast track drug may be approved upon determination that the drug has an effect on a clinical endpoint or a surrogate endpoint that is reasonably likely to predict clinical benefit. While precise time frames for approval of fast track products have not been established, the Prescription Drug User Fee Act established performance goals correspondence between the FDA Commissioner and Congress committing the agency to a six-month review period for priority drugs.

     The Company may elect to seek approval of OncoVAX(CL) under this accelerated approval process. If a product is approved under the accelerated approval regulations, the sponsor may be required to conduct additional adequate and well-controlled studies to verify that the effect on the surrogate marker represents improved clinical outcome or otherwise confirm the effect on a clinical endpoint. In the event such postmarketing studies do not verify the drug's anticipated clinical benefit, or if there is other evidence that the drug product is not shown to be safe and effective, expedited withdrawal procedures permit the FDA, after a hearing, to remove a product from the market. For products approved under the accelerated approval provisions, promotional materials must be submitted to the FDA for review 30 days prior to dissemination.

Significant uncertainty exists as to the extent to which such initiative will result in accelerated review and approval. Further, the FDA has not made available comprehensive guidelines with respect to this initiative, and it retains considerable discretion in determining eligibility for accelerated review and approval and is not bound by discussions that an applicant may have with FDA staff. Accordingly, the FDA could employ such discretion to deny eligibility of OncoVAX(CL) as a candidate for accelerated review or require additional clinical trials or other information before approving OncoVAX(CL). The Company cannot predict the ultimate impact, if any, of the new approval process on the timing or likelihood of FDA approval of OncoVAX(CL) or any of its other potential products.

     Treatment of patients with an experimental therapy may be allowed under a treatment IND before general marketing begins and pending FDA approval. Charging for an investigation product also may be allowed under a treatment IND to recover certain costs of development, if various requirements are met. The Company may elect to file a treatment IND pending approval of its BLA for OncoVAX(CL).

     The Company also will be subject to a variety of regulations governing clinical trials and sales of its products outside the United States. Whether or not FDA approval has been obtained, approval of a product by the comparable non-U.S. regulatory authorities must be obtained prior to the commencement of marketing of the product in their respective countries. The approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval.


     The pharmaceutical legislation of the European Union requires any person seeking to market a medicinal product for human use to obtain approval of an MAA. Procedures for granting such authorizations have been harmonized within the European Union through the issue of directives for implementation into the domestic law of each Member State and by Regulations having direct effect. There are two authorization procedures by which approvals can be sought to market pharmaceutical products in more than one Member State. The first is a centralized assessment procedure administered by the EMEA. The second is a decentralized, or "mutual recognition," procedure available only to non-biologics. Pursuant to this procedure, an applicant may apply for a national authorization in one Member State. Upon obtaining that authorization, an applicant may make further national applications in such other Member States as are relevant to the applicant, requesting the relevant national authorities in those Member States to recognize, by reference to the assessment report of the relevant national authority in the first Member State, the marketing authorization already granted. In the event of objection, European Union authorities require that binding arbitration determine whether authorizations should be granted and, if so, on what terms. The Company's policy is to design its clinical trials in order to meet the eligibility requirements for centralized EMEA approval. Drugs which fall within the definition of "high technology medicines" under the Annex to Council Regulation 2809/93 undergo the centralized approval system under which the CPMP is obliged to give an opinion as to whether a marketing authorization has been granted within 210 days (although the "clock" may be stopped if further information is required).


     In addition, prices are regulated in most countries other than the United States. For example, regulators in certain European countries condition their approval of a pharmaceutical product on the agreement of the seller not to sell the product for more than a certain price in their respective countries. In some cases, the price established in any of these countries may serve as a benchmark in the other countries. As such, the price approved in connection with the first approval obtained in any of these European countries may serve as the maximum price that may be approved in the other European countries. Also, a price approved in one of these European countries that is lower than the price previously approved in the other European countries may require a reduction in the prices in such other European countries. In such event, there can be no assurance that the resulting prices would be sufficient to generate an acceptable return on the Company's investment in its products.

  Device Regulation

     Pursuant to the FDC Act and the regulations promulgated thereunder, the FDA regulates the preclinical and clinical testing, manufacturing, labeling, distribution and promotion of medical devices. In the United States, medical devices are classified into one of three classes (i.e., Class I, II, or III) on the basis of the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Class I devices are subject to general controls (e.g., labeling, premarket notification and adherence to cGMPs) and Class II devices are subject to general and special controls (such as performance standards, postmarket surveillance, patient registries, and FDA guidelines). Generally, Class III devices are those which must receive premarket approval by the FDA to ensure their safety and effectiveness (life-sustaining, life-supporting and implantable devices, or new devices which have been found not to be substantially equivalent to legally marketed devices). Before a new device can be introduced in the market, the manufacturer must generally obtain FDA clearance or approval through either clearance of a 510(k) notification or approval of a PMA application. However, most Class I devices are now exempt from the FDA's market clearance requirements.

     A PMA application must be filed if a proposed device is not substantially equivalent to a legally marketed Class I or Class II device, or if it is a preamendment Class III device for which the FDA has called for PMA applications. A PMA application must be supported by valid scientific evidence to demonstrate the safety and effectiveness of the device, typically including the results of clinical trials, bench tests and laboratory and animal studies. The PMA application must also contain a complete description of the device and its components, and a detailed description of the methods, facilities and controls used to manufacture the device. In addition, the submission must include the proposed labeling, advertising literature and any training materials.

     Once the FDA determines that the PMA application is sufficiently complete to permit a substantive review, the FDA will accept the application for filing and begin its review. Although the FDA has 180 days to review a PMA application, such reviews generally take one to three years, and may take significantly longer, from the date the PMA application is accepted for filing.

     During the review of a PMA application, an advisory committee likely will be convened to review and evaluate the application and provide recommendations to the FDA as to whether the device should be approved. The FDA is not bound by the recommendation of the advisory panel. In addition, prior to approval, the FDA generally will inspect the manufacturing facility to ensure compliance with applicable cGMP requirements. If granted approval, the PMA application may include significant limitations on the indicated uses for which the product may be marketed, and the agency may require post-marketing studies of the device.


     If the FDA's evaluation of the PMA application or manufacturing facilities is not favorable, the FDA will deny approval of the PMA application or issue a "non-approval" letter. The FDA may determine that additional clinical trials are necessary, in which case approval may be delayed for one or more years while additional clinical trials are conducted and submitted. The PMA application process can be expensive, uncertain and lengthy, and a number of devices for which FDA clearance has been sought by other companies have never been approved for marketing. Modifications to a device that is the subject of an approved PMA application, its labeling or its manufacturing process may require approval by the FDA of PMA application supplements or new PMA applications. Supplements to a PMA application often require the submission of the same type of information required for an initial PMA application, except they are generally limited to that information needed to support the proposed change.


     A 510(k) clearance will be granted if the submitted information establishes that the proposed device is "substantially equivalent" to a legally marketed Class I or Class II medical device or a preamendment Class III medical device for which the FDA has not called for PMA applications. In some cases, 510(k) submissions require clinical data. It generally takes from four to 12 months from submission to obtain 510(k) premarket clearance, but it may take longer. The FDA may determine that a proposed device is not substantially equivalent to a legally marketed device, or that additional information is needed before a substantial equivalence determination can be made. A "not substantially equivalent" determination, or a request for additional information could prevent or delay the market introduction of new products that fall into this category. For any devices that are cleared through the 510(k) process, modifications or enhancements that could significantly affect safety or effectiveness, or constitute a major change in the intended use of the device, will require new 510(k) submissions.


     If human clinical trials of a device are required, whether for a 510(k) or a PMA application, and the device presents a "significant risk," the sponsor of the trial (usually the manufacturer or the distributor of the device) will have to file an IDE application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and laboratory testing. If the IDE application is approved by the FDA and one or more appropriate IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a "nonsignificant risk" to the patient, a sponsor may begin the clinical trial after obtaining approval for the study by one or more appropriate IRBs without the need for FDA approval. Submission of an IDE does not give assurance that the FDA will approve the IDE and, if it is approved, there can be no assurance that the FDA will determine that the data derived from these studies supports the safety and efficacy of the device or warrants the continuation of clinical studies. Sponsors of clinical trials are permitted to sell investigational devices distributed in the course of the study provided such compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.


     Although clinical investigations of most devices are subject to the IDE requirements, clinical investigations of in vitro diagnostic ("IVDs") tests are exempt from the IDE requirements, including FDA approval of investigations, provided the testing meets certain exemption criteria. IVD manufacturers must also establish distribution controls to assure that IVDs distributed for the purpose of conducting clinical investigations are used only for that purpose. Pursuant to current FDA policy, manufacturers of IVDs labeled for investigational use only ("IUO") or research use only ("RUO") are encouraged by the FDA to establish a certification program under which investigational IVDs are distributed to or utilized only by individuals, laboratories or health care facilities that have provided the manufacturer with a written certification of compliance indicating that the IUO or RUO product will be restricted in use and will, among other things, meet institutional review board and informed consent requirements.


     Any devices manufactured or distributed by the Company pursuant to FDA clearance or approvals are subject to pervasive and continuing regulation, including routine inspections of facilities by the FDA and certain state agencies. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable regulations setting forth detailed cGMP requirements, which include testing, control and documentation requirements. Manufacturers must also comply with Medical Device Reporting ("MDR") requirements that a firm report to the FDA any incident in which its product may have caused or contributed to a death or serious injury, or in which its product malfunctioned and, if the malfunction were to recur, it would be likely to cause or contribute to a death or serious injury. Labeling and promotional activities are subject to scrutiny by the FDA and, in certain circumstances, by the Federal Trade Commission. Current FDA enforcement policy prohibits the marketing of approved medical devices for unapproved uses.


     The Company is subject to routine inspection by the FDA and certain state agencies for compliance with cGMP requirements, MDR requirements, and other applicable regulations. With respect to devices, the FDA Modernization Act will affect the IDE, 510(k) and PMA application processes, and also will affect device standards and data requirements, procedures relating to humanitarian and breakthrough devices, tracking and postmarket surveillance, accredited third-party review, and the dissemination of off-label information. The Company cannot predict how or when these changes will be implemented or what effect the changes will have on the regulation of the Company's products. Changes in existing requirements or adoption of new requirements could have a material adverse effect on the Company's business, financial condition, and results of operations. There can be no assurance that the Company will not incur significant costs to comply with laws and regulations in the future or that laws and regulations will not have a material adverse effect on the Company's business, financial condition or results of operations.



     Within the European Community, there exists a harmonized European regulatory regime for medical devices (Directive 93/42/EEC) and from 1999, a separate Directive for in vitro diagnostics will be adopted. These Directives require that relevant products satisfy certain Essential Requirements and bear a marking to demonstrate compliance.


     The Company is also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. There can be no assurance that the Company will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not have a material adverse effect upon the Company's ability to do business.

     Noncompliance with applicable requirements can result in, among other things, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant premarket clearance or premarket approval for devices, withdrawal of marketing clearances or approvals, and criminal prosecution. The FDA also has authority to request recall, repair, replacement or refund of the cost of any device manufactured or distributed by the Company.


  Health Care Fraud and Abuse



     The Company is subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback laws, physician self-referral laws, and false claim laws. Violations of these laws are punishable by criminal and/or civil sanctions. The Company has never been challenged by a government authority under these laws, and intends to seek legal counsel and structure its operations in order to comply with such laws. However, because of the breadth of some of these laws, the Company cannot provide assurances that one or more of its current or future practices would not be challenged by governmental authorities under these laws.



     Anti-Kickback Laws. The Company's operations are subject to federal and state anti-kickback laws. The Federal Health Care Programs Anti-Kickback Statute (section 1128B(b) of the Social Security Act) prohibits persons or entities from, among other things, knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, in return for or to induce (i) the referral of an individual for the furnishing of any item or service for which payment may be made in whole or in part under a Federal Health Care Program, including Medicare and Medicaid, or (ii) the purchasing, ordering, or recommending of any product or service for which payment may be made in whole or in part under a Federal Health Care Program. The statute is broad in scope and has been interpreted by federal courts and administrative tribunals to apply if even "one purpose" (as opposed to the primary or sole purpose) of an arrangement is to induce the referral of business. The statute contains certain exceptions, and regulations have created certain "safe harbors," which identify specific practices that might otherwise fall within the broad language of the statutory prohibition, but that are not considered unlawful under the statute. Safe harbors exist for, among other things, certain investment interests held in an entity by a referral source, as well as employment and personal service arrangements. Each safe harbor contains a number of requirements that must be met. Practices that do not satisfy all of the requirements of an applicable safe harbor do not necessarily violate the statute, although such practices may be subject to scrutiny by federal enforcement officials. Several states also have anti-kickback laws that vary in scope and may apply regardless of whether a Federal Health Care Program is involved.



     The Company has established, or may establish in the future, various financial relationships with potential purchasers of the Company's products or sources of referral, including hospitals, clinical laboratories and physicians. For example, the Company may lease space from hospitals and may contract with clinical laboratories for testing to be performed in connection with patient treatment. As long as such relationships involve the lease or purchase by the Company of space, products or services needed for the Company's operations, and the amounts paid represent fair market value, the Company believes that such relationships should not be found to violate the anti-kickback laws. In addition, certain supervising physicians at the Company's OncoVAX Centers, as well as physician-members of the Company's Medical Advisory Board, may recommend, order or purchase the Company's products, or refer patients to the Company's OncoVAX Centers. Arrangements with these physicians will be structured to either meet the requirements of the applicable safe harbors for employment and personal service arrangements or, as with the other relationships described above, compensate the individuals a fair market value amount for their services. Potential purchasers of the Company's products or sources of referral may acquire investment interests in the Company or in the OncoVAX Centers. The Company believes that such interests could qualify for the investment interests safe harbor or, absent safe harbor compliance, should not be found to violate the anti-kickback laws as long as such interests are offered and purchased for a fair market value amount and any return on investment is proportional to the amount of the investment. The Company may provide certain customers with volume-based discounts on the sale of laboratory reagents and instrumentation necessary to read ELISA tests. The Company believes that its policies for providing discounts and instrumentation are consistent with standard industry practices and should not be found to violate the anti-kickback laws.



     Physician Self-Referral Laws. To the extent it has financial relationships with physicians, the Company is subject to federal and state physician self-referral laws. The federal Medicare/Medicaid physician self-referral law (the "Stark law," section 1877 of the Social Security Act) prohibits a physician from referring Medicare and Medicaid beneficiaries to an entity for specified "designated health services" if the physician has either an investment interest in the entity or a compensation arrangement with the entity. There are several exceptions to the Stark law prohibition, including exceptions for employment and personal service arrangements, as well as investment interests in publicly traded companies with stockholder equity exceeding $75 million. Several states also have physician self-referral laws that vary in scope and may apply regardless of whether a Federal Health Care Program is involved.



     As described above, the Company has established, or may establish in the future, various financial relationships with physicians who may refer patients to the Company's OncoVAX Centers. To the extent that the centers will furnish designated health services, such as outpatient prescription drugs, the Company intends to structure arrangements with referring physicians to be in compliance with the Stark law. For example, arrangements with supervising physicians at the Company's OncoVAX Centers, as well as physician-members of the Company's Medical Advisory Board, will be structured to meet the requirements of applicable Stark law exceptions, including exceptions for employment and personal service arrangements. Certain physician-members of the Company's Medical Advisory Board may hold investment interests in the Company. Since such investment interests would not currently qualify for a Stark law exception, the Company intends to enter into agreements with these physicians that prohibit the physicians from referring patients to the Company's OncoVAX Centers until the Company has sufficient stockholder equity to qualify for the Stark law exception for ownership in a publicly traded company. Moreover, once the Company's stock becomes publicly traded, it will not be in a position to know or control whether some physicians who refer patients to OncoVAX Centers may be investors in the Company. Absent the Company having sufficient stockholder equity to qualify for the Stark law exception for ownership in a publicly traded company, any such referrals that do occur could be found to be in violation of the Stark law.



     False Claims Laws. The Company is subject to federal and state laws prohibiting individuals or entities from knowingly and willfully presenting, or causing to be presented, false reimbursement claims to third-party payers, including the Medicare and Medicaid programs. Although the Company does not currently submit reimbursement claims to third-party payers for any of its products, the Company may provide customers with CPT coding recommendations for its products. Moreover, once operational, the Company's OncoVAX Centers may submit claims to third-party payers. The Company intends that claims submitted to third-party payers by OncoVAX Centers will comply with requirements imposed by such payers, including Medicare program requirements for the coverage of biologics administered incident to a physician's service.



  Facility Licensure and Corporate Practice of Medicine



     States generally require that certain types of health care facilities have regulatory licenses in order to operate and treat patients. Facilities must satisfy specified regulatory requirements, and undergo periodic surveys or inspections by state licensing bodies, in order to obtain and maintain such licenses. Some states may require licensure of the Company's OncoVAX Centers. The Company intends to obtain and maintain all required regulatory licenses for the OncoVAX Centers.



     Many states also have laws restricting the corporate practice of medicine. These laws generally prohibit non-physician entities from practicing medicine or otherwise exercising control over a physician's practice of medicine. In some states, these laws prohibit business corporations from employing physicians to render medical services on behalf of the corporation, although the retention of physicians on an independent contractor basis is generally permissible. The Company intends to retain supervising physicians for its OncoVAX Centers in compliance with these laws.

  Other Regulation



     The Company is subject to laws of more general applicability dealing with issues such as occupational safety, employment, medical leave, and civil rights and discrimination. Federal, state and local governments in many instances are expanding the regulatory requirements on businesses, and the imposition of these requirements may have the effect of increasing operating costs and reducing the profitability of the Company's operations.


RADIOACTIVE AND OTHER HAZARDOUS MATERIALS

     The NRC and the Agreement States regulate companies that possess radioactive material and those that manufacture, prepare, or transfer radioactive drugs for commercial distribution to assure the public's safety through proper use of radioactive materials. Agreement States typically regulate in a manner similar to the NRC. The Company's incorporation of radioactive materials into its HumaRAD products and HumaSPECT subjects it to these NRC requirements. To comply, the Company must apply for and maintain appropriate licenses and comply with reporting, recordkeeping, and other regulatory requirements. Obtaining and maintaining a license includes demonstrating that: the Company's equipment and facilities are adequate to protect health and minimize danger to life and property; the personnel are adequately qualified to operate the equipment; and environmental concerns are adequately addressed. Other regulatory requirements include specific packaging and labeling compliance, measuring radiation emitted from products before distribution, conducting daily inspections and maintaining instruments used to measure the product's radiation. The regulatory authorities periodically conduct routine inspections, the frequency of which varies depending on the Company's history and changes in volume or character of manufacturing operations.


     The NRC takes enforcement actions against those companies failing to achieve compliance with NRC regulations. The Company's failure to comply with the regulatory requirements could subject it to enforcement actions including civil penalties up to $5,500 per violation per day and orders to modify, suspend or revoke its licenses. With a suspended or revoked license, the Company would be required to cease possessing the radioactive material necessary for producing its products and distributing its products. The nature of a particular penalty will depend on who discovered the violation and upon its severity, its repetitiveness and the willfulness involved. The manufacturing and administration of the Company's HumaRAD products and HumaSPECT require the handling, use and disposal of (90)Yttrium and Technetium Tc 99m, respectively, each a radioactive isotope. These activities must comply with various state and NRC regulations regarding the handling and use of radioactive materials. Violations of these regulations could significantly delay completion of clinical trials and commercialization of the Company's HumaRAD products and HumaSPECT.


     The administration of the Company's HumaRAD products and HumaSPECT entails the introduction of radioactive materials into patients. These patients emit radioactivity at levels that pose a safety concern to others around them, especially healthcare workers for whom the cumulative effect of repeated exposure to radioactivity is of particular concern. These concerns are addressed in regulations promulgated by the NRC, as well as by various state and local governments and individual hospitals. Generally, patients who emit radioactivity above specified levels are required to be hospitalized, where they can be isolated from others until radiation falls to acceptable levels. The NRC recently enacted regulations that have made it easier for hospitals to treat patients with radioactive materials on an outpatient basis. Under these regulations, the Company's HumaRAD products and HumaSPECT may be administered on an outpatient basis in most cases. Although state and local governments often follow the lead of the NRC, many currently do not, and there can be no assurance that they will do so or that patients receiving the Company's HumaRAD products and HumaSPECT will not have to remain hospitalized for one to three days following administration, adding to the overall cost.

     The Company expects to continue using hazardous chemicals and radioactive compounds in its ongoing research activities. Although the Company believes that safety procedures for handling and disposing of such materials will comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. The Company could be held liable for any damages that result from such an accident, contamination or injury from the handling and disposal of these materials as well as for unexpected remedial costs and penalties that may result from any violation of applicable regulations, which could result in a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company may incur substantial costs to comply with environmental regulations.

PATENTS AND OTHER INTELLECTUAL PROPERTY

     The Company believes that patent and trade secret protection is important to its business and that its future will depend in part on its ability to maintain its technology licenses, protect its trade secrets, secure additional patents and operate without infringing the proprietary rights of others. Currently, the Company has an extensive portfolio of patents and additional pending patent applications in connection with most of the Company's therapeutic products. This includes United States Patent No. 5,484,596, which covers the OncoVAX(CL) method of treatment and will expire in January 2013.


     Extensive research has been conducted in the cancer vaccine and monoclonal antibody fields by pharmaceutical and biotechnology companies and other organizations and a substantial number of patents in these fields have been issued to other pharmaceutical and biotechnology companies. In addition, competitors may have applications for additional patents pending and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of the Company. Patent applications are maintained in secrecy for a period after filing and, in the United States, patent applications are confidential until the patent is issued. Publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries and the filing of related patent applications. The Company may not be aware of all of the patents potentially adverse to the Company's interests that may have been issued to other companies, research or academic institutions, or others. No assurance can be given that such patents do not exist, have not been filed, or could not be filed or issued, which contain claims relating to the Company's technology, products or processes. To date, no consistent policy has emerged regarding the breadth of claims allowable in pharmaceutical and biotechnology patents.



     The Company is aware of various patents that have been issued to others that pertain to a portion of the Company's prospective business. There can be no assurance that other patents do not exist in the United States or in other countries or that patents will not be issued to third parties that contain preclusive or conflicting claims with respect to OncoVAX(CL) or any of the Company's other product candidates or programs. Commercialization of cancer vaccines and monoclonal antibody-based products may require licensing and/or cross-licensing of one or more patents with other organizations in the field. There can be no assurance that the licenses that might be required for the Company's processes or products would be available on commercially acceptable terms, if at all.



     The Company's breach of an existing license or failure to obtain a license to technology required to commercialize its product candidates may have a material adverse effect on the Company's business, financial condition and results of operations. Litigation, which could result in substantial costs to the Company, may also be necessary to enforce any patents issued to the Company or to determine the scope and validity of third-party proprietary rights. If competitors of the Company prepare and file patent applications in the United States that claim technology also claimed by the Company, the Company may have to participate in interference proceedings declared by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial cost to the Company, even if the eventual outcome is favorable to the Company. An adverse outcome could subject the Company to significant liabilities to third parties and require the Company to license disputed rights from third parties or to cease using such technology.


     Patents issued and patent applications filed internationally relating to biologics are numerous and there can be no assurance that current and potential competitors and other third parties have not filed or in the future will not file applications for, or have not received or in the future will not receive, patents or obtain additional proprietary rights relating to products or processes used or proposed to be used by the Company. Many non-United States jurisdictions allow oppositions by third parties to granted patents and/or issued patents. The Company may have to participate in opposition proceedings in non-United States jurisdictions to prevent a third party from obtaining a patent that may be adverse to the Company's interests. Also, the

Company may have to defend against a third party's opposition to a patent granted and/or issued to the Company. There can be no assurance that the Company will be successful in an opposition proceeding, and participation in such a proceeding could result in substantial cost to the Company whether or not the eventual outcome is favorable to the Company. Moreover, there is certain subject matter which is patentable in the United States and not generally patentable outside of the United States and may limit the protection the Company can obtain on some of its inventions outside of the United States. For example, methods of treating humans are not patentable in many countries outside of the United States. These and/or other issues may prevent the Company from obtaining patent protection outside of the United States, which could have a material adverse effect on the Company's business, financial condition and results of operations.



     The Company also relies on trade secrets and trademarks to protect its technology, especially where patent protection is not believed to be appropriate or obtainable. The Company protects its proprietary technology and processes, in part, by confidentiality agreements with its key employees, consultants, medical advisory board members, collaborators and contractors. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and trademarks or those of its collaborators or contractors will not otherwise become known or be discovered independently by competitors. All of the Company's material patents, including those which relate to the Company's OncoVAX(CL), HumaSPECT and the Company's HumaRAD products, have been pledged to secure certain of the Company's existing debt obligations. See "-- 1998 Debt Refinancings."



1998 DEBT REFINANCINGS



     On April 1, 1998, the Company issued to each of Northstar High Yield Fund and Northstar High Total Return Fund II a 12.5% promissory note (each such note, an "April 1998 Note") in the principal amount of $4.0 million and a warrant to purchase 49,066 shares of common stock (collectively, the "April 1998 Securities"). The Company applied approximately $6.7 million of the $8.0 million proceeds from the sale of the April 1998 Securities to retire the Company's existing credit facility with Creditanstalt AB. The maturity of the April 1998 Notes was subsequently extended from April 17, 1998 to August 21, 1998 and the principal amount of the April 1998 Note issued to Northstar High Total Return Fund II was increased to $6.0 million, bringing the total principal amount outstanding under the April 1998 Notes to $10.0 million.



     On July 31, 1998, the Company's subsidiary, PerImmune Holdings, entered into an agreement with Organon Teknika (the "Organon Amendment") whereby Organon Teknika agreed to extend the maturity of a promissory note issued by PerImmune Holdings in the original principal amount of approximately $9.2 million, plus all unpaid accrued interest as calculated on the date of this offering (the "Organon Note"), from August 1, 1998 to January 15, 2000. The Organon Amendment provides that, from and after the date of the consummation of this offering until paid in full, interest will accrue on the Organon Note at the rate of 10% per annum, and shall be due and payable on a quarterly basis, commencing on each November 1 thereafter. The Organon Amendment also provides that the Organon Note shall mature on January 15, 2000 and shall be payable in quarterly installments over the nine or twelve month period thereafter, depending on the Company's cash and cash equivalent balances as of December 31, 1999. The Organon Note is convertible, at the option of Organon Teknika, into common stock any time from and after the date of the consummation of this offering at a conversion price equal to the price to the public set forth on the cover page of this Prospectus, subject to certain anti-dilution adjustments. The Organon Note is secured by a first priority perfected security interest in all of the patents owned by PerImmune Holdings including those related to OncoVAXCL, HumaSPECT and the Company's HumaRAD products (the "PerImmune Patents"). The Organon Amendment also extended the date of certain milestone payments due under the Intellectual Property Agreement, dated August 2, 1996, by and among PerImmune Holdings and Akzo Nobel Pharma International, B.V. ("Akzo") (the "Intellectual Property Agreement"). Under the Organon Amendment, the Company agreed to guarantee payment of the Organon Note and payment of milestone payments due under the Intellectual Property Agreement.



     On August 25, 1998, the Company completed a comprehensive refinancing of its outstanding indebtedness (the "August 1998 Refinancing"). In the August 1998 Refinancing, the Company issued to Northstar High Yield Fund, Northstar High Total Return Fund, Northstar High Total Return Fund II and Northstar

Strategic Income Fund (collectively, the "Northstar Funds") (i) the Company's 12% guaranteed senior secured primary notes due August 25, 2003 in the aggregate original principal amount of $35.0 million (the "August 1998 Primary Notes"),
(ii) the Company's 12% guaranteed senior secured escrow notes due August 25, 2003 in the aggregate original principal amount of $6.0 million (the "August 1998 Escrow Notes" and, together with the August 1998 Primary Notes, the "August 1998 Notes") and (iii) common stock warrants to purchase up to 1,625,000 shares of common stock (the "August 1998 Warrants" and, together with the August 1998 Notes, the "August 1998 Securities"). In addition, the Company amended and restated (i) certain provisions of warrants previously granted to certain of the Northstar Funds and (ii) certain provisions of that portion of a warrant previously granted to CoreStates Enterprise Fund ("CoreStates"), which was assigned and transferred to the Northstar Funds (the "CoreStates Warrant"). The description of the agreements that effected the August 1998 Refinancing contained herein does not purport to be complete and is qualified in its entirety by reference to such agreements, which have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.



     As consideration for their purchase of the August 1998 Securities, the Northstar Funds (i) contributed to the Company (A) each of the 12.5% April 1998 Notes, (B) a senior secured promissory note in the original principal amount of $4.7 million issued by the Company to Northstar High Total Return Fund on December 27, 1995, due and payable on December 21, 2000 (the "1995 Note") and
(C) an aggregate of 47,030 shares of the Company's Series A-2 preferred stock ("Series A-2 Preferred Stock") and (ii) paid the remaining proceeds from the purchase of the August 1998 Securities to the Company.



     The net cash proceeds from the sale of the August 1998 Securities were applied (i) to discharge the Company's indebtedness to (A) CoreStates in the aggregate amount of $5,097,568.91 for repayment of a Secured Promissory Note, in the original principal amount of $4.0 million, bearing an interest rate of 13% per annum, (B) Northstar High Total Return Fund in the amount of $7,171,131 including interest for repayment of the 1995 Note, (C) Northstar High Yield Fund and Northstar High Total Return Fund II in the amount of $10,113,014 for repayment of the April 1998 Notes and (D) Northstar High Total Return Fund in the amount of $4,876,423 for redemption of certain shares of the Series A-2 Preferred Stock, (ii) to make a $500,000 milestone payment owed by PerImmune Holdings to Akzo pursuant to the Intellectual Property Agreement, (iii) to advance to subsidiaries of the Company capital required by such subsidiaries in the amount of $2,321,864.09, (iv) to fund a (A) $6.0 million escrow account ("Segregated Account") (which sum represents all of the cash proceeds from the sale of the August 1998 Escrow Notes) and (B) a $4.92 million escrow (the "Escrow Account"), which amount is sufficient to pay, together with the proceeds from the investment thereof, the first four quarterly interest payments on the August 1998 Notes. In addition, in conjunction with the sale of the August 1998 Securities, CoreStates transferred the CoreStates Warrant, representing the right to purchase up to 238,610 shares of the Company's Common Stock, to the Northstar Funds.



     The August 1998 Notes are secured by (i) a first priority security interest in all the existing and future assets of the Company, other than the PerImmune Patents and certain equipment financed pursuant to the Loan and Authority Agreement, dated September 30, 1997, between the Company and the Washington Economic Development Finance Authority, and a second security interest in certain of the PerImmune Patents and (ii) a pledge of all the issued and outstanding capital stock of the existing and future subsidiaries of the Company.



     The Company is permitted to obtain funds upon request from such Segregated Account, provided that no event of default (as defined) occurs. The Company may draw out of the Escrow Account to make scheduled interest payments on the August 1998 Notes, provided that, after giving effect to any such withdrawal, the Company, subject to certain conditions, is required to maintain the balance in the Escrow Account at an amount sufficient to pay the next four scheduled interest payments, and, after the first two successive full payments of interest hereafter, at a level sufficient to pay the next two successive full payments of interest on the outstanding August 1998 Notes. The Northstar Funds will have a first priority security interest in the Escrow Account. The Escrow Account will be terminated after payment in full of all interest accrued through and including the twelfth successive interest payment due on the August 1998 Notes, with any balance remaining in the Escrow Account to be retained by the Company. The August 1998 Notes are guaranteed by all the existing subsidiaries of the Company and will be guaranteed by all future subsidiaries of the Company.



     The August 1998 Notes, among other things, require that the Company comply with certain financial covenants beginning in the year 2000 including, without limitation, maintaining an adjusted debt to EBITDA (as defined) ratio, minimum levels of tangible net worth and interest coverage, and maximum levels of leverage for certain periods. In addition, the August 1998 Notes impose certain limitations on the ability of the Company to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) consummate certain asset sales, (iv) enter into certain transactions with affiliates, (v) incur liens, (vi) merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, (vii) enter into certain restrictive arrangements relating to the Company's subsidiaries, (viii) extend credit and
(ix) make investments.



     Pursuant to the terms of the August 1998 Primary Notes, up to $5.0 million aggregate principal amount of the August 1998 Primary Notes must be redeemed (at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the date of redemption), when and as the Company receives the net proceeds from the sale of common stock offered hereby. Pursuant to the terms of the August 1998 Escrow Notes, the Company must notify the noteholders of its sale of common stock offered hereby and, if requested, up to $6.0 million aggregate principal amount of the August 1998 Escrow Notes must be redeemed, in whole or in part (at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the date of redemption), when and as the Company receives the net proceeds from the sale of common stock offered hereby. See "Use of Proceeds."



     The Northstar Funds may require the Company to repurchase an aggregate of up to $7.5 million aggregate principal of the August 1998 Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest, upon the failure of Intracel to satisfy certain ratios of EBITDA to interest expense as measured at the end of each of three successive fiscal quarters of the Company commencing March 31, 2000.



     The Northstar Funds may require the Company to prepay the August 1998 Notes, in whole or in part, at a price equal to 101% of the principal amount so prepaid, plus accrued interest to the date of prepayment, if there is a Change of Control (as defined) of the Company, or if Simon R. McKenzie shall cease to be the principal executive officer of the Company in charge of the Company's management and policies for a period of 30 days or more.



     The August 1998 Primary Notes may be prepaid, in whole or in part, at the option of the Company initially at a redemption price of 112% of the principal amount thereof, and declining to 100% of the principal amount thereof after July 31, 2002, plus accrued and unpaid interest, if any, to the date of redemption. The August 1998 Escrow Notes may be prepaid, in whole or in part, at the option of the Company, provided that certain notice requirements are met.



     Events of default under the August 1998 Notes include, among other things,
(i) failure to pay principal or interest on the August 1998 Notes when due, (ii) breaches of representations, warranties and covenants, (iii) defaults under other indebtedness of the Company or its subsidiaries, (iv) failure to consummate an equity offering on or prior to December 31, 1999, with an aggregate offering price of not less than $40.0 million and aggregate proceeds to the Company (net of selling expenses and underwriters' discounts or selling agent's commission) of not less than $35.0 million, (v) the occurrence of certain events of bankruptcy, (vi) certain adverse judgments against the Company or its subsidiaries, (vii) certain ERISA events and (viii) other customary defaults, in certain cases after the expiration of a grace period.



     The August 1998 Warrants are exercisable until August 25, 2003 at an exercise price which as of the date hereof equals the price to the public set forth on the cover page of this Prospectus, less the underwriting discounts and commissions, per share, subject to certain anti-dilution adjustments. As part of the August 1998 Refinancing, the Company agreed to grant certain demand and "piggyback" registration rights to the Northstar Funds and their affiliates with respect to the shares of common stock held by them, including those issuable upon exercise of warrants, and has agreed to file a registration statement covering such shares 181 days after the date of this Prospectus. See "Shares Eligible for Future Sale."

COMPETITION

     The pharmaceutical and biotechnology industries are intensely competitive. Many of the product candidates being developed by the Company, if approved, would compete with existing drugs, therapies and diagnostic products. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in research and development of products for the treatment of people with cancer. Many of these organizations have financial, technical, manufacturing and marketing resources greater than those of the Company. Several of them may have developed or are developing therapies or diagnostic products that could be used for treatment or diagnosis of the same diseases targeted by the Company. If a competing company were to develop or acquire rights to a more efficacious therapeutic or diagnostic product for the same diseases targeted by the Company, or one which offers significantly lower costs of treatment or diagnosis, the Company's business, financial condition and results of operations could be materially adversely affected.

     The Company believes that competition in the development and marketing of new cancer therapies will be based primarily on product efficacy and safety, time to market and price. To the extent the Company's product programs are successful, it also intends to rely to some degree on patents and other intellectual property and orphan drug designations to protect its products from competition.

     The Company believes that its product development programs will be subject to significant competition from companies utilizing alternative technologies as well as to increasing competition from companies that develop and apply technologies similar to the Company's technologies. Other companies may succeed in developing products earlier than the Company, obtaining approvals for such products from the FDA more rapidly than the Company or developing products that are more effective than those under development or proposed to be developed by the Company. There can be no assurance that research and development by others will not render the Company's technology or product candidates obsolete or non-competitive or result in treatments superior to any therapy developed by the Company, or that any therapy developed by the Company will be preferred to any existing or newly developed technologies.

PRODUCT LIABILITY AND INSURANCE

     The manufacture and sale of human therapeutic and diagnostic products involve an inherent risk of product liability claims and associated adverse publicity. The Company has only limited commercial product liability insurance. There can be no assurance that the Company will be able to maintain existing insurance or obtain additional product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims brought against the Company in excess of its insurance coverage, if any, or a product recall could have a material adverse effect upon the Company's business, financial condition and results of operations.

HUMAN RESOURCES


     As of June 30, 1998, the Company had over 230 employees. The Company's employees are not represented by a collective bargaining agreement. The Company believes its relations with its employees are good.


MEDICAL ADVISORY BOARD

     The Company's Medical Advisory Board is comprised of internationally recognized clinical researchers in the fields of oncology and cancer surgery. The Medical Advisory Board advises the Company's management on strategic issues related to the Company's clinical development programs and consists of the following individuals:


     Herbert C. Hoover, Jr., M.D., co-chairman of the Medical Advisory Board and Medical Director of the Company, is the Chairman of the Department of Surgery at Lehigh Valley Hospital in Allentown, Pennsylvania and the Vice Chairman of the Department of Surgery and Professor of Surgery at Pennsylvania

State University/Milton S. Hershey Medical Center, Hershey, Pennsylvania. Dr. Hoover is the holder of the Anne C. and Carl R. Anderson Chair of Surgery at Lehigh Valley Hospital. Dr. Hoover obtained a B.A. from the Kansas State College of Pittsburgh in 1966 and his M.D. in 1970 from the University of Kansas School of Medicine. Dr. Hoover is a member of numerous professional societies and national, regional, medical school and hospital committees and boards, as well as being on the editorial board of various medical and scientific journals.


     Herbert Michael Pinedo, M.D., Ph.D., co-chairman of the Medical Advisory Board, is Professor of Medical Oncology and Chief of the Department of Medical Oncology at the Vrije Universiteit in Amsterdam, the Netherlands. Dr. Pinedo obtained his M.S. and his M.D. degree in 1967 and his Ph.D. in Medical Science in 1972, from the Medical School of the University of Leiden in Amsterdam, the Netherlands. Dr. Pinedo belongs to numerous professional societies, university and hospital committees and boards, and is on the editorial board of numerous medical journals.



     Michael Andrew Choti, M.D. is Director, Johns Hopkins Colon Cancer Center, and Medical Director, Outpatient Center at The Johns Hopkins Hospital and has been Assistant Professor in the Department of Surgery at The Johns Hopkins School of Medicine since 1992, Assistant Professor in the Department of Oncology at The Johns Hopkins School of Medicine since 1995, and a full-time staff member in the Department of Surgery at The Johns Hopkins Hospital. Dr. Choti obtained his B.S. in 1979 from the University of California at Irvine and his M.D. in 1983 from Yale University School of Medicine. Dr. Choti is a member of various professional societies as well as being involved in various professional activities.



     Ronald Levy, M.D. has been Chief of the Division of Oncology at Stanford University School of Medicine since 1993. From 1987, Dr. Levy has been Professor of Medicine, Division of Oncology, at Stanford University School of Medicine, holder of the Summy Chair at Stanford University School of Medicine, and an American Cancer Society Clinical Research Professor. Dr. Levy obtained his A.B. from Harvard University in 1963 and obtained his M.D. from Stanford University in 1968. Dr. Levy is a member of numerous medical societies and an active member of various professional review organizations, including the Margaret Early Trust Research Grant Committee and the Scientific Advisory Board of CellPro, Bothell, Washington.


     H. Kim Lyerly, M.D., Ph.D. is Professor of Surgery, Immunology, and Pathology and Clinical Director of the Duke Center for Genetic and Cellular Therapies at Duke University Medical Center. Dr. Lyerly obtained his B.S. in 1980 from the University of California at Riverside and his M.D. from the University of California at Los Angeles in 1983. Dr. Lyerly is on the Editorial Board of Annals of Surgery and International Journal of Surgical Science. Dr. Lyerly has been awarded numerous honors and belongs to numerous professional societies. Since 1990, Dr. Lyerly has been a research sponsor working with various M.D.s and Ph.D.s, as well as an investigator since 1988 working on protocols for the treatment of diseases such as AIDS and leukemia, and on molecular therapeutics programs.

     Bruce G. Wolff, M.D. is Professor of Surgery at the Mayo Medical School and a consultant in colon, rectal, and general surgery, at the Mayo Clinic. Dr. Wolff obtained a B.S. from Davidson College and his M.D. from Duke University School of Medicine. Dr. Wolff belongs to numerous in-house Mayo Clinic organizations as well as national and regional organizations including being vice-chairman of the American Cancer Society Executive Committee on Allied Health Personnel.

LEGAL PROCEEDINGS

     The Company is party to claims and litigation that arise in the normal course of business. Management believes that the ultimate outcome of these claims and litigation will not have a material impact on the financial position or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the Company's current directors and executive officers.


           NAME               AGE                            POSITION
--------------------------    ---   ----------------------------------------------------------
Michael G. Hanna,             62    Chairman of the Board and Chief Scientific Officer
  Ph.D. ..................
Simon R. McKenzie.........    41    President, Chief Executive Officer and Director
Lawrence A. Bloom.........    42    Senior Vice President and Chief Financial Officer
Daniel S. Reale...........    43    Senior Vice President and President, OncoVAX(CL) Division
Persis M. Strong..........    44    Senior Vice President and President, Bartels Diagnostics
                                    Division
Diana Goroff, Ph.D........    44    Vice President, Operations
Peggy McGaw...............    40    Vice President, Finance
Carl T. Foster............    33    Vice President, Business Development
Patricia A. Barnett.......    48    Vice President, Reimbursement
Raymond J. Schuyler.......    62    Director
Joseph Caligiuri..........    69    Director
Steven Gerber, M.D. ......    44    Director
Alexander Klibanov,           48    Director
  Ph.D. ..................


---------------

     Michael G. Hanna, Ph.D. is currently Chairman of the Board and Chief Scientific Officer of the Company. Dr. Hanna had been Chairman of the Board, Chief Executive Officer and President of PerImmune since 1994. Dr. Hanna founded the Litton Institute of Applied Biotechnology ("LIAB") in 1982. In 1985, Organon Teknika assumed operations of LIAB and Dr. Hanna served as Senior Vice President of Organon Teknika. Prior to his position at LIAB in 1982, Dr. Hanna served as the Director of the National Cancer Institute, Frederick Cancer Research Center.

     Simon R. McKenzie founded Intracel in 1987 and serves as President, Chief Executive Officer and a director of the Company. From 1987 to the present, Mr. McKenzie has served as President of Intracel and, from 1995 to 1997, Mr. McKenzie was also Chairman of the Board. Prior to forming Intracel, Mr. McKenzie co-founded and managed Baltech, Inc., an early stage pharmaceutical company developing a new class of antiviral drugs including candidates for treating Herpes Simplex. Since 1997, Mr. McKenzie has served on the Board of Directors of New Century Pharmaceuticals, an early stage company working in x-ray crystallography.


     Lawrence A. Bloom is Chief Financial Officer for the Company. Mr. Bloom joined the Company in January 1998 as Senior Vice President, Corporate Development and was promoted to his current position in August 1998. From 1996 to 1997, Mr. Bloom was a consultant to emerging biotechnology companies. From 1991 to 1995, Mr. Bloom served as Senior Vice President for Dillon Read Inc., an investment banking firm. From 1985 to 1990, Mr. Bloom served as Vice President and Associate Portfolio Manager for Lehman Management Co., a $15 billion money management division of Shearson/Lehman American Express.


     Daniel S. Reale is currently Senior Vice President of the Company and President of the Company's OncoVAX(CL) Division. From 1994 to 1997, Mr. Reale served as President and Chief Operating Officer of Coral Therapeutics, a provider of in-hospital apheresis-based technologies, where he was responsible for the establishment of 10 hospital-based state-of-the-art blood service units in cGMP environments. From 1989 to 1994, Mr. Reale served as Senior Vice President, Operations for Chartwell Home Therapies, L.P., where Mr. Reale oversaw 14 infusion pharmacies with hospital based supporting clinics.


     Persis M. Strong presently serves as Senior Vice President of the Company and President of the Company's Bartels Diagnostics Division. She joined the Company in 1995 as Vice President of Marketing. Ms. Strong has over 17 years of management and business development experience in the medical diagnostics industry. Prior to joining the Company, Ms. Strong spent seven years with Binax, Inc., a point-of-care diagnostics company, where she served as Vice President of Marketing. From 1981 to 1988, Ms. Strong was employed by Ventrex Laboratories, Inc., a biotechnology company, in various marketing and management positions. Ms. Strong has extensive international business experience and has successfully organized and negotiated manufacturing and distribution arrangements in over 35 international markets.


     Diana Goroff, Ph.D. is Vice President of Operations. From 1991 to 1998, Dr. Goroff served as Director of Parenteral Drug Manufacturing for PerImmune. Dr. Goroff has extensive experience with production of monoclonal antibodies and has recently managed the clinical production of the Company's first totally human antibody.



     Peggy McGaw is Vice President, Finance. Ms. McGaw joined the Company in January 1998 as Controller and has been promoted twice, once to Director of Finance in late January 1998 and then to her current position in July 1998. From 1995 to 1997, Ms. McGaw served as the Financial Reporting Manager of Western Wireless Corp., a telecommunication service provider. From 1991 to 1995, Ms. McGaw was employed by PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.), most recently as a Business Assurance Manager affiliated with the firm's National High Tech Group. Ms. McGaw is a certified public accountant and has extensive experience working with emerging technology based companies and in obtaining public financing.


     Carl T. Foster joined the Company as Vice President of Business Development in June 1998. From 1997 to June 1998, Mr. Foster served as Managing Director of Ferghana Partners, Inc., an investment banking firm. From 1989 to 1997, Mr. Foster was employed by Merck and Co., Inc. and Astra Merck, Inc., which are affiliated pharmaceutical companies, most recently as Director of Licensing and Business Development of Astra Merck, Inc..


     Patricia A. Barnett joined the Company in August 1998 as Vice President of Reimbursement in August 1998. From 1987 to August 1998, Ms. Barnett was employed by Bristol-Myers Squibb Company, a pharmaceutical company, most recently as Associate Director of Reimbursement. In addition, from 1993 to 1997, Ms. Barnett was also employed by Genentech, Inc., a biotechnology company, as a Senior Manager of Health Economics and Policy and Health Care Affairs.


     Raymond J. Schuyler has been a director of Intracel since August 1995. Mr. Schuyler is a Senior Vice President and Chief Investment Officer of Orion Capital and Security Insurance Co. of Hartford, one of Intracel's principal institutional stockholders. Mr. Schuyler has been involved in investment banking and portfolio management for more than 38 years.

     Joseph Caligiuri became a director of Intracel immediately following the Merger. Mr. Caligiuri retired as a Corporate Executive Vice President of Litton Industries, Inc. in April 1993, where he had worked since 1969. Mr. Caligiuri also serves as a member of the Board of Directors of Titan Corporation, a commercial and military electronic and information systems company and Avnet, Inc., an electronics components and distribution company.

     Steven Gerber, M.D. became a director of Intracel immediately following the Merger. Dr. Gerber is a senior pharmaceutical industry analyst and Head of Healthcare Research for CIBC Oppenheimer, an investment banking firm. Dr. Gerber holds a medical staff appointment at Cedars-Sinai Medical Center in Los Angeles. He is also a member of the Board of Overseers of Tufts University School of Medicine, and a member of the Board of Directors of Syncor International Corporation.

     Alexander Klibanov, Ph.D. has been a director of Intracel since July 1992. For more than five years, Dr. Klibanov has been a Professor of Chemistry in the Department of Chemistry at the Massachusetts Institute of Technology. He serves on the editorial and review board of numerous scientific publications in the fields of chemistry and biochemistry. He is a leader in the fields of enzymology, having published numerous related articles in leading publications.

     There are no family relationships among any of the persons who are directors or executive officers of Intracel.

     Directors of the Company are elected by holders of common stock for a three-year term, and are divided into three classes with staggered terms that currently have expiration dates as follows: (a) Class I Directors -- 1999, (b) Class II Directors -- 2000 and (c) Class III Directors -- 2001. As of the date
hereof, Messrs.        and        serve as Class I Directors, Messrs.        and
       serve as Class II Directors and Messrs.        and        serve as Class
III Directors.


SUMMARY OF EXECUTIVE COMPENSATION

     The table below sets forth certain information concerning the compensation earned by the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose aggregate cash compensation exceeded $100,000 for services rendered in all capacities to the Company during the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                             ANNUAL COMPENSATION         COMPENSATION AWARDS
                                            ---------------------    ----------------------------
                                                                      SHARES OF
                                                                     COMMON STOCK
                                                                      UNDERLYING      ALL OTHER
       NAME AND PRINCIPAL POSITION           SALARY       BONUSES      OPTIONS       COMPENSATION
------------------------------------------  --------      -------    ------------    ------------
Simon R. McKenzie
  President and Chief Executive Officer...  $186,434
Persis M. Strong
  Senior Vice President, Marketing........   118,550                    20,000
Matthew L. Root
  Chief Financial Officer(1)..............    94,003      $20,000
Cheryl Cataldo
  Corporate Secretary(1)..................   111,374

---------------
(1) Mr. Root served as chief financial officer for a portion of 1997, and Ms. Cataldo served as an executive officer for a portion of 1997. They were not officers of the Company as of the last day of fiscal year 1997.

     The following table sets forth information regarding stock options granted pursuant to the Company Stock Option Plan (as defined) during the fiscal year ended December 31, 1997 to each of the Named Executive Officers. The Company has never granted any stock appreciation rights.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1997


                                                                                               POTENTIAL REALIZABLE
                                                PERCENT OF                                       VALUE AT ASSUMED
                                               TOTAL OPTIONS                                      ANNUAL RATES OF
                                                GRANTED TO                                          STOCK PRICE
                            NUMBER OF            EMPLOYEES                                       APPRECIATION FOR
                            SECURITIES        IN FISCAL YEAR                                        OPTION TERM
                        UNDERLYING OPTIONS         ENDED         EXERCISE PRICE   EXPIRATION   ---------------------
         NAME                GRANTED         DECEMBER 31, 1997    PER SHARE(1)       DATE         5%          10%
----------------------  ------------------   -----------------   --------------   ----------   ---------   ---------
Simon R.
  McKenzie(2).........
Persis M. Strong(3)...        20,000               15.4%             $4.50         12/31/02     $24,865     $54,946
Matthew L. Root.......
Cheryl Cataldo........


---------------
(1) All share numbers and prices adjusted to reflect a two-for-one stock split on December 31, 1997. The Company granted options totaling 130,000 shares (as adjusted) during the year ended December 31, 1997.


(2) As of August 31, 1998, the Company had granted Mr. McKenzie warrants to purchase 679,341 shares of common stock at an exercise price of $4.50.



(3) On December 31, 1997, the Company issued a five-year option for 10,000 shares at an exercise price of $9.00 per share of which 33% was immediately vested and exercisable. An additional 33% of the options vest and are exercisable on or after the first anniversary date, and the remainder vest and are exercisable on the second anniversary date. Subsequent to a two-for-one split of the common stock effected as of December 31, 1997, this option has been adjusted to 20,000 shares at an exercise price of $4.50 per share.

     No options were exercised by the Named Executive Officers in 1997. The following table sets forth the specified information concerning unexercised options held by the Named Executive Officers as of December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                             NUMBER OF SHARES SUBJECT            VALUE OF UNEXERCISED
                                              TO UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR END              AT FISCAL YEAR END(1)
                                         --------------------------------    ----------------------------
                 NAME                    EXERCISABLE        UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------  -----------        -------------    -----------    -------------
Simon R. McKenzie......................    200,000(2)                         $475,480
Persis M. Strong.......................     51,666(2)          28,334           90,000        $ 30,000
Matthew L. Root........................
Cheryl Cataldo.........................      7,467             13,333            4,933           6,667

---------------

(1) Calculated based upon the difference between the exercise price and the $4.50 estimated fair market value of the underlying securities as of December 31, 1997.



(2) As of August 31, 1998, the Company had granted Mr. McKenzie warrants to purchase 679,341 shares of common stock at an exercise price of $4.50 per share and options to Ms. Strong to purchase 15,000 shares of common stock at an exercise price of $7.50 per share.



     On July 5, 1998, Mr. McKenzie exercised options to acquire 120,000 shares of the Company's common stock at an exercise price of $2.50 per share. Mr. McKenzie received a loan from the Company in the amount of $300,000 to facilitate his exercising such options. The loan, which matures on July 5, 2002, bears interest at a rate of 10% per annum (payable at maturity).


EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain of its key employees. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to the Registration Statement.


     Dr. Hanna entered into an employment agreement with the Company as of January 2, 1998, providing for his employment as Chairman of the Board and Chief Scientific Officer of the Company with a base salary of $200,000, which may be increased by discretionary bonus payments. In addition, the agreement provides for a $50,000 bonus if the Company's initial OncoVAX Center commences treatment of its first cancer patient prior to December 31, 1998 and a bonus of $50,000 if HumaSPECT receives FDA or MAA final approval prior to September 30, 1998. The Company may terminate employment for cause (as defined) or either party may terminate upon 30 days prior notice. Pursuant to the employment agreement, the Company has provided to Dr. Hanna a $2,000,000 life insurance policy which will be fully funded within five years. Dr. Hanna's compensation also includes customary perquisites and other personal benefits. If Dr. Hanna's employment is terminated without cause, or Dr. Hanna terminates the agreement by reason of constructive discharge (as defined), the Company is obligated to pay him a lump sum amount equal to the monthly portion of his base salary multiplied by 36, certain benefits for a three-year period following termination and, to the extent he is not fully vested with the Company retirement plans, the difference between any amounts payable to him under such plans and amounts which would have been payable had he been vested. If employment is terminated on account of medical disability (as defined), the Company is obligated to pay Dr. Hanna an amount equal to two-thirds of his base salary (less any amounts paid as workers compensation, social security disability or other federal, state or local disability benefits) for the period ending the earlier of (i) the date that Dr. Hanna becomes employed in a full-time manner or substantially full-time basis, in which case he shall receive his base salary without adjustment or (ii) the date that Dr. Hanna attains normal retirement age. The agreement has an initial three-year term and shall be negotiated on an annual basis upon expiration of the initial term. The agreement also provides that Dr. Hanna may not engage in certain competitive activities with the Company for a period of one year following termination of the agreement.

     Mr. McKenzie entered into an employment agreement with the Company as of January 2, 1998, providing for his employment as President and Chief Executive Officer of the Company with a base salary of $200,000, which may be increased by discretionary bonus payments. In addition, the agreement provides for a $50,000 bonus if a private placement of the Company's equity securities aggregating not less than $3,000,000 is consummated by December 31, 1998 and a bonus of $50,000 if a public offering of the Company's equity securities registered under the Securities Act aggregating not less than $20,000,000 is consummated by December 31, 1998. In addition, pursuant to the agreement the Company granted to Mr. McKenzie warrants, exercisable at $4.50 per share, to acquire 679,341 shares of common stock. Mr. McKenzie's compensation also includes customary perquisites and other personal benefits. The Company may terminate employment for cause (as defined) or either party may terminate the agreement upon 30 days prior notice. If such agreement is terminated without cause, or Mr. McKenzie terminates the agreement by reason of constructive discharge (as defined), the Company is obligated to pay him a lump sum amount equal to the monthly portion of his base salary multiplied by 36, certain benefits for a three-year period following termination and, to the extent he is not fully vested with the Company retirement plans, the difference between any amounts payable to him under such plans and amounts which would have been payable had he been vested. If employment is terminated on account of medical disability (as defined), the Company is obligated to pay Mr. McKenzie an amount equal to two-thirds of his base salary (less any amounts paid as workers compensation, social security disability or other federal, state or local disability benefits) for the period ending the earlier of (i) the date that Mr. McKenzie becomes employed in a full-time manner or substantially full-time basis, in which case he shall receive his base salary without adjustment or (ii) the date that Mr. McKenzie attains normal retirement age. The agreement has an initial four-year term and shall be negotiated on an annual basis upon expiration of the initial term. Mr. McKenzie has agreed not to compete with the Company for a period of one year following termination of the agreement.



     Mr. Reale entered into an employment agreement with the Company effective March 8, 1998, providing for his employment as President of the OncoVAX(CL) Division with a base salary of $200,000, which may be increased by discretionary bonus payments. Pursuant to the agreement, the Company has granted Mr. Reale options to purchase 100,000 shares of its common stock at an exercise price of $7.50 per share vesting at a rate of 25% on the commencement of his employment and 25% on each of the first, second and third anniversaries thereof. If Mr. Reale achieves the first and second year performance objectives set forth therein, his options will vest at an accelerated rate. Additionally, Mr. Reale may receive additional performance bonuses totaling up to 100% of his salary. Mr. Reale's compensation includes customary perquisites and other personal benefits.


     Ms. Strong entered into an employment agreement with the Company effective June 1, 1998, providing for her employment as Senior Vice President and President of the Bartels Diagnostic Division with a base salary of $160,000, which may be increased by discretionary bonus payments. During her employment with the Company, Ms. Strong has purchased 10,000 shares of common stock and been granted options to purchase 95,000 shares of common stock with exercise prices ranging from $2.50 per share to $7.50 per share. Ms. Strong's compensation includes customary perquisites and customary benefits.


     Mr. Bloom entered into an employment agreement with the Company effective February 1, 1998, providing for his employment as Senior Vice President of Corporate Development with a base salary of $160,000, which may be increased by discretionary bonus payments and option grants. Prior to his entering this employment agreement, Mr. Bloom had a consulting agreement with the Company from August 1997 to February 1998, pursuant to which he was paid $51,000. Mr. Bloom has purchased 20,000 shares of common stock in the Company and has been granted options to purchase 35,000 shares of common stock with the exercise prices ranging from $4.50 per share to $7.50 per share. Mr. Bloom's compensation includes customary perquisites and customary benefits. Subsequent to entering into the employment agreement, Mr. Bloom was promoted to Chief Financial Officer.



     Ms. McGaw entered into an employment agreement with the Company effective January 6, 1998, providing for her employment as Controller of the Company with a base salary of $70,000, which may be increased by performance and discretionary bonus payments. Ms. McGaw's compensation includes customary perquisites and customary benefits. Subsequent to entering into the employment agreement, Ms. McGaw has been promoted twice, once to Director of Finance and then to Vice President, Finance which has increased her base salary to $155,000.


     Mr. Foster entered into an employment agreement with the Company effective May 19, 1998, providing for his employment as Vice President of Business Development with a base salary of $200,000, which may be increased by discretionary bonus payments. Pursuant to the agreement, the Company has granted Mr. Foster options to purchase 100,000 shares of its common stock at an exercise price of $10.00 per share vesting at a rate of 25% on the commencement of his employment and 25% on each of the first, second and third anniversaries thereof. If Mr. Foster achieves the first and second year performance objectives set forth therein, his options will vest at an accelerated rate. Additionally, Mr. Foster may receive additional performance bonuses totaling up to 100% of his salary. Mr. Foster's compensation includes customary perquisites and customary benefits.

STOCK OPTION PLANS

  Intracel Stock Option Plans


     The Company has reserved 800,000 shares of common stock for issuance under its 1989 Stock Option Plan and 1990-91 Stock Option Plan (the "Company Stock Option Plan") which provides for the granting of options to key employees and consultants of the Company and its subsidiaries. The option price per share, the amount of shares underlying each option, the vesting period and the expiration date are determined by the Board of Directors at the date of the grant, except that the option price may not be less than the fair market value (as defined) of stock on the date of the grant and the option period may not exceed ten years. For stockholders possessing more than a 10% ownership interest, the option price shall not be less than 110% of the fair market value at the date of grant. The vesting period for options issued in 1997 ranged from 24 months to 48 months and all had expiration dates five years from the date of issue. At June 30, 1998, options to purchase 1,134,534 shares of common stock at $1.00 to $10.00 per share were outstanding, of which 652,533 were vested and exercisable. See Note 10 to the Company's consolidated financial statements contained elsewhere in this Prospectus.


  PerImmune Holdings, Inc. Stock Option Plan

     Pursuant to the Amended and Restated 1996 Stock Option Plan of PerImmune Holdings (the "PerImmune Stock Option Plan") for independent directors, executive officers and key employees and consultants (all as defined) of PerImmune Holdings, PerImmune and the Company, PerImmune Holdings reserved 500 shares of its common stock, par value $.01 per share, for issuance. At the time of the Merger, options to purchase 257 shares of PerImmune Holdings were outstanding, of which options to purchase 86 shares of PerImmune Holdings were vested and exercisable. In connection with the Merger, the Company assumed PerImmune Holdings' obligations under the PerImmune Stock Option Plan. Consequently, each option outstanding under the PerImmune Stock Option Plan converted into an option to purchase 9,108.32 shares of common stock upon exercise. Of the options to purchase 257 shares of PerImmune Holdings, options to purchase 255 shares of PerImmune Holdings were granted to employees of PerImmune Holdings at an exercise price of $2,725 per share and options to purchase two shares of PerImmune Holdings were granted to directors of PerImmune Holdings at an exercise price of $45,000 per share.


RETIREMENT SAVINGS PLANS


     The Company has a 401(k) savings plan covering substantially all of its employees. Eligible employees may contribute amounts through payroll deductions. The Company matches employees' contributions at the discretion of the Company's Board of Directors. The Company did not match employee contributions to the 401(k) savings plan in the 1997, 1996 and 1995 periods. The Company does not provide other post-retirement benefits.


     In connection with the Merger, the Company assumed PerImmune Holdings' employee pension plan, a noncontributory defined benefit pension plan (the "PerImmune Holdings Plan") retroactive to August 2, 1996. The Company froze the benefits under the PerImmune Holdings Plan in February 1998, and determined that the remaining PerImmune Holdings Plan assets and recorded pension liability exceeded the obligation relating to the participants. As a result of the curtailment of the plan benefits, the Company recorded income of $800,000 and reduced the related pension liability in accordance with Statement of Financial Accounting Standards No. 88, "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans."

     In addition, PerImmune Holdings maintains a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all full-time employees. Participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. PerImmune Holdings matches employee contributions according to a specified formula. PerImmune Holdings' matching contributions totalled $176,098 and $72,779 for the year ended December 31, 1997, and period from August 3, 1996 through December 31, 1996, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

     In March 1998, the Board of Directors designated a Compensation Committee, which consists of Joseph Caligiuri, Steven Gerber and Alexander Klibanov. The Compensation Committee reviews executive salaries and administers any bonuses, incentive compensation and stock options of the Company issuable to management employees and directors of the Company. In addition, the Compensation Committee consults with management of the Company regarding compensation policies and practices of the Company. Also in March 1998, the Board of Directors established an Audit Committee consisting of Joseph Caligiuri, Simon R. McKenzie and Raymond
J. Schuyler, an Executive Committee consisting of Michael J. Hanna, Simon R. McKenzie and Raymond J. Schuyler and a Finance Committee consisting of Steven Gerber, Simon R. McKenzie and Raymond J. Schuyler. The Audit Committee will review the professional services provided by the Company's independent auditors, the annual financial statements of the Company and the Company's internal financial controls.

DIRECTOR COMPENSATION

     Fees. None of the Company's directors who are also employees of the Company receive cash compensation for attendance at meetings of the Board of Directors or at meetings of committees of the Board of Directors of which they are members. Independent, non-employee directors shall be entitled to cash compensation of $1,500 for attendance at meetings of the Board of Directors or at meetings of committees of the Board of Directors of which they are members. All directors receive reimbursement for reasonable travel expenses incurred in connection with attendance at each Board of Directors and committee meeting.


     Stock Options. To attract and retain independent, non-employee directors for the Company, the Company has issued, and intends to continue to issue, to its independent directors, a one-time grant of 15,000 options to purchase the Company's common stock pursuant to the Company Stock Option Plan, in amounts determined at the discretion of the Board of Directors or the Compensation Committee and exercisable at a price equal to the fair market value of the common stock on the date of grant. These options vest over a three-year period. Independent directors will generally be granted stock options upon their initial appointment, and independent directors and stockholder representative directors may be granted stock options during their term of service as an incentive for continued service. Employee directors are not granted stock options for their services as directors.


CONFIDENTIALITY AND NON-COMPETE AGREEMENTS


     The Company has entered into employment agreements containing confidentiality and non-compete provisions with each of its key employees. The agreements provide that, among other things, all inventions, discoveries and ideas which are, directly or indirectly, related to or suggested by the employee's employment or is pertinent to any field of business or research in which the Company is engaged or is considering engaging during the employee's employment shall be the sole and exclusive property of the Company. The agreements also provide that, for a specified period from the date of termination of employment with the Company for any reason, the employee will not, directly or indirectly, engage, participate or invest in any business activity anywhere in the world that is competitive with or similar to the products and services of the Company or make use of any of the Company's confidential information.

                       PRINCIPAL AND SELLING STOCKHOLDERS


     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of August 31, 1998, and as adjusted to reflect the sale of the shares of common stock offered hereby (assuming no exercise of the Underwriters' over-allotment option), by: (i) each person (or group of affiliated persons) known by the Company to own beneficially more than five percent of the Company's outstanding common stock; (ii) each of the Company's directors; (iii) each Named Executive Officer of the Company; and (iv) all directors and executive officers of the Company as a group. Dr. Michael G. Hanna, Jr. (the "Selling Stockholder") has granted the Underwriters a 30-day
option to purchase up to an aggregate of                additional shares of
common stock on the same terms and conditions as the Offering to cover over-allotments, if any, in connection with this offering. See "Underwriting."



                                                SHARES BENEFICIALLY
                                                       OWNED             NUMBER       BENEFICIAL OWNERSHIP
               NAME, TITLE AND                  PRIOR TO OFFERING(2)    OF SHARES       AFTER OFFERING(2)
             ADDRESS OF OFFICERS,               --------------------      BEING      -----------------------
      DIRECTORS AND BENEFICIAL OWNERS(1)         NUMBER      PERCENT     OFFERED      NUMBER      PERCENT(3)
      ----------------------------------        ---------    -------    ---------    ---------    ----------
Michael G. Hanna, Ph.D.(4)                      5,460,437     32.45%       --        5,460,437      --%
  Chairman of the Board
  and Chief Scientific Officer
Northstar Funds, TD Partners and                1,348,479      8.01        --        1,348,479       --
  Thomas O. Dial(5)
  2 Pickwick Plaza
  Greenwich, CT 06830
Security Insurance Co. of Hartford(6)           1,305,298      7.76        --        1,305,298       --
  600 Fifth Avenue
  New York, NY 10020
Simon R. McKenzie(7)                            1,264,809      7.19        --        1,264,809       --
  President, Chief Executive
  Officer and Director
Mentor Corporation(8)                           1,152,540      6.85        --        1,152,540       --
  5425 Hollister Avenue
  Santa Barbara, CA 93111
Syncor International Corporation(9)               998,810      5.94        --          998,810       --
  6464 Canoga Avenue
  Woodland Hills, CA 91367
Dianne Goroff, Ph.D.(10)                          364,332      2.13        --          364,332       --
  Vice President of Operations
Raymond Schuyler(11)                              111,575         *        --          111,575        *
  Director
Persis M. Strong(12)                               80,416         *        --           80,416        *
  Senior Vice President and President
  Bartels Diagnostics Division
Alexander Klibanov, Ph.D.(13)                      80,000         *        --           80,000        *
  Director
Joseph Caligiuri(14)                               27,324         *        --           27,324        *
  Director
Daniel S. Reale(15)                                25,000         *        --           25,000        *
  Senior Vice President and
  President, OncoVAX(CL) Division
Carl Foster(15)                                    25,000         *        --           25,000        *
  Vice President, Business Development
Lawrence Bloom(16)                                 23,750         *        --           23,750        *
  Chief Financial Officer
Steven Gerber, M.D.(17)                             9,108         *        --            9,108       --
  Director
All directors and executive officers            7,362,452     40.76%       --        7,362,452      --%
  as a group (12 persons)


---------------
  *  Less than 1% of the outstanding shares of common stock.

 (1) Unless otherwise indicated, the address for each person is c/o Intracel Corporation, 2005 NW Sammamish Road, Suite 107, Issaquah, Washington 98027.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock and preferred stock subject to options and warrants held by that person that are exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other person. Options vest over a period of three to five years from the date of grant. Options granted under the PerImmune Holdings, Inc. 1996 Stock Option Plan have been adjusted and reflected in the equivalent number of shares of the Company under the merger and consolidation terms of the options agreement. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.


 (3) Based on 16,826,914 shares outstanding prior to this offering (including 11,160,568 shares of common stock, 5,109,632 shares of common stock which will be issued pursuant to the Preferred Stock Conversion, 54,648 shares of common stock which will be issued under automatic conversion features of certain outstanding debt, and 502,066 shares of common stock issuable under
     warrants immediately exercisable after this offering), and         shares
     of common stock outstanding after this offering.



 (4) Includes 4,554,160 shares of common stock held for Dr. Hanna's personal account and 906,277 shares of common stock over which Dr. Hanna has sole voting power under the terms of a voting trust entered into among certain other founding employees of PerImmune Holdings. Such voting trust will terminate upon consummation of this offering.



 (5) Includes 15,576 shares of Series A-1 preferred stock (which will be automatically converted to 31,575 shares of common stock at the conclusion of this offering) held by Northstar High Yield Fund; 249,170 shares of Series A-1 preferred stock (which will be automatically converted to 505,112 shares of common stock at the conclusion of this offering), and 159,074 shares of common stock held by Northstar Advantage High Total Return Fund; and 222,222 shares of common stock held by Northstar Balance Sheet Opportunities; but does not include warrants to purchase 1,218,508 shares of common stock held by Northstar Advantage High Total Return Fund, warrants to purchase 596,661 shares of common stock held by Northstar High Total Return Fund II, warrants to purchase 59,451 shares of common stock held by Northstar Strategic Income Fund, and warrants to purchase 275,142 shares of common held by Northstar High Yield Fund, all of which are expected to remain outstanding after this offering. Also includes 67,884 shares of Series A preferred stock and 78,925 shares of Series A-1 preferred stock (which will be automatically converted to 135,768 and 157,850 shares of common stock upon consummation of this offering), and warrants to purchase 5,546 shares of common stock at a price of $4.00 per share) held by TD Partners; and 131,332 shares of common stock beneficially owned by Mr. Thomas O. Dial. Northstar High Yield Fund, High Total Return Fund, High Total Return Fund II, Strategic Income Fund and Balance Sheet Opportunities Fund are registered mutual funds of Northstar Financial Management Services, Inc., a registered financial management firm. Mr. Dial is an employee of Northstar Financial Management Services, Inc. and Portfolio Manager of the Northstar High Total Return Fund, High Total Return Fund II, and Balance Sheet Opportunities Fund, and Managing Partner of TD Partners. Mr. Dial disclaims beneficial ownership of any of Northstar's holdings of the Company's stock. As Managing Partner of TD Partners, Mr. Dial has voting and investment power with respect to that partnership.



 (6) Includes 381,958 shares of Series A preferred stock and 157,847 shares of Series A-1 preferred stock which will be automatically converted to 763,916 and 315,694 shares of common stock, respectively, upon consummation of this offering, and 225,688 shares of common stock. Security Insurance Co. of Hartford is a subsidiary of Orion Capital Corporation, a New York Stock Exchange-listed insurance holding company.



 (7) Includes 439,096 shares of common stock beneficially owned, 80,000 shares issuable upon exercise of options that are currently fully vested and exercisable and 679,341 shares issuable upon exercise of warrants to be granted in accordance with an employment agreement dated January 2, 1998, and 66,372 shares of common stock held in an escrow account created under a settlement agreement with a terminated employee, over which Mr. McKenzie has voting control.



 (8) Includes 120 shares of Series B-2 preferred stock which will be automatically converted to 1,152,540 shares of common stock upon consummation of this offering. Mentor Corporation is a medical technology developer, manufacturer, and distributor. Mentor and the Company are parties in a joint development agreement. Voting control of Mentor's holdings of the Company's securities rests with a Mentor executive committee.



 (9) Includes 100 shares of Series B-1 preferred stock which will be automatically converted to 998,810 shares of common stock upon consummation of this offering. Syncor International Corp. is a pharmacy services company engaged in compounding and distributing radiopharmaceutical products and services. Syncor and the Company are parties to a joint development agreement. Voting control of Syncor's holdings of the Company's securities rests with a Syncor executive committee.



(10) Includes 273,249 shares issuable upon exercise of options that are currently fully vested and exercisable and 91,083 shares which will be distributed from the voting trust upon consummation of this offering.



(11) Includes 15,788 shares of Series A-1 preferred stock which will be automatically converted to 31,575 shares of common stock upon consummation of this offering, 60,000 shares of common stock, and 20,000 shares of common stock issuable upon exercise of options which are fully vested and exercisable.



(12) Includes 10,000 shares of common stock and 70,416 shares of common stock issuable upon exercise of options which are fully vested and exercisable.



(13) Includes 40,000 shares of common stock issuable upon exercise of options which are fully vested and exercisable and 40,000 shares of common stock.



(14) Includes 9,108 shares of common stock issuable upon exercise of options which are fully vested and exercisable and 18,216 shares which will be distributed from the voting trust upon consummation of this offering.


(15) Includes 25,000 shares of common stock issuable upon exercise of options which are fully vested and exercisable.

(16) Includes 20,000 shares of common stock and 3,750 shares of common stock issuable upon exercise of options which are fully vested and exercisable.

(17) Includes 9,108 shares of common stock issuable upon exercise of options which are fully vested and exercisable.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation, and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.


     As of August 31, 1998, the authorized capital stock of the Company currently consists of (i) 25,000,000 shares of common stock, and (ii) 5,000,000 shares of preferred stock. Immediately prior to the date hereof, there were 16,826,914 shares of common stock outstanding (including 5,109,632 shares of common stock issuable upon the automatic conversion of the 1,475,766 shares of preferred stock issued and outstanding, or accrued, on the date hereof; 502,066 shares of common stock issuable in connection with "in-the-money" warrants issued and outstanding on the date hereof, which warrants automatically expire upon the closing of this offering; and 54,648 shares of common stock issuable in connection with three convertible Promissory Notes issued and outstanding on the date hereof, which Notes automatically convert into common stock upon the consummation of this offering) held by approximately 148 holders of record.


COMMON STOCK

     Holders of common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote. Holders of common stock do not have cumulative voting rights and, therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

     Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid any cash dividends since inception and does not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in any corporate assets remaining after payment of all debts, subject to any preferential rights of any outstanding preferred stock. See "Dividend Policy."

     Holders of common stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments by the Company. All of the outstanding shares of common stock are, and the shares offered by the Company hereby will be, if issued, validly issued, fully paid and nonassessable.

PREFERRED STOCK


     The Board of Directors have authority to issue up to 5,000,000 shares of preferred stock and to fix the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Upon consummation of this offering, all 1,475,766 shares of convertible preferred stock issued and outstanding, or accrued, will automatically convert into 5,109,632 shares of the Company's common stock.


WARRANTS


     In connection with several transactions, the Company issued warrants ("Warrants") to buy a total of 3,526,989 shares of common stock, of which Warrants to purchase 3,331,169 shares of common stock are still outstanding. The Warrants may be exercised in whole or in part at any time after the date of issue until the expiration date by delivering the warrant agreement with the duly executed form of subscription to the Company. Warrants generally expire five years from the date of issue and are subject to antidilution protection.



     Outstanding Warrants to purchase 502,066 shares of common stock are subject to accelerated expiration upon the earlier of: (i) this offering; or (ii) the date immediately prior to the effective date of any consolidation of the Company with or merger of the Company into any other corporation or entity or the sale or transfer of all or substantially all of the assets of the Company to another person or entity.


     On July 22, 1994, the Company issued Warrants to purchase 51,999 shares of common stock to several Series A stockholders in connection with the Preferred Stock Purchase Agreement between the Company and the Series A preferred stockholders. After giving effect to a two-for-one split of the common stock effected as of December 31, 1997 (the "Stock Split"), the remaining outstanding Warrants are currently exercisable for a total of 67,252 shares of the common stock at an exercise price of $4.00 per share, and which will expire upon conclusion of this offering unless exercised.



     In connection with an additional Preferred Stock Purchase Agreement entered into by the Company and several Series A-1 preferred stockholders on September 27, 1995, the Company issued Warrants to purchase 86,462 shares of common stock. After giving effect to the Stock Split, such Warrants are currently exercisable into 172,924 shares of common stock at an exercise price of $4.00 per share, and which will expire upon conclusion of this offering unless exercised. On November 21, 1995, the Company issued Warrants to purchase 91,177 shares of common stock in connection with a second closing under the Preferred Stock Purchase Agreement dated September 27, 1995. After giving effect to the Stock Split, such Warrants are currently exercisable into 182,354 shares of common stock at an exercise price of $4.50 per share, and which will expire upon conclusion of this offering unless exercised.


     On December 28, 1995, the Company issued Warrants to purchase 94,010 shares of common stock in connection with a Warrant and Note Agreement with Northstar Advantage High Total Return Fund. After giving effect to the Stock Split, such Warrants are currently exercisable into 188,020 shares of common stock at an exercise price of $7.00 per share.


     On June 11, 1996, the Company issued Warrants to purchase 159,073 shares of common stock in connection with a Note and Warrant Purchase Agreement with CoreStates Enterprise Fund. After giving effect to the Stock Split, such Warrants are currently exercisable into 318,146 shares of common stock at an exercise price of $7.00 per share.



     On June 21, 1996, the Company issued Warrants to purchase 79,537 shares of common stock in connection with a Note and Warrant Purchase Agreement with Northstar Advantage High Total Return Fund. These warrants were exercised on November 18, 1997 at a price of $7.00 per share.



     On January 2, 1998, the Company issued Warrants to purchase 679,341 shares of common stock in connection with an employment agreement between Simon R. McKenzie, the Company's Chief Executive Officer, and the Company. The Warrants currently carry an exercise price of $4.50 per share, and expire five years from the date of issue.



     On April 1, 1998, the Company issued Warrants to purchase 98,132 shares of common stock in connection with a Note and Warrant Purchase Agreement at a current exercise price of $7.64 per share.



     On August 25, 1998, the Company issued Warrants to purchase up to 1,625,000 shares of common stock in connection with the August 1998 Refinancing as discussed elsewhere in this Prospectus. See "Business -- 1998 Debt Refinancings."


CONVERTIBLE NOTES


     In January 1997, the Company's subsidiary, PerImmune Holdings, issued three promissory notes that will each be automatically converted into 18,216 shares of the Company's common stock at the conclusion of this offering. Upon conversion, the rights of each investor under the promissory notes cease and each investor will be entitled to rights as holders of common stock.


REGISTRATION RIGHTS


     Upon consummation of the offering, certain stockholders who will hold an aggregate of 11,386,172 shares of common stock (the "Holders"), including 5,774,474 outstanding shares of common stock, 5,109,632 shares of common stock issuable upon the Preferred Stock Conversion at the consummation of this offering, and

502,066 shares of common stock issuable upon exercise of Warrants that will otherwise expire upon conclusion of this offering, are entitled to certain registration rights with respect to the common stock under the Securities Act. Pursuant to the terms of these registration rights, the Company is required to notify each Holder of each decision of the Company to file a registration statement. Upon receipt of such notice, a Holder may request to include certain of the Holder's shares of common stock in the Company's registration, subject to the determination of the managing underwriters that inclusion will not interfere with the offering. These rights have been waived by the Holders, other than the Selling Stockholder, to the extent that such Holders had rights to register common stock in this offering.


     In addition, certain Holders can require the Company to use its best efforts to prepare and file a registration statement on Form S-3 (or any successor form) with respect to such Holders' shares of common stock. The right of the Holders to request the Company to file a registration statement on Form S-3 is available to the Holders no more than twice during any twelve-month period.

     The Company generally is required to bear the expenses relating to the sale of shares under registrations contemplated by the registration rights, except for underwriting fees and discounts. The Company also is obligated to indemnify the stockholders whose shares are included in any of the Company's registrations against certain losses and limitations, including certain liabilities under the Securities Act and state securities laws generally.


     Following this offering, the rights of any Holder to cause the Company to register shares terminates when all of such Holder's securities subject to the registration rights can be transferred or sold under the provisions of Rule 144.


CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW


     Classified Board of Directors. The Certificate of Incorporation of the Company provides for the Board of Directors to be divided into three classes of directors, as nearly equal in number as is reasonably possible, serving staggered terms so that the directors' initial terms will expire either at the 1999, 2000 or 2001 annual meeting of the stockholders. Starting with the 1999 annual meeting of the stockholders, one class of directors will be elected each year for a three-year term.


     The Company believes that a classified Board of Directors will help to assure the continuity and stability of the Board of Directors and the Company's business strategies and policies as determined by the Board of Directors, since a majority of the directors at any given time will have had prior experience as directors of the Company. The Company believes that this, in turn, will permit the Board of Directors to more effectively represent the interest of stockholders. With a classified Board of Directors, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors. As a result, a provision relating to a classified Board of Directors may discourage proxy contests for the election of directors or purchases of a substantial block of the common stock because its provisions could operate to prevent obtaining control of the Board of Directors in a relatively short period of time. The classification provision could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company. Under the Delaware General Corporation Law (the "DGCL"), a director on a classified board may be removed by the stockholders of the corporation only for cause.

     Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals. The Bylaws of the Company establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors (the "Nomination Procedure") and with regard to other matters to be brought by stockholders before an annual meeting of stockholders of the Company (the "Business Procedure").

     The Nomination Procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination for the Board of Directors to the Secretary of the Company. The requirements as to the form and timing of that notice are specified in the Bylaws of the Company. If the Chairman of the Board of

Directors determines that the other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting.

     Although the Bylaws of the Company do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or of any business desired by stockholders to be conducted at an annual meeting, the Bylaws of the Company (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.

     Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in certain transactions and "business combinations" with an "Interested Stockholder" (as defined in Section
203) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either (i) prior to the date such person becomes an interested stockholder, the Board approves either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time of the consummation of such transaction, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date such person becomes an interested stockholder, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes a merger, asset sale, or other transaction resulting in a financial benefit to the stockholder. For purposes of section 203, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION


     The Company's Certificate of Incorporation contains certain provisions permitted under DGCL relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under the DGCL. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper personal benefit. These provisions will not alter a director's liability under federal securities laws. The Bylaws of the Company provide for full indemnification of officers and directors to the full extent permitted under the DGCL, as it now exists or may in the future by amendment (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expenses, liabilities and losses actually and reasonably incurred or suffered in connection with service for or on behalf of the Company, including payment of expenses in defending an action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification will continue to an indemnified person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnified person's heirs, executors and administrators.


     The Company's Bylaws provide that the Company may maintain insurance, at its expense, to protect itself and any indemnified party against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company, without further stockholder approval, may enter into contracts with any indemnified person in furtherance of the indemnification provisions contained in the Bylaws and may create a trust fund, grant a security interest or use other means (including without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in the Bylaws.

TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the common stock of the Company is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Prior to this offering, there has been no public market for the common stock of the Company. Future sales of substantial amounts of shares of common stock in the public market following this offering could adversely affect the market price of the common stock. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate or at all.



     Upon consummation of this offering, the Company will have           shares
of common stock outstanding, assuming no exercise of the Underwriters' over-allotment option granted by the Company and no exercise of outstanding
options. Of these shares, all of the           shares sold in this offering will
be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by affiliates of the Company. The remaining 16,826,914 shares of common stock will be restricted securities ("Restricted Shares") within the meaning of the Securities Act. Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which rules are summarized below. Holders of substantially all of those shares will have the right to request the registration of their shares under the Securities Act following completion of a period of one year, in the case of directors and executive officers, and 180 days, in the case of such other stockholders, after the date of this Prospectus, which, upon the effectiveness of such registration, would permit the free transferability of such shares.


     In general, under Rule 144, beginning 90 days after the date of this Prospectus, an affiliate of the Company, or person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of the Company's common stock or (ii) the average weekly trading volume of the Company's common stock on the Nasdaq Stock Market during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or person whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned Restricted Shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above.


     The Company's directors, executive officers and certain stockholders, who in the aggregate hold 7,017,559 shares of common stock of the Company outstanding immediately prior to the consummation of this offering have entered into or are subject to lock-up agreements under which they have agreed not to sell, directly or indirectly, any shares owned by them for a period of one year, in the case of directors and executive officers, and 180 days, in the case of such other stockholders, after the date of this Prospectus without the prior written consent of the Underwriters. See "Underwriting." Upon expiration of the
lock-up agreements, approximately           shares of common stock (including
approximately           shares subject to outstanding vested options) will
become eligible for immediate public resale, subject in some cases to vesting provisions and volume limitations pursuant to Rule 144. The remaining
approximately           shares held by existing stockholders will become
eligible for public resale at various times over a period of less than two years following the consummation of this offering, subject in some cases to vesting
provisions and volume limitations.           of the shares outstanding
immediately following the consummation of this offering will be entitled to registration rights with respect to such shares upon termination of lock-up agreements. The number of shares sold in the public market could increase if registration rights are exercised. Dr. Hanna has agreed with the Company not to sell, other than pursuant to the over-allot option granted to the Underwriters in this offering, more than 10% of the shares of common stock held by him during each of the twelve-month periods commencing on the date of this Prospectus and the first and second anniversary thereof. In addition, the Company intends to file a registration statement on Form S-8 for the shares held pursuant to its stock option plans, which may make these shares freely tradeable. Such registration statement will become effective immediately upon filing and shares covered by that registration statement will thereupon be eligible for sale in the public markets, subject to the applicable lock-up agreements and Rule 144 limitations applicable to affiliates. See "Description of Capital
Stock -- Registration Rights."

                                  UNDERWRITING

     Subject to certain terms and conditions contained in an underwriting agreement (the "Underwriting Agreement"), the Underwriters named below (collectively, the "Underwriters"), for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and NationsBanc Montgomery Securities LLC are acting as representatives (the "Representatives"), have severally agreed to purchase the number of shares of common stock from the Company set forth opposite their names below:

                                                               NUMBER
                        UNDERWRITERS                          OF SHARES
                        ------------                          ---------
Donaldson, Lufkin & Jenrette Securities Corporation.........
NationsBanc Montgomery Securities LLC.......................

                                                               ------
          Total.............................................
                                                               ======

     The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of common stock are subject to the approval of certain legal matters by counsel and to certain other conditions. If any of the shares of common stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such shares of common stock (other than the shares of common stock covered by the over-allotment option described below) must be so purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of common stock to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not
to exceed $     per share. The Underwriters may allow, and such dealers may
reallow, discounts not in excess of $      per share to any other Underwriter
and certain other dealers.

     The Company and the Selling Stockholder have granted to the Underwriters an
option to purchase up to      additional shares of common stock at the initial
public offering price less underwriting discounts and commissions solely to cover over-allotments. Such option may be exercised in whole or in part from time to time during the 30-day period after the date of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase a number of option shares proportionate to such Underwriter's initial commitment as indicated in the preceding table.


     The Company, certain stockholders of the Company and the executive officers and directors of the Company have agreed not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase or grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of such common stock, or to cause a registration statement covering any shares of common stock to be filed, for a period of one year, in the case of directors and executive officers, and for a period of 180 days, in the case of such other stockholders, after the closing of this offering without the prior written consent of the Underwriters, subject to certain limited exceptions, and provided that the Company may issue shares of common stock upon vesting of rights under the Company Stock Option Plan and the PerImmune Stock Option Plan. See "Shares Eligible for Future Sale."



     Prior to this offering, there has been no established trading market for the common stock. The initial price to the public for the common stock offered hereby has been determined by negotiation among the Company and the Representatives. The factors considered in determining the initial price to the public include the history of and the prospects for the industry in which the Company competes, the ability of the Company's management, the past and present operations of the Company, the prospects for future earnings of the Company, the general condition of the securities markets at the time of this offering and the recent market prices of securities of generally comparable companies. The Company has been approved for listing of the common stock on the Nasdaq National Market.

     The Underwriters do not intend to make sales to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of common stock offered hereby.


     In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the Underwriters may over-allot this offering, creating a syndicate short position. Underwriters may bid for and purchase shares of common stock in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase shares of common stock in the open market to stabilize the price of the common stock. These activities may stabilize or maintain the market price of the common stock above independent market levels. The Underwriters are not required to engage in these activities and may end these activities at any time.


     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the shares offered hereby is being passed upon for the Company by Morrison & Foerster LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of the Company at December 31, 1997, and for the year then ended, included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of the Company at December 31, 1996 and for the year ended December 31, 1996, the six months ended December 31, 1995, and for the year ended June 30, 1995, appearing in this Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of PerImmune Holdings, Inc. and Subsidiary at December 31, 1997 and for the year then ended, included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


     The consolidated financial statements of PerImmune Holdings, Inc. and Subsidiary as of December 31, 1996 and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from August 3, 1996 through December 31, 1996 and the statements of operations, stockholders' equity and cash flows of the Predecessor company for the period from January 1, 1996 through August 2, 1996 and for the year ended December 31, 1995 appearing in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



     In February 1998, the Company's Board of Directors dismissed Ernst & Young LLP and appointed PricewaterhouseCoopers LLP as the Company's independent accountants to report on the Company's consolidated balance sheet as of December 31, 1997, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. The report of Ernst & Young LLP for the year ended December 31, 1996 and June 30, 1995 and for the six months ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.



     In February 1998, in conjunction with the acquisition of PerImmune Holdings, the Company's Board of Directors dismissed KPMG Peat Marwick LLP and appointed PricewaterhouseCoopers LLP as PerImmune Holdings independent accountants to report on its consolidated balance sheet as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. The report of KPMG Peat Marwick at December 31, 1996 and the period from August 3, 1996 through December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audits for the periods presented within this Prospectus and Registration Statement, there were no disagreements with Ernst & Young LLP or KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial disclosure or auditor scope of procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP or KPMG Peat Marwick LLP would have caused them to make reference thereto in their report on the financial statements for such years. Prior to retaining PricewaterhouseCoopers LLP, the Company had not consulted with PricewaterhouseCoopers LLP regarding the application of accounting principles or the type of audit opinion that might be rendered on the Company's financial statements.


     During the course of Ernst & Young LLP's audit of the consolidated financial statements of the Company for the year ended December 31, 1996, Ernst & Young LLP notified the Company that it had identified two material weaknesses considered reportable conditions as defined under standards of the American Institute of Certified Public Accountants. The first of these was failure to maintain accurate information to monitor financial position, results of operations and liquidity. The second of these related to the method of accounting, monitoring and valuation of the Company's "Research Use Only" inventory. Ernst & Young LLP attributed the cause for these two material weaknesses to inadequate accounting resources, lack of technical accounting expertise at the Company and the lack of adequate systems to maintain and account for "Research Use Only" inventory. In order to remedy these weaknesses, the Company hired several accounting personnel with technical experience and expertise in financial management and reporting and has performed an extensive analysis of the "Research Use Only" inventory as of December 31, 1997 to assure a consistent and accurate valuation. In connection with the audit of the consolidated financial statements of the Company for the year ended December 31, 1997, the Company's current auditors did not identify any material weaknesses considered reportable conditions.


                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


     As a result of this offering, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Upon approval of the common stock for quotation on the Nasdaq National Market, such reports, proxy and information statements and other information can be inspected at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
INTRACEL CORPORATION
  Report of PricewaterhouseCoopers LLP, independent
     accountants............................................   F-2
  Report of Ernst & Young LLP, independent auditors.........   F-3
  Consolidated Balance Sheets as of December 31, 1996 and
     1997 and June 30, 1998 (unaudited).....................   F-4
  Consolidated Statements of Operations for the year ended
     June 30, 1995, the six months ended December 31, 1995,
     the years ended December 31, 1996 and 1997 and the six
     months ended June 30, 1997(unaudited) and 1998
     (unaudited)............................................   F-5
  Consolidated Statements of Stockholders' Deficit for the
     year ended June 30, 1995, the six months ended December
     31, 1995, the years ended December 31, 1996 and 1997
     and the six months ended 1998 (unaudited)..............   F-6
  Consolidated Statements of Cash Flows for the year ended
     June 30, 1995, the six months ended December 31, 1995,
     the years ended December 31, 1996 and 1997 and the six
     months ended June 30, 1997 (unaudited) and 1998
     (unaudited)............................................   F-7
  Notes to Consolidated Financial Statements................   F-8

PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY
  Report of PricewaterhouseCoopers LLP, independent
     accountants............................................  F-29
  Consolidated Balance Sheets as of December 31, 1997 and
     1996...................................................  F-30
  Consolidated Statements of Operations for the year ended
     December 31, 1997 and the period from August 3, 1996
     through December 31, 1996..............................  F-31
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the year ended December 31, 1997 and the period
     from August 3, 1996 through December 31, 1996..........  F-32
  Consolidated Statements of Cash Flows for the year ended
     December 31, 1997 and the period from August 3, 1996
     through December 31, 1996..............................  F-33
  Notes to Consolidated Financial Statements................  F-34

PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY; AND PREDECESSOR
  COMPANY
  Report of KPMG Peat Marwick LLP, independent certified
     public accountants.....................................  F-47
  Consolidated Balance Sheet as of December 31, 1996........  F-48
  Statements of Operations for the period from August 3,
     1996 through December 31, 1996, the period from January
     1, 1996 through August 2, 1996 and the year ended
     December 31, 1995......................................  F-49
  Statements of Stockholders' Equity (Deficit) for the
     period from August 3, 1996 through December 31, 1996,
     the period from January 1, 1996 through August 2, 1996
     and the year ended December 31, 1995...................  F-50
  Statements of Cash Flows for the period from August 3,
     1996 through December 31, 1996, the period from January
     1, 1996 through August 2, 1996 and the year ended
     December 31, 1995......................................  F-51
  Notes to Financial Statements.............................  F-52

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and


Stockholders of Intracel Corporation



In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' deficit and of cash flows present fairly, in all material respects, the consolidated financial position of Intracel Corporation (the "Company") at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the 1997 financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                          PricewaterhouseCoopers LLP



Seattle, Washington


April 24, 1998, except for the


second paragraph of Note 12


as to which the date is May 14, 1998


and Note 14 as to which the date is


August 25, 1998.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors
Intracel Corporation and Subsidiary

     We have audited the accompanying consolidated balance sheet of Intracel Corporation and subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended June 30, 1995, the six months ended December 31, 1995, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intracel Corporation and subsidiary at December 31, 1996, and the consolidated results of their operations and their cash flows for the year ended June 30, 1995, the six months ended December 31, 1995, and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Seattle, Washington
December 3, 1997, except for
  paragraph 3 of Note 6 and
  paragraph 9 of Note 10, as to
  which the date is January 2,
  1998.

                              INTRACEL CORPORATION

                          CONSOLIDATED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                              ----------------------------      JUNE 30,
                                                                  1996            1997            1998
                           ASSETS                             ------------    ------------    ------------
                                                                                              (UNAUDITED)
Cash and cash equivalents...................................  $  3,145,231    $  1,974,629    $    725,428
Restricted cash.............................................                     2,000,000
Accounts receivable, net....................................     2,383,828       2,003,249       2,947,948
Inventories, net............................................     3,945,187       1,821,013       2,337,926
Other assets................................................       404,679         398,494         784,293
                                                              ------------    ------------    ------------
         Total current assets...............................     9,878,925       8,197,385       6,795,595
Property and equipment, net.................................     3,247,333       3,178,959       4,879,812
Restricted cash.............................................                                       433,000
Cost in excess of net assets acquired, net..................    12,563,052      11,654,880      13,322,252
Deferred acquisition costs..................................                     2,862,513
Other assets................................................     1,665,417       2,147,858      17,340,930
                                                              ------------    ------------    ------------
         Total assets.......................................  $ 27,354,727    $ 28,041,595    $ 42,771,589
                                                              ============    ============    ============
           LIABILITIES AND STOCKHOLDERS' DEFICIT
Current portion of long-term debt...........................  $  3,505,122    $  2,144,729    $    410,470
Accounts payable............................................     2,206,033       2,096,995       7,092,883
Accrued liabilities.........................................     1,941,669       4,356,999       5,001,553
                                                              ------------    ------------    ------------
         Total current liabilities..........................     7,652,824       8,598,723      12,504,906
Line of credit..............................................       500,000         500,000
Long-term debt, less current portion........................    18,551,945      17,027,320      33,417,767
Pension liability...........................................                                       380,652
                                                              ------------    ------------    ------------
         Total liabilities..................................    26,704,769      26,126,043      46,303,325
                                                              ------------    ------------    ------------
Commitments and contingencies
Redeemable and convertible preferred stock, $0.0001 par
  value;
  5,000,000 shares authorized:
  Series A preferred stock, 730,000 shares authorized,
    557,656, 603,622, and 627,977 shares issued and
    outstanding at December 31, 1996 and 1997, and June 30,
    1998, respectively......................................     4,461,248       4,828,976       5,023,800
  Series A-1 preferred stock, 850,000 shares authorized,
    738,235, 651,168 and 677,443 shares issued and
    outstanding at December 31, 1996 and 1997, and June 30,
    1998, respectively......................................     5,905,880       5,209,340       5,419,516
  Series A-3 preferred stock, 200,000 shares authorized,
    147,923 and 153,890 shares issued and outstanding at
    December 31, 1997, and June 30, 1998, respectively......                     1,183,384       1,231,128
  Series B-1 preferred stock, 100 shares authorized, 100
    shares issued and outstanding at June 30, 1998..........                                     4,098,744
  Series B-2 preferred stock, 120 shares authorized, 120
    shares issued and outstanding at June 30, 1998..........                                     4,918,493
                                                              ------------    ------------    ------------
                                                                10,367,128      11,221,700      20,691,681
                                                              ------------    ------------    ------------
Stockholders' deficit:
  Series A-2 preferred stock; $0.0001 par value; 155,000
    shares authorized; 44,063 and 47,030 shares issued and
    outstanding, $4,406,300 and $4,703,000 aggregate
    preference in liquidation at December 31, 1997 and June
    30, 1998, respectively..................................                             4               5
  Common stock, $0.0001 par value; 25,000,000 shares
    authorized; 3,967,786, 5,368,578 and 11,025,768 shares
    issued and outstanding at December 31, 1996 and 1997 and
    June 30, 1998, respectively.............................           397             537           1,103
  Additional paid-in capital................................     2,403,906      11,401,583      46,203,996
  Accumulated deficit.......................................   (12,021,473)    (20,708,272)    (70,428,521)
  Note receivable due from stockholder......................      (100,000)
                                                              ------------    ------------    ------------
         Total stockholders' deficit........................    (9,717,170)     (9,306,148)    (24,223,417)
                                                              ------------    ------------    ------------
         Total liabilities and stockholders' deficit........  $ 27,354,727    $ 28,041,595    $ 42,771,589
                                                              ============    ============    ============


  The accompanying notes are an integral part of these consolidated financial statements.

                              INTRACEL CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                         SIX MONTHS ENDED
                                                      SIX MONTHS ENDED    YEAR ENDED DECEMBER 31,            JUNE 30,
                                       YEAR ENDED       DECEMBER 31,     -------------------------   -------------------------
                                      JUNE 30, 1995         1995            1996          1997          1997          1998
                                      -------------   ----------------   -----------   -----------   -----------   -----------
                                                                                                     (UNAUDITED)   (UNAUDITED)
REVENUE
  Product...........................   $1,565,795       $ 2,426,158      $14,718,421   $13,452,204   $7,073,386    $ 7,744,158
  Contract..........................                                                                                 2,072,308
                                       ----------       -----------      -----------   -----------   ----------    -----------
         Total revenue..............    1,565,795         2,426,158       14,718,421    13,452,204    7,073,386      9,816,466

COST OF REVENUE
  Product...........................      823,988         1,779,172        7,432,679     9,493,058    4,478,281      5,222,686
  Contract..........................                                                                                 1,629,104
                                       ----------       -----------      -----------   -----------   ----------    -----------
         Total cost of revenue......      823,988         1,779,172        7,432,679     9,493,058    4,478,281      6,851,790

Selling, general and
  administrative....................    1,580,336         2,592,940        5,739,937     8,478,175    3,602,131      8,024,964
Research and development............    1,173,754         1,118,020        1,042,668       555,840      339,674      5,465,197
Acquired research and development...                      2,100,000                                                 37,718,000
Amortization of cost in excess of
  net assets acquired...............                        151,362          908,172       908,172      454,086        496,536
Reorganization expense..............                                         917,442
                                       ----------       -----------      -----------   -----------   ----------    -----------
    Total operating expense.........    3,578,078         7,741,494       16,040,898    19,435,245    8,874,172     58,556,487
                                       ----------       -----------      -----------   -----------   ----------    -----------

    Loss from operations............    2,012,283         5,315,336        1,322,477     5,983,041    1,800,786     48,740,021

Interest expense (income), net......      (68,329)          134,400        2,179,496     2,496,418    1,210,000      1,780,228
Gain on pension curtailment.........                                                                                  (800,000)
                                       ----------       -----------      -----------   -----------   ----------    -----------
    Loss before extraordinary
      item..........................    1,943,954         5,449,736        3,501,973     8,479,459    3,010,786     49,720,249
Extraordinary gain on early
  extinguishment of debt............                     (1,367,000)
                                       ----------       -----------      -----------   -----------   ----------    -----------

         Net loss...................   $1,943,954       $ 4,082,736      $ 3,501,973   $ 8,479,459   $3,010,786    $49,720,249
                                       ==========       ===========      ===========   ===========   ==========    ===========

Basic and diluted net loss per
  share.............................   $     0.54       $      1.12      $      1.10   $      2.39   $     0.91    $      4.70
                                       ==========       ===========      ===========   ===========   ==========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                              INTRACEL CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT


                                    SERIES A-2
                                     PREFERRED
                                       STOCK          COMMON STOCK                                        NOTE
                                   -------------   -------------------   ADDITIONAL                    RECEIVABLE
                                            PAR                  PAR       PAID-IN     ACCUMULATED      DUE FROM
                                   SHARES  VALUE     SHARES     VALUE      CAPITAL       DEFICIT      STOCKHOLDERS      TOTAL
                                   ------  -----   ----------   ------   -----------   ------------   ------------   ------------
BALANCE AT JULY 1, 1994..........                   3,961,676   $  396   $ 2,197,898   $ (1,225,674)   $(100,000)    $    872,620

Sale of common stock, net........                       2,000                  8,000                                        8,000
Preferred stock dividends........                                                          (211,448)                     (211,448)
Net loss.........................                                                        (1,943,954)                   (1,943,954)
                                   ------   --     ----------   ------   -----------   ------------    ---------     ------------

BALANCE AT JUNE 30, 1995.........                   3,963,676      396     2,205,898     (3,381,076)    (100,000)      (1,274,782)

Preferred stock dividends........                                                          (266,136)                     (266,136)
Net loss.........................                                                        (4,082,736)                   (4,082,736)
                                   ------   --     ----------   ------   -----------   ------------    ---------     ------------

BALANCE AT DECEMBER 31, 1995.....                   3,963,676      396     2,205,898     (7,729,948)    (100,000)      (5,623,654)

Repurchase of common stock.......                    (175,114)     (17)     (326,795)                                    (326,812)
Sale of common stock, net........                     176,000       18       339,712                                      339,730
Exercise of common stock
  options........................                       3,224                  8,061                                        8,061
Other............................                                            177,030                                      177,030
Preferred stock dividends........                                                          (789,552)                     (789,552)
Net loss.........................                                                        (3,501,973)                   (3,501,973)
                                   ------   --     ----------   ------   -----------   ------------    ---------     ------------

BALANCE AT DECEMBER 31, 1996.....                   3,967,786      397     2,403,906    (12,021,473)    (100,000)      (9,717,170)

Sale of Series A-2 preferred
  stock..........................  40,000   $4                             3,999,996                                    4,000,000
Preferred stock dividends........   4,063                                   (647,288)      (207,340)                     (854,628)
Repurchase of common stock.......                    (103,096)     (10)     (208,740)                                    (208,750)
Sale of common stock, net........                   1,467,142      146     5,760,778                                    5,760,924
Exercise of common stock
  warrants.......................                      36,746        4       146,980                                      146,984
Other............................                                            (54,049)                                     (54,049)
Repayment of stockholder note
  receivable.....................                                                                        100,000          100,000
Net loss.........................                                                        (8,479,459)                   (8,479,459)
                                   ------   --     ----------   ------   -----------   ------------    ---------     ------------

BALANCE AT DECEMBER 31, 1997.....  44,063    4      5,368,578      537    11,401,583    (20,708,272)                   (9,306,148)

Common stock issued and stock
  options granted in conjunction
  with the acquisition of
  PerImmune Holdings Inc.
  (unaudited)....................                   5,478,654      548    35,421,466                                   35,422,014
Common stock issued in exchange
  for 1997 placement costs
  (unaudited)....................                      70,024        7       315,102                                      315,109
Preferred stock dividends
  (unaudited)....................   2,967    1                              (452,745)                                    (452,744)
Cash dividends accrued for Series
  B-1 and B-2 preferred stock
  (unaudited)....................                                           (567,192)                                    (567,192)
Stock options exercised
  (unaudited)....................                     108,512       11       120,982                                      120,993
Other (unaudited)................                                            (35,200)                                     (35,200)
Net loss (unaudited).............                                                       (49,720,249)                  (49,720,249)
                                   ------   --     ----------   ------   -----------   ------------    ---------     ------------

BALANCE AT JUNE 30, 1998
  (UNAUDITED)....................  47,030   $5     11,025,768   $1,103   $46,203,996   $(70,428,521)   $             $(24,223,417)
                                   ======   ==     ==========   ======   ===========   ============    =========     ============


  The accompanying notes are an integral part of these consolidated financial statements.

                              INTRACEL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                            SIX MONTHS ENDED
                                                                            YEAR ENDED DECEMBER 31,             JUNE 30,
                                        YEAR ENDED     SIX MONTHS ENDED    -------------------------   --------------------------
                                       JUNE 30, 1995   DECEMBER 31, 1995      1996          1997          1997           1998
                                       -------------   -----------------   -----------   -----------   -----------   ------------
                                                                                                       (UNAUDITED)   (UNAUDITED)
Operating activities:
  Net loss...........................   $(1,943,954)     $ (4,082,736)     $(3,501,973)  $(8,479,459)  $(3,010,786)  $(49,720,249)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
    Extraordinary gain on early
      extinguishment of debt.........                      (1,367,000)
    Amortization and depreciation....       124,363           414,933        2,190,808     2,262,103     1,102,369      2,396,597
    Gain on pension curtailment......                                                                                    (800,000)
    Acquired research and development
      charge.........................                       2,100,000                                                  37,718,000
    Noncash investment charge........                                          339,408
    Noncash interest expense.........                                        1,011,392     1,577,341       922,167      1,216,824
    Noncash inventory charge.........                                                      1,147,831
    Noncash charge on fixed assets...                                                        600,618       532,921
    Other............................                                           58,030                     (23,658)        56,990
    Changes in operating assets and
      liabilities:
      Accounts receivable, net.......        19,027            29,390       (1,396,363)      380,579       (41,157)      (138,614)
      Inventories, net...............       (21,640)           18,357       (1,826,698)      821,568       341,791       (154,073)
      Other assets...................                           4,954          (61,950)     (323,181)      (48,486)        30,129
      Accounts payable...............       103,232           886,963        1,764,048      (109,038)     (985,827)     4,379,748
      Accrued liabilities............       267,278           666,231       (1,636,458)     (387,292)     (776,689)    (1,672,777)
                                        -----------      ------------      -----------   -----------   -----------   ------------
Net cash used in operating
  activities.........................    (1,451,694)       (1,328,908)      (3,059,756)   (2,508,930)   (1,987,355)    (6,687,425)
                                        -----------      ------------      -----------   -----------   -----------   ------------
Investing activities:
  Release of (investment in)
    restricted cash..................                                                     (2,000,000)                   2,000,000
  Investment in other assets.........       (82,129)                                                      (143,942)      (368,968)
  Purchase of Bartels, Inc...........                     (13,000,000)
  Purchase of assets from Zynaxis,
    Inc..............................                        (519,000)
  Purchase of property and
    equipment........................      (106,560)         (288,391)      (1,587,193)   (1,360,209)     (689,808)      (429,093)
  Capitalized patent costs...........                                         (183,995)      (25,000)                    (105,869)
  Investment in GAIFAR...............                                         (283,220)
  Investment in and advances to
    Bartels Prognostics..............                                         (348,198)     (795,299)     (375,000)
  Cash acquired in conjunction with
    purchase of PerImmune Holdings,
    Inc..............................                                                                                   2,504,064
                                        -----------      ------------      -----------   -----------   -----------   ------------
Net cash provided by (used in)
  investing activities...............      (188,689)      (13,807,391)      (2,402,606)   (4,180,508)   (1,208,750)     3,600,134
                                        -----------      ------------      -----------   -----------   -----------   ------------
Financing activities:
  Proceeds from sale of preferred
    stock............................     3,750,000         5,350,000                      1,732,740     1,773,733
  Repurchase of common stock.........                                         (326,812)     (208,750)
  Proceeds from sale of common stock
    and exercise of common stock
    options..........................         8,000                            347,791     6,248,201        44,000        120,993
  Stock issue costs..................                                                       (245,968)     (140,933)      (388,709)
  Exercise of common stock
    warrants.........................                                                        146,984
  Repayment of stockholder note
    receivable.......................                                                        100,000       100,000
  Proceeds from the issuance of
    long-term obligations............        54,226        14,845,744        5,960,000       713,339                    8,805,557
  Debt issue costs...................                                         (668,351)      (78,967)                     (73,506)
  Payments of long-term
    obligations......................      (223,413)       (3,356,853)        (896,345)   (2,908,494)   (1,100,004)    (6,091,045)
  Payment of line of credit..........                                                                                    (500,000)
  Other..............................                                          119,000        19,751        70,898        (35,200)
                                        -----------      ------------      -----------   -----------   -----------   ------------
Net cash provided by financing
  activities.........................     3,588,813        16,838,891        4,535,283     5,518,836       747,694      1,838,090
                                        -----------      ------------      -----------   -----------   -----------   ------------
Net increase (decrease) in cash and
  cash equivalents...................     1,948,430         1,702,592         (927,079)   (1,170,602)   (2,448,411)    (1,249,201)

Cash and cash equivalents at
  beginning of period................       421,288         2,369,718        4,072,310     3,145,231     3,145,231      1,974,629
                                        -----------      ------------      -----------   -----------   -----------   ------------
Cash and cash equivalents at end of
  period.............................   $ 2,369,718      $  4,072,310      $ 3,145,231   $ 1,974,629   $   696,820   $    725,428
                                        ===========      ============      ===========   ===========   ===========   ============


  The accompanying notes are an integral part of these consolidated financial statements.

                              INTRACEL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. THE COMPANY:

     Intracel Corporation (the "Company") develops and manufactures therapeutic prognostic and diagnostic products for the treatment of cancers and serious viral diseases. The Company's current and future products are based on several proprietary platform technologies, including the development of totally human antibodies, INSTI (a rapid diagnostic format), and ZYMMUNE (a cell counting technology). These technologies allow the Company to leverage its core competencies into large, global clinical markets. In 1995, the Company changed its fiscal year end from June 30 to December 31.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries after elimination of all significant intercompany accounts and transactions. Corporate joint ventures are accounted for under the equity method.

  Cash and cash equivalents

     Cash and cash equivalents consist of cash on hand, deposits in banks and money market funds carried at cost, which approximates market.

  Trade accounts receivable


     Accounts receivable are presented net of allowances for doubtful accounts of $60,000, $50,000 and $95,000 at December 31, 1997, 1996 and June 30, 1998
(unaudited), respectively. The Company recorded provisions for doubtful accounts of approximately $99,000, $11,000 and $52,000 for the periods ended December 31, 1997, 1996 and June 30, 1998 (unaudited), respectively.


  Inventories

     Inventories consist of raw materials used in the production process and diagnostic products, research reagents and antibodies held for sale. Inventories are valued at the lower of first-in, first-out cost or market.

  Property and equipment and depreciation

     Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Significant betterments are capitalized. Upon retirement or sale the cost of assets disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the consolidated statements of operations. Depreciation of property and equipment is provided using primarily the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are amortized on a straight-line method over the shorter of the useful life or the lease term.

     Construction in progress includes the costs of constructed machinery. Construction in progress costs are transferred to other property and equipment categories when the construction/installation is completed and the asset is ready for its intended use.

  Cost in excess of net assets acquired


     Cost in excess of net assets acquired represents the excess of the cost of purchased subsidiaries over the estimated fair value of the net assets acquired as of the date of acquisition and is being amortized by the straight-line method. The weighted average amortization period for cost in excess of net assets acquired is 14 years.

                              INTRACEL CORPORATION

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
  Other assets


     Other assets consist primarily of patent and technology costs and an investment (see Note 11). Patent and technology costs are amortized on a straight-line basis over the estimated useful lives. The weighted average amortization period for patent and technology cost is 10 years. The investment is accounted for using the equity method.


  Valuation of long lived assets

     The Company periodically evaluates the carrying value of long-lived assets to be held and used, including, but not limited to, property and equipment, cost in excess of net assets acquired, and other assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

  Income taxes

     The Company follows the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

  Stock issuance costs

     Proceeds from issuances of capital stock are presented net of specific incremental costs directly attributable to the related offering.

  Revenue recognition


     Revenue from sales of products is recognized on the date of delivery to customers or upon shipment, based on the contractual terms of applicable agreements.



     The Company has entered into various research and development and licensing agreements. Research and development revenue from cost reimbursement agreements is recorded as the related expenses are incurred, up to contractual limits and when the Company meets its performance obligations under the respective agreements. Contract revenue is recognized under other agreements when milestones are met and the Company's performance obligations have been satisfied in accordance with the terms of the respective agreements. Cash received that is related to future performance under such contracts is deferred and recognized as revenue when earned. After performance obligations have been satisfied, the related amounts received are not reimbursable in the event the research is unsuccessful.


     The Company also engages in contracts with commercial entities and agencies of the U.S. government (Department of Defense and the National Institute of Health) on either a cost-plus-fixed-fee, fixed price or a cost-plus-percentage-fee basis. Revenue on cost-plus-fixed-fee, fixed price and cost-plus-percentage-fee contract is recognized based on the ratio of total direct and indirect costs incurred during the period to total estimated costs using the percentage-of-completion method. Estimates to complete are reviewed periodically and revised as required in the period the revision is determined.

     Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which they are first known and estimable. Contracts with the U.S. government are subject to government

                              INTRACEL CORPORATION

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) audit upon contract completion and therefore, all contract costs are potentially subject to adjustment, even after reimbursement. Management believes adequate provisions for such adjustments, if any, have been made in the consolidated financial statements. Expense recovery rates have been audited through 1996.

  Research and development

     The Company makes significant investments in research for the development of new products. Research and development costs are charged to expense as incurred.

  Reorganization expense

     The Company recognized reorganization expense of $917,442 in 1996 in connection with the Company's relocation from Cambridge, Massachusetts to Issaquah, Washington.

  Net loss per share

     Effective December 31, 1997, the Company adopted Statement of Financial Accounting Standards No. 128 (SFAS No. 128), "Earnings Per Share." SFAS No. 128 requires the presentation of basic and diluted earnings (loss) per share for all periods presented.

     In accordance with SFAS No. 128, basic net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period, except that pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 98, if applicable, common shares issued in each of the periods presented for nominal consideration have been included in the calculation as if they were outstanding for all periods presented.

     Pro forma basic and diluted net loss per share as presented in the consolidated statements of operations has been computed as described above and also gives effect to the conversion of the convertible instruments that will occur upon completion of the Company's initial public offering (as if converted from the original date of issuance) (See Note 14).

     A reconciliation of shares used in the calculation of basic and diluted and pro forma basic and diluted net loss per share follows:


                                                     SIX MONTHS                                     SIX MONTHS ENDED
                                                       ENDED       YEAR ENDED DECEMBER 31,              JUNE 30,
                                     YEAR ENDED     DECEMBER 31,   -----------------------   -------------------------------
                                    JUNE 30, 1995       1995          1996         1997           1997             1998
                                    -------------   ------------   ----------   ----------   --------------   --------------
                                                                                              (UNAUDITED)      (UNAUDITED)
Net loss..........................   $1,943,954      $4,082,736    $3,501,973   $8,479,459     $3,010,786      $49,720,249
Preferred stock dividends.........      211,448         266,136       789,552    1,260,928        537,128        1,316,636
                                     ----------      ----------    ----------   ----------     ----------      -----------
Net loss for common stock.........   $2,155,402      $4,348,872    $4,291,525   $9,740,387     $3,547,914      $51,036,885
                                     ==========      ==========    ==========   ==========     ==========      ===========
Weighted average shares of common
  stock outstanding (shares used
  in computing basic and diluted
  net loss per share).............    3,962,676       3,886,242     3,895,325    4,073,398      3,908,052       10,863,109
                                     ==========      ==========    ==========   ==========     ==========      ===========
Basic and diluted net loss per
  share before extraordinary
  item............................   $     0.54      $     1.47    $     1.10   $     2.39     $     0.91      $      4.70
Extraordinary item................                        (0.35)
                                     ----------      ----------    ----------   ----------     ----------      -----------
Basic and diluted net loss per
  share...........................   $     0.54      $     1.12    $     1.10   $     2.39     $     0.91      $      4.70
                                     ==========      ==========    ==========   ==========     ==========      ===========
Shares used in computing basic and
  diluted net loss per share......                                               4,073,398                      10,863,109
Adjustment to reflect the effect
  of the assumed conversion of
  convertible instruments.........                                               3,734,122                       5,666,346
                                                                                ----------                     -----------
Shares used in computing pro forma
  basic and diluted net loss per
  share...........................                                               7,807,520                      16,529,455
                                                                                ==========                     ===========
Pro forma basic and diluted net
  loss per share..................                                              $     1.25                     $      3.09
                                                                                ==========                     ===========

                              INTRACEL CORPORATION

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
     Had the Company been in a net income position, diluted earnings per share would have included the shares used in the computation of basic net loss per share as well as additional potential common shares related to outstanding options and warrants which were excluded because they are anti-dilutive.

  Supplemental disclosure of cash flow information


     Noncash investing and financing activities consisted of:





                                                         SIX MONTHS
                                         YEAR ENDED         ENDED         YEAR ENDED DECEMBER 31,    SIX MONTHS
                                          JUNE 30,      DECEMBER 31,      -----------------------       ENDED
                                            1995            1995             1996         1997      JUNE 30, 1998
                                         ----------   -----------------   ----------   ----------   -------------
                                                                                                     (UNAUDITED)
Preferred stock dividends paid with
  stock................................   $211,448       $  266,136       $  789,552   $1,260,928    $   749,444
Acquisition of Zymmune.................                   1,500,000
Property and equipment acquired under
  capital lease........................     96,705
Accrued stock issuance costs...........                                                   315,109
Deferred acquisition costs.............                                                 2,862,513
Conversion of note payable into Series
  A-2 preferred stock..................                                                 2,000,000
Conversion of accrued interest into
  Series A-2 preferred stock...........                                                   267,260
Conversion of Series A-1 preferred
  stock into Series A-3 preferred
  stock................................                                                 1,115,128
Common stock issued in exchange for
  1997 stock issuance costs............                                                                  315,109
Cash dividends accrued on Series B-1
  and B-2 preferred stock..............                                                                  567,192
Accrued interest added to note
  principal............................                                                                  332,110
Acquisition of Perimmune Holdings, Inc.
  ("Holdings" -- See note 11)
  Fair value of assets acquired........                                                               19,249,000
  Acquired research and development....                                                               37,718,000
  Issuance of Intracel Corporation
    common stock.......................                                                               24,654,000
  Assumption of long term debt.........                                                               11,778,000
  Grant of options to purchase Intracel
    Corporation common stock...........                                                               10,534,000
  Issuance of Series B-1 preferred
    stock..............................                                                                4,098,744
  Issuance of Series B-2 preferred
    stock..............................                                                                4,918,493
  Assumption of acquisition costs......                                                                3,488,000
Other..................................                                                    73,800



     Net cash paid for interest during 1997, 1996, the six months ended December 31, 1995, the year ended June 30, 1995 and the six months ended June 30, 1998 totalled $1,506,390, $1,094,350, $59,071, $22,154 and $205,771 (unaudited), respectively.


  Concentrations of credit risk

     The Company's customers are predominantly comprised of government research organizations and companies in the biomedical research, pharmaceutical and diagnostic industries throughout the world. No single customer accounted for a significant amount of the Company's revenues and there were no significant

                              INTRACEL CORPORATION

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) accounts receivable from a single customer. The Company reviews the credit histories of potential customers prior to extending credit and maintains allowances for potential credit losses. The Company maintains cash and cash equivalents in high credit quality financial institutions. The Company believes that its risk from concentration of credit is limited.

  Use of estimates and assumptions

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Fair value of financial instruments

     For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, recorded amounts approximate market value.

     The Company believes it is not practicable to estimate a fair market value different from the preferred stock's carrying value as these securities have numerous unique features (as described in Note 10) and there is no quoted market price at December 31, 1997.

     The carrying amount of the senior note payable and the line of credit approximate market value because they have interest rates that vary with market interest rates. The Company believes it is not practicable to estimate the fair value for the residual of the long term debt as these securities have numerous unique features such as detachable warrants and contingent interest rates, as described in Note 6, and there is no quoted market price at December 31, 1997.

  Reclassifications

     Certain reclassifications have been made to the 1996 and 1995 financial statements to conform with the 1997 presentation. The reclassifications had no effect on previously reported net loss, stockholders' deficit or cash flows.

  Unaudited interim financial statements


     In the opinion of the Company's management, the June 30, 1998 and 1997 unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial statements except for those pertaining to the acquisition of Holdings as discussed further in Note 11. All references hereinafter to June 30, 1998 and 1997 amounts are based on unaudited information.


  New accounting pronouncements


     In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement requires that changes in comprehensive income be shown in a financial statement that is displayed with the same prominence as other financial statements. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification for earlier periods is required for comparative purposes. The Company does not have any items of comprehensive income, other than net loss, and accordingly, the statement does not have any impact on reported financial position or results of operations.

                              INTRACEL CORPORATION

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." This statement includes requirements to report selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The statement will be effective for fiscal years beginning after December 15, 1997. Reclassification for earlier periods is required, unless impracticable, for comparative purposes. The Company is currently evaluating the impact this statement will have on its financial statements; however, because the statement requires only additional disclosure, the Company does not expect the statement to have a material impact on its reported financial position or results of operations.

 3. INVENTORIES:

     Inventories consisted of:


                                               DECEMBER 31,
                                         ------------------------     JUNE 30,
                                            1996          1997          1998
                                         ----------    ----------    -----------
                                                                     (UNAUDITED)
Raw materials..........................  $  909,198    $1,100,325    $1,468,777
Work in process........................     265,712       160,886        89,330
Finished goods.........................   2,770,277       559,802       779,819
                                         ----------    ----------    ----------
                                         $3,945,187    $1,821,013    $2,337,926
                                         ==========    ==========    ==========


 4. PROPERTY AND EQUIPMENT

     Property and equipment consisted of:


                                             DECEMBER 31,
                                      --------------------------     JUNE 30,
                                         1996           1997           1998
                                      -----------    -----------    -----------
                                                                    (UNAUDITED)
Laboratory equipment................  $ 4,173,856    $ 4,183,788    $ 8,327,023
Computer equipment..................      473,483        550,260      1,272,298
Leasehold improvements..............      392,786        477,177        506,997
Furniture...........................      337,830        365,532        378,863
Construction in progress............                                  1,005,316
                                      -----------    -----------    -----------
                                        5,377,955      5,576,757     11,490,497
Accumulated depreciation............   (2,130,622)    (2,397,798)    (6,610,685)
                                      -----------    -----------    -----------
                                      $ 3,247,333    $ 3,178,959    $ 4,879,812
                                      ===========    ===========    ===========



     Depreciation expense for the periods ended December 31, 1997, 1996, the six months ended December 31, 1995, the year ended June 30, 1995 and the six months ended June 30, 1998 was $982,740, $861,546, $414,933, $124,363 and $768,938
(unaudited), respectively.

                              INTRACEL CORPORATION

 5. ACCRUED LIABILITIES:

     Accrued liabilities consisted of:


                                               DECEMBER 31,
                                         ------------------------     JUNE 30,
                                            1996          1997          1998
                                         ----------    ----------    -----------
                                                                     (UNAUDITED)
Acquisition costs......................  $  375,000    $2,862,513    $  564,076
Taxes payable..........................     291,055       828,594     1,160,397
Interest payable.......................     492,752                     407,532
Accrued stock issuance costs...........                   315,109
Accrued payroll........................     420,544       304,690     1,059,576
Professional services..................                                 500,000
Building maintenance...................                                 393,000
Accrued dividends......................                                 567,192
Other..................................     362,318        46,093       349,780
                                         ----------    ----------    ----------
                                         $1,941,669    $4,356,999    $5,001,553
                                         ==========    ==========    ==========


 6. LONG-TERM DEBT:

     Long-term debt consisted of:


                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Senior note payable to bank, collateralized by
substantially all of the assets of the Company, interest
at the higher of prime plus 1.5% or the federal funds rate
plus 0.5% (10% and 9.75% at December 31, 1997 and 1996,
respectively). If the interest payments are not made on a
timely basis, the stated interest rate will be increased
by a penalty amount. Quarterly principal payments of
$250,000 plus interest payable through December 31, 1996
at which time the payments increase to $500,000 plus
interest through November 16, 2000. The senior note
payable to bank must be repaid to the extent of any net
proceeds from the issuance and sale of equity securities
by the Company. The note was issued with 182,354
detachable warrants to purchase common stock at $4.50 per
share expiring November 16, 2002. The warrants were
estimated to have an immaterial fair value for financial
reporting purposes. During April 1998, the Company repaid
all of the senior note payable with the proceeds from the
issuance of $8,000,000 of notes payable to an existing
note holder (the "April 1998 Notes"). The April 1998 Notes
were issued with 98,132 detachable warrants at an exercise
price of $7.64 per share expiring April 17, 2003. The
warrants were estimated to have an immaterial fair value
for financial reporting purposes. During August 1998, the
Company repaid all of the April 1998 Notes with proceeds
from the issuance of $41,000,000 of notes payable to an
existing note holder (the "August 1998 Notes"). See note
14 for discussion of the August 1998 notes................  $ 8,250,000    $ 6,000,000

                              INTRACEL CORPORATION

 6. LONG-TERM DEBT: (CONTINUED)


                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Subordinated note payable, collateralized by substantially
all of the assets of the Company, interest at 8% per year
through November 30, 1997, increasing to 11% thereafter.
Principal is due December 31, 2000. The maturity date may
accelerate under certain circumstances, as disclosed and
defined in the terms of the agreement, including a "change
in control." The note was issued with 188,020 detachable
warrants to purchase common stock at $7.00 per share
expiring December 28, 2000. The warrants were estimated to
have an immaterial fair value for financial reporting
purposes. The note was issued at an original discount of
$1,565,000 which is being amortized over the term of the
note. The unamortized discount equaled $819,000 and
$1,252,000 at December 31, 1997 and 1996, respectively.
The proceeds were used to retire a note payable, resulting
in an extraordinary gain of $1,367,000 during the period
ended December 31, 1995. The Company is required to make
quarterly interest payments and has the option under
certain conditions to add required interest payments to
principal in lieu of paying in cash. Interest payments of
$507,106 and $395,061 were made "in kind" by issuing
additional promissory notes during 1997 and 1996,
respectively. During August 1998, the Company repaid all
of the subordinated note payable with proceeds from the
issuance of the August 1998 notes. See note 14 for
discussion of the August 1998 notes.......................    5,402,060      6,342,166
Subordinated note payable, collateralized by substantially
all of the assets of the Company, interest at 12% per year
through June 21, 1998, increasing to 13% thereafter.
Principal is due June 30, 2001. The note was issued with
159,074 detachable warrants to purchase common stock at
$7.00 per share expiring on April 1, 2003. The warrants
were estimated to have an immaterial fair value for
financial reporting purposes. In November 1997, the note
and warrant holder purchased 159,074 shares of the
Company's common stock for $4.50 per share, and
simultaneously relinquished to the Company the warrants to
purchase 159,074 shares of common stock at $7.00 per
share. The note was converted to Series A-2 preferred
stock during 1997 (see Note 10)...........................    2,000,000

                              INTRACEL CORPORATION

 6. LONG-TERM DEBT: (CONTINUED)


                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1996           1997
                                                            -----------    -----------
Subordinated note payable to bank, collateralized by
substantially all of the assets of the Company, interest
at 12% through June 11, 1998, increasing to 13%
thereafter. Principal is due June 30, 2001. The maturity
date may accelerate under certain circumstances, as
disclosed and defined in the terms of the agreement,
including a "change in control." The note was issued with
318,146 detachable warrants to purchase common stock at
$7.00 per share expiring on April 1, 2003. Warrants were
estimated to have an immaterial fair value for financial
reporting purposes. The note includes a provision
guaranteeing the issuer a 20% compounded annual return
through any combination of warrant appreciation or
interest payments. The Company is required to make
quarterly interest payments and has the option under
certain conditions to add required interest payments to
principal in lieu of paying in cash. Interest payments of
$366,666 and $269,333 were made "in kind" by issuing
additional promissory notes during 1997 and 1996,
respectively. During August 1998, the Company repaid all
of the subordinated note payable with proceeds from the
issuance of the August 1998 notes. See note 14 for
discussion of the August 1998 notes.......................    4,269,333      4,635,999
Subordinated note payable to the Massachusetts Business
Development Corporation in conjunction with a loan
agreement issued by the United States Small Business
Administration, collateralized by equipment purchased with
the proceeds, interest at prime plus 2.75% (11% at
December 31, 1996). Principal of $8,334 plus interest
payable monthly through April 1, 2002. This note was paid
in full by the Company during 1997........................      566,656
Note payable, in the amount of $450,000, issued in
conjunction with the purchase of certain assets of Zymmune
Diagnostic Systems and collateralized by the related
equipment, inventory, and intellectual property purchased
with the proceeds. Principal plus accrued interest at 6%
due on October 24, 1999. The note requires contingent
payments of up to $1,050,000 based on attaining certain
FDA clinical trial milestones. Zymmune Diagnostic Systems
believes the milestones been achieved and, accordingly,
the Company has accrued the additional amount. The
Company, however, is disputing these amounts (see Note
11).......................................................    1,500,000      1,500,000
Note payable collateralized by the equipment purchased
with the proceeds, payments of principal plus interest at
11% totaling $15,208 due monthly through August 1, 2002.
Note allows for additional borrowings of up to $1,500,000
for the purchase of manufacturing equipment. Guaranteed by
a bond posted by the State of Washington Economic
Development Council.......................................                     664,588
Other.....................................................       69,018         29,296
                                                            -----------    -----------
                                                             22,057,067     19,172,049
Less current portion......................................   (3,505,122)    (2,144,729)
                                                            -----------    -----------
                                                            $18,551,945    $17,027,320
                                                            ===========    ===========


     The various debt agreements contain restrictive covenants relating to quarterly profitability, minimum levels of net worth and liquidity, limitations on additional debt and dividends, and other nonfinancial covenants including certain subjective clauses.

                              INTRACEL CORPORATION

 6. LONG-TERM DEBT: (CONTINUED)
     The Company received certain amendments and waivers to its debt agreement and covenants contained therein, retroactive to January 1, 1997 which remain in effect to June 30, 1998. The amendments and waivers became effective upon the closing of the merger agreement with PerImmune Holdings, Inc. on January 2, 1998 (see Note 11).


     Future minimum debt payments at December 31, 1997 are as follows:


1998............................................  $ 2,144,729
1999............................................    3,628,722
2000............................................    8,485,707
2001............................................    4,796,064
2002............................................      116,827
                                                  -----------
                                                  $19,172,049
                                                  ===========


     As of June 30, 1998, the Company's debt increased by approximately $14,656,000 of which approximately $10,393,000 is related to the merger, (see
Note 11 for additional discussion of the merger), $1,549,000 is related to additional interest payments made "in kind," and approximately $2,714,000 is related to the April 1998 refinancing. See Note 14 for additional discussion of the Company's refinancing.


 7. LINE OF CREDIT:

     Under the terms of the senior note payable to bank (Note 6), the Company has a line of credit with an aggregate borrowing capacity of $1.0 million at prime plus 1.5%. The agreement includes various restrictive covenants which, among other things, require the Company to maintain certain minimum working capital and net worth amounts. The line of credit facility has a maturity date of November 16, 2000.


     At December 31, 1997 and 1996, there were $500,000 of borrowings on the line of credit facility. During April 1998, the Company repaid the line of credit with the proceeds from the issuance of the April 1998 notes. See Note 14 for additional discussion of the Company's refinancing.


 8. INCOME TAXES:

     The Company did not provide an income tax benefit for any of the periods presented because it has experienced operating losses since inception.

     At December 31, 1997 the Company had net operating loss carryforwards for federal income tax purposes of approximately $17 million which expire through 2012. Utilization of net operating loss carryforwards will be subject to certain limitations under Section 382 of the Internal Revenue Code.

     The following is a reconciliation of the income tax benefit to the amount based on the statutory Federal rate of 34%:

                                                           SIX MONTHS      YEAR ENDED
                                             YEAR ENDED      ENDED        DECEMBER 31,
                                              JUNE 30,    DECEMBER 31,   ---------------
                                                1995          1995       1996      1997
                                             ----------   ------------   -----     -----
Federal income tax benefit at statutory
  rate.....................................    (34)%         (34)%       (34)%     (34)%
Change in valuation allowance..............     34 %          34 %        34 %      34 %
                                               -----         -----       -----     -----
                                               =====         =====       =====     =====

                              INTRACEL CORPORATION

 8. INCOME TAXES: (CONTINUED)
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are approximately as follows:




                                                            DECEMBER 31,
                                                      ------------------------
                                                         1996          1997
                                                      ----------    ----------
Deferred income tax assets:
  Tax loss carryforwards............................  $3,392,000    $5,770,000
  Tax credit carryforwards..........................      96,000        96,000
  Property, plant and equipment.....................     171,000
  Inventories.......................................                   548,000
  Other.............................................     333,000       438,000
                                                      ----------    ----------
                                                       3,992,000     6,852,000
Deferred income tax liabilities:
  Other.............................................     (65,000)      (61,000)
                                                      ----------    ----------
                                                       3,927,000     6,791,000
Valuation allowance.................................  (3,927,000)   (6,791,000)
                                                      ----------    ----------
Net deferred taxes assets...........................  $             $
                                                      ==========    ==========



     A full valuation allowance has been recorded at December 31, 1997, 1996, and June 30, 1998 (unaudited) based on management's determination that the recognition criteria for realization has not been met.


 9. COMMITMENTS AND CONTINGENCIES:

     The Company is involved in various lawsuits arising in the normal course of business, none of which, in the opinion of management, is expected to have a material adverse effect on the Company's financial position, cash flows, liquidity or results of operations.

     In the ordinary course of business, the Company is subject to extensive and changing federal regulations within the United States and by other foreign countries with regard to the manufacturing and marketing of products. To date the Company has not identified any potential liabilities arising from the manufacturing and marketing of its products.

     The Company has operating leases for its facilities with remaining fixed terms ranging up to six years. Rental expense was approximately $783,000, $1,466,000, $200,000, and $192,000 for the years ended December 31, 1997 and
1996, the six months ended December 31, 1995 and the twelve months ended June 30, 1995, respectively.

     Future approximate minimum operating lease payments are as follows:

Year ending December 31:
  1998...................................................  $  681,347
  1999...................................................     335,761
  2000...................................................      46,802
  2001...................................................      43,491
  2002...................................................      43,491
                                                           ----------
Total minimum lease payments.............................  $1,150,892
                                                           ==========

     Refer to Note 12 for discussion of a contingent liability related to a joint venture investment.

                              INTRACEL CORPORATION

10. CAPITAL STOCK AND STOCKHOLDERS' DEFICIT:


  Preferred stock


     The Company is authorized to issue 5 million shares of $0.0001 par value serial preferred stock. Each series of the preferred stock is a separate class and, as a class, has a liquidation preference equal to the aggregate purchase price paid for such class.

     The historical share information regarding the Company's preferred stock activity follows:




                                          SERIES     SERIES    SERIES   SERIES      SERIES        SERIES
                                             A        A-1       A-2       A-3         B-1           B-2
                                          -------   --------   ------   -------   -----------   -----------
                                                                                  (UNAUDITED)   (UNAUDITED)
BALANCES AT JULY 1, 1994
Issuance of preferred stock.............  468,755
Dividend payments in kind...............   26,431
                                          -------   --------   ------   -------       ---           ---
BALANCES AT JUNE 30, 1995...............  495,186
Issuance of preferred stock.............             668,750
Dividend payments in kind...............   20,000     13,261
                                          -------   --------   ------   -------       ---           ---
BALANCES AT DECEMBER 31, 1995...........  515,186    682,011
Dividend payments in kind...............   42,470     56,224
                                          -------   --------   ------   -------       ---           ---
BALANCES AT DECEMBER 31, 1996...........  557,656    738,235
Issuance of preferred stock.............                       40,000
Conversion of Series A-1 into Series
  A-3...................................            (139,390)           139,390
Dividend payments in kind...............   45,966     52,323    4,063     8,533
                                          -------   --------   ------   -------       ---           ---
BALANCES AT DECEMBER 31, 1997...........  603,622    651,168   44,063   147,923
Issuance of preferred stock
  (unaudited)...........................                                              100           120
Dividend payments in kind (unaudited)...   24,355     26,275    2,967     5,967
                                          -------   --------   ------   -------       ---           ---
BALANCES AT JUNE 30, 1998 (UNAUDITED)...  627,977    677,443   47,030   153,890       100           120
                                          =======   ========   ======   =======       ===           ===


  Series A, Series A-1, and Series A-3 redeemable and convertible preferred stock

     The Series A, Series A-1, and Series A-3 redeemable and convertible preferred stocks were issued for net proceeds of $8.00 per share and are convertible into common stock of the Company at a conversion ratio of two shares of common stock per one share of preferred stock, which is equivalent to a conversion price of $4.00 per share. Holders of these preferred shares are entitled to receive a cumulative 8% annual dividend. Dividends may be paid in cash or in additional shares ("in kind") at the option of the Company until January 1, 1999 after which time dividends are payable only in cash. The Company is required to redeem all outstanding shares at $8.00 per share, plus accrued dividends, on July 1, 2001 (Series A) and September 22, 2002 (Series A-1 and Series A-3). Each preferred share has voting rights equivalent to two shares of common stock except for the Series A-3 which does not have voting rights unless converted to common stock. The stockholders have a liquidation preference of $8.00 per share upon the dissolution of the Company. The Company covenants that it will not amend the articles of incorporation, recapitalize, pay or declare dividends on junior stock, merge or consolidate, liquidate, dissolve or change the principal business of the Company as long as 25% of the authorized shares are outstanding of each series of preferred stock, unless 51% or more of the preferred stockholders approve the change.


     The Series A, Series A-1 and Series A-3 preferred stock is mandatorily convertible into common stock at a ratio of two shares of common stock per one share of preferred stock upon the closing of an underwritten public offering pursuant to an effective registration statement on Form S-1 for the sale of common stock at a per share price of at least $4.00 per share with aggregate proceeds of at least $10,000,000.

                              INTRACEL CORPORATION

10. CAPITAL STOCK AND STOCKHOLDERS' DEFICIT: (CONTINUED)

  Series A-2 preferred stock


     The Series A-2 preferred stock is non-convertible, non-voting and were issued in conjunction with the exchange of $2,267,260 of subordinated debt and accrued interest in addition to the receipt of $1,732,740 in cash, resulting in net proceeds of $100 per share. Holders of these preferred shares are entitled to receive a cumulative 13.5% dividend in cash or in kind, at the option of the Company, until February 28, 2007 at which time the dividend rate increases to 19% and is payable only in cash. The Company has the option to redeem these shares at any time prior to February 28, 2000 for $100 per share. The stockholders also have the right to elect directors and exchange their shares for notes if dividend payments are in arrears for a specified period of time. The stockholders have a liquidation preference of $100 per share upon the dissolution of the Company. The Company covenants that it will not amend the Articles of Incorporation, recapitalize, pay or declare dividends on junior stock, merge or consolidate, liquidate, dissolve or change the principal business of the Company without prior approval from at least 51% of the A-2 preferred stockholders.

  Series B-1 and B-2 preferred stock

     The Series B-1 and B-2 redeemable and convertible preferred stock were issued in conjunction with the merger with Holdings. The stockholders have a liquidation preference of $45,000 and $50,000 per share, respectively, upon dissolution of the Company. Holders of these preferred shares are entitled to receive a cumulative 7% per annum dividend based on the liquidation preference amount per share. Holders of these preferred shares are entitled to receive annual dividends in cash, commencing on April 24, 1998 and June 16, 1998, respectively, and continuing, thereafter, on each subsequent anniversary date. Each preferred share has voting rights equivalent to 9,108.32 shares of common stock. The Company covenants that it will not amend certain portions of it's articles of incorporation, dissolve, merge or consolidate the Company, unless 51% or more of the Series B-1 preferred stockholders and 51% of the Series B-2 preferred stockholders approve the change.

     On the fifth anniversary of the Series B-1 and B-2 assumed initial issue date, the Company shall redeem all of the then outstanding shares at the Series B-1 and B-2 liquidation preference amount. Each share of Series B-1 and B-2 preferred stock may be converted into common stock, at any time prior to the respective redemption dates, at the option of the stockholder. The Series B-1 and B-2 shares will automatically convert to common stock immediately prior to the first registered, underwritten public offering of shares of common stock by the Company. Theses preferred shares are convertible into 9,108.32 shares of common stock per one share of Series B-1 preferred stock or Series B-2 preferred stock.

  Common stock

     The Company is authorized to issue 25,000,000 shares of $0.0001 par value voting common stock. Upon liquidation or dissolution, holders of common stock will be paid only after preferred stock preferences have been satisfied.

     On December 31, 1997, all outstanding shares of common stock were split two for one. All common stock shares and per share amounts have been restated to reflect this stock split.

     In November 1997, the Company issued 1,368,046 shares of common stock for proceeds of $5,687,124, net of issuance costs of approximately $561,077 and other noncash transactions of $73,800. In conjunction with this transaction, 36,746 warrants to purchase common shares for $4.00 per share were exercised for proceeds of $146,980.

                              INTRACEL CORPORATION

10. CAPITAL STOCK AND STOCKHOLDERS' DEFICIT: (CONTINUED)
     In January 1998, the Company issued 5,478,654 shares of common stock in connection with the acquisition of Holdings. The Company also assumed the outstanding stock options granted to Holdings employees equivalent to 2,340,831 shares of Intracel common stock (Note 11).

  Stock options

     The Company's 1989 Stock Option Plan (the "Plan"), provides for the issuance of incentive and nonqualified stock options to employees, directors, and consultants. There are 800,000 shares of common stock reserved under the Plan. The Company's Board of Directors establishes the option price per share, vesting period, and option term at the date of grant. Generally, options are granted by the Company's Board of Directors at an exercise price of not less than the fair market value of the Company's common stock at the date of grant. For stockholders possessing at least a 10% ownership interest, the option price shall not be less than 110% of the fair market value at the date of grant. The vesting period of options generally ranges from immediately to ratably over four years. Option terms generally are five or ten years.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation." The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     Under APB No. 25, because the exercise price of the Company's stock options generally equals the fair value, as determined by the Board of Directors, of the underlying stock on the date of grant, no compensation expense is recognized in the Company's consolidated financial statements.

     Information regarding activities in the option plan is as follows:


                                                                             WEIGHTED
                                                                             AVERAGE
                                                                             EXERCISE
                                                               SHARES         PRICE
                                                              ---------      --------
Options outstanding, July 1, 1994...........................    503,034       $2.00
                                                              ---------
Options outstanding, June 30, 1995..........................    503,034        2.00
                                                              ---------
Options outstanding, December 31, 1995......................    503,034        2.00
  Options granted...........................................    328,000        2.69
  Options canceled..........................................    (10,000)       2.50
                                                              ---------
Options outstanding, December 31, 1996......................    821,034        2.27
  Options granted...........................................    130,000        4.50
  Options expired...........................................    (82,000)       2.50
                                                              ---------
Options outstanding, December 31, 1997......................    869,034        2.58
  Options assumed in merger with Holdings, Inc.
     (unaudited)............................................  2,340,831        0.34
  Options granted (unaudited)...............................    432,500        8.00
  Options canceled (unaudited)..............................   (248,625)       1.45
  Options exercised (unaudited).............................   (108,512)       1.11
                                                              ---------
Options outstanding, June 30, 1998 (unaudited)..............  3,285,228        1.81
                                                              =========



     At December 31, 1996, 1997 and June 30, 1998 the Company granted stock options in excess of the authorized Plan amount by 124,258, 172,258 and 492,758 (unaudited) shares, respectively. The Company

                              INTRACEL CORPORATION

10. CAPITAL STOCK AND STOCKHOLDERS' DEFICIT: (CONTINUED) intends to submit for shareholder approval an amendment to its stock option plan to increase the number of options authorized for issuance.

     The following table summarizes information about options outstanding at December 31, 1997:

                                       OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              --------------------------------------    -----------------------
                                                          WEIGHTED
                                             WEIGHTED      AVERAGE                     WEIGHTED
                                             AVERAGE      REMAINING                    AVERAGE
          RANGE OF              NUMBER       EXERCISE    CONTRACTUAL      NUMBER       EXERCISE
      EXERCISE PRICES         OUTSTANDING     PRICE         LIFE        EXERCISABLE     PRICE
----------------------------  -----------    --------    -----------    -----------    --------
$1.00 - $2.50...............    699,034       $2.14      1.81 years       627,034       $2.09
$4.00 - $4.50...............    170,000        4.38      5.81 years        26,249        4.25
                                -------                                  --------
                                869,034        2.58      2.59 years       653,283        2.18
                                =======                                  ========

     Pro forma information regarding net income (loss) is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options granted after January 1, 1996 under the fair value method of that statement. The fair values of options granted in 1997 and 1996 (no options were granted during the six months ended December 31, 1995 or the year ended June 30,
1995) were estimated at the date of grant using the minimum value method and the following weighted-average assumptions:

                                                           1996         1997
                                                          -------      -------
Risk free interest rate.................................    6.41%        6.28%
Expected holding period.................................  4 years      6 years
Dividend yield..........................................     0.0%         0.0%

     The minimum value method was developed for use in estimating the fair value of options granted by nonpublic entities and, accordingly, excludes consideration of volatility. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the minimum value method does not necessarily provide a reliable single measure of the fair value of its stock options.

     The weighted average fair values per share at the date of grant for options granted were as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                              --------------
                                                              1996     1997
                                                              -----    -----
Options granted whose exercise price was equal to the fair
  value of the stock on the date of grant...................  $0.75    $1.39
                                                              =====    =====

     The following table presents net loss and per share amounts as if the Company accounted for compensation expense related to stock options under the fair value method prescribed by SFAS No. 123:

                                                     YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                       1996           1997
                                                     PRO FORMA      PRO FORMA
                                                    -----------    -----------
Net loss -- as reported...........................  $(3,501,973)   $(8,479,459)
Net loss -- pro forma.............................   (3,532,723)    (8,520,920)
Loss per share -- as reported.....................        (1.10)         (2.39)
Loss per share -- pro forma.......................        (1.10)         (2.40)

                              INTRACEL CORPORATION

10. CAPITAL STOCK AND STOCKHOLDERS' DEFICIT: (CONTINUED)
     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the option's vesting period.

     At December 31, 1997, the following warrants to purchase common stock were outstanding:


            PRICE PER
              SHARE,
NUMBER OF   SUBJECT TO
 SHARES     ADJUSTMENT    EXPIRATION DATE
---------   ----------   ------------------
  67,252      $4.00      July 22, 1999
 172,924       4.00      September 22, 2000
 182,354       4.50      November 16, 2002
 188,020       7.00      December 28, 2000
 318,146       7.00      April 1, 2003
 -------
 928,696
 =======


     The outstanding warrants carry registration rights, certain anti-dilutive rights, and certain adjustments to the number of shares obtainable under the warrants, as provided in the warrant agreements. The expiration dates of the warrants may accelerate under certain circumstances, including the closing of an initial public offering of common stock at a minimum purchase price per share of $8 to $9 and minimum aggregate proceeds of $10,000,000.

     On January 2, 1998, the Company issued Warrants to purchase 679,341 shares of common stock in connection with an employment agreement between Simon R. McKenzie, the Company's Chief Executive Officer, and the Company. The Warrants carry an exercise price of $4.50 per share and expire 5 years from the date of issue. On April 1, 1998, the Company issued Warrants to purchase 98,132 shares of common stock in connection with a Note and Warrant Purchase Agreement at an exercise price of $7.64 per share.


     On August 25, 1998, the Company issued Warrants to purchase 1,625,000 shares of Common Stock in connection with a note and Warrant Purchase Agreement at an exercise price per share equal to the price to the public per share upon the consummation of an initial public offering. In the event the Company does not consummate an initial public offering on or prior to December 31, 1998 all 1,625,000 Warrants are exercisable at $10.00 per share.


11. ACQUISITIONS:

     In April 1996, the Company entered into an agreement with Bartels Prognostics acquiring certain manufacturing equipment for $360,000. The agreement also granted the Company exclusive manufacturing and marketing rights subject to the full payment of $1,000,000 for 644,696 shares, or 23.443%, of common stock of Bartels Prognostics. The Company accrued $375,000 and paid $250,000 in 1996 and made the residual payments of $750,000 in 1997, comprising the total consideration of $1,000,000. Additionally, the Company made advances to Bartels Prognostics of $45,299 and $98,198 during 1997 and 1996, respectively. At December 31, 1997 and 1996, advances to Bartels Prognostics are included in other current assets and the investment in Bartels Prognostics is included in other assets. The agreement allows for further discussion regarding the potential future merger of the two entities.


     In November 1995, the Company purchased certain assets and assumed certain liabilities of Bartels, a biotechnology company in the business of developing, manufacturing, selling, and distributing reagents and cell culture media from Dade International for an aggregate purchase price of approximately $17,667,000. The acquisition was financed primarily via a $9,000,000 term loan and a $1,000,000 revolving credit note from a commercial bank, and a $4,667,000 note payable to the seller (the note payable to the seller was paid in December 1995 primarily from the proceeds of the December 1995 Subordinated Secured Promissory
Note). The purchase price was allocated to the assets acquired based upon fair market values. The excess of the purchase price over the fair market value of the assets acquired in the amount of $13,622,586, has been allocated to cost in excess of net assets acquired and is being amortized over 15 years. Acquired in-process

                              INTRACEL CORPORATION

11. ACQUISITIONS: (CONTINUED)

research and development approximating $1,300,000 was expensed in 1995 as the technological feasibility of the acquired technology had not been established and the technology had no future alternative use as of the date of acquisition. This acquisition was accounted for as a purchase and, accordingly, the results of operations of the acquired business is included in the accompanying consolidated statement of operations from the date of acquisition.



     In September 1995, the Company purchased certain assets of Zymmune Diagnostic Systems from Zynaxis, Inc., a developer of drug delivery systems, for an aggregate purchase price of approximately $2,019,000. The financing consisted of a note payable to Zynaxis and a series of contingent payments. The contingent payment liability of $1,050,000 was recorded as a long-term liability due to the Company's view that the milestones underlying the payments are probable of being achieved. The note payable and the contingent payments to Zynaxis resulted in a noncash transaction for the purchase of the assets in the amount of approximately $1,500,000. Assets purchased included technology, patents, equipment, and inventory. The purchase price was allocated to the assets acquired based upon their fair market values. Acquired in-process research and development approximating $800,000 was expensed in 1995 as the technological feasibility of the acquired technology had not been established and the technology had no future alternative use as of the date of the acquisition. Although the manufacturing milestone was achieved during fiscal year 1996, the Company has alleged a number of breaches of the agreement by Zynaxis and has accordingly withheld all payments pending resolution of the dispute. The Company is currently in settlement negotiations with the assignee of this agreement (Vaxcel, Inc.) and, in management's opinion, expects to settle the dispute and all claims for an amount substantially less than the value of the note and contingent payments.



     On January 2, 1998, the Company acquired in a tax-free merger all the capital stock of PerImmune Holdings ("Holdings") which conducts operations through PerImmune, Inc., its wholly owned subsidiary ("PerImmune"). As a result of this transaction, Holdings and PerImmune have become subsidiaries of the Company. In anticipation of this acquisition, the Company placed $2,000,000 of cash in a restricted escrow account on December 31, 1997 to satisfy requirements of the holder of the senior note payable. At December 31, 1997, the Company has deferred certain acquisition costs related to this transaction, including legal, accounting and other fees. PerImmune is a research oriented healthcare company that applies biotechnology and other life sciences technologies to develop and provide products and services. PerImmune's focus is on the development of human monoclonal antibodies for cancer and infectious disease applications, as well as cancer vaccines, specific and nonspecific immunotherapy and cardiovascular disease test products. The aggregate purchase price was approximately $59,471,000, payable in 5,478,654 shares of Intracel common stock, 2,340,831 options to purchase Intracel common stock, 220 shares of Intracel Series B-1 and B-2 preferred stock, the assumption of obligations of approximately $11,532,000 and the assumption of other certain liabilities. The acquisition has been accounted for using the purchase method of accounting and the June 30, 1998 financial statements reflect valuation of all assets, including identifiable intangibles, at their estimated fair market values. Perimmune's operating results are included in Intracel's consolidated operating results from the date of acquisition. The Company recognized a one time expense of $37,718,000 in the first quarter of 1998 related to acquired in process research and development as the technological feasibility of the acquired technology had not been established and the technology had no future alternative use as of the date of acquisition. The remaining $21,742,000 of the total purchase price was allocated among the acquired assets including patents, current product technology and long term assets including $849,000 recorded as cost in excess of net assets acquired, which is being amortized over 10 years.

                              INTRACEL CORPORATION

11. ACQUISITIONS: (CONTINUED)
     The following unaudited pro forma information has been prepared assuming Holdings had been acquired as of the beginning of the periods presented. The pro forma information is presented for information purposes only and is not necessarily indicative of what would have occurred if the acquisition had been made as of those dates. In addition, the pro forma information is not intended to be a projection of future results.


                                                                 SIX MONTHS
                                                                    ENDED
                                              YEAR ENDED          JUNE 30,
           PRO FORMA INFORMATION             DECEMBER 31,    -------------------
     (IN THOUSANDS, EXCEPT PER SHARE)            1997         1997        1998
     --------------------------------        ------------    -------    --------
                                                                        (ACTUAL)
Revenue....................................    $21,341       $11,459    $ 9,816
Net loss...................................     58,703        46,101     49,720
Loss per common share basic and diluted....       6.28          4.97       4.70


12. JOINT VENTURE:

     During 1995, the Company made a 45% investment in the German American Institute for AIDS Research (GAIFAR), a German limited liability Company. The purpose of the entity was to develop and distribute the Company's products within the Eastern European market. The investment is accounted for under the equity method. Also during 1995, GAIFAR obtained a 1,000,000 Deustche mark (DM) unsecured loan through the German government. During 1996, the Company made an additional contribution of capital approximating $283,000 in accordance with the loan agreement with the German government. No further capital contributions were required based on the terms of the financing. As of December 31, 1996, the Company had written off the entire investment in the joint venture because the amount was deemed not to be recoverable, which resulted in a charge to operations of $339,408.


     In July of 1997, the Company entered into a termination and sale agreement which resulted in the transfer of all joint venture shares back to GAIFAR on May 14, 1998, releasing the Company from its guarantee of the 1,000,000 DM loan. In September 1998, the Company received approximately $225,000 (unaudited) which the Company considers a recovery of an investment that was previously written off. While not guaranteed, GAIFAR has notified the Company of its intent to remit an additional 150,000 DM at a future date as settlement in full for the transfer of all joint venture shares.


13. EMPLOYEE BENEFIT PLAN:

     The Company has a 401(k) savings plan covering substantially all of its employees. Eligible employees may contribute amounts through payroll deductions. The Company matches employees' contributions at the discretion of the Company's Board of Directors. The Company did not match employee contributions to the 401(k) savings plan in the 1997, 1996 and 1995 periods. The Company does not provide other post-retirement benefits.


     In connection with the Company's merger with Holdings, the Company assumed Holdings' employee pension plan. The Company froze the benefits under the Plan in February 1998, and determined that the remaining Plan assets and recorded pension liability exceeded the obligation relating to the participants. As a result of the curtailment of the plan benefits, the Company recorded a gain in the quarter ended March 31, 1998 of $800,000 and reduced the related pension liability in accordance with Statement of Financial Accounting Standards No. 88, "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans."

                              INTRACEL CORPORATION

14. SUBSEQUENT EVENTS:

  Refinancing


     On April 1, 1998, the Company issued 12.5% notes ("April 1998 Notes") in the original principal amount of $8.0 million including warrants to purchase 98,132 shares of the Company's common stock. The Company applied the proceeds from the April 1998 Notes to retire the Company's senior note payable to bank issued November of 1995 in the principal amount of $6.1 million, including accrued interest, and the line of credit in the amount of $0.5 million (See Notes 6 and 7). The remaining $1.4 million was used primarily for working capital purposes.



     In June of 1998 the Company amended its April 1998 Notes whereby the lender agreed to advance an additional $2.0 million to the Company for working capital purposes. The first advance of $1.0 million occurred in June 1998 while the second advance of $1.0 million occurred in July 1998. Both April 1998 Notes as amended, were repaid with proceeds from the "August 1998 Notes" discussed below.



     On July 31, 1998 the Company's subsidiary, PerImmune holdings, entered into an agreement with one of its lenders whereby the agreement extended the maturity date of approximately $10.4 million of debt incurred by PerImmune Holdings to January 15, 2000, increased the rate of interest from 8% to 10%, and made the Company a guarantor of the related debt. The terms of scheduled repayment are variable depending on the Company's cash position on December 31, 1999. The note is convertible at the option of the lender into common stock at any time prior to the repayment of the note in full at a conversion price equal to the price to the public if and when the Company was to complete an initial public offering.



     On August 25, 1998 the Company completed a comprehensive refinancing of its outstanding debt. The August 1998 Notes are (i) a 12% Guaranteed Senior Secured Primary Note due August 1, 2003 in the amount of $35 million and (ii) a 12% Guaranteed Senior Secured Escrow Note due August 1, 2003 in the amount of $6 million and (iii) common stock warrants to purchase up to 1,625,000 shares of the Company's common stock. The net proceeds from the August 1998 Notes were used to (i) discharge the Company's subordinated note payable to bank issued June of 1996 in the amount of $5.1 million, including accrued interest, (ii) discharge the Company's subordinated note payable issued in December of 1995 in the principal amount of $7.2 million including accrued interest, (iii) discharge the Company's Amended April 1998 notes in the principal amount of $10.1 million including accrued interest, and (iv) redeem an aggregate of 47,030 shares of the Company's Series A-II Preferred Stock, $.0001 par value per share in the amount of $4.9 million.



     Of the remaining $13.7 million $6.0 million from the Guaranteed Senior Secured Escrow Note was deposited into a segregated bank account from which the Company is permitted to obtain funds upon request to the lender, $4.9 million was deposited into a escrow account which is equivalent to four scheduled interest payments on the August 1998 notes, $0.5 million was used to comply with a Company milestone obligation, and the remaining $2.3 million will be used for working capital purposes.



     The August 1998 Notes are collateralized by (i) a first priority security interest in all the existing and future assets of the Company, other than the PerImmune Patents and certain equipment financed pursuant to the Loan and Authority Agreement, dated September 30, 1997, between the Company and the Washington Economic Development Finance Authority, and a second security interest in certain of the PerImmune Patents and (ii) a pledge of all the issued and outstanding capital stock of the existing and future subsidiaries of the Company.



     The Company is permitted to obtain funds upon request from such Segregated Account, provided that no event of default (as defined) occurs. The Company may draw out of the escrow account to make scheduled interest payments on the August 1998 Notes, provided that, after giving effect to any such withdrawal, the Company, subject to certain conditions, is required to maintain the balance in the escrow account at an

                              INTRACEL CORPORATION

14. SUBSEQUENT EVENTS: (CONTINUED)

amount sufficient to pay the next four scheduled interest payments, and after the first two successive full payments of interest hereafter, at a level sufficient to pay the next two successive full payments of interest on the outstanding August 1998 Notes. The noteholders will have a collateralized interest in the escrow account. The escrow account will be terminated after payment in full of all interest accrued through and including the twelfth successive interest payment due on the August 1998 Notes, with any balance remaining in the escrow account to be retained by the Company. The August 1998 Notes are guaranteed by all the existing subsidiaries of the Company and will be guaranteed by all future subsidiaries of the Company.



     The August 1998 Notes, among other things, require that the Company comply with certain financial covenants beginning in the year 2000 including, without limitation, maintaining an adjusted debt to EBITDA (as defined) ratio, minimum levels of tangible net worth and interest coverage, and maximum levels of leverage for certain periods. In addition, the August 1998 Notes impose certain limitations on the ability of the Company to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) consummate certain asset sales, (iv) enter into certain transactions with affiliates, (v) incur liens, (vi) merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, (vii) enter into certain restrictive arrangements relating to the Company's subsidiaries, (viii) extend credit and
(ix) make investments.



     Pursuant to the terms of the August 1998 Primary Notes, up to $5.0 million aggregate principal amount of the August 1998 Primary Notes must be redeemed upon the closing of an initial public offering. Pursuant to the terms of the August 1998 Escrow Notes, the Company must notify the noteholders of its sale of common stock upon the closing of an initial public offering and, if requested, up to $6.0 million aggregate principal amount of the August 1998 Escrow Notes must be redeemed, in whole or in part.



     The noteholders may require the Company to repurchase an aggregate of up to $7.5 million aggregate principal of the August 1998 Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest, upon the failure of Intracel to satisfy certain ratios of EBITDA to interest expense as measured at the end of each of three successive fiscal quarters of the Company commencing March 31, 2000.



     The noteholders may require the Company to prepay the August 1998 Notes, in whole or in part, at a price equal to 101% of the principal amount so prepaid, plus accrued interest to the date of prepayment, if there is a Change of Control (as defined) of the Company, or if Simon R. McKenzie shall cease to be the principal executive officer of the Company in charge of the Company's management and policies for a period of 30 days or more.



     The August 1998 Primary Notes may be prepaid, in whole or in part, at the option of the Company initially at a redemption price of 112% of the principal amount thereof, and declining to 100% of the principal amount thereof after July 31, 2002, plus accrued and unpaid interest, if any, to the date of redemption. The August 1998 Escrow Notes may be prepaid, in whole or in part, at the option of the Company, provided that certain notice requirements are met.



     Events of default under the August 1998 Notes include, among other things,
(i) failure to pay principal or interest on the August 1998 Notes when due, (ii) breaches of representations, warranties and covenants, (iii) defaults under other indebtedness of the Company or its subsidiaries, (iv) failure to consummate an equity offering on or prior to December 31, 1999, with an aggregate offering price of not less than $40.0 million and aggregate proceeds to the Company (net of selling expenses and underwriters' discounts or selling agent's commission) of not less than $35.0 million, (v) the occurrence of certain events of bankruptcy, (vi) certain adverse judgments against the Company or its subsidiaries, (vii) certain ERISA events and (viii) other customary defaults, in certain cases after the expiration of a grace period.

                              INTRACEL CORPORATION

14. SUBSEQUENT EVENTS: (CONTINUED)

     The 1,625,000 warrants issued in connection with the August 1998 Notes are exercisable until August 25, 2003 at an exercise price per share equal to the price to the public per share upon the consummation of an initial public offering. In the event the Company does not consummate an initial public offering on or prior to December 31, 1998 all 1,625,000 warrants are exercisable at $10.00 per share. The Company has determined the warrants to have a fair value of $4.6 million which will be accounted for as a note issuance discount and amortized using the effective interest method over the life of the note.


     Management believes the proceeds from these debt-related transactions and the successful launch of OncoVAX(CL) will provide sufficient funding to meet the Company's continued operations and its research and development of other products through at least December 31, 1999.

  Initial Public Offering


     In March 1998, the Company's Board of Directors authorized the Company to file a Registration Statement with the Securities and Exchange Commission to permit the Company to proceed with an initial public offering of its common stock. Upon consummation of such offering, all of the outstanding Series A, A-1, A-3, B-1, B-2 preferred stock will be converted in common stock and it is anticipated that certain convertible notes and warrants outstanding immediately prior to such offering will be converted into or exercised for common stock. Consequently, the Company anticipates 5,666,346 shares of common stock will be issued upon conversion or exercise of such preferred stock, convertible notes and warrants.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders


of Perimmune Holdings, Inc. and Subsidiary



In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Perimmune Holdings, Inc. and Subsidiary (the "Company") at December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the 1997 financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                          PricewaterhouseCoopers LLP



McLean, Virginia


April 2, 1998, except for the


second paragraph of Note 14


as to which the date is June 8, 1998.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                  1997           1996
                                                              ------------    -----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,504,064    $ 2,423,910
  Accounts receivable, net..................................       646,524      1,260,719
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................       159,561        749,039
  Inventories...............................................       362,840        375,488
  Prepaid expenses..........................................       415,928        293,699
                                                              ------------    -----------
          Total current assets..............................     4,088,917      5,102,855
Property and equipment, net.................................     2,040,698      7,283,715
Restricted cash.............................................       433,000
Cost in excess of assets acquired, including acquisition
  costs, net of accumulated amortization of $383,000 in 1997
  and $113,000 in 1996......................................     1,467,500      1,237,500
                                                              ------------    -----------
          Total assets......................................  $  8,030,115    $13,624,070
                                                              ============    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Current portion of notes payable..........................  $ 10,220,505    $ 5,600,000
  Current portion of capitalized lease obligations..........        44,896
  Accounts payable..........................................       616,140      1,950,427
  Accrued liabilities.......................................     2,078,283      1,387,334
                                                              ------------    -----------
          Total current liabilities.........................    12,959,824      8,937,761
Capitalized lease obligations, less current portion.........       127,342
Pension liability...........................................     1,183,902        935,879
Notes payable, less current portion.........................                    9,234,935
                                                              ------------    -----------
          Total liabilities.................................    14,271,068     19,108,575
                                                              ------------    -----------
Commitments and contingencies
Series A redeemable and convertible preferred stock -- $0.01 par value; 1,000 shares authorized; 100 shares issued and
  outstanding at December 31, 1997 (aggregate liquidation
  preference of $4,500,000).................................     4,280,165
Series B redeemable and convertible preferred stock -- $0.01 par value; 1,000 shares authorized; 120 shares issued and
  outstanding at December 31, 1997 (aggregate liquidation
  preference of $6,000,000).................................     5,505,952
                                                              ------------    -----------
                                                                 9,786,117
                                                              ------------    -----------
Stockholders' equity (deficit):
  Common stock -- $0.01 par value; 3,000 and 1,000 shares
     authorized, respectively; 601.5 and 593.5 shares issued
     and outstanding at December 31, 1997 and 1996,
     respectively...........................................             6              6
     Additional paid-in capital.............................       282,668
     Accumulated deficit....................................   (16,309,744)    (5,484,511)
                                                              ------------    -----------
          Total stockholders' equity (deficit)..............   (16,027,070)    (5,484,505)
                                                              ------------    -----------
          Total liabilities and stockholders' equity
            (deficit).......................................  $  8,030,115    $13,624,070
                                                              ============    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
                    AUGUST 3, 1996 THROUGH DECEMBER 31, 1996

                                                                                 PERIOD FROM
                                                                                AUGUST 3, 1996
                                                               YEAR ENDED          THROUGH
                                                              DECEMBER 31,       DECEMBER 31,
                                                                  1997               1996
                                                              ------------    ------------------
REVENUE:
  Contract research and development revenue:
     Government.............................................  $  1,869,301       $ 2,750,942
     Commercial.............................................     3,909,239         1,105,515
  Product sales.............................................     2,110,695           594,157
                                                              ------------       -----------
          Total revenue.....................................     7,889,235         4,450,614
                                                              ------------       -----------
COST OF CONTRACTS AND SALES:
  Contract research and development costs:
     Government.............................................     1,584,922         1,968,098
     Commercial.............................................     3,431,181           885,942
  Cost of products sold.....................................     1,600,054           324,886
                                                              ------------       -----------
          Total costs of contracts and sales................     6,616,157         3,178,926
                                                              ------------       -----------
GROSS PROFIT................................................     1,273,078         1,271,688
                                                              ------------       -----------
OPERATING EXPENSES:
  Research and development..................................     8,077,491         4,683,020
  General and administrative................................     1,685,880           708,247
  Marketing.................................................       554,720
  Other.....................................................       607,521            10,151
                                                              ------------       -----------
          Total operating expenses..........................    10,925,612         5,401,418
                                                              ------------       -----------
LOSS FROM OPERATIONS........................................    (9,652,534)       (4,129,730)
Other income (expense):
  Interest income...........................................       200,958
  Interest expense..........................................    (1,038,467)         (445,590)
  Loss on sale-leaseback transaction........................      (335,190)
                                                              ------------       -----------
LOSS BEFORE INCOME TAXES....................................   (10,825,233)       (4,575,320)
Income taxes................................................
                                                              ------------       -----------
NET LOSS....................................................   (10,825,233)       (4,575,320)
Preferred stock accretion...................................        32,332
                                                              ------------       -----------
Net loss applicable to common stockholders..................  $(10,857,565)      $(4,575,320)
                                                              ============       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
                    AUGUST 3, 1996 THROUGH DECEMBER 31, 1996

                                            COMMON STOCK     ADDITIONAL
                                           ---------------    PAID-IN     ACCUMULATED
                                           SHARES   AMOUNT    CAPITAL       DEFICIT         TOTAL
                                           ------   ------   ----------   ------------   ------------
Issuance of common stock.................   585       $6     $   5,844                   $      5,850
Acquisition costs paid through issuance
  of common stock........................     9                100,000                        100,000
Consideration paid in excess of net
  assets acquired........................                     (105,844)   $   (909,191)    (1,015,035)
Net loss for the period from August 3,
  1996 through December 31, 1996.........                                   (4,575,320)    (4,575,320)
                                            ---       --     ---------    ------------   ------------
Balance at December 31, 1996.............   594        6                    (5,484,511)    (5,484,505)
Issuance of common stock on December 12,
  1997...................................     7                315,000                        315,000
Issuance of additional common stock to
  investment advisor (note 2)............     1
Preferred stock accretion................                      (32,332)                       (32,332)
Net loss for the year....................                                  (10,825,233)   (10,825,233)
                                            ---       --     ---------    ------------   ------------
Balance at December 31, 1997.............   602       $6     $ 282,668    $(16,309,744)  $(16,027,070)
                                            ===       ==     =========    ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
                    AUGUST 3, 1996 THROUGH DECEMBER 31, 1996

                                                                              PERIOD FROM
                                                                               AUGUST 3,
                                                               YEAR ENDED     1996 THROUGH
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(10,825,233)   $(4,575,320)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation...........................................       268,688        185,834
     Amortization...........................................       270,000        113,000
     Loss on sale-leaseback and disposal of equipment.......       365,985          1,330
     Changes in assets and liabilities:
       Decrease in accounts receivable......................       614,195        230,393
       Decrease in costs and estimated earnings in excess of
          billings..........................................       589,478        237,825
       Decrease (increase) in inventories...................        12,648         (4,840)
       Increase in prepaid expenses.........................      (122,229)      (162,592)
       Increase in accounts payable and accrued
          liabilities.......................................       329,685      2,170,210
                                                              ------------    -----------
          Net cash used in operating activities.............    (8,496,783)    (1,804,160)
                                                              ------------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................      (314,601)      (129,280)
  Acquisition costs.........................................                   (1,250,000)
  Proceeds from sale-leaseback and disposal of equipment....     5,135,564
  Payment to investment advisor.............................    (1,225,000)
                                                              ------------    -----------
          Net cash provided by (used in) investing
            activities......................................     3,595,963     (1,379,280)
                                                              ------------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................       315,000          5,850
  Proceeds from issuance of convertible preferred stock (net
     of transaction costs of $746,215)......................     9,753,785
  Repayment of capital lease obligations....................       (40,381)
  Proceeds from issuance of notes payable...................       985,570      5,600,000
  Payments of notes payable.................................    (5,600,000)
  Increase in restricted cash...............................      (433,000)
                                                              ------------    -----------
          Net cash provided by financing activities.........     4,980,974      5,605,850
                                                              ------------    -----------
Net increase in cash and cash equivalents...................        80,154      2,422,410
Cash and cash equivalents at beginning of period............     2,423,910          1,500
                                                              ------------    -----------
Cash and cash equivalents at end of period..................  $  2,504,064    $ 2,423,910
                                                              ============    ===========
Supplemental cash flow information:
  Cash paid for:
     Interest...............................................  $  1,013,347    $   138,600
Supplemental disclosure of non-cash financing activities:
  Purchase of common stock of PerImmune, Inc. with a note
     payable................................................                  $ 9,234,935
  Acquisition costs paid through issuance of common stock...                      100,000
  Consideration paid in excess of net assets acquired.......                    1,015,035
  Preferred stock accretion.................................  $     32,332
  Cost in excess of assets acquired included in accrued
     liabilities............................................       500,000
  Equipment acquired under capital lease obligations........       212,619

  The accompanying notes are an integral part of these consolidated financial statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

     PerImmune Holdings, Inc. (Holdings) was incorporated on June 28, 1996 for the purpose of acquiring PerImmune, Inc. (PerImmune) in a leveraged buyout transaction.

     Between 1985 and 1996, PerImmune was owned by Organon Teknika Corporation
(OTC), a subsidiary of Akzo Nobel, Inc., which is wholly owned by Akzo Nobel, NV (Netherlands). Prior to December 20, 1994, PerImmune operated as a division of OTC, and was known as Biotechnology Research Institute (BRI). On December 20, 1994, PerImmune, Inc., was formed as a wholly owned subsidiary of OTC with the issuance of 1,000 shares of common stock in exchange for all the assets and liabilities related to PerImmune. Effective August 3, 1996, PerImmune was acquired by Holdings through a leveraged buyout (see note 2). Holdings has no substantive operations.

     The Company is a research oriented healthcare company that applies biotechnology and other life sciences technologies to develop and provide products and services. The Company's focus is on the development of human monoclonal antibodies for cancer and infectious disease applications, as well as, cancer vaccines, specific and nonspecific immunotherapy and cardiovascular disease test products. Most of PerImmune's products are intended for human use and are, therefore, regulated by the United States Food and Drug Administration. Historically, the Company's primary sources of revenue have been research and development contracts with affiliated companies, revenues generated from government contracts and sales of products and services. PerImmune markets its products in the United States, Europe and other geographic regions.

  Basis of Presentation

     The consolidated financial statements include the accounts of Holdings and PerImmune. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with original maturities of three months or less at the date of investment.

  Inventories

     Inventories are stated at the lower of cost (as determined by the first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets of 3 to 7 years. Expenditures for maintenance, repairs and renewals of relatively minor items are generally charged to expense as incurred.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
     Construction in progress includes the costs of constructed machinery. Construction in progress costs are transferred to other property and equipment categories when the construction/installation is completed and the asset is ready for its intended use.

  Cost in Excess of Assets Acquired

     Cost in excess of assets acquired represents the excess of cost of an acquired business over the fair value of the identifiable net tangible and intangible assets acquired. Cost in excess of assets acquired is amortized using the straight-line method over 15 years. The Company periodically evaluates the life and the recoverability of cost in excess of assets acquired by comparing the estimated future undiscounted operational cash flows to the carrying value of cost in excess of assets acquired.

  Acquisition Costs

     Acquisition costs represent costs incurred related to the leveraged buyout transaction (see note 2). Amortization of acquisition costs is computed using the straight-line method over five years.

  Income Taxes

     Income taxes are accounted for using the asset and liability method pursuant to Statement of Financial Accounting Standard No. 109 (SFAS No. 109), Accounting for Income Taxes. Deferred taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109. The Company continually reviews the adequacy of the valuation allowances and will recognize deferred tax benefits only when it is more likely than not that the benefits will be realized. Holdings and its subsidiary file a consolidated U.S. federal income tax return.

  Fair Value of Financial Instruments

     The Company has notes payable related to the leveraged buy-out and other notes payable obligations for which it is not practicable to estimate the fair value since they are not traded, and no quoted values are readily available for similar financial instruments.

  Stock-based Compensation

     The Company accounts for stock option issuances in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, deferred compensation is recorded to the extent that the fair value of the underlying stock exceeds the exercise price on the date of grant. Such deferred compensation is amortized over the respective vesting periods of related option grants. Transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair-value based method defined in Statement of Financial Accounting Standard No. 123 (SFAS No. 123) Accounting for Stock-Based Compensation (see note 11).


  Revenue Recognition



     Revenue from sales of products is recognized on the date of delivery to customers or upon shipment, based upon the contractual terms of applicable agreements.



     The Company has entered into various research and development and licensing agreements (see note 3). Research and development revenue from cost reimbursement agreements is recorded as the related expenses are incurred, up to contractual limits and when the Company meets its performance obligations under the respective agreements. Contract revenue is recognized under other agreements when milestones are met and the Company's performance obligations have been satisfied in accordance with the terms of the respective

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) agreements. Cash received that is related to future performance under such contracts is deferred and recognized as revenue when earned.

     The Company also engages in contracts with commercial entities and agencies of the U.S. government (Department of Defense and the National Institute of Health) on either a cost-plus-fixed-fee, fixed price or a cost-plus-percentage-fee basis. Revenue on cost-plus-fixed-fee, fixed price and cost-plus-percentage-fee contracts is recognized based on the ratio of total direct and indirect costs incurred during the period to total estimated costs using the percentage-of-completion method. Estimates to complete are reviewed periodically and revised as required in the period the revision is determined. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which they are first known and estimable. Contracts with the U.S. government are subject to government audit upon contract completion and therefore, all contract costs are potentially subject to adjustment, even after reimbursement. Management believes adequate provisions for such adjustments, if any, have been made in the financial statements. Expense recovery rates have been audited through 1996.

  Research and Development Costs

     Research and development costs are expensed as incurred.

  Concentration of Credit Risk

     The Company performs research and development services for nonaffiliated entities. The Company generally does not require collateral or other security in extending credit to its customers. Additionally, the U.S. federal government and Baxter Healthcare Corporation contributed 24% and 34% of total revenue for the year ended December 31, 1997, respectively and 62% and 14% for the period from August 3, 1996 through December 31, 1996, respectively.

  Reclassifications

     Certain reclassifications have been made to the 1996 financial statements to conform with the 1997 presentation. The reclassifications had no effect on previously reported net loss, stockholders' equity (deficit) or cash flows.

(2) LEVERAGED BUYOUT

     In 1996, Holdings engaged an investment advisor with regards to the purchase of PerImmune from Akzo Nobel, Inc. for which the investment advisor's fee totalled $1,250,000. As of December 31, 1996, $1,225,000 of the advisor's fee was included in accounts payable and the entire amount was paid in full during 1997. During 1996, the investment advisor also received 8.5 shares of the Company's common stock in exchange for funding certain related legal expenses on behalf of the Company totaling $100,000. The shares are protected from dilution through certain third-party financings. During the year ended December 31, 1997, the investment advisor was issued one additional share of the Company's common stock.

     Effective August 3, 1996, 100% of PerImmune's common stock was acquired by Holdings from OTC in exchange for a $9,234,935 note payable (see note 8). The transaction was accounted for in accordance with Emerging Issues Task Force Abstracts No. 88-16 (EITF No. 88-16), Basis in Leveraged Buyout Transactions. Because the transaction was wholly financed by OTC, all such consideration was determined to be nonmonetary and, under the provisions of EITF 88-16, the assets and liabilities of PerImmune were carried over at historical cost.

     Concurrent with the leveraged buyout, the ownership rights of certain patents and other technology rights developed under the research and development contracts with affiliates, which pertain to the business of PerImmune, were transferred to Holdings. Under the terms of the transfer, Holdings is required to make

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(2) LEVERAGED BUYOUT (CONTINUED)
certain milestone payments of up to $10 million if specific future conditions are met, and will make payments of between 5% and 7.5% of net product sales and 50% of license revenue. The milestone and royalty payments will continue until the expiration or termination of the related patents covering the products defined in the agreement. As of December 31, 1997, $500,000 of milestone payments were included in accrued liabilities for amounts payable to OTC. No royalty payments have been accrued or are due to OTC.

(3) CONTRACTS AND AGREEMENTS

  Agreement with Baxter

     On January 1, 1996, PerImmune entered into a research collaboration and license agreement with Baxter Healthcare Corporation (Baxter) whereby the Company agreed to provide certain research, development and pilot manufacturing services for Baxter in exchange for reimbursement of research and development costs, milestone payments and certain royalty payments. The Company received a non-refundable milestone payment of $1,500,000 in January 1996 and is reimbursed for actual costs incurred plus a fee of 16% during the term of the agreement. Baxter is also obligated to make up to $3,000,000 in additional milestone payments, if the Company achieves certain stages of U.S. and European regulatory approvals for the serotherapy products for infectious and autoimmune diseases under development. In addition, the Company earns a royalty ranging between 4% and 8% of gross profit with a minimum royalty ranging between 2% and 4% of net sales, as defined in the agreement, on sales of products depending on whether the product is a result of previously existing technology of the Company or new technology resulting from this development agreement. As of December 31, 1997, no royalty or additional milestone payments has been earned. The agreement has a term of three years with an option for a fourth year. Either party may terminate this agreement at any time without cause. All patents and technology developed under this agreement are the property of Baxter.

  Agreement with Arch Development Corporation

     PerImmune has a license agreement with the Arch Development Corporation
(Arch) to make and sell products under the patent rights for Apotek Lp(a) developed at the University of Chicago. The agreement requires the Company to pay Arch a royalty of 4 percent of related product sales. As of December 31, 1997, the Company has not incurred any royalty expense under this agreement.

  Distribution Agreement with Syncor International Corporation

     On April 1, 1997, the Company entered into an exclusive distribution agreement with Syncor International Corporation (Syncor) for the HumaSPECT and antibody conjugated radiotherapeutic products. Under this agreement, Syncor accepts title of the product upon receipt and pays the Company a specific purchase price defined by the agreement. Additionally, Syncor will pay the Company a royalty of 50% of its net sales of the Company's products less the specific purchased price, as defined, and right of return exists if the product received by Syncor has less than one year until its expiration. To date, the Company has not earned any royalties under this agreement. The Company is obligated to spend 15% of annual sales of products covered by this agreement on research and development to improve upon existing products or develop new products. The Company is required to reimburse Syncor for all expenses related to marketing these products up to $1,500,000, plus 50% of amounts over $1,500,000, provided the expenditures are in accordance with the annual market plan as prepared and agreed by the two companies. For the year ended December 31, 1997, the Company has reimbursed Syncor for marketing expenses of $330,000. This agreement has a term of five years and is renewable for two additional two-year terms.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(3) CONTRACTS AND AGREEMENTS (CONTINUED)
  Agreements with Mentor Corporation

     On June 16, 1997, the Company entered into an exclusive distribution agreement with Mentor Corporation (Mentor) for the AuraTek -- FDP bladder cancer diagnostic product, which the Company refers to as Accu-D(x), with an initial term of five years and is automatically renewable for a one year term thereafter until either party terminates the agreement with 180 days written notice. Under this agreement, Mentor accepts title of the product shipments upon receipt and pays the Company a specific purchase price defined by the agreement. Additionally, Mentor will pay the Company a royalty of 50% of its net sales of the Company's product, less the specific purchase price as defined in the agreement. The Company is obligated to provide up to 12,000 units of the product per year to be used by Mentor for promotional purposes, at no cost to Mentor.

     On December 22, 1997, the Company entered into a research, collaboration and distribution agreement with Mentor whereby the Company agreed to provide certain research, development and pilot programs for Mentor in exchange for research and development fees in an aggregate amount of $3,000,000 based on a milestone payment schedule. As of December 31, 1997, the Company had not earned any milestone payments. The Company will receive $1,000,000 within five days of submission of written notice of the completion of each milestone to Mentor. The Company is required to pay the cost in excess of $3,000,000 for expenditures within the scope of the project development schedule. The Company is the owner of all rights to proprietary technical information and the U.S. Patent to which Mentor was granted exclusive world-wide rights to market, sell and distribute the program product. This agreement is effective for a ten year period following the first approval of commercialized use of products under development. Mentor has the right to terminate this agreement at the expiration of five years from the date of the first approval of commercialized use of the product based upon 180 days written notice to the Company.

  Sigma Agreement

     On June 30, 1997, the Company entered into a product development and license agreement with Sigma Diagnostics, Inc. (SIGMA) for a diagnostic product, whereby the Company agreed to provide product development and licensing services for SIGMA in exchange for a product development fee and royalty payment. The Company is entitled to receive an aggregate amount of $348,000 based on a milestone payment schedule that requires a payment of $87,000 upon completion of each respective milestone of which $87,000 was earned in 1997. In addition, the Company will receive an annual royalty payment ranging between 3.5% and 7% of the net selling price of the licensed product depending on whether there are any additional competitors for this product in the marketplace. The Company has sole and exclusive ownership of the licensed patents, while SIGMA has the exclusive world-wide right to use and sublicense the project program information. This agreement has a term of five years and is automatically renewable for a one year term thereafter until SIGMA terminates the agreement.

  Manufacturing/Distribution Agreement with OTC

     On August 1, 1997, the Company entered into an exclusive manufacturing/distribution agreement with OTC for the FDP Dipstick product, which the Company refers to as Accu-D(x). Under the agreement, the Company paid OTC $250,000 in exchange for the exclusive right to purchase, at a defined price, such OTC product for package and resale under trademarks or tradenames designated by the Company. The Company is obligated to purchase at least 100,000 units of the product annually at $4.00 per unit, starting on August 1, 1998. This agreement has an initial term of three years and is automatically renewed in two-year terms until written notice of termination from either the Company or OTC.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(3) CONTRACTS AND AGREEMENTS (CONTINUED)
  Other Contracts and Agreements

     The Company has entered into various other licensing and research and development agreements whereby it is committed to participate in research and development projects, either on a best efforts basis or upon attainment of certain performance milestones, as defined, or both, for various periods unless canceled by the respective parties. Such future amounts to be paid to the Company will primarily be determined on a cost-plus basis, and are subject to specific performance criteria.

(4) ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1997 and 1996, were as follows:

                                                         1997         1996
                                                       --------    ----------
Government contracts.................................  $123,964    $  395,952
Product sales and corporate contracts................   535,560       879,767
                                                       --------    ----------
                                                        659,524     1,275,719
Allowance for doubtful accounts......................    13,000        15,000
                                                       --------    ----------
                                                       $646,524    $1,260,719
                                                       ========    ==========

(5) INVENTORIES

     Inventories at December 31, 1997 and 1996 were as follows:

                                                           1997        1996
                                                         --------    --------
Finished goods.........................................  $ 92,888    $186,837
Work-in-process........................................                 1,337
Raw materials..........................................   269,952     187,314
                                                         --------    --------
                                                         $362,840    $375,488
                                                         ========    ========

(6) PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 and 1996 were as follows:

                                                        1997          1996
                                                     ----------    -----------
Leasehold improvements.............................                $   990,573
Leased property....................................  $  212,619
Computers..........................................     667,557        453,946
Machinery and equipment............................   3,549,485      3,735,691
Construction in progress...........................   1,005,316      5,935,047
                                                     ----------    -----------
                                                      5,434,977     11,115,257
Accumulated depreciation and amortization..........   3,394,279      3,831,542
                                                     ----------    -----------
                                                     $2,040,698    $ 7,283,715
                                                     ==========    ===========

  Sale-Leaseback of Facility

     On January 15, 1997, PerImmune exercised its option to purchase the land and building it occupies in Rockville, Maryland, for a pre-established price of $7,900,000. Concurrent with the purchase, PerImmune sold the property to a third-party buyer. The sale included the building and improvements, and certain equipment. The sales price, excluding settlement and transfer costs, was $14,150,000, and the loss resulting from this transaction was approximately $335,000, after consideration of estimated costs for repairs described below. The Company received approximately $5,136,000 in cash at the closing of the transaction. This

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(6) PROPERTY AND EQUIPMENT (CONTINUED)
transaction has been treated as a sale-leaseback. As such, the plant and equipment previously owned by the Company were removed from the balance sheet and the loss was recognized.

     In conjunction with the sale, PerImmune agreed to make certain repairs at its own expense and to obtain the release of certain liens against the property. To ensure compliance with these provisions of the agreement, PerImmune deposited $500,000 (maintenance escrow) and $100,000 (lien escrow) into escrow accounts. In addition, PerImmune has agreed to deposit, on a monthly basis from February 1997 through January 2002, $3,333 for costs to be used for elevator repairs and refurbishment (elevator escrow). The Company is entitled to any amounts not spent for the described purpose. As of December 31, 1997, the balances in the maintenance escrow and elevator escrow were $393,000 and $40,000, respectively. Liens against the property have been released and the $100,000 lien escrow was refunded to the Company in full during 1997.

     In connection with the sale leaseback transaction, PerImmune issued the buyer a warrant for the purchase of 25,000 shares of PerImmune common stock if PerImmune consummates an initial public offering (IPO) or if certain other events occur, such as a capital reorganization, recapitalization, dissolution or liquidation. The warrants are exercisable for three years following the date of one of the previously described events. The warrants expire in July 1999 if one of the above events has not occurred. The warrant purchase price in an IPO would be the offering price and for the other events described above, the price would be determined by a formula described in the warrant agreement.

(7) COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

     The following is a summary of costs and estimated earnings in excess of billings on uncompleted contracts as of December 31, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Costs incurred on uncompleted contracts...........  $30,077,868    $28,548,030
Estimated earnings................................    2,298,118      2,154,438
                                                    -----------    -----------
Total costs and estimated earnings................   32,375,986     30,702,468
Less:
  Billings to date................................   32,148,654     29,836,800
  Allowance for losses............................       67,771        116,629
                                                    -----------    -----------
                                                    $   159,561    $   749,039
                                                    ===========    ===========

(8) NOTES PAYABLE

     Notes payable at December 31, 1997 and 1996, were as follows:

                                                       1997           1996
                                                    -----------    -----------
8% promissory notes to OTC........................  $ 9,988,005    $14,834,935
Other notes.......................................      232,500
                                                    -----------    -----------
                                                     10,220,505     14,834,935
Less current portion..............................   10,220,505      5,600,000
                                                    -----------    -----------
                                                    $              $ 9,234,935
                                                    ===========    ===========

     In August 1996, in connection with the leveraged buyout, Holdings issued an 8% promissory note to OTC for $9,234,935 to purchase the outstanding common stock of PerImmune, Inc. Interest accrued on the note is added to the principal balance on February 1 and August 1 each year. The note matures in August 1998 and is collateralized by the patents, patent applications, trademarks and plant and equipment acquired in the

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(8) NOTES PAYABLE (CONTINUED)
leveraged buyout. As of December 31, 1997 and 1996, the principal and accrued interest amount outstanding was $9,988,005 and $9,234,935, respectively.

     Holdings also issued an 8% note for a credit facility permitting draws of $720,000 per month up to $3,600,000 and a $2,871,532 working capital facility to provide capital for operations, both with OTC. The Company borrowed $3,600,000 and $2,000,000, respectively, under the facilities as of December 31, 1996. These notes were collateralized by the patents, patent applications, trademarks and plant and equipment acquired in the leveraged buyout. These notes matured in January and August 1997, respectively, and principal and accrued interest were paid in full.

     In January 1997, Holdings issued three uncollateralized, non-interest bearing promissory notes, for a total face amount of $232,500, to its advisors on the sale leaseback transaction (see note 6). Each promissory note is convertible into two shares of Holdings $0.01 par value common stock and have no specified maturity date. As of December 31, 1997, no conversion had taken place.

(9) ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1997 and 1996, were as follows:

                                                         1997          1996
                                                      ----------    ----------
Accrued payroll.....................................  $  157,856    $  166,853
Accrued bonuses.....................................     327,648       313,004
Accrued interest -- OTC promissory note.............     332,110       306,990
Accrued repair costs (see note 6)...................     393,000
Due to OTC..........................................     500,000
Other...............................................     367,669       600,487
                                                      ----------    ----------
                                                      $2,078,283    $1,387,334
                                                      ==========    ==========

(10) EMPLOYEE RETIREMENT BENEFIT PLANS

  Pension Plan

     In December 1996, the Company decided to establish a noncontributory defined benefit pension plan (the Plan) retroactive to the date of the leveraged buyout. This plan has terms similar to those of the Akzo Nobel Retirement Plan
(ANRP) and covers substantially all of the Company's employees. Under the terms of this plan employees are given credit for prior service. Pursuant to the terms of the purchase agreement, the fair value of plan assets equal to the present value of the accumulated pension benefit obligation (as determined by an actuarial valuation as of the date of the leveraged buyout) were transferred from ANRP to PerImmune's new pension trust in April 1997. In February 1998, the Company froze the benefit accruals under the plan.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(10) EMPLOYEE RETIREMENT BENEFIT PLANS (CONTINUED)
     The following table sets forth the funded status of the plan at December 31, 1997 and 1996, and the composition of net periodic pension cost and significant assumptions for the year ended December 31, 1997 and period from August 3, 1996 through December 31, 1996:

                                                                  1997            1996
                                                              ------------    ------------
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits
     of approximately $1,251,865 in 1997 and $1,133,561 in
     1996...................................................  $  1,565,486    $  1,362,971
  Effect of anticipated increase in compensation levels.....       770,256         718,744
                                                              ------------    ------------
Projected benefit obligation................................     2,335,742       2,081,715
Plan assets at fair value...................................     1,360,127       1,238,260
                                                              ------------    ------------
Excess of projected benefit obligation over plan assets.....      (975,615)       (843,455)
Unrecognized net investment gain............................      (208,287)        (92,424)
                                                              ------------    ------------
          Total pension liability accrued...................  $ (1,183,902)   $   (935,879)
                                                              ============    ============
Net periodic pension cost includes the following components:
  Service cost -- benefits earned during the period.........  $    213,981    $     93,606
  Interest cost on projected benefit obligation.............       151,631          61,916
  Actual return on assets...................................      (173,965)       (135,097)
  Net amortization and deferred investment gain.............        56,376          92,424
                                                              ------------    ------------
          Net periodic pension cost.........................  $    248,023    $    112,849
                                                              ============    ============
Significant assumptions used were as follows:
  Discount rate.............................................          7.5%            7.5%
  Rate of increase in compensation levels (graded by age of
     participant)...........................................  4.0 to 10.5%    4.0 to 10.5%
  Expected rate of return of assets.........................          9.5%            9.5%
                                                              ============    ============

  Retirement Savings Plan

     The Company maintains a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees. Participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. The Company matches employee contributions according to a specified formula. The Company's matching contributions totalled $176,098 and $72,779 for the year ended December 31, 1997, and period from August 3, 1996 through December 31, 1996, respectively.

(11) STOCKHOLDERS' EQUITY

  Syncor Agreement

     On April 23, 1997, Holdings issued 100 shares of its Series A Mandatorily Redeemable Convertible Preferred Stock (par value .01/share) (Series A) to Syncor International Corporation (Syncor) for $4,500,000 less transaction costs of $246,215. Dividends are payable if and when declared by the Board of Directors at the rate of 7% of the liquidation preference per annum, where the liquidation preference is initially defined as $45,000 per share, subject to certain adjustments. Each share of Series A may be converted into one share of common stock before the redemption date (as defined below) at the option of the holder, or is automatically converted on the date of a qualifying initial public offering, as defined in the agreement. The Company shall redeem the Series A seven years after the issuance date (the redemption date) in the event that all shares have not been converted by this date. If such redemption occurs, the redemption price shall

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(11) STOCKHOLDERS' EQUITY (CONTINUED)
equal the amount of the liquidation preference plus any declared but unpaid dividends. No dividends on the Company's common stock may be made while any shares of preferred stock remain outstanding. In the event of liquidation or dissolution, Syncor shall be entitled to be paid from the assets of Holdings, in preference to the common stockholders, but on an equal basis with Preferred Series B stockholders, the liquidation preference plus all declared but unpaid dividends. Holdings shall also have the right of first refusal to repurchase these shares should Syncor wish to sell them. In connection with this issuance, Syncor and the holders of Holding's stock were also granted certain registration rights as contained in the registration agreement.

  Mentor Agreements

     On June 16, 1997, the Company issued 20 shares of Series B Mandatorily Redeemable Convertible Preferred Stock (par value .01/share) (Series B) to Mentor Corporation (Mentor) for $1,000,000. On December 22, 1997, the Company issued an additional 100 shares of Series B to Mentor for $5,000,000 less transaction costs of $500,000. Dividends are payable if and when declared by the Board of Directors at the rate of 7% of the liquidation preference per annum, where liquidation preferences is defined as $50,000 per share, subject to certain adjustments. Each share of Series B preferred stock shall have the same rights, preferences and terms as Series A preferred stock.

  Options

     On September 27, 1996, Holdings granted 255 stock options to members of management at an exercise price of $2,725 per option. The options vest over three years and expire ten years from the date of grant. On May 16, 1997, Holdings granted an additional 2 stock options to its directors at an exercise price of $45,000 per option. The options vest over one year and expire ten years from the date of grant. Stock option activity is summarized as follows:


                                                                        WEIGHTED
                                                                        AVERAGE
                                                           OPTIONS   EXERCISE PRICE
                                                           -------   --------------
Outstanding at August 3, 1996............................
Granted..................................................    255        $ 2,725
Exercised................................................
Canceled.................................................
                                                             ---        -------
Outstanding at December 31, 1996.........................    255          2,725
Granted..................................................      2         45,000
Exercised................................................
Canceled.................................................
                                                             ---        -------
Outstanding at December 31, 1997.........................    257        $ 3,054
                                                             ===        =======
Options exercisable at December 31, 1997.................     85        $ 2,725
                                                             ===        =======


     The weighted-average remaining contractual life of outstanding options, as of December 31, 1997 and 1996, was 8.75 and 9.75 years, respectively.

     Under APB No. 25, because the exercise price of the Company's stock options generally equals the fair value, as determined by the Company's management, of the underlying stock on the date of grant, no compensation expense is recognized in the Company's consolidated financial statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(11) STOCKHOLDERS' EQUITY (CONTINUED)
     Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its stock options under the fair value method of that statement. The fair value of each option is estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants issued during the year ended December 31, 1997, and period from August 3, 1996 through December 31, 1996:

                                                             1997      1996
                                                            ------    ------
Risk-free interest rate...................................   6.76%     6.28%
Dividend yield............................................   0.00%     0.00%
Volatility factor.........................................  70.00%    70.00%
                                                                 2         3
Expected term of option...................................   years     years

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's net loss would have been as indicated in the pro forma table below:

                                                                    PERIOD FROM
                                                  YEAR ENDED      AUGUST 3, 1996
                                                 DECEMBER 31,         THROUGH
                                                     1997        DECEMBER 31, 1996
                                                 ------------    -----------------
Net loss -- as reported........................  $10,825,233        $4,575,320
Net loss -- pro forma..........................   10,963,095         4,604,552
Weighted average fair value of options
  granted......................................       16,654             1,377

(12) COMMITMENTS

     The Company leases certain equipment under agreements which are classified as capital leases. Assets under capital leases at December 31, 1997 are included in the consolidated balance sheet as follows:

Telephone system and equipment..............................  $180,619
Computer equipment..........................................    32,000
                                                              --------
                                                               212,619
Less: accumulated depreciation..............................    23,652
                                                              --------
                                                              $188,967
                                                              ========

     The Company also leases laboratory, office and manufacturing facilities and equipment under noncancelable operating leases which expire at various times through January 31, 2007 (including the lease transaction described in note 6 which is also reflected in the amounts below).

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(12) COMMITMENTS (CONTINUED)
     Future minimum lease payments, by year end and in the aggregate, under the aforementioned capital and operating leases, are as follows:

                                                       OPERATING     CAPITAL
                                                        LEASES        LEASES
                                                      -----------    --------
1998................................................  $ 1,912,291    $ 66,813
1999................................................    1,766,447      73,976
2000................................................    1,801,118      69,980
2001................................................    1,847,568       5,166
2002................................................    1,902,379
Thereafter..........................................    8,396,465
                                                      -----------    --------
                                                      $17,626,268     215,935
                                                      ===========
Less: imputed interest..............................                   43,697
                                                                     --------
Present value of net minimum obligations............                  172,238
Current portion.....................................                   44,896
                                                                     --------
Long-term obligation................................                 $127,342
                                                                     ========

     Rent expense was $1,753,790 and $588,311 for the year ended December 31, 1997, and the period from August 3, 1996 through December 31, 1996, respectively. Rent expense is included in both selling, general and administrative expenses and costs of contracts in the consolidated statements of operations.

     In July 1997, the Company entered into a licensing agreement with a computer system company for the non-exclusive rights to its system software and maintenance services. The total licensing fee for the eighteen month period ending December 31, 1998 is $210,095 and the total maintenance fee is $48,120. As of December 31, 1997, the Company had paid $132,215 of the licensing and maintenance fees and the remaining commitment is included in the above future minimum lease payments.

     On January 2, 1998, the Company entered into a three year employment agreement with a key member of management. The agreement establishes a minimum compensation level and certain other terms.

(13) INCOME TAXES

     The amount computed by applying the Federal corporate income tax rate of 34% to loss before income taxes is reconciled to the provision for income taxes as follows:

                                                                    PERIOD FROM
                                                  YEAR ENDED      AUGUST 3, 1996
                                                 DECEMBER 31,         THROUGH
                                                     1997        DECEMBER 31, 1996
                                                 ------------    -----------------
Income tax benefit at statutory rates..........  $(3,680,579)       $(1,555,609)
State income taxes, net of federal tax
  benefit......................................     (486,573)          (205,675)
Valuation allowance adjustment.................    4,167,152          1,759,661
Other..........................................                           1,623
                                                 -----------        -----------
                                                 $                  $
                                                 ===========        ===========

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY

                           DECEMBER 31, 1997 AND 1996

(13) INCOME TAXES (CONTINUED)
     Deferred income tax (assets) and liabilities as of December 31, 1997 and 1996 were as follows:

                                                     1997              1996
                                                 ------------    -----------------
Net operating loss carryforwards...............  $(5,997,028)       $(1,802,118)
Excess of tax over book basis of assets........      (95,820)          (193,520)
Allowance for doubtful accounts and other
  reserves.....................................      (32,000)           (11,539)
Accrued expenses...............................     (604,924)          (520,259)
Other..........................................       23,610            (11,567)
                                                 -----------        -----------
Deferred tax assets............................   (6,706,162)        (2,539,003)
Valuation allowance............................    6,706,162          2,539,003
                                                 -----------        -----------
Net deferred tax asset.........................  $        --        $        --
                                                 ===========        ===========

     At December 31, 1997 the Company has a net operating loss carryforward for both federal and state purposes of approximately $14,992,000 which expire through the year 2012. This net operating loss carryforward relates to the period August 3, 1996 through December 31, 1996 and for the year ended December 31, 1997 (periods subsequent to the leverage buyout) and as such, is not limited under existing tax laws. However, this carryforward will be limited under the Internal Revenue Code as a result of the changes in ownership of the Company as discussed in note 14. A valuation allowance has been established to reflect the uncertainty of future taxable income to utilize available tax loss carryforwards.

(14) SUBSEQUENT EVENTS

  Merger

     On January 2, 1998, the stockholders of Holdings sold all outstanding shares of Holding's capital stock to Intracel Corporation ("Intracel") through a tax-free merger. With the consummation of the transaction, Holdings and Perimmune became subsidiaries of Intracel. Intracel is a privately owned biotechnology company developing products that improve the treatment options for patients suffering from serious viral diseases and cancers. The aggregate purchase price was approximately $59,471,000, payable in 5,478,654 shares of Intracel common stock, 2,340,838 options to purchase Intracel common stock, 220 shares of Intracel Series B-1 and B-2 preferred stock, Intracel's assumption of Perimmune's debt of approximately $11,532,000 and Intracel's assumption of other liabilities. The acquisition will be accounted for using the purchase method of accounting and accordingly, Intracel's financial statements will reflect valuation of all of Perimmune's assets, including identifiable intangibles, at their estimated fair market values. Perimmune's operating results will be included in Intracel's consolidated operating results from the date of acquisition.

  Refinancing

     On June 8, 1998 OTC negotiated with Intracel to delay the maturity of the 8% note payable until January 2000.

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT

The Board of Directors and Stockholders
PerImmune Holdings, Inc.:


We have audited the consolidated balance sheet of PerImmune Holdings, Inc. and subsidiary (the Company) as of December 31, 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from August 3, 1996 through December 31, 1996. We have also audited the statements of operations, stockholders' equity and cash flows of the Predecessor Company for the period from January 1, 1996 through August 2, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PerImmune Holdings, Inc. and subsidiary as of December 31, 1996, and the consolidated results of their operations and their cash flows for the period from August 3, 1996 through December 31, 1996, and the results of operations and cash flows for the Predecessor Company for the period from January 1, 1996 through August 2, 1996 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          KPMG PEAT MARWICK LLP

Baltimore, Maryland
February 28, 1997, except as to
  note 14 which is as of April 23, 1997
  and June 16, 1997

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996

                                     ASSETS

Current assets:
  Cash and cash equivalents.................................     $ 2,423,910
  Accounts receivable:
     Affiliates (Note 3)....................................         218,494
     Government.............................................         395,952
     Other..................................................         646,273
  Inventories (Note 5)......................................         375,488
  Costs and estimated earnings in excess of billings on
     uncompleted contracts (Note 7).........................         749,039
  Other current assets......................................         293,699
                                                                 -----------
Total current assets........................................       5,102,855
Plant and equipment, net (Note 6 and 14)....................       7,283,715
Acquisition costs, net (Note 2).............................       1,237,500
                                                                 -----------
                                                                 $13,624,070
                                                                 ===========
                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Notes payable (Note 8)....................................     $ 5,600,000
  Accounts payable (Note 2).................................       1,950,427
  Accrued liabilities (Note 9)..............................       1,387,334
                                                                 -----------
Total current liabilities...................................       8,937,761
Accrued pension liability (Note 10).........................         935,879
Note payable (Note 8).......................................       9,234,935
                                                                 -----------
Total liabilities...........................................      19,108,575
Stockholders' deficit (Notes 2 and 11):
  Common stock: $.01 par value; 1,000 shares authorized;
     593.5 shares issued and outstanding at December 31,
     1996...................................................               6
  Accumulated deficit.......................................      (5,484,511)
                                                                 -----------
Total stockholders' deficit.................................      (5,484,505)
Commitments and contingencies (Notes 3, 4 and 12)
Subsequent events (Note 14)
                                                                 -----------
                                                                 $13,624,070
                                                                 ===========

                See Accompanying Notes to Financial Statements.

                    PERIMMUNE HOLDINGS INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                            STATEMENTS OF OPERATIONS

  PERIOD FROM AUGUST 3, 1996 THROUGH DECEMBER 31, 1996, PERIOD FROM JANUARY 1,
                                  1996 THROUGH
                AUGUST 2, 1996 AND YEAR ENDED DECEMBER 31, 1995

                                                   PERIMMUNE
                                                   HOLDINGS                 PREDECESSOR COMPANY
                                                 CONSOLIDATED       -----------------------------------
                                               -----------------     PERIOD FROM
                                                  PERIOD FROM         JANUARY 1,
                                                AUGUST 3, 1996           1996
                                                    THROUGH            THROUGH           YEAR ENDED
                                               DECEMBER 31, 1996    AUGUST 2, 1996    DECEMBER 31, 1995
                                               -----------------    --------------    -----------------
Revenues:
  Contract research and development revenue:
     Affiliates (Note 3).....................     $   322,652        $ 5,024,245         $10,537,106
     Government..............................       2,750,942          3,420,549           6,578,019
     Commercial..............................         782,863          2,151,763             775,700
  Product sales..............................         594,157          1,631,918           1,407,274
                                                  -----------        -----------         -----------
                                                    4,450,614         12,228,475          19,298,099
                                                  -----------        -----------         -----------
Costs of contracts and sales:
  Contract research and development costs:
     Affiliates (Note 3).....................         300,066          4,312,638           9,545,830
     Government..............................       1,968,098          3,375,008           5,778,534
     Commercial..............................         585,876          1,985,682             643,224
  Costs of products sold.....................         324,886          1,102,374           1,124,239
                                                  -----------        -----------         -----------
                                                    3,178,926         10,775,702          17,091,827
                                                  -----------        -----------         -----------
Gross profit.................................       1,271,688          1,452,773           2,206,272
Operating expenses:
  Research and development (Note 1)..........       4,683,020            189,261             359,998
  Selling, general and administrative........         708,247            740,174           1,283,234
  Other......................................          10,151             14,211              28,862
                                                  -----------        -----------         -----------
Total operating expenses.....................       5,401,418            943,646           1,672,094
                                                  -----------        -----------         -----------
Income (loss) from operations................      (4,129,730)           509,127             534,178
Interest expense.............................        (445,590)                --                  --
                                                  -----------        -----------         -----------
Income (loss) before income taxes............      (4,575,320)           509,127             534,178
Provision for income taxes (Note 13).........              --             68,259             355,688
                                                  -----------        -----------         -----------
Net income (loss)............................     $(4,575,320)       $   440,868         $   178,490
                                                  ===========        ===========         ===========

                See Accompanying Notes to Financial Statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

  PERIOD FROM AUGUST 3, 1996 THROUGH DECEMBER 31, 1996, PERIOD FROM JANUARY 1,
                                  1996 THROUGH
                AUGUST 2, 1996 AND YEAR ENDED DECEMBER 31, 1995

                                                                              RETAINED
                                             COMMON STOCK     ADDITIONAL      EARNINGS
                                             ------------       PAID-IN     (ACCUMULATED
                                            SHARES   AMOUNT     CAPITAL       DEFICIT)        TOTAL
                                            ------   ------   -----------   ------------   -----------
PREDECESSOR COMPANY:
  Balance at January 1, 1995..............  1,000     $ 10    $10,242,309   $        --    $10,242,319
  Net contribution from parent............     --       --        100,596            --        100,596
  Net income..............................     --       --             --       178,490        178,490
                                            -----     ----    -----------   -----------    -----------
  Balance at December 31, 1995............  1,000       10     10,342,905       178,490     10,521,405
  Net distribution to parent..............     --       --     (1,801,342)           --     (1,801,342)
  Net income for the period from January
     1, 1996 through August 2, 1996.......     --       --             --       440,868        440,868
                                            -----     ----    -----------   -----------    -----------
Balance at August 2, 1996.................  1,000       10      8,541,563       619,358      9,160,931
                                            =====     ====    ===========   ===========    ===========
------------------------------------------------------------------------------------------------------

PERIMMUNE HOLDINGS, INC.:
  Issuance of common stock of PerImmune
     Holdings, Inc. on June 28, 1996......    585        6          5,844            --          5,850
  Acquisition costs paid through issuance
     of common stock (Note 2).............    8.5       --        100,000            --        100,000
  Consideration paid in excess of net
     assets acquired (Note 2).............     --       --       (105,844)     (909,191)    (1,015,035)
  Net loss for the period from August 3,
     1996 through December 31, 1996.......     --       --             --    (4,575,320)    (4,575,320)
                                            -----     ----    -----------   -----------    -----------
Balance at December 31, 1996..............  593.5     $  6    $        --   $(5,484,511)   $(5,484,505)
                                            =====     ====    ===========   ===========    ===========

                See Accompanying Notes to Financial Statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                            STATEMENTS OF CASH FLOWS

  PERIOD FROM AUGUST 3, 1996 THROUGH DECEMBER 31, 1996, PERIOD FROM JANUARY 1,
                                  1996 THROUGH
                AUGUST 2, 1996 AND YEAR ENDED DECEMBER 31, 1995

                                                       PERIMMUNE HOLDINGS              PREDECESSOR COMPANY
                                                          CONSOLIDATED         ------------------------------------
                                                      ---------------------      PERIOD FROM
                                                      PERIOD FROM AUGUST 3,    JANUARY 1, 1996
                                                          1996 THROUGH             THROUGH           YEAR ENDED
                                                        DECEMBER 31, 1996      AUGUST 2, 1996     DECEMBER 31, 1995
                                                      ---------------------    ---------------    -----------------
Cash flows from operating activities:
  Net income (loss).................................       $(4,575,320)          $   440,868         $   178,490
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization..................           298,834               270,148             476,186
     Loss on disposal of equipment..................             1,330                    --              44,342
     Decrease (increase) in accounts receivable:
       Affiliates...................................          (156,721)            2,720,401             991,941
       Government...................................           317,372               140,254            (375,722)
       Other........................................            69,742              (439,377)           (115,311)
     Decrease (increase) in costs and estimated
       earnings in excess of billings...............           237,825              (125,687)           (158,452)
     Increase in inventories........................            (4,840)              (57,490)            (42,852)
     Decrease (increase) in other current assets....          (162,592)              102,105              74,058
     Increase (decrease) in accounts payable and
       accrued liabilities..........................         2,062,411              (628,419)           (276,783)
     Increase in accrued pension liability..........           112,849                    --                  --
     Increase (decrease) in advance contract
       billings.....................................            (5,050)             (516,568)            132,402
                                                           -----------           -----------         -----------
Net cash provided by (used in) operating
  activities........................................        (1,804,160)            1,906,235             928,299
                                                           -----------           -----------         -----------
Cash flows from investing activities:
  Acquisition costs.................................        (1,250,000)                   --                  --
  Capital expenditures..............................          (129,280)             (104,893)         (1,029,395)
                                                           -----------           -----------         -----------
Net cash used in investing activities...............        (1,379,280)             (104,893)         (1,029,395)
                                                           -----------           -----------         -----------
Cash flows from financing activities:
  Net contribution from (distribution to) parent
     company........................................                --            (1,801,342)            100,596
  Proceeds from issuance of common stock............             5,850                    --                  --
  Proceeds from issuance of notes payable...........         5,600,000                    --                  --
                                                           -----------           -----------         -----------
Net cash provided by (used in) financing
  activities........................................         5,605,850            (1,801,342)            100,596
                                                           -----------           -----------         -----------
Net increase (decrease) in cash and cash
  equivalents.......................................         2,422,410                    --                (500)
Cash and cash equivalents at beginning of year......             1,500                 1,500               2,000
                                                           -----------           -----------         -----------
Cash and cash equivalents at end of year............       $ 2,423,910           $     1,500         $     1,500
                                                           ===========           ===========         ===========
Supplementary disclosure of non-cash financing
  activities:
  Purchase of common stock of PerImmune, Inc. with a
     note payable (Note 2)..........................       $ 9,234,935                    --                  --
  Acquisition costs paid through issuance of common
     stock..........................................           100,000                    --                  --
  Consideration paid in excess of net assets
     acquired.......................................         1,015,035                    --                  --
                                                           ===========           ===========         ===========

                See Accompanying Notes to Financial Statements.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

     PerImmune Holdings, Inc. and Subsidiary is composed of PerImmune Holdings, Inc. (Holdings) and PerImmune, Inc. (the Company or PerImmune). Holdings was incorporated on June 28, 1996 for the purpose of acquiring the Company in a leveraged buyout transaction.

     Between 1985 and 1996, the Company was owned by Organon Teknika Corporation (the Parent Company or OTC), a subsidiary of Akzo Nobel, Inc., which is wholly-owned by Akzo Nobel, NV (Netherlands). Prior to December 20, 1994, the Company operated as a division of OTC, and was known as Biotechnology Research Institute (BRI). On December 20, 1994, PerImmune (the Predecessor Company) was formed as a wholly-owned corporation of OTC with the issuance of 1,000 shares of common stock in exchange for all the assets and liabilities related to the PerImmune business. Effective August 3, 1996, the Company was acquired by Holdings through a leveraged buyout (see Note 2). Holdings has no substantive operations.

     The Company is a research oriented healthcare company that applies biotechnology and other techniques of modern biology and chemistry to develop, produce and sell products intended to improve the quality of life by diagnosing, preventing and treating human disease. The Company's focus is on the development of human monoclonal antibodies for cancer and infectious disease applications, as well as, cancer vaccines, specific and non-specific immunotherapy and cardiovascular disease test products. Historically, the Company's primary sources of revenue have been research and development contracts with affiliated companies, revenues generated from government contracts and sales of products and services. PerImmune markets its products in the United States, Europe and other geographic regions.

     While the Company was held by OTC, it successfully developed a number of profitable products for the Parent Company including bladder cancer therapeutic, food pathogen and HIV tests. Most of PerImmune's products are intended for human use and are, therefore, regulated by the United States Food and Drug Administration.

  Basis of Presentation

     The consolidated financial statements as of December 31, 1996 and for the period from August 3, 1996 through December 31, 1996 include the accounts of Holdings and the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The financial statements for the year ended December 31, 1995 and for the period from January 1, 1996 through August 2, 1996 represent the stand-alone results of operations of PerImmune, Inc., a wholly-owned subsidiary of OTC.


     Due to the change in ownership of the Company, the comparability of the financial statements is affected. In particular, equity has changed significantly due to the new ownership and debt related to the acquisition. Cash and cash equivalents is also different as balances are no longer managed by the former Parent Company. In addition, certain liabilities which were paid for by the Parent Company and allocated to the division or the subsidiary through the intercompany accounts have been recognized by the Company subsequent to the LBO transaction (see Note 3). Also, certain research and development activities performed prior to the leveraged buyout for affiliates and were reimbursed under the contractual arrangements described in Note 3, are subsequently performed for the Company's benefit and are not reimbursed.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

  Cash Equivalents

     Cash equivalents consist of highly liquid investments with original maturities of three months or less at the date of investment by the Company.

  Inventories

     Inventories are stated at the lower of cost or market using the FIFO cost method.

  Plant and Equipment

     Plant and equipment are stated at cost. Depreciation on plant and equipment is computed by the straight-line method over the estimated useful lives of the assets of 3 to 7 years. Leasehold improvements are amortized on a straight-line basis over the remaining lease term or asset useful life, whichever is shorter.

     Construction in progress represents buildings, leasehold improvements and other capital expenditures for facilities under construction and machinery pending installation. This includes the costs of construction, plant and machinery and costs related to obtaining appropriate regulatory approvals. Construction in progress costs are transferred to other plant and equipment categories when the construction/installation is completed, appropriate regulatory approvals have been obtained and the asset is ready for use.

  Acquisition Costs

     Acquisition costs represent costs incurred related to the leveraged buyout transaction (see Note 2). Amortization of acquisition costs is computed on a straight-line basis over 5 years.

  Income Taxes

     The Company was included in the Akzo Nobel, Inc. consolidated Federal income tax return for the year ended December 31, 1995, and for the period January 1, 1996 through August 2, 1996. The Company will file a separate consolidated Federal income tax return for the period August 3, 1996 through December 31, 1996. Prior to August 3, 1996, deferred income taxes were reflected in stockholders' equity (deficit).

     Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the period that such tax rate changes are enacted.

  Fair Value of Financial Instruments

     The carrying amount of current financial instruments approximate fair value because of the short-term nature of these instruments. The Company has notes payable related to the leveraged buyout for which it is

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) not practicable to estimate the fair value of these notes since they are not traded, and no quoted values are readily available for similar financial instruments. However, management believes that there has been no permanent impairment in the value of these notes.

  Stock-based Compensation

     The Company accounts for share option issuances in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, deferred compensation is recorded to the extent that the market value of the underlying stock exceeds the exercise price on the date of grant. Such deferred compensation is amortized over the respective vesting periods of such option grants. On January 1, 1996, the Company adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB No. 25 for financial statement reporting purposes and provide pro forma net income (loss) footnote disclosures for employee stock option grants made in 1995 and 1996 as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the financial statement reporting provisions of APB No. 25 and to provide the pro forma disclosure provisions of SFAS No. 123. Transactions with non-employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for under the fair-value based method defined in SFAS No. 123 (see
Note 11).


  Revenue Recognition



     Revenue from sales of products is recognized on the date of delivery to customers or upon shipment, based upon the contractual terms of applicable agreements.



     The Company has entered into various research and development and licensing agreements (see Notes 3 and 4). Research and development revenue from cost-reimbursement agreements is recorded as the related expenses are incurred, up to contractual limits and when the Company meets its performance obligations under the respective agreements. Contract revenue is recognized under other agreements when milestones are met and the Company's performance obligations have been satisfied in accordance with the terms of the respective agreements. Cash received that is related to future performance under such contracts is deferred and recognized as revenue when earned.



     The Company engages in research and development contracts with Organon Teknika International (OT BV) and Organon International (OI). Through August 2, 1996, contract revenue is recorded at negotiated rates per direct labor hour plus material and supplies and a 7% fee. Revenue was recorded as earned as the contract direct labor hours are incurred and when materials and supplies are purchased. Subsequent to August 2, 1996, the contract revenue is recorded on a cost-plus-fixed-fee basis.


     The Company also engages in contracts with commercial entities and agencies of the U.S. government (Department of Defense and the National Institutes of Health) on either a cost-plus-fixed-fee, fixed price or a cost-plus-percentage-fee basis. Revenue on cost-plus-fixed-fee, fixed price and cost-plus-percentage-fee contracts is recognized based on the total direct and indirect costs incurred during the period to total estimated costs using the percentage-of-completion method. Estimates to complete are reviewed periodically and revised as required in the period the revision is determined. Provisions are made for the full amount of anticipated losses, if any, on all contracts in the period in which they are first known and estimable. Contracts with the U.S. government are subject to government audit upon contract completion and therefore, all contract costs are potentially subject to adjustment, even after reimbursement. Management believes adequate provisions for such adjustments, if any, have been made in the financial statements. Expense recovery rates have been audited through 1995.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Research and Development, Patent and Royalty Costs


     Research and development, patent and royalty costs are expensed as incurred.


  Concentration of Credit Risk

     The Company performs research and development services to both affiliated and non-affiliated entities. The Company generally does not require collateral or other security in extending credit to its customers. The Company had three customers which contributed ten percent or more of revenues. OTC contributed 7%, 41% and 55% of total revenues in the period from August 3, 1996 through December 31, 1996, the period from January 1, 1996 through August 2, 1996 and the year ended 1995, respectively. The U.S. Federal Government contributed 62%, 28% and 34% of total revenues in the period from August 3, 1996 through December 31, 1996, the period from January 1, 1996 through August 2, 1996 and the year ended 1995, respectively. In addition, Baxter Healthcare Corporation contributed 14% of the Company's revenue for the period from August 3, 1996 through December 31, 1996.

(2) LEVERAGED BUYOUT

     In May 1996, Holdings engaged an investment advisor to advise Holdings with regards to the purchase of PerImmune from Akzo Nobel, Inc., for which the investment advisor's fee totaled $1,250,000 of which $1,225,000 is included in accounts payable as of December 31, 1996. The investment advisor also received
8.5 shares of the Company's common stock in exchange for funding certain related legal expenses on behalf of the Company totaling $100,000. The shares are protected from dilution through certain future third-party financings.

     Effective August 3, 1996, 100% of the Company's common stock was acquired by Holdings from OTC in exchange for a $9,234,935 note payable (see Note 8). The transaction was accounted for in accordance with EITF No. 88-16, Basis in Leveraged Buyout Transactions. Because the transaction was wholly financed by OTC, all such consideration was determined to be nonmonetary and, under the provisions of EITF 88-16, the assets and liabilities of PerImmune were carried over at historical cost.

     Concurrent with the leveraged buyout, the ownership rights of certain patents and other technology rights developed under the research and development contracts with affiliates, which pertain to the business of PerImmune, were transferred to Holdings. Under the terms of the transfer, Holdings is required to make certain milestone payments of up to $10 million if specific future conditions are met, and will make payments of between 5% and 7.5% of net product sales and 50% of license revenue. Any future milestone payments will be recorded as research and development expense when the milestone is achieved.

(3) RELATIONSHIPS WITH RELATED PARTIES

  Akzo Nobel, NV

     Prior to the leveraged buyout of PerImmune, ownership rights or patents developed under the research and development contracts with OT BV and OI belonged to these affiliates. Expenses incurred by the Company in developing and obtaining these patents plus a fee (Note 1) were charged to Akzo Nobel, NV and were recorded as contract research and development revenue. These amounts are shown as accounts receivable from affiliates prior to August 3, 1996.

  Organon Teknika Corporation

     Prior to the incorporation of PerImmune, Inc., OTC provided certain accounting, computer and other administrative services to PerImmune for a management fee which was based on PerImmune's proportionate share of total OTC expenses using a formula considering revenues, property and equipment and payroll factors. OTC also paid all payroll taxes, medical claims, pension and other employee benefit expenses which

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(3) RELATIONSHIPS WITH RELATED PARTIES (CONTINUED) were allocated to PerImmune and other affiliates based on the total wages of the respective participating entities. In addition, OTC paid PerImmune's payroll, bonuses, general insurance, relocation and personal property tax expenses, which were charged to PerImmune on a specific identification basis. OTC also provided materials at its cost for certain products for resale by PerImmune. Subsequent to PerImmune, Inc.'s incorporation, the Company was responsible for paying its own payroll taxes, personal property taxes and certain other items. Amounts arising from the transactions described above were treated as expenses and contributions from Parent Company by PerImmune. Product sales to OTC were $432,645, $605,703 and $643,434 in the period from August 3, 1996 through December 31, 1996, the period from January 1, 1996 through August 2, 1996 and the year ended 1995, respectively.

     Effective August 3, 1996, Holdings and OTC entered into a services agreement to provide each party, including PerImmune, with mutually agreed-upon services. OTC will provide Holdings for varying periods of time with such services as employee benefit plan administration, administrative regulatory support, patent and trademark prosecution and computer and other services. Holdings will provide OTC with various product support and research services. Each party is compensated for services as defined in the agreement, generally cost plus a fee. Revenues and costs related to the research activities are recorded as affiliates revenue and costs in the statement of operations.

(4) CONTRACTS AND AGREEMENTS

     PerImmune has a license agreement with the Arch Development Corporation
(Arch) to make and sell products under the patent rights for Apotek Lp(a) developed at the University of Chicago. The agreement requires the Company to pay Arch a royalty of 4 percent of product sales. PerImmune is also collaborating with Stanford University to develop an active-specific immunotherapy vaccine for low grade B-cell lymphomas.

  Agreement with Baxter


     On January 1, 1996, PerImmune entered into a research collaboration and license agreement with Baxter Healthcare Corporation (Baxter) whereby the Company agreed to provide certain research, development and pilot manufacturing services for Baxter in exchange for reimbursement of research and development costs, milestone payments and certain royalty payments. The Company received a non-refundable milestone payment of $1,500,000 in January 1996 which was recognized upon receipt as commercial contract research and development revenue. Furthermore the Company is reimbursed for actual costs incurred plus a fee of 16% during the term of the agreement. Baxter is also obligated to make up to $3,000,000 in additional milestone payments, if the Company achieves certain stages of U.S. and European regulatory approvals for the serotherapy products for infectious and autoimmune diseases under development. In addition, the Company earns a royalty ranging between 4% and 8% of gross profit with a minimum royalty ranging between 2% and 4% of net sales, as defined in the agreement, on sales of products depending on whether the product is a result of previously existing technology of the Company or new technology resulting from this development agreement. As of December 31, 1996, no royalty or additional milestone payments were earned. The agreement has a term of three years with an option for a fourth year. Either party may terminate this agreement at any time without cause. All patents and technology developed under this agreement are the property of Baxter.


  Other Contracts and Agreements

     The Company has entered into various other licensing and research and development agreements whereby they are committed to participate in research and development projects, either on a best efforts basis or upon attainment of certain performance milestones, as defined, or both, for various periods unless canceled

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) CONTRACTS AND AGREEMENTS (CONTINUED) by the respective parties. Such future amounts to be paid to the Company will primarily be determined on a cost-plus basis, and are subject to specific performance criteria.

(5) INVENTORIES

     Inventories at December 31, 1996, are summarized as follows:

Finished goods............................................  $186,837
Work-in-process...........................................     1,337
Raw materials.............................................   187,314
                                                            --------
                                                            $375,488
                                                            ========

(6) PLANT AND EQUIPMENT

     Plant and equipment at December 31, 1996, are summarized as follows:

Leasehold improvements..................................  $   990,573
Computers...............................................      453,946
Machinery and equipment.................................    3,735,691
Construction in progress................................    5,935,047
                                                          -----------
                                                           11,115,257
Less accumulated depreciation and amortization..........    3,831,542
                                                          -----------
                                                          $ 7,283,715
                                                          ===========

(7) COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

     The following is a summary of costs and estimated earnings in excess of billings on uncompleted contracts as of December 31, 1996:

Costs incurred on uncompleted contracts.....................  $28,548,030
Estimated earnings..........................................    2,154,438
                                                              -----------
Total costs and estimated earnings..........................   30,702,468
Less:
  Billings to date..........................................   29,836,800
  Allowance for losses......................................      116,629
                                                              -----------
                                                              $   749,039
                                                              ===========

(8) DEBT OBLIGATIONS

     Current notes payable at December 31, 1996 is summarized as follows:

Secured promissory note -- OTC, 8% interest, due January
  1997......................................................  $3,600,000
Working capital secured note -- OTC, 8% interest, due August
  1997......................................................   2,000,000
                                                              ----------
                                                              $5,600,000
                                                              ==========

     In August 1996, in connection with the leveraged buyout, Holdings issued an 8% secured promissory note to OTC for $9,234,935 to purchase the outstanding common stock of PerImmune, Inc. The note matures in

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(8) DEBT OBLIGATIONS (CONTINUED)
August 1998. In addition, Holdings issued an 8% secured note for a credit facility permitting draws of $720,000 per month up to $3,600,000 and a $2,871,532 working capital facility to provide capital for operations, both with OTC. The Company has borrowed $3,600,000 and $2,000,000, respectively, against the facilities as of December 31, 1996. These notes mature on January and August 1997, respectively, when all principal and accrued interest is due. The note which matured in January 1997 was repaid in full at that time. These notes are all secured by the patents, patent applications and trademarks acquired in the leveraged buyout. The secured promissory note is also secured by the plant and equipment acquired in the leveraged buyout.

(9) ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1996, are summarized as follows:

Accrued payroll.............................................    $  166,853
Accrued bonuses.............................................       313,004
Accrued interest -- OTC promissory note.....................       306,990
Other.......................................................       600,487
                                                                ----------
                                                                $1,387,334
                                                                ==========

(10) EMPLOYEE RETIREMENT BENEFIT PLANS

  Pension Plan

     The Company has a noncontributory defined benefit pension plan (the Plan) covering substantially all of its employees. In December 1996, the Company decided to establish a noncontributory defined benefit pension plan retroactive to the date of the leveraged buyout. This plan has terms similar to those of the Akzo Nobel Retirement Plan (ANRP) and covers substantially all of the Company's employees. Under the terms of this plan employees are given credit for prior service. Pursuant to the term of the purchase agreement, the fair value of the plan assets equal to the present value of the accumulated pension benefit accrued as determined by an actuarial valuation as of the date of the leveraged buyout were transferred from the ANRP to PerImmune's new pension trust in April 1997.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(10) EMPLOYEE RETIREMENT BENEFIT PLANS (CONTINUED)
     The following table sets forth the funded status of the plan at December 31, 1996 and the composition of net periodic pension cost and significant assumptions for the period from August 3, 1996 through December 31, 1996:


Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested
     benefits of $1,133,561.................................  $1,362,971
  Effect of anticipated increase in compensation levels.....     718,744
                                                              ----------
Projected benefit obligation................................   2,081,715
Plan assets at fair value...................................   1,238,260
                                                              ----------
Excess of projected benefit obligation over plan assets.....    (843,455)
Unrecognized prior service cost.............................          --
Unrecognized net investment gain............................     (92,424)
                                                              ----------
Total pension liability.....................................  $ (935,879)
                                                              ==========
Net periodic pension cost includes the following components:
  Service cost -- benefits earned during the period.........  $   93,606
  Interest cost on projected benefit obligation.............      61,916
  Actual return on assets...................................    (135,097)
  Net amortization and deferred investment gain.............      92,424
                                                              ----------
Net periodic pension cost...................................  $  112,849
                                                              ==========


     Significant assumptions used were as follows:

Discount rate...............................................          7.5%
Rate of increase in compensation levels (graded by age of
  participant)..............................................  4.0 to 10.5%
Expected rate of return of assets...........................          9.5%
                                                              ============

  Retirement Savings Plan

     The Company maintains a defined-contribution savings plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all full-time employees. Participating employees may defer a portion of their pretax earnings up to the Internal Revenue Service annual contribution limit. The Company matches employee contributions according to a specified formula. The Company's matching contributions totaled $72,779, $101,890 and $168,040 in the period from August 3, 1996 through December 31, 1996, the period from January 1, 1996 through August 2, 1996, and the year ended 1995, respectively.

(11) STOCKHOLDERS' EQUITY

  Common Stock

     On December 20, 1994, PerImmune, Inc. was incorporated and authorized 100,000 shares and issued 1,000 shares of common stock.

     On June 28, 1996, PerImmune Holdings, Inc. was formed. A total of 1,000 shares of common stock were authorized and 585 shares were issued for $105,850. Holding's investment advisor was also issued 8.5 shares of common stock in 1996 in connection with the leveraged buyout (see Note 2).

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(11) STOCKHOLDERS' EQUITY (CONTINUED)
  Options

     In August 1996, Holdings granted 255 stock options to members of management. The options vest over three years and expire ten years from the date of grant. Stock option activity is summarized as follows:

                                                                     WEIGHTED
                                                                     AVERAGE
                                                      OPTIONS     EXERCISE PRICE
                                                      -------    ----------------
Outstanding at August 3, 1996.......................     --           $   --
Granted.............................................    255            2,725
Exercised...........................................     --               --
Canceled............................................     --               --
                                                        ---           ------
Outstanding at December 31, 1996....................    255           $2,725
                                                        ===           ======
Options exercisable at December 31, 1996............     --               --
                                                        ===           ======

     Options outstanding and exercisable by price range as of December 31, 1996 are as follows:

                         OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
     -----------------------------------------------------------   -----------------------------
                                       WEIGHTED-       WEIGHTED-                       WEIGHTED-
     RANGE OF      OUTSTANDING          AVERAGE         AVERAGE       EXERCISABLE       AVERAGE
     EXERCISE         AS OF            REMAINING       EXERCISE          AS OF         EXERCISE
      PRICES    DECEMBER 31, 1996   CONTRACTUAL LIFE    PRICES     DECEMBER 31, 1996    PRICES
     --------   -----------------   ----------------   ---------   -----------------   ---------
      $2,725           255             9.75 years       $2,725             --               --
      ======           ===             ==========       ======            ===           ======

  Pro forma Option Information


     The per share weighted average fair value of all stock options granted during 1996 was $1,377 on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 6.28%, volatility of 70% and an expected life of 3 years.


     The Company applies APB No. 25 and related interpretations in accounting for its stock options granted to employees. Accordingly, the Company has recognized no compensation expense in connection with its stock option grants for the period from August 3, 1996 through December 31, 1996, the period from January 1, 1996 through August 2, 1996, and the year ended 1995. Had compensation expense been determined based on the fair value at date of grant for its stock option under SFAS No. 123, net income (loss) would have been reported as the pro forma amounts indicated below:

                                                       PERIOD FROM         PERIOD FROM
                                                     AUGUST 3, 1996      JANUARY 1, 1996
                                                         THROUGH             THROUGH        YEAR ENDED
                NET INCOME (LOSS)                   DECEMBER 31, 1996    AUGUST 2, 1996        1995
                -----------------                   -----------------    ---------------    ----------
As reported.......................................     $(4,575,320)         $440,868         $178,490
                                                       -----------          --------         --------
Pro forma.........................................     $(4,604,552)         $440,868         $178,490
                                                       ===========          ========         ========

     Pro forma net income (loss) reflects only options granted from August 31, 1996 through December 31, 1996. The effects of applying SFAS No. 123 in the pro forma net income (loss) above may not be representative of the effects on such pro forma information for future years.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(12) COMMITMENTS

     PerImmune leases laboratory, office and manufacturing facilities and equipment under noncancellable operating leases which expire at various times through January 1, 2007 (including the lease transaction described in Note 14 which is also reflected in the amounts below).

     Future minimum lease payments under these leases are as follows:

1997............................................  $ 1,744,809
1998............................................    1,797,334
1999............................................    1,771,120
2000............................................    1,798,251
2001............................................    1,849,638
Thereafter......................................   10,298,844
                                                  -----------
                                                  $19,259,996
                                                  ===========

     Rent expense was $588,311 for the period from August 3, 1996 through December 31, 1996, $782,088 for the period from January 1, 1996 through August 2, 1996 and $1,238,370 for the year ended December 31, 1995. Rent expense is included in both selling, general and administrative expenses and costs of contracts in the statements of operations.

(13) INCOME TAXES

     The Company was included in the Akzo Nobel, Inc., consolidated Federal income tax return for the year ended December 31, 1995, and for the period January 1, 1996 through August 2, 1996. They are presented below, however, on a separate company basis. The Company will file a separate consolidated Federal income tax return for the period August 3, 1996 through December 31, 1996. The provision for income tax expense on earnings before income taxes is summarized below:

                                            PERIMMUNE HOLDINGS
                                               CONSOLIDATED          PREDECESSOR COMPANY
                                            ------------------    --------------------------
                                               PERIOD FROM        PERIOD FROM
                                                AUGUST 3,          JANUARY 1,
                                               1996 THROUGH       1996 THROUGH
                                               DECEMBER 31,        AUGUST 2,      YEAR ENDED
                                                   1996               1996           1995
                                            ------------------    ------------    ----------
Current...................................       $    --            $68,259        $355,688
Deferred..................................            --                 --              --
                                                 -------            -------        --------
          Total...........................       $    --            $68,259        $355,688
                                                 =======            =======        ========

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(13) INCOME TAXES (CONTINUED)
     The amount computed by applying the Federal corporate income tax rate of 34% to earnings before income taxes is reconciled to the provision for income taxes as follows:

                                                  PERIMMUNE
                                                   HOLDINGS
                                                 CONSOLIDATED       PREDECESSOR COMPANY
                                                 ------------    --------------------------
                                                 PERIOD FROM     PERIOD FROM
                                                  AUGUST 3,       JANUARY 1,
                                                 1996 THROUGH    1996 THROUGH
                                                 DECEMBER 31,     AUGUST 2,      YEAR ENDED
                                                     1996            1996           1995
                                                 ------------    ------------    ----------
Income tax computed at statutory rates.........  $(1,555,609)     $ 173,103       $181,621
State income taxes, net of Federal tax
  benefit......................................     (205,675)        23,313         25,243
Expenses not deductible for tax purposes.......        1,623          3,036          3,818
Valuation allowance adjustment.................    1,759,661       (131,193)       145,006
                                                 -----------      ---------       --------
                                                 $        --      $  68,259       $355,688
                                                 ===========      =========       ========

     Deferred income tax (assets)and liabilities as of December 31, 1996 are summarized as follows:

Excess of book over tax (tax over book) basis of assets.....  $  (193,529)
Allowance for doubtful accounts and other reserves..........      (11,539)
Accrued expenses............................................     (520,257)
Non-SRLY net operating loss carryovers......................   (1,802,118)
Other.......................................................      (11,567)
                                                              -----------
                                                               (2,539,010)
Valuation allowance.........................................    2,539,010
                                                              -----------
                                                              $        --
                                                              ===========

     Prior to the leveraged buyout, the provision for Federal and state income taxes is recorded using the overall effective tax rate of the consolidated group applied to the Company's pre-tax earnings before adjustments for permanent differences. Deferred income tax assets and liabilities are recorded for the Company's temporary differences using the same effective tax rate. Prior to the leveraged buyout, the total provision for income taxes represents income taxes currently payable to the former Parent Company and has been treated as contributions from parent.

     At December 31, 1996, the Company has a net operating loss carryforward for both Federal and state purposes of $4,681,000 which expires in the year 2011. This net operating loss carryforward relates to the period August 3, 1996 through December 31, 1996 and as such, is not limited under existing tax laws. However, this carryforward may be significantly limited under the Internal Revenue Code as a result of future ownership changes by the Company.

     It is more likely than not that the net deferred tax assets reflected above will not be realized in future years. Therefore, a valuation allowance of $2,539,010 has been established for the year ended December 31, 1996. The $478,887 difference between the $2,107,355 net increase in the valuation allowance from December 31, 1995 to December 31, 1996, and the $1,628,468 increase that reconciles expected to actual tax expense in 1996, is related to the increase in deferred tax assets which results from the LBO transaction. Future reductions of the valuation allowance will be reported as reductions of income tax expense in the period(s) in which it becomes more likely than not that the tax benefits will be realized.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(14) SUBSEQUENT EVENTS

  Sale Leaseback of Facility

     On January 15, 1997, PerImmune exercised its option to purchase the land and building it occupies in Rockville, Maryland for a pre-established price of $7.9 million. Concurrent to the purchase, PerImmune sold the property to a third-party (Buyer). The sale included part of the building, improvements, certain equipment and other items previously owned by the Company and shown in Plant and Equipment at December 31, 1996. The sales price excluding settlement and transfer costs was $14,150,000, and the loss resulting from this transaction was approximately $350,000, after consideration of estimated costs for repairs described below. The Company received approximately $5.2 million at the closing of the transaction. This transaction will be treated as a sale-leaseback. As such, the plant and equipment previously owned by the Company will be removed from the balance sheet and the loss will be recognized immediately.

     In conjunction with the sale, PerImmune has agreed to make certain repairs at its own expense and to obtain the release of certain liens against the property. To ensure compliance with these provisions of the agreement, PerImmune deposited $500,000 and $100,000 into escrow accounts. In addition, PerImmune has agreed to deposit, on a monthly basis from February 1997 through January 2002, $3,333 for costs to be used for elevator repairs and refurbishment. The Company is entitled to any amounts not spent for the described purpose.

     PerImmune also issued to Buyer in connection with the sale leaseback transaction a warrant for the purchase of 25,000 shares of PerImmune common stock if the company consummates an initial public offering (IPO) or if certain other events occur, such as a capital reorganization, recapitalization, dissolution or liquidation. The warrants are exercisable on or for three years following the date of one of the previously described events. The warrants expire in July 1999 if one of the above events has not occurred. The warrant purchase price in an IPO would be the offering price and in one of the other events described above, the price would be determined by a formula described in the warrant agreement.


     In January 1997, Holdings issued three uncollateralized, non-interest bearing promissory notes, for a total face amount of $232,500, to its advisors on the sale leaseback transaction. Each promissory note is convertible into two shares of Holdings $0.01 par value common stock and have no specified maturity date.


  Syncor Agreement

     On April 23, 1997, Holdings issued 100 shares of its Series A Mandatorily Redeemable Convertible Preferred Stock (par value .01/share) (Series A) to Syncor International Corporation (Syncor) for $4.5 million. Dividends are payable if and when declared by the Board of Directors at the rate of 7% of the Liquidation Preference per annum, where the Liquidation Preference is initially defined as $45,000, subject to certain adjustments. Each share of Series A may be converted into common stock before the Redemption Date (as defined below) at the option of the holder, or is automatically converted on the date of a qualifying initial public offering, using a conversion rate as defined in the agreement. The Company shall redeem the Series A five years after the issuance date (the Redemption Date) in the event that all shares have not been converted by this date. If such redemption occurs, the redemption price shall equal the amount of the Liquidation Preference plus any declared but unpaid dividends. In the event of liquidation or dissolution, Syncor shall be entitled to be paid from the assets of Holdings, in preference to the common stockholders, but on an equal basis with Series B stockholders (see below), the Liquidation Preference plus all declared but unpaid dividends. Holdings shall also have the right of first refusal to repurchase these shares should Syncor wish to sell them. In connection with this issuance, Syncor and the holders of Holding's common stock were also granted certain registration rights as contained in the Registration Rights Agreement.

                    PERIMMUNE HOLDINGS, INC. AND SUBSIDIARY,
                            AND PREDECESSOR COMPANY

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(14) SUBSEQUENT EVENTS (CONTINUED)
     On April 1, 1997, the Company also entered into a distribution agreement for certain products with Syncor. Under this agreement, Syncor will pay the Company 50% of net sales, as defined, and right of return exists in certain situations. The Company is obligated annually to spend 15% of sales of products covered by this agreement on research and development to improve upon the existing or develop new products. The Company will also reimburse Syncor for all expenses related to marketing these products up to $1.5 million, plus 50% of amounts over $1.5 million provided the expenditures are in accordance with the annual market plan as prepared by the two companies. This agreement has a term of five years and is renewable for two additional two-year terms.

  Mentor Agreement

     On June 16, 1997, the Company issued 20 shares of Series B Mandatorily Redeemable Convertible Preferred Stock (par value .01/share) (Series B) to Mentor Corporation (Mentor) for $1 million. Dividends are payable if and when declared by the Board of Directors at the rate of 7% of the Liquidation Preference per annum, where Liquidation Preference is defined as $50,000, subject to certain adjustments. Each share of Series B shall have the same rights, preferences and terms as Series A described above. Series A and B shall have equal preference.

     On June 16, 1997, the Company also entered into a distribution agreement for certain products with Mentor with an initial term of 5 years. Under this agreement, Mentor will pay the Company 50% of net sales, as defined in the agreement. The Company is obligated to provide up to 12,000 units of products per year to be used by Mentor for promotional purposes, which will not be reimbursed by Mentor.

---------------------------------------------------------
---------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDER OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                               ------------------

                               TABLE OF CONTENTS


                                                PAGE
Prospectus Summary............................     3
Risk Factors..................................     8
The Company...................................    20
Use of Proceeds...............................    21
Dividend Policy...............................    21
Capitalization................................    22
Dilution......................................    23
Pro Forma Consolidated Financial
  Information.................................    24
Selected Financial Data.......................    25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..................................    27
Business......................................    33
Management....................................    61
Principal and Selling Stockholders............    68
Description of Capital Stock..................    70
Shares Eligible for Future Sale...............    75
Underwriting..................................    76
Legal Matters.................................    77
Experts.......................................    77
Available Information.........................    78
Index to Consolidated Financial Statements....   F-1



    UNTIL                   , 1998 (25 DAYS AFTER THE COMMENCEMENT OF THIS
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
---------------------------------------------------------
                                             SHARES

                              INTRACEL CORPORATION

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                          DONALDSON, LUFKIN & JENRETTE


                     NATIONSBANC MONTGOMERY SECURITIES LLC

                                            , 1998

---------------------------------------------------------
---------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Other expenses in connection with the issuance and distribution of the securities to be registered hereunder, all of which will be paid by the Registrant, will be substantially as follows:

                            ITEM                              AMOUNT
Commission Registration Fee.................................  $16,963
*Nasdaq National Market Filing Fee..........................  $     +
*Blue Sky Fees and Expenses (including legal fees)..........  $     +
*Accounting Fees and Expenses...............................  $     +
*Legal Fees and Expenses....................................  $     +
*Printing and Engraving.....................................  $     +
*Registrar and Transfer Agent's Fees........................  $     +
*Underwriters' Expenses.....................................  $     +
*Miscellaneous Expenses.....................................  $     +
                                                              -------
          Total.............................................  $     +
                                                              =======

---------------
  * Estimated

 + To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty as a director, except for liability, to the extent imposed by applicable law, for: (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) liability for payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware Law; or (iv) any transaction from which the director derived an improper personal benefit. The Bylaws provide for the indemnification of officers and directors to the full extent permitted by the DGCL, as it now exists or may in the future by amended (but, in the case of such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expenses, liabilities and losses actually and reasonably incurred or suffered in connection with service for or on behalf of the Company, including payment of expenses in defending an action or proceeding upon receipt of any undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification will continue to an indemnified person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnified person's heirs, executors and administrators.

     The Company's Bylaws provide that the Company may maintain insurance, at its expense, to protect itself and any indemnified party against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company, without further stockholder approval, may enter into contracts with any indemnified person in furtherance of the indemnification provisions contained in the Bylaws and may create a trust fund, grant a security interest or use other means (including without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in the Bylaws.

     The Company has agreed to indemnify the Underwriters and their controlling persons, and the Underwriters have agreed to indemnify the Company and its controlling persons, against certain liabilities, including liabilities under the Securities Act. Reference is made to the Underwriting Agreement filed as
Exhibit 1 hereto.

     For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities, see
Item 17 hereof.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


     All references in this Item 15 to common stock reflect a 2-for-1 split effective December 31, 1997. All sales, unless otherwise noted, were made in reliance on Section 4(2) of the Securities Act and/or Regulation D or Rule 701 promulgated under the Securities Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to the Registrant that the shares were being acquired for investment.



COMMON STOCK



       DATE OF ISSUANCE         SHARES ISSUED  CONSIDERATION PAID           NAME OF PURCHASER
------------------------------  -------------  ------------------  -----------------------------------
April 8, 1996.................          3,224           $8,050     Walter Kiel
                                    (exercise           ($2.50
                                 of warrants)  exercise price)
October 18, 1996..............            886           $3,937     Perry Rosenthal
November 18, 1997.............        318,148       $1,431,657     CoreStates Enterprise Fund
                                      111,332         $500,994     Thomas Ole Dial
                                      122,100         $549,450     Dublind Partners Inc.
                                        1,388           $6,327     John Erdman
                                       58,774         $264,483     Scott Fleming
                                       57,386         $258,237     Mark Lieb
                                       60,224         $271,008     Charles Lindsay (Gales & Co.)
                                        4,444          $19,998     Charles Lindsay C/F Maxwell Lindsay
                                        4,444          $19,998     Charles Lindsay C/F Michael Lindsay
                                        4,444          $19,998     Charles Lindsay C/F Sally Lindsay
                                        4,444          $19,998     Charles Lindsay C/F Susan Lindsay
                                      222,222         $999,999     Northstar Balance Sheet Opportunities
                                       33,332         $149,994     Nestor Olivier
                                      194,488         $875,196     Security Insurance Company of
                                                                   Hartford
                                          694           $3,123     William Trice
                                       11,110         $715,833     Charles Lindsay (Gales & Co.)
November 18, 1997 (exercise of          1,386           $5,544     John Erdman
  warrants)...................                    ($4 exercise
                                                        price)
                                        1,386           $5,544     Mark Lieb
                                        2,774          $11,096     Scott Fleming
                                       31,200         $124,800     Security Insurance Company of
                                                                   Hartford
December 31, 1997.............        106,192          $60,000     Simon McKenzie
January 2, 1998 (merger)......         86,529    9.5 shares of     Craigie Company
                                                     PerImmune
                                                Holdings, Inc.
                                                  Common Stock
                                    5,392,125    592 shares of     Mike Hanna (voting trust)
                                                     PerImmune
                                                Holdings, Inc.
                                                  Common Stock

       DATE OF ISSUANCE         SHARES ISSUED  CONSIDERATION PAID           NAME OF PURCHASER
------------------------------  -------------  ------------------  -----------------------------------
March 11, 1998................         70,024         $315,108     Dublind Securities
April 29, 1998................         40,000         $100,000     Alexander Klibanov
                                                     (exercise
                                                    of option)
May 26, 1998..................         68,132          $20,438     Janet Hanlon
                                                     (exercise
                                                       option)
June 9, 1998..................            200             $500     Stephen Vehslage
                                                     (exercise
                                                    of option)


PREFERRED STOCK

  Series A-1 Preferred


                                                 COMMON SHARES
                       SHARES    CONSIDERATION   ISSUABLE UPON
  DATE OF ISSUANCE     ISSUED        PAID         CONVERSION               NAME OF PURCHASER
  ----------------     -------   -------------   -------------   --------------------------------------
September 22, 1995...    6,250    $   50,000         12,500      Charles J. Lindsay,
                                                                 IRA Acct
                        43,750    $  350,000         87,500      Dublind Partners
                         6,250    $   50,000         12,500      Mark Lieb
                       200,000    $1,600,000        400,000      Northstar Advantage
                                                                 High Total Return Fund II
                        12,500    $  100,000         25,000      Northstar High Yield Fund
                        12,500    $  100,000         25,000      Raymond Schuyler
                        12,500    $  100,000         25,000      Scott Fleming
                       125,000    $1,000,000        250,000      Security Insurance Company of Hartford
                       125,000    $1,000,000        250,000      TD Partners
November 18, 1995....  125,000    $1,000,000        250,000      Credianstalt American Corporation


  Series A-2 Preferred

                                                                  COMMON SHARES
                                       SHARES    CONSIDERATION    ISSUABLE UPON
          DATE OF ISSUANCE             ISSUED        PAID           CONVERSION      NAME OF PURCHASER
          ----------------             -------   -------------   ----------------   -----------------
March 12, 1997.......................   40,000    $4,000,000     Series A-2 not    Northstar High
                                                                 convertible into  Total Return Fund
                                                                 common stock

  Series A-3 Preferred


                                                                 COMMON SHARES
                                   SHARES      CONSIDERATION     ISSUABLE UPON
        DATE OF ISSUANCE           ISSUED          PAID           CONVERSION      NAME OF PURCHASER
        ----------------           -------   -----------------   -------------    -----------------
June 25, 1997....................  139,390   Series A-1             278,780      Creditanstalt
                                             Preferred Shares                    American
                                             exchanged for an                    Corporation
                                             equal number of
                                             Series A-3
                                             Preferred Shares

  Series B-1 Preferred



                                                                 COMMON SHARES
                                   SHARES      CONSIDERATION     ISSUABLE UPON
        DATE OF ISSUANCE           ISSUED          PAID           CONVERSION      NAME OF PURCHASER
        ----------------           -------   -----------------   -------------    -----------------
January 2, 1998..................      100   100 Shares of          910,931      Syncor Corporation
                                             PerImmune
                                             Holdings, Inc.
                                             Series A
                                             Preferred Stock


  Series B-2 Preferred


                                                                 COMMON SHARES
                                  SHARES      CONSIDERATION      ISSUABLE UPON
        DATE OF ISSUANCE          ISSUED           PAID           CONVERSION      NAME OF PURCHASER
        ----------------          -------   ------------------   -------------    -----------------
January 2, 1998.................      120   120 Shares of Per-     1,092,896     Mentor Corporation
                                            Immune Holdings,
                                            Inc. Series B
                                            Convertible
                                            Preferred Stock


OPTIONS


                                         NUMBER OF
                                          OPTIONS      EXERCISE
             DATE OF GRANT                GRANTED     PRICE/SHARE             NAME OF GRANTEE
             -------------               ---------    -----------             ---------------
January 8, 1996........................     20,000      $ 2.50       Scott Bleczinski
July 1, 1996...........................     60,000      $ 2.50       Matthew Root
August 14, 1996........................     20,000      $ 2.50       Ingo Beck
                                            10,000      $ 2.50       Rebecca Fuller
September 1, 1996......................     20,000      $ 4.00       Cheryl Cataldo
                                            20,000      $ 4.00       Glenn Pilkington
                                            20,000      $ 2.50       Raymond Schuyler
                                            30,000      $ 2.50       Bruce Jensen
                                            60,000      $ 2.50       William Wong
                                             4,000      $ 2.50       Patricia Walker
December 6, 1996.......................      4,500      $ 2.50       Patricia Harris
September 12, 1997.....................     20,000      $ 4.50       Pete Finlon
December 31, 1997......................     10,000      $ 4.50       Ingo Beck
                                            20,000      $ 4.50       Larry Bloom
                                            20,000      $ 4.50       Pete Carbonaro
                                            20,000      $ 4.50       Michael Carrcasino
                                             5,000      $ 4.50       Alex Denogean
                                             5,000      $ 4.50       John Kohl
                                             5,000      $ 4.50       Scott Snyder
                                            20,000      $ 4.50       Persis Strong
                                             5,000      $ 4.50       Debbie Zumerling
January 2, 1998........................  2,340,831      $ 4.50       Holders of PerImmune
                                                                     Holdings Options
January 12, 1998.......................     20,000      $ 4.50       Peggy McGaw
February 16, 1998......................    100,000      $ 7.50       Robert Pevenstein
March 9, 1998..........................    100,000      $ 7.50       Daniel Reale
April 8, 1998..........................     15,000      $ 7.50       Larry Bloom
                                            15,000      $ 7.50       Persis Strong
                                             2,500      $ 7.50       Roger Sweaney
May 8, 1998............................      5,000      $ 7.50       Michael Chioti
                                            25,000      $ 7.50       Herbert C. Hoover
                                             5,000      $ 7.50       Ronald Levy
                                             5,000      $ 7.50       Kim H. Lyerly

                                         NUMBER OF
                                          OPTIONS      EXERCISE
             DATE OF GRANT                GRANTED     PRICE/SHARE             NAME OF GRANTEE
             -------------               ---------    -----------             ---------------
                                            25,000      $ 7.50       H.M. Pinedo
                                             5,000      $ 7.50       Bruce Wolf
June 15, 1998..........................    100,000      $10.00       Carl Foster
June 22, 1998..........................     10,000      $10.00       Carrie Mulherin
August 31, 1998........................      7,500      $10.00       Roger Sweaney


WARRANTS


                                       NUMBER OF
                                       WARRANTS
          DATE OF ISSUANCE              ISSUED      EXERCISE PRICE            NAME OF PURCHASER
          ----------------             ---------    --------------            -----------------
September 27, 1995...................    172,924        $ 4.00        Dublind Partners
November 21, 1995....................    182,354        $ 7.00        Creditanstalt American
                                                                      Corporation
                                         188,020        $ 7.00        Northstar High Yield Fund
June 11, 1996........................    318,146        $ 7.00        CoreStates Enterprise Fund
June 21, 1996........................    159,074        $ 7.00        Northstar Advantage High Total
                                                                      Return Fund
January 2, 1998......................    679,341        $ 4.50        Simon McKenzie
April 1, 1998........................     49,066        $ 7.64        Northstar High Total Return
                                                                      Fund
December 28, 1995....................     49,066        $ 7.64        Northstar High Yield Fund
August 25, 1998......................    178,354        $10.00        Northstar High Yield Fund
                                       1,030,488        $10.00        Northstar High Total Return
                                                                      Fund
                                         356,707        $10.00        Northstar High Total Return
                                                                      Fund II
                                          59,451        $10.00        Northstar Strategic Income
                                                                      Fund

PROMISSORY NOTES


      DATE OF ISSUANCE         PRINCIPAL AMOUNT    AMOUNT OF DISCOUNT              NAME OF PAYEE
      ----------------         ----------------    ------------------              -------------
October 1995.................    $ 1,500,000                 none        Zynaxis, Inc.
November 16, 1995............    $ 9,000,000                 none        Creditanstalt Bankervein
November 15, 1995............    $ 4,667,000                 none        Dade International, Inc.
December 1995................    $ 6,265,000           $1,565,000        Northstar Advantage High Total
                                                                         Return Fund
December 6, 1996.............    $   500,000                 none        Transamerica Business Credit
                                                                         Corporation
June 11, 1996................    $ 4,000,000                 none        Corestates Enterprise Fund
June 21, 1996................    $ 2,000,000           $  140,000        Northstar Advantage High Total
                                                                         Return Fund
September 30, 1997...........    $ 1,500,000                 none        Washington Economic Development
                                                                         Finance Authority
April 1, 1998................    $ 4,000,000                 none        Northstar High Yield Fund
April 1, 1998................    $ 6,000,000                 none        Northstar High Total Return Fund
                                                                         II
August 1998..................    $ 3,841,463                 none        Northstar High Yield
                                                                         Fund
                                 $22,195,122                 none        Northstar High Total
                                                                         Return Fund
                                 $ 7,682,927                 none        Northstar High Total
                                                                         Return Fund II
                                 $ 1,280,488                 none        Northstar Strategic
                                                                         Income Fund
                                 $   658,537                 none        Northstar High Yield
                                                                         Fund
                                 $ 3,804,878                 none        Northstar High Total
                                                                         Return Fund
                                 $ 1,317,073                 none        Northstar High Total
                                                                         Return Fund II
                                 $   219,512                 none        Northstar Strategic
                                                                         Income Fund

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     I. EXHIBITS:


    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
     1         Underwriting Agreement by and among the Representatives, the
               Selling Stockholder and the Company.+
     3.1       Amended and Restated Certificate of Incorporation of the
               Company, as amended.+
     3.2       Bylaws of the Company.+
     4.1       Reference is made to Exhibits 3.1 and 3.2.
     4.2       Specimen Common Stock Certificate.+
     4.3       Registration Rights Agreement, dated as of August 25, 1998, by and among Intracel Corporation and Northstar High Total
               Return Fund, Northstar High Total Return Fund II, Northstar
               High Yield Fund, Northstar Strategic Income Fund, Northstar
               Balance Sheet Opportunities.
     5         Opinion of Morrison & Foerster LLP.+
    10.1       Lease, dated January 15, 1997, between PW Acquisitions 1,
               LLC and PerImmune, Inc.*
    10.2       Lease Agreement, dated April 30, 1991, between Ward
               Corporation and Organon Teknika Corporation.*
    10.3       Commercial Lease Agreement, dated June 1, 1993, between
               Rowley Enterprises, Inc. and Polymer Technology
               International for the property located at 1871 NW Gilman
               Blvd., Issaquah, Washington.*
    10.4       Lease Agreement, dated August 22, 1988, between Issaquah #1
               Limited Partnership and Baxter Healthcare Corporation for
               the premises located at I-90 Lake Place, 2005 N.W. Sammish
               Road, Issaquah, Washington.*
    10.5       Lease, dated February 1, 1998, between P.K. Projects Ltd.
               and Intracel Corporation for the premises located at
               Commerce Parkway, Richmond, British Colombia.*
    10.6       Agreement and Plan of Reorganization, dated November 26,
               1998, among PerImmune Holdings, Inc., Intracel Corporation and Intracel Acquisition Sub, Inc.*
    10.7       Employment Agreement, dated January 2, 1998, between Michael
               G. Hanna, Jr. and Intracel Corporation.*
    10.8       Employment Agreement, dated January 2, 1998, between Simon
               R. McKenzie and Intracel Corporation.*
    10.9       Employment Agreement between Daniel Reale and Intracel
               Corporation.*
    10.10      Employment Agreement between Persis Strong and Intracel
               Corporation.+
    10.11      Employment Agreement between Lawrence Bloom and Intracel
               Corporation.+
    10.12      Employment Agreement between Carl Foster and Intracel
               Corporation.
    10.13      Preferred Stock Purchase Agreement, dated as of March 12,
               1997, between Intracel Corporation and Northstar High Total
               Return Fund.*
    10.14      Note and Series A- Warrant Purchase Agreement, dated as of
               June 21, 1996, between Intracel Corporation and Northstar
               Advantage High Total Return Fund.*
    10.15      Note and Series A-III Warrant Purchase Agreement, dated as of June 11, 1996, between Intracel Corporation and
               CoreStates Enterprise Fund.*
    10.16      Note and Warrant Purchase Agreement, dated as of April 1,
               1998, between Intracel Corporation and Northstar High Yield
               Fund and Northstar High Total Return Fund II.*
    10.17      Loan and Authority Agreement, dated September 30, 1997,
               between the Washington Economic Development Finance
               Authority and Intracel Corporation.*
    10.18      Tax Certificate and Regulatory Agreement, dated September
               11, 1997 between the Washington Economic Development Finance
               Authority and Intracel Corporation.*
    10.19      Stock Purchase Agreement, dated July 1, 1996, between
               PerImmune Holdings, Inc. and Organon Teknika Corporation.*

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
    10.20      Agreements between the Intracel Corporation and Thomas
               Jefferson University.*
    10.21      Product Development and License Agreement, between
               PerImmune, Inc, and Sigma Diagnostics, Inc.*
    10.22      Research, Collaboration and Distribution Agreement, dated
               December 22, 1997, between PerImmune, Inc. and Mentor
               Corporation.*
    10.23      Distribution Agreement, dated June 16, 1997, between
               PerImmune, Inc. and Mentor Corporation.*
    10.24      Intellectual Property Agreement, dated August 2, 1996, by
               and among Akzo Nobel Pharma International, B.V. and
               PerImmune Holdings, Inc.*
    10.25      Intellectual Property Security Agreement, dated August 13,
               1996, by and among PerImmune Holdings, Inc., PerImmune,
               Inc., Akzo Nobel Pharma International, B.V. and Organon
               Teknika Corporation.*
    10.26      1989 Stock Option Plan.+
    10.27      1996 Stock Option Plan of PerImmune Holdings, Inc.+
    10.28      Employment Agreement, dated January 6, 1998, between Peggy
               McGaw and Intracel Corporation.+
    10.29      Securities Purchase Agreement, dated as of August 25, 1998, among Intracel Corporation, Bartels, Inc., PerImmune
               Holdings, Inc., PerImmune, Inc. and Northstar High Yield
               Fund, Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund.
    10.30      Interest Escrow Security Agreement, dated as of August 25,
               1998, among Northwestern Trust and Investors Advisory
               Company, Northstar High Yield Fund, Northstar High Total
               Return Fund, Northstar High Total Return Fund II, Northstar
               Strategic Income Fund and Intracel Corporation.
    10.31      Security Agreement, dated as of August 25, 1998, among
               Intracel Corporation, Bartels, Inc., PerImmune Holdings,
               Inc., PerImmune, Inc. and Northstar High Yield Fund,
               Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund.
    10.32      Intellectual Property Security Agreement, dated as of August
               25, 1998, among Intracel Corporation, Bartels, Inc.,
               PerImmune Holdings, Inc., PerImmune, Inc. and Northstar High
               Yield Fund, Northstar High Total Return Fund, Northstar High
               Total Return Fund II, Northstar Strategic Income Fund.
    10.33      Pledge Agreement, dated as of August 25, 1998, between
               Intracel Corporation and PerImmune Holdings, Inc. and
               Northstar High Yield Fund, Northstar High Total Return Fund,
               Northstar High Total Return Fund II, Northstar Strategic
               Income Fund.
    10.34      Funded Commitment Facility Escrow Agreement, dated as of
               August 24, 1998, by and among Northstar High Yield Fund,
               Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund, Intracel
               Corporation and Bank of America NT & SA (doing business as
               Seattle First National Bank).
    10.35      Agreement, dated as of August 20, 1998, by and between
               Intracel Corporation and First National Bank.
    10.36      Amendment No. 1, dated July 31, 1998, between Organon
               Teknika Corporation, PerImmune Holdings, Inc., Akzo Nobel
               Pharma International, B.V. and PerImmune, Inc., to (a) the
               Promissory Note, dated August 2, 1996, by and among
               PerImmune Holdings, Inc. to Organon Teknika Corporation, (b)
               the Intellectual Property Security Agreement, dated as of
               August 13, 1996, by and among PerImmune Holdings, Inc.,
               PerImmune, Inc., Akzo Nobel Pharma International, B.V. and
               Organon Teknika Corporation, and (c) the Intellectual
               Property Agreement, dated August 2, 1996, by and among
               PerImmune Holdings, Inc. and Akzo Nobel International, B.V.
    21         List of Subsidiaries of the Company.*
    23.1       Consent of PricewaterhouseCoopers LLP, independent
               accountants -- Intracel Corporation.

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
    23.2       Consent of PricewaterhouseCoopers LLP, independent
               accountants -- PerImmune Holdings, Inc.
    23.3       Consent of Ernst & Young LLP, independent auditors.
    23.4       Consent of KPMG Peat Marwick LLP, independent certified
               public accountants.
    24         Power of Attorney (set forth on signature page to
               Registration Statement).*
    27.1       Financial Data Schedule for the year ended December 31,
               1997.*
    27.2       Financial Data Schedule for the three months ended March 31,
               1998.*
    27.3       Financial Data Schedule for the six months ended June 30,
               1998.


---------------

* Previously filed.

+ To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in the Offering, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 16, 1998.


                                          INTRACEL CORPORATION

                                          By: /s/ SIMON R. MCKENZIE

                                          --------------------------------------
                                          Simon R. McKenzie
                                          President, Chief Executive Officer and
                                          Director


     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                 NAME AND SIGNATURE                               TITLE                     DATE

*                                                      Chairman of the Board and       October 16, 1998
-----------------------------------------------------  Chief Scientific Officer
Michael G. Hanna

/s/ SIMON R. MCKENZIE                                  President, Chief Executive      October 16, 1998
-----------------------------------------------------  Officer and Director
Simon R. McKenzie                                      (principal executive
                                                       officer)

/s/ LAWRENCE A. BLOOM                                  Chief Financial Officer         October 16, 1998
-----------------------------------------------------  (principal financial
Lawrence A. Bloom                                      officer)

*                                                      Director                        October 16, 1998
-----------------------------------------------------
Raymond Schuyler

*                                                      Director                        October 16, 1998
-----------------------------------------------------
Joseph Caligiuri

*                                                      Director                        October 16, 1998
-----------------------------------------------------
Steven Gerber

*                                                      Director                        October 16, 1998
-----------------------------------------------------
Alexander Klibanov

             *By: /s/ SIMON R. MCKENZIE
 ---------------------------------------------------
                   as Attorney-in-fact

                                 EXHIBIT INDEX


    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
     1         Underwriting Agreement by and among the Representatives, the
               Selling Stockholder and the Company.+
     3.1       Amended and Restated Certificate of Incorporation of the
               Company, as amended.+
     3.2       Bylaws of the Company.+
     4.1       Reference is made to Exhibits 3.1 and 3.2.
     4.2       Specimen Common Stock Certificate.+
     4.3       Registration Rights Agreement, dated as of August 25, 1998, by and among Intracel Corporation and Northstar High Total
               Return Fund, Northstar High Total Return Fund II, Northstar
               High Yield Fund, Northstar Strategic Income Fund, Northstar
               Balance Sheet Opportunities.
     5         Opinion of Morrison & Foerster LLP.+
    10.1       Lease, dated January 15, 1997, between PW Acquisitions 1,
               LLC and PerImmune, Inc.*
    10.2       Lease Agreement, dated April 30, 1991, between Ward
               Corporation and Organon Teknika Corporation.*
    10.3       Commercial Lease Agreement, dated June 1, 1993, between
               Rowley Enterprises, Inc. and Polymer Technology
               International for the property located at 1871 NW Gilman
               Blvd., Issaquah, Washington.*
    10.4       Lease Agreement, dated August 22, 1988, between Issaquah #1
               Limited Partnership and Baxter Healthcare Corporation for
               the premises located at I-90 Lake Place, 2005 N.W. Sammish
               Road, Issaquah, Washington.*
    10.5       Lease, dated February 1, 1998, between P.K. Projects Ltd.
               and Intracel Corporation for the premises located at
               Commerce Parkway, Richmond, British Colombia.*
    10.6       Agreement and Plan of Reorganization, dated November 26,
               1998, among PerImmune Holdings, Inc., Intracel Corporation and Intracel Acquisition Sub, Inc.*
    10.7       Employment Agreement, dated January 2, 1998, between Michael
               G. Hanna, Jr. and Intracel Corporation.*
    10.8       Employment Agreement, dated January 2, 1998, between Simon
               R. McKenzie and Intracel Corporation.*
    10.9       Employment Agreement between Daniel Reale and Intracel
               Corporation.*
    10.10      Employment Agreement between Persis Strong and Intracel
               Corporation.+
    10.11      Employment Agreement between Lawrence Bloom and Intracel
               Corporation.+
    10.12      Employment Agreement between Carl Foster and Intracel
               Corporation.
    10.13      Preferred Stock Purchase Agreement, dated as of March 12,
               1997, between Intracel Corporation and Northstar High Total
               Return Fund.*
    10.14      Note and Series A- Warrant Purchase Agreement, dated as of
               June 21, 1996, between Intracel Corporation and Northstar
               Advantage High Total Return Fund.*
    10.15      Note and Series A-III Warrant Purchase Agreement, dated as of June 11, 1996, between Intracel Corporation and
               CoreStates Enterprise Fund.*
    10.16      Note and Warrant Purchase Agreement, dated as of April 1,
               1998, between Intracel Corporation and Northstar High Yield
               Fund and Northstar High Total Return Fund II.*
    10.17      Loan and Authority Agreement, dated September 30, 1997,
               between the Washington Economic Development Finance
               Authority and Intracel Corporation.*
    10.18      Tax Certificate and Regulatory Agreement, dated September
               11, 1997 between the Washington Economic Development Finance
               Authority and Intracel Corporation.*
    10.19      Stock Purchase Agreement, dated July 1, 1996, between
               PerImmune Holdings, Inc. and Organon Teknika Corporation.*
    10.20      Agreements between the Intracel Corporation and Thomas
               Jefferson University.*

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
    10.21      Product Development and License Agreement, between
               PerImmune, Inc, and Sigma Diagnostics, Inc.*
    10.22      Research, Collaboration and Distribution Agreement, dated
               December 22, 1997, between PerImmune, Inc. and Mentor
               Corporation.*
    10.23      Distribution Agreement, dated June 16, 1997, between
               PerImmune, Inc. and Mentor Corporation.*
    10.24      Intellectual Property Agreement, dated August 2, 1996, by
               and among Akzo Nobel Pharma International, B.V. and
               PerImmune Holdings, Inc.*
    10.25      Intellectual Property Security Agreement, dated August 13,
               1996, by and among PerImmune Holdings, Inc., PerImmune,
               Inc., Akzo Nobel Pharma International, B.V. and Organon
               Teknika Corporation.*
    10.26      1989 Stock Option Plan.+
    10.27      1996 Stock Option Plan of PerImmune Holdings, Inc.+
    10.28      Employment Agreement, dated January 6, 1998, between Peggy
               McGaw and Intracel Corporation.+
    10.29      Securities Purchase Agreement, dated as of August 25, 1998, among Intracel Corporation, Bartels, Inc., PerImmune
               Holdings, Inc., PerImmune, Inc. and Northstar High Yield
               Fund, Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund.
    10.30      Interest Escrow Security Agreement, dated as of August 25,
               1998, among Northwestern Trust and Investors Advisory
               Company, Northstar High Yield Fund, Northstar High Total
               Return Fund, Northstar High Total Return Fund II, Northstar
               Strategic Income Fund and Intracel Corporation.
    10.31      Security Agreement, dated as of August 25, 1998, among
               Intracel Corporation, Bartels, Inc., PerImmune Holdings,
               Inc., PerImmune, Inc. and Northstar High Yield Fund,
               Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund.
    10.32      Intellectual Property Security Agreement, dated as of August
               25, 1998, among Intracel Corporation, Bartels, Inc.,
               PerImmune Holdings, Inc., PerImmune, Inc. and Northstar High
               Yield Fund, Northstar High Total Return Fund, Northstar High
               Total Return Fund II, Northstar Strategic Income Fund.
    10.33      Pledge Agreement, dated as of August 25, 1998, between
               Intracel Corporation and PerImmune Holdings, Inc. and
               Northstar High Yield Fund, Northstar High Total Return Fund,
               Northstar High Total Return Fund II, Northstar Strategic
               Income Fund.
    10.34      Funded Commitment Facility Escrow Agreement, dated as of
               August 24, 1998, by and among Northstar High Yield Fund,
               Northstar High Total Return Fund, Northstar High Total
               Return Fund II, Northstar Strategic Income Fund, Intracel
               Corporation and Bank of America NT & SA (doing business as
               Seattle First National Bank).
    10.35      Agreement, dated as of August 20, 1998, by and between
               Intracel Corporation and First National Bank.
    10.36      Amendment No. 1, dated July 31, 1998, between Organon
               Teknika Corporation, PerImmune Holdings, Inc., Akzo Nobel
               Pharma International, B.V. and PerImmune, Inc., to (a) the
               Promissory Note, dated August 2, 1996, by and among
               PerImmune Holdings, Inc. to Organon Teknika Corporation, (b)
               the Intellectual Property Security Agreement, dated as of
               August 13, 1996, by and among PerImmune Holdings, Inc.,
               PerImmune, Inc., Akzo Nobel Pharma International, B.V. and
               Organon Teknika Corporation, and (c) the Intellectual
               Property Agreement, dated August 2, 1996, by and among
               PerImmune Holdings, Inc. and Akzo Nobel International, B.V.
    21         List of Subsidiaries of the Company.*
    23.1       Consent of PricewaterhouseCoopers LLP, independent
               accountants -- Intracel Corporation.

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
    23.2       Consent of PricewaterhouseCoopers LLP, independent
               accountants -- PerImmune Holdings, Inc.
    23.3       Consent of Ernst & Young LLP, independent auditors.
    23.4       Consent of KPMG Peat Marwick LLP, independent certified
               public accountants.
    24         Power of Attorney (set forth on signature page to
               Registration Statement).*
    27.1       Financial Data Schedule for the year ended December 31,
               1997*
    27.2       Financial Data Schedule for the three months ended March 31,
               1998*
    27.3       Financial Data Schedule for the six months ended June 30,
               1998.


---------------

* Previously filed.


+ To be filed by amendment.